UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2 to
FORM S-1
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

MBT FINANCIAL CORP.

(Exact Name of Registrant as specified in its Charter)

MICHIGAN	6036	38-3516922
(State of Incorporation)	(Primary SIC Code Number)	(IRS Employer Identification No.)

102 E. Front St.
Monroe, Michigan 48161
(734) 241-3431

(Address, including zip code, and telephone number, including area code, of principal executive offices)

H. Douglas Chaffin, President & CEO
MBT Financial Corp.
102 E. Front St.
Monroe, Michigan 48161
(734) 241-3431

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Martin D. Werner, Esq. Shumaker, Loop & Kendrick, LLP 1000 Jackson Street Toledo, Ohio 43604 Telephone: (419) 321-1395 Facsimile: (419) 241-6894	Donald J. Kunz, Esq. Honigman Miller Schwartz and Cohn LLP 2290 First National Building 660 Woodward Avenue Detroit, Michigan 48226 Telephone: (313) 465-7454 Facsimile: (313) 465-7455	John L. Skibski, CFO MBT Financial Corp. 102 E. Front St. Monroe, Michigan 48161 Telephone: (734) 242-1879 Facsimile: (734) 242-1822

As soon as practicable after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee*
Common Stock, no par value	1,411,765	$4.25	$6,000,000	2,576

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Fee was based upon a proposed maximum offering amount of $20,000,000, which is reduced in this Amendment to $6,000,000.
*	SEC filing fee previously paid.

PROSPECTUS

RIGHTS OFFERING

1,411,765 shares of common stock
issuable upon the exercise of Subscription Rights

$4.25 per share

$6,000,000 Maximum Offering

We are awarding, at no charge to our shareholders, nontransferable subscription rights to purchase up to 1,411,765 shares of our common stock, no par value per share. In the rights offering, current shareholders will receive one subscription right for each share of common stock owned as of 5:00 p.m. Eastern Time, on                 , the record date of the rights offering. As of the close of business on                 , there were 21,256,989 shares of common stock issued and outstanding. We have also received written standby commitments from two institutional investors to purchase, ratably, any shares that remain unsubscribed in the rights offering, subject to a limitation on each of their ownership of 9.9% of our common stock. Throughout this prospectus MBT Financial Corp. is referred to as “we,” “us,” “our,” “Company,” or “MBT.”

Each subscription right will entitle you to purchase .0664 shares of our common stock at the subscription price of $4.25 per share, which we refer to as the basic subscription right. If you fully exercise your basic subscription right and other shareholders do not fully exercise their basic subscription right, you will be entitled to exercise an over-subscription privilege, subject to certain limitations, including a limitation on the number of shares you may purchase pursuant to your oversubscription privilege equal to three times your basic subscription right, and subject to allotment, to purchase a portion of the unsubscribed shares of our common stock at the same subscription price of $4.25 per share. To the extent you and other shareholders properly exercise your over-subscription privilege for an amount of shares that exceeds the number of available shares, the number of shares you can purchase pursuant to the oversubscription privilege will be prorated accordingly. Any excess subscription payments received by the subscription agent will be returned to you promptly, without interest, following the expiration of the offering. Funds we receive from subscribers in the offering will be held by the subscription agent until the offering is completed or canceled. The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on March 31, 2014. We reserve the right to extend the expiration date of the rights offering one or more times, but in no event will we extend the rights offering beyond April 15, 2014. All subscriptions received by us in the offering are irrevocable.

We have entered into standby agreements with Castle Creek Capital Partners IV, L.P. (“Castle Creek Capital Partners”) and Patriot Financial Partners II, L.P. and Patriot Financial Partners Parallel II, L.P. (collectively “Patriot Financial Partners”). Collectively we refer in this prospectus to Castle Creek Capital Partners and Patriot Financial Partners as the standby purchasers. Each of the standby purchasers has agreed, subject to certain conditions, to acquire at the subscription price of $4.25 per share one-half of any shares that remain unsubscribed at the conclusion of the rights offering. In no event will either of the standby purchasers be required to purchase a number of shares that would cause it, or it and its affiliates, to be in control of more than 9.9% of our voting common stock or to seek the approval of any state or federal bank regulatory authority to acquire shares in the offering.

The purpose of this offering is to raise capital to provide to our bank subsidiary Monroe Bank & Trust. It is operating under the terms of a bank regulatory enforcement consent order that requires it to achieve and maintain certain minimum regulatory capital ratios. In order to comply with the requirements of the consent order we needed $18.0 million of additional capital as of September 30, 2013. On December 23, 2013, we entered into separate securities purchase agreements with the standby purchasers to sell to each of them in a private placement 1,647,059 shares of our common stock at the price of $4.25 per share, or an aggregate of 3,294,118 shares and $14 million, and as of the date of this prospectus we have completed and closed those sales. The total number of shares sold was equal to 18.38% of our outstanding shares immediately prior to the sales to the standby purchasers.

This rights offering is for a maximum of 1,411,765 shares, or 6.64% of our pre-offering outstanding common shares.

We reserve the right to cancel this offering at any time. In the event the offering is canceled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

You should carefully consider whether to exercise your subscription rights prior to the expiration of the rights offering. Our board of directors is making no recommendation regarding your exercise of the subscription rights. The subscription rights may not be sold, transferred or assigned and will not be listed for trading on the NASDAQ Global Select Market or any other stock exchange or market.

All subscriptions received by us in the offering are irrevocable.

Our common stock is traded on the NASDAQ Global Select Market under the trading symbol “MBTF.” The last reported sales price of our shares of common stock on           , 2014 was $     per share.

OFFERING SUMMARY
Price: $4.25 per share

Maximum
Number of shares	1,411,765
Gross offering proceeds	$6,000,000
Estimated offering expenses excluding selling agent commissions and expenses	$210,000
Selling agent commissions and expenses(1)	$360,000
Selling agent commissions and expenses per share	$0.25
Net proceeds(1)	$5,430,000
Net proceeds per share	$3.85

(1)	We have engaged Donnelly Penman & Partners, Inc. (“Donnelly Penman & Partners”) as our sales agent in connection with the offering to the standby purchasers, and the rights offering. This is not an underwritten offering. Donnelly Penman & Partners is not obligated to purchase any of the shares of common stock that are being offered for sale. See “Plan of Distribution” for a discussion of Donnelly Penman & Partners’ compensation for the offering to the standby purchasers and the rights offering. Selling agent commission amount assumes that all shares are sold to the standby purchasers at a 6% commission, the actual commission payable may be less.

This investment involves risks, including the possible loss of principal.
Please read the “Risk Factors” section of this prospectus.

These securities are not deposits, savings accounts or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Michigan Department of Insurance and Financial Services, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2014

MBT Financial Corp. (NASDAQ: MBTF)
Branch Map

You should rely only on the information contained in this prospectus or in any related free writing prospectus filed with the Securities and Exchange Commission and used or referred to in this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the sales agent is making an offer of these securities in any jurisdiction where the offer is not permitted. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to our common stock if the person making the offer or solicitation is not qualified to do so, or it is unlawful for you to receive such an offer or solicitation.

Information contained on our website is not part of this prospectus.

i

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering asked by our shareholders who are awarded rights in the offering. In this Q&A section references to “you” and “your” refer to our shareholders of record on            , 2014 who have the right to purchase shares in this offering. The answers are based on selected information from this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus contains more detailed descriptions of the terms and conditions of the rights offering and provides additional information about us and our business, including potential risks related to the rights offering, our common stock and our business.

Exercising the rights and investing in our common stock involves a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” and all other information included or incorporated herein by reference in its entirety before you decide whether to exercise your rights.

What is the rights offering?

We are offering a total of 1,411,765 shares of MBT common stock pursuant to the rights offering.

We are awarding, at no charge, to holders of our shares of common stock, nontransferable subscription rights to purchase shares of our common stock. Each shareholder has the right to purchase .0664 share of our common stock for each one share owned by them at 5:00 p.m. Eastern Time, on the record date. Each subscription right entitles the holder to a basic subscription right and an oversubscription privilege which are described below. These subscription rights expire on March 31, 2014 subject to extension by us but to a date not later than April 15, 2014.

We have executed standby agreements with Castle Creek Capital Partners and Patriot Financial Partners, each of which has agreed to purchase one-half of any shares that remain unsold after the rights offering up to a maximum ownership of 9.9% of our common stock.

The shares to be issued in the offering, like our existing common shares, will be quoted on the NASDAQ Global Select Market under the symbol “MBTF.”

What are the standby purchasers commitments in the offering?

We have executed standby agreements with Castle Creek Capital Partners and Patriot Financial Partners, each of which has severally agreed to purchase, at the offering price of $4.25 per share, one-half of any shares that remain unsold after the rights offering, up to a maximum ownership of 9.9% by each of them of our common stock (the “standby commitments”).

What is the basic subscription right?

The basic subscription right gives our shareholders the opportunity to purchase .0664 share of our common shares for each one share of our common stock owned at 5:00 p.m. on            , the record date. Fractional shares resulting from the exercise of basic subscription rights will be eliminated by rounding down to the nearest whole share. For example, if you owned 100 common shares as of the record date, you would have received 100 basic subscription rights and would have the right to purchase 6 common shares. You may exercise all or a portion of your basic subscription rights or you may choose not to exercise any basic subscription rights at all. However, if you exercise less than your full basic subscription rights, you will not be entitled to purchase any additional shares by using your oversubscription privilege.

If you hold an MBT share certificate or your shares are held in direct registration form, the number of rights you may exercise pursuant to your basic subscription rights is indicated on the enclosed subscription documents. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your custodian bank, broker, dealer or other nominee will contact you for instructions about whether to exercise your subscription right on your behalf, and will provide you with instructions about how to go about exercising that right.

At what price can I purchase shares in the offering?

Our shareholders may purchase our common shares in the offering at $4.25 per share. On December 23, 2013, we entered into separate securities purchase agreements with the standby purchasers to sell to each of them in a private placement 1,647,059 shares of our common stock at the price of $4.25 per share, or an aggregate of 3,294,118 shares and $14 million, and as of the date of this prospectus we have completed and closed those sales. The rights offering provides our shareholders with the opportunity to purchase our common shares at the same price at which we completed the private placement to the standby purchasers.

What is the oversubscription privilege?

If you fully exercise your basic subscription right and other shareholders do not fully exercise their basic subscription right, you will be entitled to exercise an over-subscription privilege, subject to certain limitations, including a limitation on the number of shares you may purchase pursuant to your oversubscription privilege equal to three times your basic subscription right, and subject to allotment, to purchase a portion of the unsubscribed shares of our common stock at the same subscription price of $4.25 per share. You should indicate on your enclosed subscription materials how many additional shares you would like to purchase pursuant to your oversubscription privilege.

If sufficient common shares are available, we will seek to honor your oversubscription request in full. However, we reserve the right to reject any oversubscription for any reason. If, however, oversubscription requests exceed the number of common shares available to be purchased pursuant to the oversubscription privilege, we will allocate the available common shares among shareholders who oversubscribed by multiplying the number of shares requested by each shareholder through the exercise of their oversubscription privileges by a fraction that equals (x) the number of shares available to be issued through oversubscription privileges divided by (y) the total number of shares requested by all subscribers through the exercise of their oversubscription privileges. As described above for the basic subscription rights, we will not issue fractional shares through the exercise of oversubscription privileges.

In order to properly exercise your oversubscription privilege, you must deliver payment for all shares subscribed for, including those related to your oversubscription, with your subscription agreement.

If I want to purchase shares in the rights offering, am I required to exercise all, or any minimum number of the rights offered to me?

No. There is no individual minimum purchase requirement for our existing shareholders in the rights offering in connection with their basic subscription right, except that if you wish to be eligible to purchase shares pursuant to your oversubscription privilege, you must purchase all shares available to you pursuant to your basic subscription right.

Are there limits on the number of shares of common stock I may purchase in the rights offering?

You have the right to purchase all of the shares available to you under the basic subscription right. If you subscribe for additional shares pursuant to your oversubscription privilege, you are limited to three times your basic subscription right. The terms of the offering also permit us to limit the purchase by any person or entity if such purchase would result in such person or entity, together with any related persons or entities, owning 5% or more of our issued and outstanding shares of common stock following the offering, or that would otherwise require regulatory approval.

We may also accept or reject any subscription for shares, other than the basic subscription right afforded to our shareholders under the rights offering, in our sole discretion for any reason.

What agreements does the Company have with the standby purchasers?

On December 23, 2013, we entered into separate securities purchase agreements with the standby purchasers to sell to each of them in a private placement 1,647,059 shares of our common stock at the price of $4.25 per share or an aggregate of 3,294,118 shares and $14.0 million, and as of the date of this prospectus we have completed and closed those sales. The standby purchasers executed standby purchase agreements. Pursuant to these agreements, the standby purchasers have each agreed to acquire from us in the offering, at the same subscription price of $4.25 per share, one-half of any shares that remain unsold at the completion of the rights offering, subject to an ownership limitation applicable to each of them equal to 9.9% of our outstanding shares, immediately after the completion of the offering. Based on our presently outstanding common shares of 21,256,989 and the current ownership by each of the standby purchasers of 1,647,059 shares, the maximum number of shares that each standby purchaser may purchase in the offering pursuant to their standby commitment is approximately 590,000, assuming that all 1,411,765 shares are sold in the rights offering.

In no event will either of the standby purchasers be required to purchase a number of shares that would require prior regulatory clearance or approval from any state or federal bank regulatory authority.

What effects will the stock offering have on our outstanding common stock?

As of         , 2014, we had 21,256,989 shares of our common stock issued and outstanding. Assuming no outstanding options or other equity awards are exercised prior to the expiration of the offering, and assuming the maximum number of shares we are offering are sold, we will have 22,668,754 shares of our common stock outstanding immediately after completion of the stock offering.

In the event the offering is fully subscribed and an existing shareholder does not purchase any shares in the offering, such shareholder’s ownership would be diluted by 6.64%. If a shareholder exercises all of their rights in the rights offering they will not experience any ownership dilution as a result of the rights offering.

How do I exercise my subscription rights?

If you wish to participate in the rights offering, you must deliver to the subscription agent your properly completed and signed subscription agreement that is contained on the reverse side of the rights certificate that you received with this prospectus, along with your payment for all shares subscribed for.

Payments must be made in full in U.S. dollars for the full number of shares for which you are subscribing by:

•	personal check or official bank check payable to “American Stock Transfer & Trust Company, LLC,” the subscription and escrow agent, drawn upon a U.S. bank;
•	wire transfer of immediately available funds to the following escrow account maintained by the subscription agent:

BANK NAME: JPMorgan Chase
ABA#: 021000021
ACCOUNT NAME: American Stock Transfer & Trust Company, LLC
ACCOUNT #: 530-354616
REFERENCE: [Insert shareholder (your) name]
ATTENTION: MBT Financial Corp Stock Offering

Any wire transfer should reference “American Stock Transfer & Trust Company, LLC, as subscription agent for MBT Financial Corp.” and should clearly indicate the identity of the shareholder who is paying the subscription price by wire transfer. The funds will be held in escrow in a separate bank account unaffiliated with us and directed by the escrow agent and will be promptly returned to you if we cancel the offering for any reason. Upon the closing of the offering all funds will be delivered to us.

Please follow the payment and delivery instructions in the subscription documents. You are solely responsible for completing delivery of your subscription materials and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent so that they are received by the subscription agent by 5:00 p.m., Eastern Time, on March 31, 2014, the deadline for the exercise of your subscription rights. You may also deliver your subscription documents and payment to us at our main office by hand or by mail. We will deliver them for you to the subscription agent. Subscription documents received by us or post-marked prior to the subscription deadline will be considered received timely.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the subscription document, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the oversubscription privilege, purchase limitations and the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty, following the expiration of the rights offering.

How do I participate in the rights offering if I hold shares in an account with my broker, dealer, custodian bank or other nominee?

If you hold your shares of our common stock in “street name,” such as in an account with a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares you own. You will not receive subscription materials with respect to those shares directly from us. The record holder must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase in the rights offering.

We will ask your record holder to notify you of the rights offering. However, if you are not contacted by your broker, dealer, custodian bank or other nominee, you should promptly initiate contact with that intermediary. Your broker, dealer, custodian bank or other nominee may establish a deadline prior to our deadline of March 31, 2014, which we established as the expiration date of the rights offering, by which you must provide it with your instructions to exercise your subscription rights and pay for your shares.

Has our board of directors made a recommendation to our shareholders regarding the exercise of rights under the rights offering?

No. Neither our board of directors nor our sales agent, Donnelly Penman & Partners, makes any recommendation regarding your exercise of the subscription rights. Shareholders who exercise their subscription rights risk loss on their investment. We cannot assure you that the market price of our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see the section entitled “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Why are we conducting the rights offering?

We are conducting the offering to raise capital for our operating subsidiary, Monroe Bank & Trust (the “Bank”), which is operating under the terms of a consent order (“Consent Order”) with the Federal Deposit Insurance Corporation (“FDIC”) and the Bank and Trust Division of the Michigan Department of Insurance and Financial Services (“Michigan DIFS Bank & Trust Division”), which requires us, among other things, to meet certain minimum capital ratios. As of September 30, 2013, in order to be in compliance with the minimum capital ratios imposed on the Bank by the Consent Order, we needed $18.0 million in additional capital.

On December 23, 2013, we entered into separate securities purchase agreements with the standby purchasers to sell to each of them in a private placement 1,647,059 shares of our common stock at the price of $4.25 per share, or an aggregate of 3,294,118 shares and $14 million, and as of the date of this prospectus we have completed and closed those sales. We incurred sales commissions and expenses of approximately $1.2 million in connection with this private placement resulting in net offering proceeds of $12.8 million. In the event this offering is successful at the maximum offering amount of $6,000,000 and we inject at least $5.2 million of the net proceeds we receive after all expenses and sales commissions into the Bank as additional Tier 1 capital, when combined with the net capital contributed to the Bank of $12.8 million from the private placement, the Bank would have received the necessary $18.0 million of additional capital and had a Tier 1 leverage ratio of 9% and a total risk-based capital ratio of 14.92% on a pro-forma basis as of September 30, 2013.

In addition, the rights offering provides our shareholders with the opportunity to purchase our common shares at the same price of $4.25 per share at which we completed our recent private placement to the standby purchasers.

How was the subscription price of $4.25 per share determined?

The offering price per share in this rights offering provides our shareholders with the opportunity to purchase our common shares at the same price of $4.25 per share, that we completed our recent private placement to the standby purchasers.

In determining the subscription price for our recent private placement, our board of directors considered a number of factors, including historical and current trading prices for our common stock, the need for liquidity and capital, and the negotiations with institutional investors interested in purchasing shares in our recently completed private placement. In conjunction with its review of these factors, our board of directors also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, our current financial condition and regulatory status. The subscription price is not necessarily related to our book value or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering. You should not assume or expect that, after the stock offering, our shares of common stock will trade at or above the $4.25 purchase price.

How soon must I act to exercise my rights?

If you received subscription materials and elect to exercise some or all of your subscription rights, the subscription agent or we must receive your completed and signed subscription materials and complete payment prior to the expiration of the rights offering, which is March 31, 2014, at 5:00 p.m., Eastern Time. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your broker, dealer, custodian bank or other nominee may establish a deadline prior to 5:00 p.m. Eastern Time, on March 31, 2014 by which you must provide it with your instructions to exercise your subscription rights and pay for your shares.

Although we will make reasonable attempts to provide this prospectus to holders of subscription rights, the rights offering and all subscription rights will expire at 5:00 p.m., Eastern Time on March 31, 2014 (unless extended), whether or not we have been able to locate each person entitled to subscription rights.

May I transfer my rights?

No. You may not transfer your subscription rights.

Are we requiring a minimum aggregate subscription to complete the offering?

No. There is no minimum offering amount. We may close the offering and accept any subscriptions tendered without regard to any minimum offering amount. Because the standby purchasers have each agreed in written standby commitments to purchase in the offering one-half of any shares that remain unsold after the rights offering, subject to their individual post offering ownership cap of 9.9% of our outstanding shares, we expect that we will sell at least 1,180,000 shares to the standby purchasers even if we receive no other subscriptions in the offering.

Can the board of directors cancel, amend or extend the offering?

Yes. The rights offering expires on March 31, 2014. We have the option to extend that date but not beyond the final offering expiration date of April 15, 2014. Our board of directors may cancel the offering at any time for any reason. If the offering is canceled, all subscription payments received by the subscription agent will be returned promptly, without interest. Our board of directors reserves the right to amend or modify the terms of the offering at any time, for any reason.

Will I receive a stock certificate for the shares I purchase?

No. All shares purchased in the offering will be issued in book entry or direct registration form. No stock certificates will be issued in connection with your purchase of shares in the offering. You may later obtain a certificate if you wish by making a request to our transfer agent, American Stock Transfer, if your shares are in direct registration form, or by contacting your broker if you hold your shares in street name with your broker or other nominee.

After I send in my payment and subscription materials, may I change or cancel my subscription?

No. Once submitted with payment, all subscriptions for shares in the offering are irrevocable, even if you later learn information that you consider unfavorable to the exercise of your subscription rights.

How many shares of common stock will be outstanding after the offering?

As of the date of this prospectus, 21,256,989 of our shares of common stock were issued and outstanding. Assuming no other transactions by us involving shares of our common stock and no options for shares of our common stock are exercised prior to the expiration of the offering, if the offering is fully subscribed at the maximum amount then an additional 1,411,765 of our shares of common stock will be issued and outstanding after the closing of the offering, for a total of 22,668,754 shares of common stock outstanding.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described in the section entitled “Risk Factors” in this prospectus and the documents incorporated by reference in this prospectus.

If the offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives until the expiration of the offering and our acceptance of those subscriptions. If the offering is not completed for any reason, all subscription payments received by the subscription agent will be returned promptly, without interest. If you hold shares through a broker, dealer, custodian bank or other nominee, it may take longer for you to receive payment because the subscription agent will return payments through the record holder of your shares. Because there is no minimum offering amount and we have entered into standby purchaser agreements with the standby purchasers we have no reason to expect that the offering will not be closed and subscriptions accepted.

What fees or charges apply if I purchase the shares of common stock?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through your broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your nominee may charge you. We have agreed to pay a commission to Donnelly Penman & Partners of $0.25 per share for each subscription right exercised by the standby purchasers and $0.1275 per share for each subscription right exercised by all other shareholders. See “Plan of Distribution.”

What are the material U.S. federal income tax consequences of receiving or exercising my subscription rights?

We have obtained the opinion of Shumaker, Loop & Kendrick, LLP regarding the material U.S. federal income tax consequences of shareholders exercising their subscription rights. The opinion provides the following:

1.	Neither the receipt nor the exercise of the subscription rights will result in taxable income to the shareholders who receive such subscription rights in connection with the offering;
2.	No deductible loss will be realized if subscription rights are allowed to expire without exercise;
3.	The tax basis of Shares acquired in the offering, upon the exercise of subscription rights, will be the subscription price paid and the holding period will begin on the date of exercise; and
4.	There is no allocation of an existing shareholder’s tax basis in any current shares held by him to such shareholder’s subscription rights, whether or not such subscription rights are exercised, because (based on the limited time period in which the shareholders have the option to exercise their subscription rights and the fact that the purchase price per share on the exercise of a subscription right is equal to the per share price of the Shares to be paid by standby purchasers who will purchase all shares that remain unsold at the conclusion of the offering) we have determined that such value is zero. You should consult your tax advisor as to any other tax consequences of the offering. For a more detailed discussion, see the section entitled “Material United States Federal Income Tax Consequences.”

What is the role of Donnelly Penman & Partners in the rights offering?

We have engaged Donnelly Penman & Partners to act as our exclusive sales agent in connection with the offering on a “best efforts” basis. Donnelly Penman & Partners will not have any obligation or commitment to sell any dollar amount or number of shares or to acquire any shares for its own account. Donnelly Penman & Partners is a registered broker-dealer with the Financial Industry Regulatory Authority (“FINRA”). We will pay to Donnelly Penman & Partners for services as sales agent in connection with the offering a fee equal to 3% of the total gross proceeds we receive for subscriptions accepted by us from existing shareholders in the rights offering and 6% of the total gross proceeds from the standby purchasers. We will not owe any fee to Donnelly Penman & Partners for subscriptions received directly from our employees, executive officers and directors and their related persons and entities unless we specifically request that Donnelly Penman & Partners solicit such a person, for which they would be compensated at 3%.

We have also agreed to reimburse Donnelly Penman & Partners for reasonable out-of-pocket expenses in an amount not to exceed $30,000, and to pay the expenses of its counsel in connection with the offering up to $90,000. We have also agreed to indemnify Donnelly Penman & Partners and certain affiliated persons of Donnelly Penman & Partners against certain claims, liabilities and expenses arising in connection with the offering, or contribute to payments they may be required to make in respect thereof.

Who should I contact if I have other questions?

If you have any questions regarding completing the subscription materials or submitting payment in the rights offering, please contact our subscription agent for the rights offering, American Stock Transfer & Trust Company, LLC at (800) 934-5449 or http://www.amstock.com/main/nav_contactUs.asp. If you have any general questions regarding us, the Bank or the rights offering, please contact John C. Donnelly, Managing Director of Donnelly Penman & Partners, at (313) 393-3054; jdonnelly@donnellypenman.com, or Andrew C. Christians, Vice President, at (313) 393-3074; achristians@donnellypenman.com.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and may not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus before deciding whether to invest in the common stock. You should pay special attention to the “Risk Factors” section of this prospectus to determine whether an investment in the common stock is appropriate for you.

About MBT Financial Corp.

MBT Financial Corp. operates as a bank holding company headquartered in Monroe, Michigan. It was incorporated under the laws of the State of Michigan in January 2000, at the direction of the management of Monroe Bank & Trust (the “Bank”), for the purpose of becoming a bank holding company by acquiring all the outstanding shares of Monroe Bank & Trust. On July 1, 2000, the Bank became a wholly-owned subsidiary of MBT Financial Corp.

The Bank was incorporated and chartered as Monroe State Savings Bank under the laws of the State of Michigan in 1905. In 1940, the Bank consolidated with Dansard Bank and moved to the present address of its main office. The Bank operated as a unit bank until 1950, when it opened its first branch office in Ida, Michigan. It continued its expansion to its present total of 25 branch offices, including its main office. The Bank changed its name from “Monroe State Savings Bank” to “Monroe Bank & Trust” in 1968.

The Bank provides customary retail and commercial banking and trust services to its customers, including checking and savings accounts, time deposits, safe deposit facilities, commercial loans, personal loans, real estate mortgage loans, installment loans, IRAs, ATM and night depository facilities, treasury management services, telephone and internet banking, personal trust, employee benefit and investment management services. The Bank’s primary service areas are comprised of Monroe and Wayne counties in Southern Michigan.

The Bank’s deposits are insured by the FDIC to applicable legal limits and the Bank is supervised and regulated by the FDIC and the Michigan DIFS Bank & Trust Division.

As of September 30, 2013, we had total consolidated assets of approximately $1.198 billion, total deposits of approximately $1.054 billion, total consolidated liabilities, including deposits, of approximately $1.097 billion, and consolidated shareholders’ equity of approximately $100.8 million.

Unless otherwise stated or where the context suggests otherwise, references in this prospectus to “the Company,” “we,” “us” or “our” include not only the business of MBT Financial Corp. but also the business of the Bank and other consolidated entities. References to the “Bank” refer solely to Monroe Bank & Trust, and references to “MBT Financial Corp.” refer solely to MBT Financial Corp.

Recent Developments

On January 30, 2014 we released our preliminary earnings results for 2013 and have provided that information in this prospectus under the caption “Recent Developments.”

Background to the Offering

We are conducting this offering in order to raise capital for the Bank. The Bank is operating under a Consent Order with its bank regulatory agencies and is currently in substantial compliance with all of the provisions of the consent order except the requirement to attain and maintain specified capital ratios. In the event this offering is successful at the maximum offering amount of $6,000,000 and we inject at least $5.2 million of the net proceeds we receive after all expenses and sales commissions into the Bank as additional Tier 1 capital, when combined with the net capital contributed to the Bank of $12.8 million from our recent private placement, the Bank would have received the necessary $18.0 million of additional capital and had a Tier 1 leverage ratio of 9% and a total risk-based capital ratio of 14.92% on a pro-forma basis as of September 30, 2013.

Our Bank began to experience rising levels of nonperforming loans and higher provisions for loan losses in 2006 as the Michigan economy experienced economic stress ahead of national trends. The Bank incurred significant losses starting in the third quarter of 2008 and lasting through 2011. Although the Bank has now had nine consecutive quarters of profitability, the losses it incurred adversely affected its capital ratios.

We suspended cash dividends on our common stock on August 27, 2009. The Bank’s current capital plan and the Consent Order require that the Bank achieve and maintain a minimum Tier 1 leverage ratio of 9% and a minimum total risk-based capital ratio of 12%. At September 30, 2013, the Bank’s Tier 1 leverage ratio was 7.46% and its total risk-based capital ratio was 12.59%.

Our Core Business Strategy

We believe that given the current operating environment and the capital from this offering, we will be in a position to further our core business strategy as follows:

•	Maintain our dominant market position in Monroe County, Michigan. We plan to maintain our deposit share in our primary market of Monroe County, Michigan. As of June 30, 2013, the latest date for which deposit share information is available, we held 50.3% of total deposits in Monroe County.
•	Grow our business in our contiguous markets. We intend to concentrate on growing our market share in Western and Southern Wayne County, South Monroe County, Michigan and Northern Lucas County, Ohio through aggressive sales efforts and relationship development.
•	Grow our loan portfolio. Grow our loan portfolio while adhering to our underwriting requirements.
•	Grow our fee income. Emphasize continued growth in our wealth management business to increase our fee income and look for opportunities to offer other fee generating income products and services to our customers.
•	Leverage our existing infrastructure. We have made significant investments in our offices, technology and human capital. Our improvements to technology include enhancements made to our existing credit risk management and monitoring systems and commercial account and treasury services. We strive to maximize the potential of our infrastructure and develop our business with relatively small incremental investments. We will continue to transition loan staff from loan collection and regulatory compliance duties into income-generating lines of business, primarily lending, as problem assets decline further.
•	Maintain dedication to customer service. We use a “needs based” relationship approach in managing our clients. We continually work with our clients to assess their banking and financial product and service needs, strive to deliver on the promise of service at each client contact and avoid “transaction” based selling. This results in long term client relationships that are more stable, and increases the likelihood for new customer referrals.

Competition and Growth

The Bank’s primary market area is Monroe County, Michigan. According to the most recent market data available, as of June 30, 2013, there are ten deposit taking/lending institutions competing in the Bank’s market. According to the most recent FDIC Summary of Deposits, the Bank ranks first in market share in Monroe County with 50.3% of the market. In 2001, the Bank began expanding into Wayne County, Michigan, and currently ranks thirteenth out of twenty-seven institutions operating in Wayne County with a market share of 0.35%. For the combined Monroe and Wayne County market, the Bank ranks sixth of twenty-eight institutions with a market share of 2.41%.

We have a dominant deposit market share in our primary market in Monroe County, Michigan of 50.3%, of total deposits and are the ninth (9th) largest independent financial institution headquartered in the State of Michigan as of June 30, 2013, the most recent date for which deposit market share information is available. We believe the capital provided by this offering will position us to capture customers from other banks in our primary service area and eventually to position us to grow our business through organic growth, and potentially, future acquisitions.

Michigan Economic Update

While the Michigan economy has generally been under stress for the past several years, we believe it has stabilized. Below is a summary of certain economic trends in our markets:

Unemployment:  While Michigan has had a higher unemployment rate than the United States as a whole, both the unemployment rate and nonfarm payrolls have generally showed positive trends since mid-2009. On a seasonally-adjusted basis, the September 2013 unemployment rate of 9.0% for Michigan compares to 7.3% for the entire United States. Michigan's unemployment rate peaked at 14.2% in August 2009. Since reaching a bottom in 2009, Michigan’s total employment has added about 200,000 jobs. The Monroe Metropolitan Statistical Area (“MSA”) had an unemployment rate of 8.1% in July 2013, the latest date for which information is available for the MSA, which was 0.7% below the Michigan unemployment rate as of the same date, however still above the then national rate.

Housing Market:  The Michigan housing market has stabilized. The September 2013 Michigan Freddie Mac House Price Index was up 14.33% year-over-year as compared to the 10.67% increase of the National index. The September 2013 Monroe MSA Freddie Mac Home Price Index was up 11.91% year-over-year. Existing home sales rose for the second-straight year in 2012 and are following the same trend this year.

Other Economic Indicators:  The Michigan Economic Activity Index consists of seven variables, as follows: nonfarm payrolls, exports, sales tax revenues, hotel occupancy rates, continuing claims for unemployment insurance, building permits, and motor vehicle production. All data are seasonally adjusted, as necessary, and indexed to a base year of 2008. The September 2013 index reached a level of 129.4 (2008 = 100), which is up approximately 57 points, or 79%, from the index cyclical low of 72.1 in 2009. The higher index reflects improved labor market conditions, strong vehicle production, and better housing market conditions in the state.

Our asset quality trends are consistent with these generally positive economic trends for the State of Michigan. Our levels of new loan defaults have been declining and nonperforming loans, nonperforming assets, and loan net charge-offs have decreased significantly since 2009. The improved asset quality metrics have led to lower credit-related costs and our return to profitability starting with the third quarter of 2011.

Our Management Team

Our management team includes executives with extensive experience in the banking industry, both at larger financial institutions and in the Michigan market. Doug Chaffin, our President and Chief Executive Officer, has 33 years of banking-related experience and has been with us for 12 years. The other four members of our executive management each have over 25 years of banking experience, a majority of which have been in our Southeast Michigan market. Key roles within our management team are held by executives with extensive bank backgrounds:

Name	Title	Years in Banking	Years at the Bank	Years in Present Position
H. Douglas Chaffin	President & CEO	33	12	9
Donald M. Lieto	EVP – Senior Administration Manager	36	30	10
Scott E. McKelvey	EVP – Senior Wealth Management	31	11	7
Thomas G. Myers	EVP – Chief Lending Officer	30	11	10
John L. Skibski	EVP – Chief Financial Officer	25	19	9

Our Proactive Management of Troubled Loans

We proactively manage troubled loans and have focused on early loss recognition throughout the current credit cycle. In response to challenges in this credit cycle, we have implemented a comprehensive foundation of credit best practices. Highlights include:

•	Formation of a special assets team of experienced lenders and collection personnel to ensure effective management of substandard, nonperforming and nonaccrual loans;

•	Comprehensive review and enhancement of our loan portfolio analytics, specifically as they relate to segment reporting, migration analysis, and stress testing;
•	Adherence to a disciplined independent risk ratings process designed to ensure consistent risk measurement;
•	Adherence to a disciplined quarterly watch process to manage high-risk loans;
•	Strengthening of our collateral monitoring process for commercial real estate (CRE), construction loans, and commercial and industrial (C&I) lending, with centralized monitoring and reporting functions;
•	Regular analysis of loan portfolio migration to establish the appropriate level of general reserves for each loan grade;
•	Establishment of key vendor relationships with realtors, property managers, and other real estate management service providers to obtain up-to-date market feedback and for assistance in the workout and disposition processes;
•	Implementation of retail collection initiatives and loss mitigation programs to increase home retention, avoid unnecessary foreclosures, and minimize associated costs; and
•	Implementation of a local adult financial literacy training program, reaching over 1,000 adults annually since 2010.

As a community bank, we share the philosophy that we will “work with our clients as long as they are working with us.” We believe this approach to our clients' lending needs has produced, and should continue to produce, better results than if we used the less personalized approaches of some of our larger competitors. As an example, one indicator of the success of our approach is that, as of September 30, 2013, approximately 62.6% of our restructured loans remained performing for nine months or more after modification and approximately 46.9% remained performing for one year or more after modification. As our troubled loan portfolio decreases, we expect to be in a position to allocate more resources to organic growth.

Loan Quality Update and Trends

Our asset quality metrics and credit trends have shown significant improvement since 2009. As of December 31, 2013, our nonperforming loans (NPLs) have decreased $29.9 million, or 34.73%, since the end of 2009. A breakdown of NPLs by loan type is as follows:

($ in thousands)	12/31/2013	12/31/2012	12/31/2009
Agriculture and Agricultural Real Estate	$569	$607	$546
Commercial	2,499	3,464	6,026
Commercial Real Estate	30,381	36,907	37,324
Construction Real Estate	4,935	7,636	14,950
Residential Real Estate	16,875	20,579	27,102
Consumer and Other	947	611	166
Total	$56,206	$69,804	$86,114
Ratio of nonperforming loans to total portfolio loans	9.41%	11.13%	10.14%
Ratio of nonperforming loans to total assets	4.60%	5.50%	6.22%
Ratio of the allowance for loan losses to nonperforming loans	28.84%	24.78%	27.94%
Ratio of 30 – 89 days past due loans to total portfolio loans	1.09%	1.98%	3.82%

The decrease in NPLs since year-end 2009 reflects declines in all loan categories, including paydowns, net loan charge-offs, negotiated transactions, and the migration of loans into other real estate owned (OREO).

Loans classified as “troubled debt restructurings” (TDRs) are loans for which we have modified the terms. A TDR loan that continues to perform after being modified is not included in our NPLs, except with respect to certain consumer loans, as noted in footnote 2 to the table below. However, NPLs do include TDRs that are no longer performing, including TDRs that are on nonaccrual or are 90 days or more past due. A breakdown of our TDRs as of September 30, 2013, is as follows (in 000's):

	Commercial	Consumer		Total
Performing TDRs	$26,884	$5,565		$32,449
Nonperforming TDRs(1)	11,649	1,887	(2)	13,536
Total	$38,533	$7,452		$45,985

(1)	Included in NPL table above.
(2)	Also includes loans on nonaccrual at the time of modification until 6 consecutive payments are received on a timely basis.

As illustrated above, the majority of our TDRs have demonstrated an ability to pay and correspondingly have been categorized as accruing assets. Once modification has been deemed appropriate for a respective account, our approach to TDRs, both consumer and commercial, is to modify the loan in a manner that is intended to enhance the borrower’s ability to pay. This may include a reduction in interest rate, lengthening of the amortization period, deferral of payments, and/or a reduction in the principal balance subject to accrual.

Nonperforming assets (NPAs) have declined by 36.7% since the end of 2009.

Our 30 – 89 day past due loans are down 64.2% since the end of 2009, exhibiting significant improvement.

Our provision for loan losses decreased by $5,150,000, or 70.1%, in 2013 compared to 2012, primarily reflecting a reduction in nonperforming loans, reduced loan net charge-offs, a lower level of commercial loan watch credits, a reduced level of new loan defaults, and an overall decline in total loan balances. The provision for loan losses was $2.2 million and $7.35 million in 2013 and 2012, respectively. The level of the provision for loan losses in each period reflects our overall assessment of the allowance for loan losses, taking into consideration factors such as loan mix, levels of nonperforming and classified loans, and loan net charge-offs. Loan net charge-offs were $3.3 million (0.54% of average loans) in 2013, compared to $10.9 million (1.65% of average loans) in 2012. The decline in 2013 loan net charge-offs compared to year ago levels is primarily due to declines in both commercial and mortgage loan net charge-offs that reflect increased recoveries on previous charge-offs as well as a reduced level of loan defaults. At December 31, 2013, the allowance for loan losses totaled $16.2 million, or 2.71% of portfolio loans, compared to $17.3 million, or 2.75% of portfolio loans, at December 31, 2012.

Agreement with Regulators

On July 12, 2010, the Bank entered into a stipulation and consent to the issuance of a consent order (the “Consent Order”) with the FDIC and the Michigan DIFS Bank & Trust Division. The Consent Order became effective July 22, 2010 and requires the following:

•	The Bank must increase its Tier 1 leverage ratio to a minimum of 9.0 percent and its total risk based capital ratio to a minimum of 12 percent within 180 days of the effective date of the Consent Order. As of September 30, 2013, our Tier 1 leverage ratio was 7.46%, and our total risk based capital ratio was 12.59%.
•	The Bank must charge off any loans classified as “Loss” in the Report of Examination (“ROE”) dated October 26, 2009. The Bank met this requirement prior to December 31, 2009.
•	The Bank may not extend additional credit to any borrower who has uncollected debt to the Bank that has been charged off or is classified as “Loss” in the ROE. The Bank has been in continuous compliance with this provision of the Consent Order.
•	The Bank may not extend additional credit to any borrower who has uncollected debt to the Bank that is classified as “Substandard” or “Doubtful” in the ROE without prior approval of the Bank’s board of directors. The Bank has been in continuous compliance with this provision of the Consent Order.
•	The Bank is required to adopt a written plan to reduce the Bank’s risk position in each asset in excess of $1,000,000 which is more than 90 days delinquent or classified “Substandard” or “Doubtful” in the ROE. The Bank adopted a written plan in compliance with this request on July 22, 2010.
•	The Bank may not declare or pay any dividend without the prior written consent of the Regional Director of the FDIC and the Chief Deputy Commissioner of Michigan DIFS Bank & Trust Division. The Bank suspended the payment of dividends on August 27, 2009, and has remained in compliance with this prohibition on the payment of dividends under the Consent Order.
•	Prior to the submission of all Reports of Condition and Income required by the FDIC, the Bank’s board of directors must review the adequacy of the allowance for loan and lease losses. The board of directors has reviewed the adequacy of the Bank’s allowance for loan and lease losses prior to each quarterly submission of its Report of Condition and Income as required under the Consent Order.
•	Within 60 days of the effective date of the Consent Order, the Bank was to adopt a written profit plan and comprehensive budget for 2010 and 2011, and each calendar year thereafter while the Consent Order is in effect. The Bank has complied with this provision of the Consent Order.
•	Within 30 days of the effective date of the Consent Order, the Bank’s board of directors was to have in place a program for monitoring compliance with the Consent Order. The Bank’s board of directors maintains an active program to monitor compliance with the Consent Order and reviews the Bank’s progress at each regular meeting of the board of directors as required by the Consent Order.
•	While the Consent Order is in effect, the Bank must furnish quarterly progress reports detailing the actions taken to secure compliance with the Consent Order and the results thereof to the FDIC and the Michigan DIFS Bank & Trust Division. The Bank has provided the required progress reports each quarter under the Consent Order.

A failure to achieve and maintain the capital ratio targets referred to in the Consent Order may result in further adverse regulatory actions, including the imposition of additional restrictions under the FDIC’s Prompt Corrective Action regulations. See “Risk Factors.” The Bank has complied with all requirements contained within the Consent Order, with the exception of capital ratio targets. Our Tier 1 leverage and total risk-based ratios have increased in each of the last ten (10) quarters due to positive earnings, two modest private placements, and balance sheet management.

Corporate Information

Our principal executive offices are located at 102 E. Front St., Monroe, Michigan 48161, and our telephone number at that address is (734) 241-3431. We maintain an Internet website at www.mbandt.com. Neither this website nor the information on this website is included in, incorporated in, or part of this prospectus.

THE RIGHTS OFFERING

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the common stock, please refer to the section of this prospectus entitled “Description of Capital Stock.”

Common shares offered
We are offering up to 1,411,765 common shares pursuant to this offering. We are offering our shareholders as of , the record date, the right to subscribe for and purchase .0664 common share for each share owned by them pursuant to the exercise of subscription rights. Each subscription right includes a basic subscription right and an oversubscription privilege for shareholders who exercise their basic subscription rights in full, subject to a limitation equal to three times the basic subscription right and subject to availability and proration by us under certain circumstances. We have also received written standby commitments from Castle Creek Capital Partners and Patriot Financial Partners, the standby purchasers, to purchase severally one-half each any shares that remain unsold after the conclusion of the rights offering, subject to their individual ownership limitation of 9.9% after completion of the offering.
Use of Proceeds
The principal purpose of this offering is to raise capital to provide to our bank subsidiary Monroe Bank & Trust. It is operating under the terms of a bank regulatory enforcement consent order that requires it to achieve and maintain certain minimum regulatory capital ratios. In order to comply with the requirements of the consent order we needed at least $18.0 million of additional capital as of September 30, 2013. We received $14 million in total proceeds from the standby purchasers in connection with the private placement sale of 3,294,118 shares to them at a price of $4.25 per share during late 2013 and early 2014. We intend to inject substantially all of the offering proceeds of this rights offering, net of all expenses and sales commissions, into Monroe Bank & Trust as capital. We may retain some offering proceeds at MBT Financial Corp for general working capital.
Minimum and maximum aggregate offering amounts
There is no minimum offering amount. We may close and accept any subscriptions properly tendered in the offering.
The offering is for a maximum of $6,000,000, the “maximum offering amount.”
Basic subscription right
The basic subscription right of the rights offering entitles our shareholders of record on , to purchase .0664 shares of common stock for each one (1) share owned by them on the record date at a subscription price of $4.25 per share. Fractional common shares resulting from the exercise of the basic subscription right will be eliminated by rounding down to the nearest whole share.
Oversubscription privilege
In the event that a shareholder purchases all of the common shares available pursuant to his or her basic subscription rights, he or she may also subscribe to, pursuant to the oversubscription privilege, a portion of any common shares that are not purchased by other shareholders through the exercise of their basic subscription rights. A shareholder’s oversubscription privilege is subject to a limitation equal to three times their basic subscription right. We reserve the right to accept or reject any subscription in whole or in part submitted pursuant to an oversubscription privilege.
Limitations on amount purchased
Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not subscribe (including through the oversubscription privilege) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning 5% or more of our issued and outstanding shares of common stock following the offering, or that would otherwise require regulatory approval. In addition, Federal law prohibits persons from directly or indirectly, or through or in concert with one or more persons, acquiring control of us (defined to include ownership, control or the power to vote 10% or more of a class of voting securities) unless they provide at least 60 days prior written notice to the Federal Reserve Board. A person is deemed to have acquired shares that he or she has the right to acquire through the exercise of options, warrants and rights. Therefore, any subscriptions in this offering that are subject to such Federal laws may, in our discretion, be deemed void in their entirety or in part, and not accepted by us.
No transfer of rights
The subscription rights of the rights offering are not transferable.
Record date of the rights offering
.
Subscription price
$4.25 per share.
Subscription agent
American Stock Transfer & Trust Company, LLC is the subscription agent for the Offering and will act as escrow agent with respect to funds received. All subscriptions proceeds received in the rights offering will be held by the subscription agent until the expiration of the rights offering and we elect to accept subscriptions. At our direction, the subscription agent will pay over the proceeds of the offering to us. In the event the offering is terminated and not closed for any reason on or before the expiration date of the offering, including all permitted extensions, which could be as late as April 15, 2014, then the subscription agent will return all of the subscription proceeds to the subscribers promptly, without interest.
Closing
The closing will occur on a date chosen by us after the expiration of the rights offering and at our direction the subscription agent will pay over to us the subscription proceeds. We may conduct multiple closings.
Shares outstanding before the offering
21,256,989 common shares were outstanding as of the date of this prospectus.

Shares outstanding after completion of the offering
Assuming no options or other equity awards are exercised prior to the expiration of the offering and assuming the offering is fully subscribed at the maximum offering amount of $6,000,000, we expect 22,668,754 common shares will be outstanding immediately after completion of the offering.
Expiration of the rights offering
5:00 p.m. Eastern Time, on March 31, 2014. We may extend the rights offering without notice until April 15, 2014.
Cancellation, and amendment
Our board of directors may cancel the offering at any time for any reason. In the event that the offering is canceled, all subscription payments received by the subscription agent will be returned promptly, without interest.
No recommendation
Neither our board of directors, nor Donnelly Penman & Partners, our financial advisor and sales agent, makes any recommendation to you about whether you should exercise any rights. You are urged to make an independent investment decision about whether to exercise your rights based on your own assessment of our business and the offering. Please see the section of this prospectus entitled “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.
Procedure for exercising rights
To exercise your subscription rights, you must take the following steps:

•

If you are a registered holder of our shares of common stock, you must deliver payment and properly completed subscription materials to the subscription agent before 5:00 p.m., Eastern Time, on March 31, 2014. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested. You may also deliver your subscription documents and payment to us and we will forward it to the subscription agent.

•

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian, bank or other nominee, you should instruct your broker, dealer, custodian, bank or other nominee or to exercise your subscription rights on your behalf and deliver all documents and payments before 5:00 p.m., Eastern Time, on March 31, 2014.

Sales agent
We have engaged Donnelly Penman & Partners, a broker-dealer registered with FINRA, to act as our financial advisor and sales agent in connection with the offering. We have agreed to pay certain fees to, and expenses of, Donnelly Penman & Partners, as described under “Plan of Distribution” in this prospectus.
Questions
If you have any questions regarding completing subscription materials or submitting payment in the rights offering, please contact the subscription agent for the rights offering, American Stock Transfer & Trust Company, LLC, at (800) 934-5449. If you have any general questions regarding the rights offering please contact John C. Donnelly of Donnelly Penman & Partners, at (313) 393-3054, or you may contact Andrew C. Christians of Donnelly Penman & Partners, at (313) 393-3074.
Standby Commitments
We have received written standby commitments from each of Castle Creek Capital Partners and Patriot Financial Partners, the standby purchasers, to purchase one-half any shares that remain unsold after the conclusion of the rights offering, subject to their individual ownership limitation of 9.9% after completion of the rights offering. The standby commitments contain conditions including among others that the registration statement covering the shares in this offering remain effective and not become subject to any stop order issued by the SEC, and that our shares remain listed on the NASDAQ Global Select Market.
Market for the shares
Shares of our common stock are, and we expect that the shares of common stock to be issued in the rights offering will be, traded on the NASDAQ Global Select Market under the symbol “MBTF.” The last reported sales price of our common stock on the Nasdaq Global Select Market on , the record date, was $ . The subscription rights are not transferable and will not be listed on any exchange.
Recent Private Placements of Our Common Stock
On December 23, 2013, we entered into separate securities purchase agreements with the standby purchasers to sell to each of them 1,647,059 shares of our common stock at the price of $4.25 per share, or an aggregate of 3,294,118 shares and $14 million, and as of the date of this prospectus we have completed and closed those sales. The total number of shares sold was equal to 18.38% of our outstanding shares immediately prior to the sales to them. The shares were offered and sold pursuant to a private placement and were not registered under the Securities Act of 1933 (the “Act”) in reliance upon the exemption from registration provided by Section 4(2) thereof and Rule 506 of SEC Regulation D.

During the first quarter of 2013, we completed a private placement of 500,000 shares of our common stock, without par value, for an aggregate cash purchase price of $1,736,000. The shares were offered and sold pursuant to a private placement and were not registered under the Securities Act of 1933 (the “Act”) in reliance upon the exemption from registration provided by Section 4(2) thereof and Rule 506 of SEC Regulation D.

During the third and fourth quarters of 2010, we sold 887,638 shares of our common stock, without par value, for an aggregate cash purchase price of $1,241,732. The shares were offered and sold pursuant to a private placement and were not registered under the Act in reliance upon the exemption from registration provided by Section 4(2) thereof and Rule 506 of SEC Regulation D.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table provides summary historical consolidated financial data for the periods and as of the dates indicated. You should read this information in conjunction with our historical consolidated financial statements, including the related notes, and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. The information as of and for the years ended December 31, 2008 through 2012 is derived from our audited consolidated financial statements. Our audited consolidated financial statements as of December 31, 2012 and 2011 and for each of the years in the three-year period ended December 31, 2012, are contained elsewhere in this prospectus. Our audited consolidated financial statements as of December 31, 2010, 2009 and 2008 are not included in this prospectus, but are on file with the Securities and Exchange Commission (“SEC”). All share and per share data have been adjusted for stock splits and stock dividends.

The information as of and for the nine months ended September 30, 2013 and 2012 is unaudited but, in the opinion of our management, contains all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our financial condition and results of operations for those periods. The summary historical consolidated financial data as of September 30, 2013 and 2012 (balance sheet) are derived from unaudited interim consolidated financial statements. The results of operations for the nine-month period ended September 30, 2013 are not necessarily indicative of the results to be expected for the remainder of the year or any other period.

Dollar amounts are in thousands, except per share data	Sept. 30, 2013	Sept. 30, 2012	2012	2011	2010	2009	2008
Consolidated Statement of Income Data
Interest Income	$29,566	$34,017	$44,535	$49,560	$56,586	$71,004	$84,903
Interest Expense	4,894	7,684	9,886	14,433	19,758	29,989	42,514
Net Interest Income	24,672	26,333	34,649	35,127	36,828	41,015	42,389
Provision for Loan Losses	2,100	4,850	7,350	13,800	20,500	36,000	18,000
Net Interest Income after
Provision for Loan Losses	22,572	21,483	27,299	21,327	16,328	5,015	24,389
Other Income	12,093	12,264	16,437	18,230	19,436	10,480	15,985
Other Expenses	29,563	29,323	38,694	42,819	44,480	49,774	39,999
Income (loss) before Provision for Income Taxes	5,102	4,424	5,042	(3,262)	(8,716)	(34,279)	375
Provision for (benefit from) Income Taxes	(18,795)	1,566	(3,503)	500	3,183	(102)	(1,317)
Net Income (Loss)	$23,897	$2,858	$8,545	$(3,762)	$(11,899)	$(34,177)	$1,692
Net Income (Loss) available to Common Shareholders	$23,897	$2,858	$8,545	$(3,762)	$(11,899)	$(34,177)	$1,692
Per Common Share
Basic Net Income (Loss)	$1.34	$0.16	$0.49	$(0.22)	$(0.72)	$(2.11)	$0.10
Diluted Net Income (Loss)	1.33	0.16	0.49	(0.22)	(0.72)	(2.11)	0.10
Cash Dividends Declared	—	—	—	—	—	0.02	0.54
Book Value	5.63	4.57	4.80	4.38	4.29	5.04	7.49
Tangible Book Value	5.63	4.57	4.80	4.37	4.28	5.03	7.47
Average Common Shares Outstanding	17,779,924	17,313,965	17,332,012	17,270,528	16,498,734	16,186,478	16,134,570
Consolidated Balance Sheet Data
Total Assets	$1,198,132	$1,236,064	$1,268,595	$1,238,027	$1,259,377	$1,383,369	$1,562,401
Total Securities	445,926	418,226	443,158	400,868	325,000	356,865	466,043
Total Loans	610,928	649,727	627,249	679,475	752,887	848,979	940,948
Allowance for Loan Losses	16,766	19,123	17,299	20,865	21,223	24,063	18,528
Deposits	1,054,143	1,020,410	1,048,830	1,022,310	1,031,893	1,031,791	1,136,078
Borrowings	27,000	122,000	122,000	127,000	143,500	258,500	291,500
Total Shareholders' Equity	100,824	79,098	83,574	75,711	73,998	81,764	120,977

Dollar amounts are in thousands, except per share data	Sept. 30, 2013	Sept. 30, 2012	2012	2011	2010	2009	2008
Performance Ratios
Return on Average Assets	2.61%	0.31%	0.69%	-0.30%	-0.92%	-2.36%	0.11%
Return on Average Equity	38.06%	4.95%	11.03%	-5.11%	-14.06%	-29.53%	1.36%
Noninterest Expense to Average Assets	3.23%	3.16%	3.12%	3.43%	3.41%	3.40%	2.58%
Noninterest Income to Average Assets	1.32%	1.32%	1.32%	1.46%	1.49%	0.72%	1.03%
Net Interest Margin	2.92%	3.08%	3.02%	3.07%	3.10%	3.06%	2.96%
Asset Quality Ratios
Allowance for Loan Losses to Period End Loans	2.74%	2.94%	2.75%	3.07%	2.82%	2.83%	1.97%
Allowance for Loan Losses to Non Performing Loans	28.94%	28.85%	24.78%	27.63%	25.98%	27.94%	34.45%
Allowance for Loan Losses to Non Performing Assets	23.25%	23.35%	20.13%	21.97%	20.65%	23.00%	26.02%
Non Performing Loans (excluding TDRs) to Period End Loans	4.59%	6.18%	5.00%	7.52%	8.98%	6.71%	5.09%
Non Performing Loans (including TDRs) to Period End Loans	9.48%	12.60%	10.94%	11.08%	10.68%	9.91%	5.53%
Non Performing Assets (excluding TDRs) to Period End Total Assets	3.52%	4.51%	3.84%	5.71%	7.11%	5.79%	4.17%
Non Performing Assets (including TDRs) to Period End Total Assets	6.02%	6.62%	6.87%	7.71%	8.23%	7.89%	4.54%
Texas Ratio (excluding TDRs)(1)	33.04%	53.89%	45.22%	70.18%	91.51%	71.32%	46.81%
Texas Ratio (including TDRs)(1)	58.49%	80.50%	83.35%	95.84%	106.33%	98.88%	50.99%
Net Charge Offs to Average Loans	0.57%	1.32%	1.65%	1.97%	2.89%	3.36%	2.00%
Capital Ratios
Tangible Common Equity to Total Assets	8.42%	6.40%	6.59%	6.11%	5.87%	5.89%	7.72%
Tier 1 Leverage Capital Ratio (Bank)	7.46%	6.24%	6.38%	6.03%	6.17%	6.21%	7.73%
Tier 1 Risk Based Capital Ratio (Bank)	11.32%	9.88%	10.19%	9.15%	8.88%	8.87%	11.36%
Total Risk Based Capital Ratio (Bank)	12.59%	11.15%	11.46%	10.42%	10.15%	10.14%	12.62%

(1)	The Texas Ratio is the ratio of the Bank’s nonperforming assets and loans, plus loans delinquent for more than 90 days, as a percentage of the Bank’s tangible equity capital plus its loan loss reserve.

RECENT DEVELOPMENTS

The Company recently announced earnings for the 4th quarter of 2013, however the audited financial statements of the Company are not yet available. The summary unaudited results provided below were released by the Company in its press release, filed as an exhibit to its SEC From 8-K, on January 30, 2014, which can be viewed at www.sec.gov.

The Company reported a pre-tax profit of $2,322,000 for the fourth quarter of 2013, compared to pre-tax profit for the fourth quarter of 2012 of $618,000. Pre-tax profit for the full year 2013 was $7,424,000, compared to the pre-tax profit of $5,042,000 for the full year 2012. Net profit for the fourth quarter totaled $1,640,000 ($0.09 per share, basic and diluted), compared to a net profit of $5,687,000 ($0.33 per share, basic and diluted) for the fourth quarter of 2012. Net profit for the year ended December 31, 2013 was $25,537,000, ($1.43 per share basic and $1.41 per share diluted), compared to $8,545,000, or $0.49 per share (basic and diluted) for the year ended December 31, 2012. The Company reversed $5.0 million of the valuation allowance on its deferred tax asset in the fourth quarter of 2012 and the remaining $18.8 million of the valuation allowance was eliminated in the third quarter of 2013.

Earnings for the Company improved this quarter due to an increase in the net interest income and a decrease in the provision for loan losses. The net interest margin increased from 2.92% in the fourth quarter of 2012 to 3.23% in the fourth quarter of 2013 as the cost of funds decreased more than the yield on assets, and the provision for loan losses decreased from $2,500,000 in the fourth quarter of 2012 to $100,000 in the fourth quarter of 2013 due to the significant improvement in asset quality. The improvement in loan quality over the past year allowed the Company to reduce the Allowance for Loan and Lease Losses $1.1 million, lowering the ALLL from 2.75% of loans at the end of 2012 to what remains a robust 2.71% as of the end of 2013.

Non-interest income decreased $335,000, or 8.0% in the fourth quarter of 2013 compared to the fourth quarter of 2012. Wealth management fees decreased $74,000, or 6.3% due to an estate settlement fee collected in the fourth quarter of 2012. Mortgage loan origination income decreased $182,000, or 65.5% as higher mortgage rates in 2013 significantly reduced mortgage loan origination activity compared to a year ago.

Total non-interest expenses increased $574,000, or 6.1% in the fourth quarter of 2013 compared to the fourth quarter of 2012, primarily due to an increase of $488,000, or 9.4% in salaries and benefits for the incentive compensation accrual and an increase of $288,000, or 46.5% in occupancy expenses for higher maintenance and property tax expenses.

The Company remains in the process of an Internal Revenue Service audit for its 2007 through 2010 tax years. There has not been any recent progress on our audit as the IRS is in the process of resolving a variety of issues that affect their audits of financial institutions. While we cannot predict the outcome of the IRS audit, or any appeal we may pursue as a result of an IRS assessment from the audit, we are optimistic that a settlement agreement will be reached without the need to record significant additional tax expense.

Total assets of the company decreased $45.3 million compared to December 31, 2012. Cash and investment securities decreased $37.5 million as the Bank used cash and proceeds from investment maturities and sales to retire maturing Federal Home Loan Bank borrowings in 2013. Total loans held for investment decreased $29.7 million since the end of 2012 as loan payments received and a reduction in problem loans exceeded new loan origination. Capital increased $27.1 million since the end of last year as the year to date profit of $25.5 million and the issuance of $12.3 million of common stock were offset by the $10.8 million increase in the Accumulated Other Comprehensive Loss (AOCL). The AOCL increased due to an increase in market yields during 2013 which caused the unrealized loss on investment securities that are classified as available for sale to increase. The ratio of equity to assets increased from 6.59% at the end of 2012 to 9.04% at December 31, 2013, however, the current rules regarding regulatory capital ratios exclude the unrealized gains or losses on securities available for sale and the amount of deferred tax assets that will not be realized in the next four quarters. As a result, the entire increase in equity capital is not reflected in the regulatory capital ratios and the Bank’s Tier 1 Leverage ratio increased from 6.38% as of December 31, 2012 to 8.43% as of December 31, 2013. The Bank remains adequately capitalized as measured by applicable regulatory standards. The company’s liquidity position remains very strong, with cash and investments only decreasing from 43.0% of assets at the end of 2012 to 41.5% at the end of 2013.

Economic conditions in southeast Michigan continue to improve, and this quarter we experienced another significant improvement in problem assets. During the fourth quarter of 2013, non-performing loans decreased $1,734,000, or 3.0%, Other Real Estate Owned decreased $1,202,000, or 11.1%, and problem loans still performing decreased $3,780,000, or 12.9%. Total problem assets, which include non-performing assets and problem loans that are still performing, decreased $6.8 million, or 6.7% compared to September 30, 2013 and $30.7 million, or 24.5% compared to a year ago.

	Quarterly					Year to Date
Dollar amounts are in thousands, except per share data	2013 4th Qtr	2013 3rd Qtr	2013 2nd Qtr	2013 1st Qtr	2012 4th Qtr	2013	2012
EARNINGS
Net interest income	$8,529	$8,539	$8,089	$8,044	$8,316	$33,201	$34,649
FTE Net interest income	$8,670	$8,680	$8,226	$8,185	$8,456	$33,761	$35,263
Provision for loan and lease losses	$100	$200	$400	$1,500	$2,500	$2,200	$7,350
Non interest income	$3,838	$4,116	$3,989	$3,988	$4,173	$15,931	$16,437
Non interest expense	$9,945	$9,963	$10,182	$9,418	$9,371	$39,508	$38,694
Net income	$1,640	$21,287	$1,496	$1,114	$5,687	$25,537	$8,545
Basic earnings per share	$0.09	$1.19	$0.08	$0.06	$0.33	$1.43	$0.49
Diluted earnings per share	$0.09	$1.17	$0.08	$0.06	$0.33	$1.41	$0.49
Average shares outstanding	18,185,178	17,912,946	17,906,085	17,516,382	17,385,761	17,882,070	17,332,012
Average diluted shares outstanding	18,391,184	18,179,335	18,166,220	17,746,355	17,452,206	18,085,094	17,387,059
PERFORMANCE RATIOS
Return on average assets	0.56%	7.19%	0.49%	0.35%	1.81%	2.12%	0.69%
Return on average common equity	6.32%	104.82%	6.95%	5.32%	28.30%	28.78%	10.99%
Base Margin	3.15%	3.07%	2.83%	2.74%	2.84%	2.94%	2.98%
FTE Adjustment	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%
Loan Fees	0.03%	0.05%	0.04%	0.03%	0.03%	0.04%	0.04%
FTE Net Interest Margin	3.23%	3.17%	2.92%	2.82%	2.92%	3.03%	3.07%
Efficiency ratio	77.84%	72.25%	75.57%	74.43%	70.33%	75.01%	70.51%
Full-time equivalent employees	374	367	364	367	357	368	352
CAPITAL
Average equity to average assets	8.89%	6.86%	7.08%	6.67%	6.41%	7.36%	6.26%
Book value per share	$5.37	$5.63	$4.42	$4.80	$4.80	$5.37	$4.80
Cash dividend per share	$-	$-	$-	$-	$-	$-	$-
ASSET QUALITY
Loan Charge-Offs	$1,040	$1,324	$1,673	$1,587	$4,658	$5,624	$12,015
Loan Recoveries	$383	$695	$569	$687	$334	$2,334	$1,099
Net Charge-Offs	$657	$629	$1,104	$900	$4,324	$3,290	$10,916
Allowance for loan and lease losses	$16,209	$16,766	$17,195	$17,899	$17,299	$16,209	$17,299
Nonaccrual Loans	$23,710	$28,010	$32,051	$31,558	$31,343	$23,710	$31,343
Loans 90 days past due	$46	$4	$12	$314	$1	$46	$1
Restructured loans	$32,450	$29,926	$32,192	$37,581	$38,460	$32,450	$38,460
Total non performing loans	$56,206	$57,940	$64,255	$69,453	$69,804	$56,206	$69,804
Other real estate owned & other assets	$9,638	$10,840	$11,469	$15,177	$14,294	$9,638	$14,294
Nonaccrual Investment Securities	$3,259	$3,320	$3,144	$3,045	$3,045	$3,259	$3,045
Total non performing assets	$69,103	$72,100	$78,868	$87,675	$87,143	$69,103	$87,143
Problem Loans Still Performing	$25,411	$29,191	$36,867	$37,815	$38,086	$25,411	$38,086
Total Problem Assets	$94,514	$101,291	$115,735	$125,490	$125,229	$94,514	$125,229
Net loan charge-offs to average loans	0.43%	0.41%	0.72%	0.59%	2.69%	0.54%	1.65%
Allowance for loan losses to total loans	2.71%	2.74%	2.79%	2.90%	2.75%	2.71%	2.75%
Non performing loans to gross loans	9.39%	9.48%	10.43%	11.26%	11.10%	9.39%	11.10%
Non performing assets to total assets	5.65%	6.02%	6.78%	6.82%	6.87%	5.65%	6.87%
Allowance to non performing loans	28.84%	28.94%	26.76%	25.77%	24.78%	28.84%	24.78%

	Quarterly					Year to Date
Dollar amounts are in thousands, except per share data	2013 4th Qtr	2013 3rd Qtr	2013 2nd Qtr	2013 1st Qtr	2012 4th Qtr	2013	2012
END OF PERIOD BALANCES
Loans and leases	$598,258	$611,094	$615,828	$616,805	$628,769	$598,258	$628,769
Total earning assets	$1,101,014	$1,078,526	$1,057,862	$1,188,905	$1,167,318	$1,101,014	$1,167,318
Total assets	$1,223,322	$1,198,132	$1,162,672	$1,286,146	$1,268,595	$1,223,322	$1,268,595
Deposits	$1,069,718	$1,054,143	$1,040,860	$1,062,465	$1,048,830	$1,069,718	$1,048,830
Interest Bearing Liabilities	$880,874	$894,134	$881,584	$998,380	$987,949	$880,874	$987,949
Shareholders' equity	$110,639	$100,824	$79,075	$85,949	$83,574	$110,639	$83,574
Total Shares Outstanding	20,605,493	17,917,512	17,909,898	17,903,656	17,396,179	20,605,493	17,396,179
AVERAGE BALANCES
Loans and leases	$603,972	$611,229	$617,978	$622,437	$640,558	$613,844	$660,694
Total earning assets	$1,066,010	$1,084,368	$1,127,714	$1,178,554	$1,154,384	$1,113,769	$1,146,388
Total assets	$1,157,156	$1,175,090	$1,219,133	$1,274,201	$1,247,128	$1,205,988	$1,241,480
Deposits	$1,038,794	$1,061,365	$1,044,412	$1,057,395	$1,030,677	$1,050,470	$1,025,817
Interest Bearing Liabilities	$867,590	$894,835	$937,639	$995,213	$972,104	$923,389	$981,298
Shareholders' equity	$102,891	$80,571	$86,350	$84,975	$79,940	$88,723	$77,777

MBT FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS – UNAUDITED

	Quarter Ended December 31,		Twelve Months Ended December 31,
Dollars in thousands (except per share data)	2013	2012	2013	2012
Interest Income
Interest and fees on loans	$7,364	$8,277	$30,470	$35,050
Interest on investment securities-
Tax-exempt	309	329	1,255	1,405
Taxable	1,984	1,862	7,367	7,885
Interest on balances due from banks	15	50	146	195
Total interest income	9,672	10,518	39,238	44,535
Interest Expense
Interest on deposits	953	1,366	4,314	6,330
Interest on borrowed funds	190	836	1,723	3,556
Total interest expense	1,143	2,202	6,037	9,886
Net Interest Income	8,529	8,316	33,201	34,649
Provision For Loan Losses	100	2,500	2,200	7,350
Net Interest Income After Provision For Loan Losses	8,429	5,816	31,001	27,299
Other Income
Income from wealth management services	1,095	1,169	4,351	4,028
Service charges and other fees	1,097	1,172	4,325	4,564
Debit Card income	511	508	2,032	1,998
Net gain on sales of securities	118	41	424	1,280
Origination fees on mortgage loans sold	96	278	702	902
Bank Owned Life Insurance income	349	380	1,466	1,458
Other	572	625	2,631	2,207
Total other income	3,838	4,173	15,931	16,437
Other Expenses
Salaries and employee benefits	5,673	5,185	21,520	20,313
Occupancy expense	907	619	3,053	2,677
Equipment expense	655	689	2,679	2,915
Marketing expense	177	177	725	701
Professional fees	387	617	1,965	2,263
Collection expense	37	50	193	238
Net loss on other real estate owned	103	206	1,442	1,078
Other real estate owned expense	172	238	1,001	1,496
FDIC deposit insurance assessment	695	677	2,773	2,744
Other	1,139	913	4,157	4,269
Total other expenses	9,945	9,371	39,508	38,694
Profit Before Income Taxes	2,322	618	7,424	5,042
Income Tax Expense (Benefit)	682	(5,069)	(18,113)	(3,503)
Net Profit	$1,640	$5,687	$25,537	$8,545
Basic Earnings Per Common Share	$0.09	$0.33	$1.43	$0.49
Diluted Earnings Per Common Share	$0.09	$0.33	$1.41	$0.49
Dividends Declared Per Common Share	$—	$—	$—	$—

MBT FINANCIAL CORP.

CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
Dollars in thousands	(Unaudited)
Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$15,448	$17,116
Interest bearing	62,349	95,391
Total cash and cash equivalents	77,797	112,507
Securities - Held to Maturity	34,846	38,786
Securities - Available for Sale	394,956	393,767
Federal Home Loan Bank stock - at cost	10,605	10,605
Loans held for sale	668	1,520
Loans	597,590	627,249
Allowance for Loan Losses	(16,209)	(17,299)
Loans — Net	581,381	609,950
Accrued interest receivable and other assets	34,735	10,037
Other Real Estate Owned	9,628	14,262
Bank Owned Life Insurance	50,493	49,111
Premises and Equipment — Net	28,213	28,050
Total assets	$1,223,322	$1,268,595
Liabilities
Deposits:
Non-interest bearing	$215,844	$183,016
Interest-bearing	853,874	865,814
Total deposits	1,069,718	1,048,830
Federal Home Loan Bank advances	12,000	107,000
Repurchase agreements	15,000	15,000
Accrued interest payable and other liabilities	15,965	14,191
Total liabilities	1,112,683	1,185,021
Shareholders' Equity
Common stock (no par value)	14,703	2,397
Retained Earnings	106,817	81,280
Unearned Compensation	(7)	(27)
Accumulated other comprehensive loss	(10,874)	(76)
Total shareholders' equity	110,639	83,574
Total liabilities and shareholders' equity	$1,223,322	$1,268,595

RISK FACTORS

Investing in our common stock involves risks. The material risks and uncertainties that management believes affect us are described below. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with all of the other information included in this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that management is not aware of, or focused on, or that management currently deems immaterial, may also impact us and our securities. If any of the following risks actually occurs, our results of operations and financial condition could be materially and adversely affected. If this were to happen, the value of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are in violation of the capital provisions of our regulatory Consent Order and must raise capital.

For the three-year period ending December 31, 2011, we lost $49.8 million, substantially impairing our capital and lowering our Tier 1 leverage ratio from 7.73% on January 1, 2009 to 5.82% at June 30, 2011. Our return to profitability began during the third quarter of 2011, when we reported a profit of $632,000 for the three-month period ending September 30, 2011. Beginning with the third quarter of 2011, through September 30, 2013, we have reported nine consecutive quarters of profits totaling in the aggregate $30.9 million. Notwithstanding our return to profitability, we continue to report elevated levels of problem assets and our capital levels remain below that required by our bank regulatory agencies.

The Bank is party to a consent order that was issued by the FDIC and the Michigan DIFS Bank & Trust Division in July, 2010 (the “Consent Order”). In connection with the Consent Order, the Bank is required to achieve a Tier 1 leverage ratio of 9% and a total risk-based capital ratio of 12%. At September 30, 2013, the Bank’s Tier 1 leverage ratio was 7.46% and its total risk-based capital ratio was 12.59%. In order to achieve the required Tier 1 leverage ratio of 9%, the Bank would have needed $18.0 million in additional Tier 1 equity capital as of September 30, 2013. While we remain subject to the Consent Order we are subject to certain restrictions on our business and are subject to higher levels of FDIC insurance premiums on our deposits. A failure to achieve and maintain the capital ratio targets referred to in the Consent Order may result in further adverse regulatory actions, including the imposition of additional restrictions under the FDIC’s Prompt Corrective Action regulations. The Bank has complied with all requirements contained within the Consent Order, with the exception of capital ratio targets. Our Tier 1 leverage and total risk-based ratios have increased in each of the last ten (10) quarters ending September 30, 2013 due to positive earnings, two modest private placements, and balance sheet management. On December 23, 2013, we entered into separate securities purchase agreements with Castle Creek Capital Partners and Patriot Financial Partners, the standby purchasers, to sell to each of them in a private placement 1,647,059 shares of our common stock at the price of $4.25 per share, or an aggregate of 3,294,118 shares and $14 million, and as of the date of this prospectus we have completed and closed those sales. The total number of shares sold was equal to 18.38% of our outstanding shares immediately prior to the sales to them. We incurred sales commissions and expenses of approximately $1.2 million in connection with this private placement resulting in net offering proceeds of $12.8 million. In the event this offering is successful at the maximum offering amount of $6,000,000 and we inject at least $5.2 million of the net proceeds we receive after all expenses and sales commissions into the Bank as additional Tier 1 capital, when combined with the net capital contributed to the Bank of $12.8 million from the private placement, the Bank would have received the necessary $18.0 million of additional capital and had a Tier 1 leverage ratio of 9% and a total risk-based capital ratio of 14.92% on a pro-forma basis as of September 30, 2013.

Our business may be adversely affected by conditions in the financial markets and economic conditions generally.

Our success depends significantly on the general economic conditions of the State of Michigan. Unlike larger regional or national banks that are more geographically diversified, the Bank provides banking and financial services to customers primarily in Southeast Michigan and Northwest Ohio.

Southeast Michigan and the United States as a whole have gone through a prolonged downward economic cycle that began in 2007 and continues today. Significant weakness in market conditions adversely impacted all aspects of the economy including our business. In particular, dramatic declines in the housing market, with decreasing home prices and increasing delinquencies and foreclosures, negatively impacted the credit performance of construction loans, which resulted in significant write-downs of assets by many financial institutions. Business activity across a wide range of industries and regions was greatly reduced, and local governments and many businesses experienced serious difficulty due to the lack of consumer spending and the lack of liquidity in the credit markets. In addition, unemployment has been high throughout this period. The business environment was adverse for many households and businesses in the Southeast Michigan market, United States, and worldwide.

Overall, during the past five years, the general business environment has had an adverse effect on our business, and while there has been recent improvement in general economic conditions in our market with evidence of stabilizing home prices and a reduction in unemployment levels, there can be no assurance that the environment will continue to improve in the near term. Unemployment levels remain elevated, housing prices remain depressed, and demand for housing remains weak due to distressed sales and tightened lending standards. Consequently, particularly in Michigan, which has been one of the most adversely impacted states in the United States by the recent recession, there can be no assurance that the economic conditions will continue to improve in the near term. Furthermore, a worsening of economic conditions would likely exacerbate the adverse effects of these difficult market conditions on us and others in the financial institutions industry. Continued market stress could have a material adverse effect on the credit quality of the Bank’s loans and, therefore, our financial condition and results of operations.

The Bank is operating under a Consent Order with its governmental regulators and may be subject to further regulatory enforcement actions.

On July 12, 2010, the Bank agreed to the issuance of a consent order (the “Consent Order”) with the FDIC and the Michigan DIFS Bank & Trust Division requiring the following:

•	The Bank must increase its Tier 1 leverage ratio to a minimum of 9.0 percent and its total risk based capital ratio to a minimum of 12 percent within 180 days of the effective date of the Consent Order. As of September 30, 2013, our Tier 1 leverage ratio was 7.46%, and our total risk based capital ratio was 12.59%.
•	The Bank must charge off any loans classified as “Loss” in the Report of Examination (“ROE”) dated October 26, 2009. The Bank met this requirement prior to December 31, 2009.
•	The Bank may not extend additional credit to any borrower who has uncollected debt to the Bank that has been charged off or is classified as “Loss” in the ROE. The Bank has been in continuous compliance with this provision of the Consent Order.
•	The Bank may not extend additional credit to any borrower who has uncollected debt to the Bank that is classified as “Substandard” or “Doubtful” in the ROE without prior approval of the Bank’s board of directors. The Bank has been in continuous compliance with this provision of the Consent Order.
•	The Bank is required to adopt a written plan to reduce the Bank’s risk position in each asset in excess of $1,000,000 which is more than 90 days delinquent or classified “Substandard” or “Doubtful” in the ROE. The Bank adopted a written plan in compliance with this request on July 22, 2010.
•	The Bank may not declare or pay any dividend without the prior written consent of the Regional Director of the FDIC and the Chief Deputy Commissioner of Michigan DIFS Bank & Trust Division. The Bank suspended the payment of dividends on August 27, 2009, and has remained in compliance with this prohibition on the payment of dividends under the Consent Order.
•	Prior to the submission of all Reports of Condition and Income required by the FDIC, the Bank’s board of directors must review the adequacy of the allowance for loan and lease losses. The board of directors has reviewed the adequacy of the Bank’s allowance for loan and lease losses prior to each quarterly submission of its Report of Condition and Income as required under the Consent Order.

•	Within 60 days of the effective date of the Consent Order, the Bank was to adopt a written profit plan and comprehensive budget for 2010 and 2011, and each calendar year thereafter while the Consent Order is in effect. The Bank has complied with this provision of the Consent Order.
•	Within 30 days of the effective date of the Consent Order, the Bank’s board of directors was to have in place a program for monitoring compliance with the Consent Order. The Bank’s board of directors maintains an active program to monitor compliance with the Consent Order and reviews the Bank’s progress at each regular meeting of the board of directors as required by the Consent Order.
•	While the Consent Order is in effect, the Bank must furnish quarterly progress reports detailing the actions taken to secure compliance with the Consent Order and the results thereof to the FDIC and the Michigan DIFS Bank & Trust Division. The Bank has provided the required progress reports each quarter under the Consent Order.

As of September 30, 2013, the Bank’s Tier 1 leverage capital and total risk-based capital ratios were 7.46% and 12.59%, respectively, and therefore the Bank had not yet achieved the Tier 1 leverage Capital ratio targets set in the Consent Order.

On December 23, 2013, we entered into separate securities purchase agreements with Castle Creek Capital Partners and Patriot Financial Partners, the standby purchasers, to sell to each of them in a private placement 1,647,059 shares of our common stock at the price of $4.25 per share, or an aggregate of 3,294,118 shares and $14 million, and as of the date of this prospectus we have completed and closed those sales. We incurred sales commissions and expenses of approximately $1.2 million in connection with this private placement resulting in net offering proceeds of $12.8 million. In the event this offering is successful at the maximum offering amount of $6,000,000 and we inject at least $5.2 million of the net proceeds we receive after all expenses and sales commissions into the Bank as additional Tier 1 capital, when combined with the net capital contributed to the Bank of $12.8 million from the private placement, the Bank would have received the necessary $18.0 million of additional capital and had a Tier 1 leverage ratio of 9% and a total risk-based capital ratio of 14.92% on a pro-forma basis as of September 30, 2013.

A failure to achieve and maintain the capital ratio targets referred to in the Consent Order may result in further adverse regulatory actions, including the imposition of additional restrictions under the FDIC’s Prompt Corrective Action regulations. The Bank has complied with all requirements contained within the Consent Order, with the exception of capital ratio targets. Our Tier 1 leverage and total risk-based ratios have increased in each of the last ten (10) quarters due to positive earnings, two modest private placements, and balance sheet management.

Our business is subject to credit risk and the impact of nonperforming loans.

We face the risk that loan losses, including unanticipated loan losses due to changes in loan portfolios, fraud and economic factors, could require additional increases in the allowance for loan losses. Additions to the allowance for loan losses would cause our net income to decline and could have a material adverse impact on our financial condition and results of operations.

Making loans is an essential element of our business, and there is a risk that customer loans will not be repaid. The risk of nonpayment is affected by a number of factors, including:

•	the duration of the loan;
•	credit risks of each particular borrower;
•	changes in unemployment, economic and industry conditions; and
•	in the case of a collateralized loan, the potential inadequacy of the value of the collateral in the event of default, such as has resulted from the deterioration in commercial and residential real estate values.

The Bank’s allowance for loan losses may not be adequate.

We attempt to maintain an appropriate allowance for loan losses to provide for potential inherent losses in our loan portfolio. We periodically determine the amount of the allowance based on consideration of several factors including, among others, the ongoing review and grading of the loan portfolio, consideration of our past loan loss experience as well as that of the banking industry, trends in past due and nonperforming loans, risk characteristics of the various classifications of loans, existing economic conditions, the fair value of underlying collateral, the size and diversity of individual credits, and other qualitative and quantitative factors which could affect probable credit losses. We determine the amount of the allowance for loan losses by considering these factors and by using estimates related to the amount and timing of expected future cash flows on impaired loans, estimated losses on pools of homogeneous loans based on our historical loss experience with additional qualitative factors for various issues, and allocation of specific reserves for special situations that are unique to the measurement period with consideration of current economic trends and conditions, all of which are susceptible to significant change. As an integral part of their examination process, various federal and state regulatory agencies also review the allowance for loan losses. These agencies may require that certain loan balances be classified differently or charged off when their credit evaluations differ from those of management, based on their judgments about information available to them at the time of their examination. Although we believe the level of the allowance for loan losses is appropriate as recorded in the consolidated financial statements, because current economic conditions are uncertain and future events are inherently difficult to predict, the anticipated amount of estimated loan losses, and therefore the adequacy of the allowance, could change significantly. At September 30, 2013, the Bank’s allowance for loan losses was $16.8 million, or 2.74% of total loans and 28.94% of nonperforming loans, a decrease of $0.5 million compared to its allowance for loan losses of $17.3 million, or 2.75% of total loans and 24.78% of nonperforming loans as of December 31, 2012.

Our loan portfolio is collateralized predominantly by real estate.

A substantial portion of the Bank’s loan portfolio is sensitive to real estate values. The declines in the market value of real estate that occurred during the most recent national and regional decline during the 2008 – 2010 timeframe resulted in significant increases in delinquencies and losses on certain segments of our portfolio. While the real estate market has stabilized and is no longer experiencing the rapid decreases in value and increases in inventory of foreclosed properties that occurred during 2008 – 2010 timeframe, there remain substantial risks associated with real estate collateral values, particularly in the Bank’s primary market in Southeast Michigan. As of September 30, 2013, more than 80% of the Bank’s loan portfolio was secured by real estate.

We are subject to interest rate risk.

Our earnings and cash flows are largely dependent upon the Bank’s net interest income. Net interest income is the difference between interest earned on interest earning assets such as loans and securities and interest paid on interest bearing liabilities such as deposits and borrowings. Interest rates are highly sensitive to many factors that are beyond our control, including general economic and market conditions and policies of various governmental and regulatory agencies and, in particular, the Board of Governors of the Federal Reserve System. Changes in monetary policy, including changes in interest rates, could influence not only the interest the Bank receives on loans and investment securities and the amount of interest it pays on deposits and borrowings, but such changes could also affect the Bank’s ability to originate loans and obtain deposits and the fair values of the Bank’s financial assets and liabilities. If the interest rates paid on deposits and other borrowings increase at a faster rate or decrease at a slower rate than the interest rates received on loans and investments, the Bank’s net interest income, and therefore its and our earnings, could be adversely affected.

Although management believes it has implemented effective asset and liability management strategies to reduce the potential effects of changes in interest rates on the Bank’s results of operations, any substantial, unexpected, or prolonged change in market interest rates or in the term structure of interest rates could have a material adverse effect on the Bank’s, and our, financial condition and results of operations. See “Quantitative and Qualitative Disclosures about Market Risk” in this document for further discussion related to the Bank’s management of interest rate risk.

Real estate market volatility and future changes in disposition strategies could result in net proceeds that differ significantly from other real estate owned (“OREO”) fair value appraisals.

The Bank’s OREO portfolio consists of properties that it obtained through foreclosure or other collection actions in satisfaction of loans. OREO properties are recorded at the lower of the recorded investment in the loans for which the properties served as collateral or estimated fair value, less estimated selling costs. Generally, in determining fair value, an orderly disposition of the property is assumed, except where a different disposition strategy is expected. Significant judgment is required in estimating the fair value of OREO property, and the period of time within which such estimates can be considered current is significantly shortened during periods of market volatility. While the real estate market has stabilized and is no longer experiencing the rapid decreases in value and increases in inventory of foreclosed properties that occurred during 2008 through 2010, there remain substantial risks associated with real estate collateral values, particularly in Southeast Michigan.

In response to market conditions and other economic factors, the Bank may utilize alternative sale strategies other than orderly dispositions as part of its OREO disposition strategy, such as immediate liquidation sales. In this event, as a result of the significant judgments required in estimating fair value and the variables involved in different methods of disposition, the net proceeds realized from such sales transactions could differ significantly from estimates used to determine the fair value of the Bank’s OREO properties. As of September 30, 2013, the Bank’s OREO portfolio was valued at $10.8 million.

The Bank operates in a highly competitive industry.

The Bank faces substantial competition in all areas of its operations from a variety of different competitors, many of which are larger and may have more financial resources. Such competitors primarily include regional and national banks within the Bank’s market. The Bank also faces competition from many other types of financial institutions, including savings and loan institutions, credit unions, finance companies, brokerage firms, insurance companies, and other financial intermediaries. The financial services industry could become even more competitive as a result of legislative, regulatory, and technological changes and continued consolidation. Banks, securities firms, and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, and insurance. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of the Bank’s competitors have fewer regulatory constraints, and may have lower cost structures. Additionally, many competitors may be able to achieve economies of scale, and as a result, may offer a broader range of products and services as well as better pricing for those products and services than the Bank can. Increased competition could adversely affect the Bank’s growth and profitability, which, in turn, could have a material adverse effect on our financial condition and results of operations.

We and the Bank are subject to extensive government regulation and supervision.

Banking regulations are primarily intended to protect depositors’ funds, federal deposit insurance funds, and the banking system as a whole, not shareholders. These regulations affect the Bank’s lending practices, capital structure, investment practices, dividend policy, and growth, among other things. Congress and federal regulatory agencies continually review banking laws, regulations, and policies for possible changes. Changes to statutes, regulations, or regulatory policies, including changes in interpretation or implementation of statutes, regulations, or policies, could affect us in substantial and unpredictable ways. Such changes could subject us to additional costs, limit the types of financial services and products we and the Bank may offer and/or increase the ability of non-banks to offer competing financial products and services, among other things. Failure to comply with laws, regulations, or policies could result in sanctions by regulatory agencies, civil money penalties, and/or reputational damage, which could have a material adverse effect on our business, financial condition, and results of operations. While we have policies and procedures designed to prevent any such violations, there can be no assurance that such violations will not occur.

Current economic conditions, particularly in the financial markets, have resulted in government regulatory agencies placing increased focus on and scrutiny of the financial services industry. The U.S. government has intervened on an unprecedented scale, responding to what has been commonly referred to as the financial crisis, by introducing various actions and passing legislation such as the Dodd-Frank Wall Street Reform and Consumer Protection Act. Such programs and legislation subject us and other financial institutions to restrictions, oversight and/or costs that may have an impact on our business, financial condition, results of operations, or the price of our common stock.

New proposals for legislation and regulations continue to be introduced that could further substantially increase regulation of the financial services industry. We cannot predict whether any pending or future legislation will be adopted or the substance and impact of any such new legislation. Additional regulation could affect us in a substantial way and could have an adverse effect on the Bank’s and our business, financial condition, and results of operations.

The Bank cannot accept or renew brokered certificates of deposit without a waiver from the FDIC, which could affect the Bank’s liquidity.

While the Bank is subject to its Consent Order with the FDIC and the Michigan DIFS Bank & Trust Division, it cannot be categorized as “well capitalized” regardless of its actual capital ratios. As of September 30, 2013, the Bank is categorized as “adequately capitalized” and cannot renew or accept new brokered deposits without being granted a waiver from the FDIC. It is not likely that the Bank will be granted a waiver. As of September 30, 2013, the Bank had $13.8 million in brokered certificates of deposit, including $5.2 million that mature in less than one year.

The new Basel III Capital Standards may have an adverse effect on us.

In July 2013, the Federal Reserve Board released its final rules which will implement in the United States the Basel III regulatory capital reforms from the Basel Committee on Banking Supervision and certain changes required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Under the final rule, minimum requirements will increase for both the quality and quantity of capital held by banking organizations. Consistent with the international Basel framework, the rule includes a new minimum ratio of common equity tier 1 capital to risk-weighted assets of 4.5 percent and a common equity tier 1 capital conservation buffer of 2.5 percent of risk-weighted assets that will apply to all supervised financial institutions. The rule also, among other things, raises the minimum ratio of tier 1 capital to risk-weighted assets from 4 percent to 6 percent and includes a minimum leverage ratio of 4 percent for all banking organizations. Banking organizations with consolidated assets equal to or in excess of $250 billion must begin transitioning into the new rules effective January 1, 2014. All other covered banking organizations must begin transitioning effective January 1, 2015. The impact of the new capital rules is likely to require us to maintain higher levels of capital.

If the concentration level of the Bank’s commercial real estate loan portfolio increases, we may be subject to additional regulatory scrutiny.

The FDIC, the Federal Reserve Board, and the Office of the Comptroller of the Currency have promulgated joint guidance on sound risk management practices for financial institutions with concentrations in commercial real estate lending. Under the guidance, a financial institution that is actively involved in commercial real estate lending should perform a risk assessment to identify concentrations. A financial institution may have a concentration in commercial real estate lending if, among other factors, (i) total reported loans for construction, land development, and other land represent 100% or more of total capital or (ii) total reported loans secured by multifamily and nonfarm non-residential properties, loans for construction, land development, and other land loans otherwise sensitive to the general commercial real estate market, including loans to commercial real estate related entities, represent 300% or more of total capital and increased by 50% or more during the prior 36 months. The joint guidance requires heightened risk management practices including board and management oversight and strategic planning, development of underwriting standards, risk assessment, and monitoring through market analysis and stress testing. As of September 30, 2013, the Bank did not meet the level of concentration in commercial real estate lending activity that would indicate a need under the regulatory guidance for increased risk assessment.

The Bank is dependent upon outside third parties for processing and handling of its records and data.

The Bank relies on software developed by third party vendors to process various Bank transactions. In some cases, the Bank has contracted with third parties to run its proprietary software on behalf of the Bank.

These systems include, but are not limited to, general ledger, payroll, employee benefits, trust record keeping, loan and deposit processing, merchant processing, and securities portfolio management. While the Bank performs a review of controls instituted by the vendors over these programs in accordance with industry standards and performs its own testing of user controls, the Bank must rely on the continued maintenance of these controls by the outside parties, including safeguards over the security of customer data. In addition, the Bank maintains backups of key processing output daily in the event of a failure on the part of any of these systems. Nonetheless, the Bank may incur a temporary disruption in its ability to conduct its business or process its transactions, or incur damage to its reputation if the third party vendor fails to adequately maintain internal controls or institute necessary changes to systems. Such disruption or breach of security may have a material adverse effect on our financial condition and results of operations.

The Bank continually encounters technological change.

The banking and financial services industry continually undergoes technological changes, with frequent introductions of new technology-driven products and services. In addition to serving customers better, the effective use of technology increases efficiency and enables financial institutions to reduce costs. The Bank’s future success will depend, in part, on its ability to address the needs of its customers by using technology to provide products and services that enhance customer convenience and that create additional efficiencies in the Bank’s operations. Many of the Bank’s competitors have greater resources to invest in technological improvements, and the Bank may not effectively implement new technology-driven products and services or do so as quickly, which could reduce its ability to effectively compete. Failure to successfully keep pace with technological change affecting the financial services industry could have a material adverse effect on the Bank’s business and, in turn, our financial condition and results of operations.

The Bank is subject to claims and litigation pertaining to fiduciary responsibility and other legal risks.

From time to time, customers and others make claims and take legal action pertaining to the Bank’s performance of fiduciary responsibilities. If such claims and legal actions are not resolved in our favor, they may result in significant financial liability and/or adversely affect the market perception of the Bank and its products and services as well as customer demand for those products and services. Any financial liability or reputational damage could have a material adverse effect on the Bank’s business, which, in turn, could have a material adverse effect on our financial condition and results of operations.

Consumers and businesses may decide not to use banks to complete their financial transactions.

Technology and other changes are allowing parties to complete financial transactions that historically have involved banks at one or both ends of the transaction. For example, consumers can now pay bills and transfer funds directly without banks. This could result in the loss of fee income as well as the loss of customer deposits and income generated from those deposits and could have a material adverse effect on our financial condition and results of operations.

Our controls and procedures may fail or be circumvented.

Management regularly reviews and updates our internal controls, disclosure controls and procedures, and corporate governance policies and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on the Bank’s business, and in turn, our results of operations and financial condition.

Financial services companies depend upon the accuracy and completeness of information about customers and counterparties.

In deciding whether to extend credit or enter into other transactions, the Bank may rely on information furnished by or on behalf of customers and counterparties, including financial statements, credit reports and other financial information. The Bank may also rely on representations of those customers, counterparties or other third parties, such as independent auditors, as to the accuracy and completeness of that information.

Reliance on inaccurate or misleading financial statements, credit reports or other financial information could have a material adverse effect on the Bank’s business and, in turn, our financial condition and results of operations.

We are subject to risks arising from increases in FDIC insurance premiums.

The FDIC maintains a deposit insurance fund to resolve the cost of bank failures. The FDIC’s deposit insurance fund is funded by fees assessed on insured depository institutions including us. The magnitude and cost of resolving an increased number of bank failures have reduced the deposit insurance fund. Future deposit premiums paid by us depend on the level of the deposit insurance fund and the magnitude and cost of future bank failures. We also may be required to pay significantly higher FDIC premiums because market developments have significantly depleted the deposit insurance fund of the FDIC and reduced the ratio of reserves to insured deposits. Presently we pay higher FDIC insurance premiums due to our status as a “problem bank,” operating under the terms of a consent order.

We are subject to changes in federal and state tax laws and changes in interpretation of existing laws.

Our financial performance is impacted by federal and state tax laws. Given the current economic and political environment, and ongoing state budgetary pressures, the enactment of new federal or state tax legislation may occur. The enactment of such legislation, or changes in the interpretation of existing law, including provisions impacting tax rates, apportionment, consolidation or combination, income, expenses, and credits, may have a material adverse effect on our financial condition and results of operations.

We are subject to changes in accounting principles, policies, or guidelines.

Our financial performance is impacted by accounting principles, policies, and guidelines. Changes in these are continuously occurring and, given the current economic environment, more drastic changes may occur. The implementation of such changes could have a material adverse effect on our financial condition and results of operations.

We may not be able to attract and retain skilled people.

Our successful operation will be greatly influenced by our ability to retain the services of our existing senior management and to attract and retain qualified additional senior and middle management. The unexpected loss of the services of any of our key management personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business and financial results.

We are a bank holding company and our sources of funds are limited.

We are a bank holding company, and our operations are primarily conducted by the Bank, which is subject to significant federal and state regulation. Cash available to pay dividends to our shareholders is derived primarily from dividends received from the Bank. Our ability to receive dividends or loans from the Bank is restricted. Under the terms of the Bank’s Consent Order with the FDIC and the Michigan DIFS Bank & Trust Division, the Bank is presently prohibited from paying dividends without the consent of the FDIC and the Michigan DIFS Bank & Trust Division. Dividend payments by the Bank to us in the future will require generation of future earnings by the Bank, and, even if the Consent Order is terminated, could require regulatory approval if the proposed dividend is in excess of prescribed guidelines. Further, our right to participate in the assets of the Bank upon its liquidation, reorganization, or otherwise will be subject to the claims of the Bank’s creditors, including depositors, which will take priority.

Severe weather, natural disasters, acts of war or terrorism and other external events could significantly impact the Bank’s business.

Severe weather, natural disasters, acts of war or terrorism and other adverse external events could have a significant impact on the Bank’s ability to conduct business. Such events could affect the stability of the Bank’s deposit base, impair the ability of borrowers to repay outstanding loans, reduce the value of collateral securing loans, cause significant property damage, result in loss of revenue and/or cause the Bank to incur additional expenses. Although management has established disaster recovery policies and procedures, the occurrence of any such event could have a material adverse effect on the Bank’s business, which, in turn, could have a material adverse effect on our financial condition and results of operations.

Managing reputational risk is important to attracting and maintaining customers, investors, and employees.

Threats to the Bank’s reputation can come from many sources, including adverse sentiment about financial institutions generally, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies, and questionable or fraudulent activities of our customers. The Bank has policies and procedures in place that seek to protect our reputation and promote ethical conduct. Nonetheless, negative publicity may arise regarding the Bank’s business, employees, or customers, with or without merit, and could result in the loss of customers, investors, and employees; costly litigation; a decline in revenues; and increased governmental regulation.

Risks Associated With the Common Stock and the Offering

This offering may cause the trading price of our common stock to decrease immediately, and this decrease may continue.

The subscription price at which we are selling shares in the offering pursuant to the standby commitments, rights offering is less than recent trading prices in the current quarter. Additionally, the number of shares we propose to issue and ultimately expect to issue if we complete the rights offering may result in an immediate decrease in the market value of the common stock. If the holders of the shares purchased in this offering choose to sell some or all of those shares, the resulting sales could further depress the market price of our common stock.

Your ownership may be diluted by the offering.

In the event the offering is fully subscribed at the maximum offering amount of $6,000,000 and an existing shareholder does not purchase any shares in the offering, such shareholder’s ownership would be diluted by 6.64% based upon the Company’s total outstanding shares as of the record date for the rights offering of            . If a shareholder exercises all of his rights in the rights offering he will not experience any ownership dilution as a result of the rights offering.

You will not be able to sell the common shares you buy in this rights offering until the shares you elect to purchase are issued to you.

If you purchase shares in this rights offering by submitting a completed and signed subscription materials and payment, we will issue your shares as soon as practicable following the expiration of this rights offering. If your shares are held by a broker, dealer, custodian bank or other nominee and you purchase shares, your nominee will be credited with the shares you purchase and your account will be credited by your nominee. Until the common shares you elect to purchase are issued to you, you may not be able to sell the shares subscribed for even though the common shares issued in this rights offering are expected to be listed for trading on the NASDAQ Global Select Market. The stock price may decline between the time you decide to sell your shares and the time you are actually able to sell your shares.

Significant sales of our common stock, or the perception that significant sales may occur in the future, could adversely affect the market price for our common stock.

Sales of substantial amounts of our common stock in the public market, and the availability of shares for future sale, could adversely affect the prevailing market price of our common stock and could cause the market price of our common stock to remain low for a substantial amount of time. We cannot foresee the impact of such potential sales on the market, but it is possible that if a significant percentage of such available shares were attempted to be sold within a short period of time, the market for our shares would be adversely affected. It is also unclear whether or not the market for our common stock could absorb a large number of attempted sales in a short period of time, regardless of the price at which they might be offered. Even if a substantial number of sales do not occur within a short period of time, the mere existence of this “market overhang” could have a negative impact on the market for our common stock and our ability to raise additional capital.

We may cancel the offering at any time, and neither we nor the subscription agent will have any obligation to you except to return your payments.

We may, in our sole discretion, decide not to continue with the offering or cancel the offering. If the offering is canceled, all subscription payments received by the subscription agent will be returned promptly, without interest.

Our stock price can be volatile.

Stock price volatility may make it more difficult for you to resell your common stock when you want and at prices you find attractive. Our stock price can fluctuate significantly in response to a variety of factors including:

•	Actual or anticipated variations in quarterly results of operations;
•	Recommendations by securities analysts;
•	Operating and stock price performance of other companies that investors deem comparable to us;
•	News reports relating to trends, concerns, and other issues in the financial services industry;
•	Perceptions in the marketplace regarding the Bank and/or its competitors;
•	New technology used or services offered by competitors;
•	Significant acquisitions or business combinations, strategic partnerships, joint ventures, or capital commitments by or involving us or our competitors;
•	Failure to integrate acquisitions or realize anticipated benefits from acquisitions;
•	Changes in government regulations; and
•	Geopolitical conditions such as acts or threats of terrorism or military conflicts.

General market fluctuations, industry factors, and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes, or credit loss trends, could also cause our stock price to decrease regardless of operating results.

The trading volume in our common stock is less than that of other larger financial services institutions so attempts to sell substantial numbers of shares could cause the price to decline.

Although our common stock is listed for trading on the NASDAQ Global Select Market, the trading volume in our common stock is less than that of many other, larger financial services companies. A public trading market having the desired characteristics of depth, liquidity, and orderliness depends on the presence in the marketplace of willing buyers and sellers of the stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the low trading volume of our common stock in the past, significant sales of our common stock, or the expectation of these sales, could cause our common stock price to fall.

An investment in our common stock is not an insured deposit.

Our common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund, or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you could lose some or all of your investment.

Our articles of incorporation, by-laws, as well as certain banking laws may have an anti-takeover effect.

Provisions of our articles of incorporation and bylaws, and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire us, even if doing so would be perceived to be beneficial by our shareholders. The combination of these provisions may inhibit a non-negotiated merger or other business combination, which, in turn, could adversely affect the market price of our common stock.

We may issue additional securities, which could further dilute the ownership percentage of holders of our common stock.

After completion of the offering, we may issue additional securities to raise additional capital or finance acquisitions or upon the exercise or conversion of outstanding options, and, if we do, the ownership percentage of holders of our common stock could be further diluted.

We are not currently able to pay dividends and we cannot assure you of our ability to pay dividends in the future.

We suspended the payment of dividends on August 27, 2009. We do not have any plans to reintroduce our quarterly dividend in the near future. We rely on dividends from the Bank to pay dividends to shareholders and the Bank is presently prohibited under the terms of its Consent Order with the FDIC and the Michigan DIFS Bank & Trust Division from paying any dividends without regulatory permission.

In addition, the Federal Reserve has issued Federal Reserve Supervision and Regulation Letter SR-09-4, which requires bank holding companies to inform and consult with Federal Reserve supervisory staff prior to declaring and paying a dividend that exceeds earnings for the period for which the dividend is being paid. Under this regulation, if we experience losses in a series of consecutive quarters, we may be required to inform and consult with the Federal Reserve supervisory staff prior to declaring or paying any dividends. In this event, there can be no assurance that our regulators will approve the payment of such dividends.

While we do not presently have any debt obligations, should we issue any notes, including subordinated debt instruments, or borrow money from another financial institution, any such debt obligations would have priority over our common stock with respect to payment in the event of liquidation, dissolution, or winding-up.

In the event of our liquidation, dissolution, or winding up, our common stock would rank below all debt claims against us. As a result, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon our liquidation, dissolution, or winding-up until after all of our obligations to our debt holders have been satisfied.

Federal banking laws may impose restrictions on investors that acquire “control” of us.

The Federal Reserve Act provides that no company may acquire control of a bank holding company, such as us, without the prior approval of the Federal Reserve. Pursuant to applicable regulations, control of a bank or its holding company is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of a bank or its holding company or the ability to control the election of a majority of the directors of either entity. In addition, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock of a bank or its holding company, where one or more enumerated “control factors” are also present. Any investor that is deemed to control us could be subject to certain ongoing reporting procedures and restrictions under federal banking laws and regulations.

Because our management will have broad discretion over the use of the net proceeds from the offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

We currently anticipate that we will use the majority of the net proceeds primarily to invest in the Bank to improve its regulatory capital position. See “Use of Proceeds.” We may retain a portion of the proceeds of the offering at MBT Financial Corp. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used is a way you might deem appropriate.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that,” and similar expressions that are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors, which are in many instances beyond our control and could cause our actual results and experiences to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We assume no obligation to update or revise forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside MBT’s control and difficult to predict. Factors that may cause such differences include, but are not limited to:

•	operating, legal, and regulatory risks, including risks relating to further deteriorations in credit quality, our allowance for loan losses, potential losses on dispositions of nonperforming assets, and impairment of goodwill;
•	the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation;
•	legislative or regulatory changes that adversely affect our business including changes in regulatory policies and principles, including the interpretation of regulatory capital or other rules;
•	the results of examinations of us by the Federal Reserve and of the Bank by the Federal Deposit Insurance Corporation, or other regulatory authorities, who could require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings;
•	compliance with regulatory enforcement actions, including the Consent Order described herein or in legislative or regulatory changes that adversely affect our business, including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules;
•	the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets;
•	economic, political, and competitive forces affecting our banking, securities, asset management, insurance, and credit services businesses;
•	the impact on net interest income from changes in monetary policy and general economic conditions; and
•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

For a discussion of these and other risks that may cause actual results to differ from expectations, refer to the section entitled “Risk Factors” in this document. The forward-looking statements contained or incorporated by reference in this document relate only to circumstances as of the date on which the statements are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

USE OF PROCEEDS

The principal purpose of this offering is to raise capital to provide to our bank subsidiary Monroe Bank & Trust. The Bank is operating under the terms of a bank regulatory enforcement consent order that requires it to achieve and maintain certain minimum regulatory capital ratios. As of September 30, 2013, in order to be in compliance with the minimum capital ratios imposed on the Bank by the Consent Order, we needed $18.0 million in additional capital. On December 23, 2013, we entered into separate securities purchase agreements with the standby purchasers to sell to each of them in a private placement 1,647,059 shares of our common stock at the price of $4.25 per share, or an aggregate of 3,294,118 shares and $14 million, and as of the date of this prospectus we have completed and closed those sales. We incurred sales commissions and expenses of approximately $1.2 million in connection with this private placement resulting in net offering proceeds of $12.8 million. In the event this offering is successful at the maximum offering amount of $6,000,000 and we inject at least $5.2 million of the net proceeds we receive after all expenses and sales commissions into the Bank as additional Tier 1 capital, when combined with the net capital contributed to the Bank of $12.8 million from the private placement, the Bank would have received the necessary $18.0 million of additional capital and had a Tier 1 leverage ratio of 9% and a total risk-based capital ratio of 14.92% on a pro-forma basis as of September 30, 2013.

We have no specific plans and have held no specific discussions about the use of the offering proceeds for any purpose other than to bring the Bank into compliance with the capital requirements of the consent order. We do not expect to make any material changes to our lending policies or procedures as a result of the receipt of the offering proceeds, to directly use the offering proceeds to make any acquisitions, or to use the offering proceeds to pursue any non-banking activities. Provided that the Bank is able to achieve full compliance with the capital requirements of the consent order during 2014 and we remain profitable, our board of directors may thereafter consider growth initiatives, including growth through acquisitions, but has no specific present plans or intentions regarding such actions.

DETERMINATION OF THE OFFERING PRICE

On December 23, 2013, we entered into separate securities purchase agreements with Castle Creek Capital Partners and Patriot Financial Partners, the standby purchasers, to sell to each of them in a private placement 1,647,059 shares of our common stock at the price of $4.25 per share or an aggregate of 3,294,118 shares and $14 million and as of the date of this prospectus we have completed and closed those sales. The total number of shares sold was equal to 18.38% of our outstanding shares immediately prior to these sales to them. The offering price per share in this rights offering provides our shareholders with the opportunity to purchase our common shares at the same price of $4.25 per share that we completed our recent private placement to the standby purchasers.

In determining the subscription price for our recent private placement, our board of directors considered a number of factors, including historical and current trading prices for our common stock, the need for liquidity and capital, and the negotiations with institutional investors interested in purchasing shares in our recently completed private placement. In conjunction with its review of these factors, our board of directors also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, our current financial condition and regulatory status. The subscription price is not necessarily related to our book value or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering. You should not assume or expect that, after the stock offering, our shares of common stock will trade at or above the $4.25 purchase price.

CAPITALIZATION

The following table sets forth our capitalization, our per common share book values, and the Bank’s regulatory capital ratios, each as of September 30, 2013, as well as on a pro forma basis after giving effect to our recent private placement of 3,294,118 shares of common stock at $4.25 per share and the issuance of the common stock in this offering, assuming all 1,411,765 shares offered are sold.

	As of September 30, 2013 As Adjusted
	(Dollars in thousands, except per share data)
	Actual	Recent Private Placement(1)	Offering(2)
Shareholders’ equity:
Common stock, 50,000,000 authorized shares no par; 17,917,512 shares issued and outstanding, as adjusted(1)(2)	4,280	17,050	22,480
Retained earnings	105,177	105,177	105,177
Unearned compensation	(10)	(10)	(10)
Accumulated other comprehensive loss, net of tax	(8,623)	(8,623)	(8,623)
Total shareholders’ equity	100,824	113,594	119,024
Per Common Share:
Common and tangible book value per share	5.63	5.36	5.26
Regulatory Capital Ratios for the Bank:
Tier 1 leverage ratio	7.46%	8.55%	9.00%
Tier 1 risk-based capital	11.32%	12.98%	13.65%
Total risk-based capital	12.59%	14.24%	14.92%

Note: We estimate total expenses and sales commissions payable by us in the amount of $570,000 in the offering.

(1)	Reflects pro-forma outstanding shares of 21,211,630 which includes the issuance of 3,294,118 shares of our common stock in private placements pursuant to securities purchase agreements dated December 23, 2013, at a per share price of $4.25 and our net proceeds from that private placement offering of approximately $12.77 million after deducting sales commissions and our estimated expenses and reflects the injection of $12.77 of the net proceeds from such sale into the Bank as capital.
(2)	Reflects pro-forma outstanding shares of 22,623,395 which assumes that 1,411,765 shares of our common stock are sold in this offering at $4.25 per share and that our net proceeds from this offering are approximately $5.4 million after deducting sales commissions and our estimated expenses and assumes that we inject $5.2 of the net proceeds into the Bank as capital.

DILUTION

Our net tangible book value was $100.8 million, or $5.63 per common share based upon outstanding shares of 17,917,512 for the quarter ended September 30, 2013. We estimate total expenses and sales commissions payable by us in connection with our recently completed private placement of $1.23 million and in connection with this offering of $.570 million or $1.8 million in the aggregate. Because the offering price per share is less than our tangible book value investors in the offering will experience immediate book value accretion of $1.01 per share in connection an investment of $4.25 per share, if the offering is completely subscribed.

PRICES FOR COMMON STOCK, DIVIDENDS AND
RELATED SHAREHOLDER MATTERS

Prices for Common Stock and Dividends

Our common stock is traded on the NASDAQ Global Select Market under the symbol “MBTF.” Below is a schedule of the dividends paid and the high and low trading price for the past two full years by quarter. The closing price for our common stock on            , 2014, as quoted by the NASDAQ Global Select Market, was $    .

	Year Ended December 31, 2013
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
High	$4.49	$4.30	$4.20	$4.37
Low	$3.57	$3.53	$3.46	$2.35
Dividends Paid	$—	$—	$—	$—

	Year Ended December 31, 2012
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
High	$2.98	$3.10	$3.70	$2.50
Low	$2.21	$2.57	$1.82	$0.96
Dividends Paid	$—	$—	$—	$—

As of September 30, 2013, the number of holders of record of our common shares was 1,179.

We suspended cash dividends on our common stock on August 27, 2009. The payment of future cash dividends is at the discretion of the board of directors and is subject to a number of factors, including results of operations, general business conditions, growth, financial condition, and other factors deemed relevant. Further, our ability to pay future cash dividends is subject to certain regulatory restrictions and requirements and is primarily dependent upon our receipt of dividends from the Bank. The Bank’s ability to pay dividends is presently restricted under the terms of the Bank’s Consent Order with the FDIC and the Michigan DIFS Bank & Trust Division. Dividend payments by the Bank to us in the future will require generation of future earnings by the Bank, and, even if the Consent Order is terminated, could require regulatory approval if the proposed dividend is in excess of prescribed guidelines. Given our operating results and need to raise additional capital, management’s expectation is that the payment of dividends will continue to be suspended for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following provides a narrative discussion and analysis of our results of operations and financial condition as of and for the periods indicated. This Management’s Discussion and Analysis should be read in conjunction with the consolidated financial statements included elsewhere in this prospectus. The financial statements reflect the consolidated financial condition and results of operations of MBT Financial Corp. and its wholly-owned subsidiary, the Bank.

Introduction

We are a bank holding company with one commercial bank subsidiary, Monroe Bank & Trust (the “Bank”). The Bank is operated as a community bank, primarily providing loan, deposit, and wealth management services to the people, businesses, and communities in its market area. The Bank operates 17 branch offices in Monroe country, Michigan and 7 branches in Wayne County, Michigan. The Bank’s primary source of income is interest income on its loans and investments and its primary expense is interest expense on its deposits and borrowings. In addition to our commitment to our mission of serving the needs of our local communities, we are focused on improving our asset quality, profitability, and capital. This discussion and analysis should be read in conjunction with the accompanying consolidated financial statements and footnotes.

Critical Accounting Policies

Our Allowance for Loan Losses, Deferred Tax Asset Valuation Allowance, Fair Value of Investment Securities, and Other Real Estate Owned are “critical accounting estimates” because they are estimates that are based on assumptions that are highly uncertain, and if different assumptions were used or if any of the assumptions used were to change, there could be a material impact on the presentation of our financial condition. These assumptions include, but are not limited to, collateral values, the effect of economic conditions on the financial condition of the borrowers, us, and the issuers of investment securities, market interest rates, and our projected earnings.

The Bank’s Allowance for Loan Losses is a “critical accounting estimate” because it is an estimate that is based on assumptions that are highly uncertain, and if different assumptions were used or if any of the assumptions used were to change, there could be a material impact on the presentation of our financial condition. These assumptions include, but are not limited to, collateral values and the effect of economic conditions on the financial condition of the Bank’s borrowers. To determine the Allowance for Loan Losses, the Bank estimates losses on all loans that are not classified as nonaccrual or renegotiated by applying historical loss rates, adjusted for environmental factors, to those loans. This portion of the analysis utilizes the loss history for the most recent twelve quarters, adjusted for qualitative factors including recent delinquency rates, real estate values, and economic conditions. In addition, all loans over $250,000 that are nonaccrual and all loans that are renegotiated are individually tested for impairment. Impairment exists when the carrying value of a loan is greater than the estimated realizable value of the collateral pledged to secure the loan or the present value of the cash flow of the loan. Any amount of monetary impairment is included in the Allowance for Loan Losses. Management is of the opinion that the Allowance for Loan Losses of $16,766,000 as of September 30, 2013, was adequate.

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at the lower of fair value less costs to sell or the loan carrying amount at the date of foreclosure. Subsequent to foreclosure, appraisals or other independent valuations are periodically obtained by management and the assets are carried at the lower of carrying amount or fair value less costs to sell.

Income tax accounting standards require companies to assess whether a valuation allowance should be established against deferred tax assets based on the consideration of all evidence using a “more likely than not” standard. We reviewed our deferred tax asset, considering both positive and negative evidence and analyzing changes in near term market conditions as well as other factors that may impact future operating results. Significant negative evidence is our net operating losses for the years 2009 through 2011, combined with a difficult economic environment and the slow pace of the economic recovery in southeast Michigan. Positive evidence includes our history of strong earnings prior to 2008, our eighth consecutive quarterly profit ending in the second quarter of 2013, our strong capital position, our steady core earnings, our improving asset quality, our noninterest expense control initiatives, and our projections for future taxable earnings. Based on our analysis of the evidence, we believed that it was appropriate to reduce our valuation allowance by $5.0 million in the fourth quarter of 2012. During the third quarter of 2013 we achieved our ninth consecutive quarterly profit and a cumulative profit for the previous twelve quarters. In addition, we have exceeded our earnings projections for 2013 and revised our future earnings projections. Based on this information, we determined that we more likely than not will be able to fully utilize our tax loss carry forwards and determined that it was appropriate to reverse the remaining $18.8 million deferred tax asset valuation allowance by recording a credit to tax expense during the third quarter of 2013.

The Bank holds three pooled Trust Preferred Collateralized Debt Obligation (CDO) securities in its investment securities portfolio. Due to the lack of an active market for securities of this type, the Bank utilizes an independent third party valuation firm to calculate fair values. This valuation analysis includes a determination of the portion of the fair value impairment that is the result of credit losses. The portion of the impairment that is the result of credit losses is recognized in earnings as Other Than Temporary Impairment and the impairment related to all other factors is recognized in Other Comprehensive Income.

The other-than-temporary-impairment analysis of each of the CDO securities owned by the Bank is conducted by projecting the expected cash flows from the security, discounting the cash flows to determine the present value of future cash flows, and comparing the present value to the amortized cost basis of each individual security to determine if an impairment exists. The cash flow projection for each security is developed using estimated prepayment speeds, estimated rates at which payments will be deferred, estimated rates at which issuers will default, and the severity of the losses on the securities which default. Prepayment estimates are negatively impacted by the lack of an active market for issuers to refinance their trust preferred securities; however, prepayment of trust preferred securities is expected to increase due to recent restrictions on the treatment of trust preferred debt as regulatory capital. The size and creditworthiness of each institution in the CDO pool are the most significant pieces of evidence in estimating prepayment speeds. Deferral and default rates are the key drivers of the cash flow projections for each of the securities. Deferral of interest payments is allowed for up to five years, and estimates of deferral rates are determined by examining the current deferral status of the issuers, the current financial condition of the issuers, and the historical deferral levels of the issuers in each CDO pool. Key evidence examined includes whether or not an issuer has received TARP funding, the most recent credit ratings from outside services, stock price information, capitalization, asset quality, profitability, and liquidity. The most significant evidence in estimating deferrals is the comparison of key financial ratios to industry benchmarks. Near term (next 12 months) deferral rates are estimated for each security by analyzing the credit characteristics of each individual issuer in the pool. When an issuer is expected to defer interest payments, the analysis assumes that the deferral will continue for the entire five year period allowed and then, depending on the individual credit characteristics of that issuer, begin performing or move to default. Longer term annual default rates for each CDO are estimated using the credit analysis of each individual issuer compared to industry benchmarks to modify the historical default rates of financial companies. Finally, loss severity is estimated using analytical research provided by Standard and Poor’s and Moody’s, which supports the assumption that a small percentage of defaulted trust preferred securities recover without loss. The projected cash flows are discounted using the contractual rate of each security.

Recent Accounting Pronouncements

No recent accounting pronouncements are expected to have a significant impact on our financial statements. Accounting Standards Update 2011-02 (ASU 2011-02), “A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring” was issued by the Financial Accounting Standards Board (FASB) in April 2011. ASU 2011-02 provides additional guidance to help creditors determine whether a creditor has granted a concession and whether a debtor is experiencing financial difficulties for purposes of determining whether a restructuring constitutes a troubled debt restructuring. The amendments in this update were effective for us for the year ended December 31, 2011. The impact of the adoption of this standard on our financial disclosures is reflected in Note 5 to our consolidated financial statements.

Accounting Standards Update 2011-04 (ASU 2011-04), “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” was issued by FASB in May 2011. ASU 2011-04 clarifies existing fair value measurement and disclosure requirements and changes existing principles and disclosure guidance. Clarification was made to disclosure of quantitative information about the unobservable inputs for level 3 fair value measurements. Changes to existing principles and disclosures included measurement of financial instruments managed within a portfolio, the application of premiums and discounts in fair value measurement, and additional disclosures related to fair value measurements. The updated guidance and requirements are effective for financial statements issued for the first annual period beginning after December 15, 2011. The adoption of this standard did not have a material impact on our financial statements.

Accounting Standards Update 2011-05 (ASU 2011-05), “Comprehensive Income” was issued by FASB in June 2011. ASU 2011-05 requires an entity to present the total of comprehensive income, the components of comprehensive income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but continuous statements. This standard eliminated the option to present the components of other comprehensive income as a part of the statement of changes in stockholders’ equity. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 31, 2011. The implementation of this standard only changed the presentation of comprehensive income; it did not have an impact on our financial position or results of operations. ASU 2011-12 was issued by FASB in December 2011. ASU 2011-12 deferred the requirement to present reclassification adjustments for each component of OCI in both net income and OCI and the face of the financial statements until fiscal years, and interim periods within those fiscal years, beginning after December 15, 2012. The other requirements of ASU 2011-05 were not affected by ASU 2011-12. As a result of adopting ASU 2011-05, we are presenting the total of comprehensive income and the components of comprehensive income and other comprehensive income in a single continuous statement.

Accounting Standards Update 2013-02 (ASU 2013-02), “Comprehensive Income: Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income” was issued in February 2013. ASU 2013-02 requires an entity to provide information about the amounts reclassified out of Accumulated Other Comprehensive Income (AOCI) by component. In addition, an entity is required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of AOCI by the respective line items of net income, but only if the amount reclassified is required to be reclassified in its entirety in the same reporting period. For amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional details about those amounts. ASU 2013-02 does not change the current requirements for reporting net income or other comprehensive income in the financial statements. ASU 2013-02 is effective for interim and annual periods beginning on or after December 15, 2012. The adoption of ASU 2013-02 is not expected to have a material impact on our consolidated financial condition or results of operations.

Executive Overview.

The Bank is operated as a community bank, primarily providing loan, deposit, and wealth management products and services to the people, businesses, and communities in its market area. In addition to our commitment to our mission of serving the needs of our local communities, we are focused on improving asset quality, profitability, and capital.

The net profit of $21,287,000 for the quarter ended September 30, 2013 was significantly impacted by our elimination of the valuation allowance on our deferred tax asset. In 2010, we established a valuation allowance against our deferred tax asset due to our recent operating losses and uncertainty about our ability to utilize our tax loss carry forwards. In 2012, following six consecutive quarterly profits and based on our expectations for future earnings, we reversed $5.0 million of its then $24.2 million valuation allowance. In the third quarter of 2013, we achieved our ninth consecutive quarterly profit and have achieved a cumulative profit for the past twelve quarters. In addition, we have exceeded our earnings projections for 2013 and revised our future earnings projections. Based on this information, we have determined that we more likely than not will be able to fully utilize its tax loss carry forwards and determined that it was appropriate to reverse the remaining $18.8 million deferred tax asset valuation allowance by recording a credit to tax expense during the quarter. On December 23, 2013, we entered into separate securities purchase agreements with Castle Creek Capital Partners and Patriot Financial Partners, the standby purchasers, to sell to each of them in a private placement 1,647,059 shares of our common stock at the price of $4.25 per share or an aggregate of 3,294,118 shares and $14 million and as of the date of this prospectus we have completed and closed those sales.

The national economic recovery is continuing slowly, and the recovery in southeast Michigan is gaining strength. Local unemployment rates improved significantly since 2011, and while they are now comparable to the state and national averages, they remain above the historical norms. Commercial and residential development property values are beginning to improve slightly, but remain below pre-recession levels. Our total problem assets, which include nonperforming loans, other real estate owned, nonaccrual investments, and performing loans that are internally classified as potential problems, improved significantly during the third quarter of 2013. Problem assets went down $14.4 million, or 12.5% during the third quarter of 2013, and decreased $30.5 million or 23.1% compared to a year ago. Overall asset quality has improved over the past year and net charge offs were only $629,000 in the third quarter of 2013. Improving economic conditions and improving historical loss ratios enabling us to decrease our Allowance for Loan and Lease Losses (ALLL) from $17.2 million to $16.8 million in the third quarter. The loan portfolio held for investment decreased during the quarter, and the ALLL as a percent of loans decreased slightly from 2.79% to 2.74%. We anticipate that the recovery in our local markets will continue at a slow pace into 2014, which may result in increased lending activity and problem asset reductions. We will continue to focus our efforts on improving asset quality, maintaining liquidity, strengthening capital, and controlling expenses.

Net Interest Income decreased $82,000 in the third quarter of 2013 compared to the third quarter of 2012 as the average earning assets decreased $60.5 million but the net interest margin increased from 3.05% to 3.17%. The decrease in the average earning assets was due to the use of short term investments to pay off maturing borrowings in the second quarter of 2013. The cost of those borrowings was higher than the yield on the assets used to retire the borrowings, and this caused the net interest margin to increase. The provision for loan losses decreased $1.35 million compared to the third quarter of 2012 as decreases in the historical loss rates and in the amount of loans compared to a year ago decreased the amount of ALLL required. Noninterest income for the quarter increased $93,000, primarily due to an increase in rent income on Other Real Estate Owned. Noninterest expenses increased $274,000, as salaries and employee benefits increased and losses on sales of other real estate owned (OREO) increased. The increase in OREO losses was due to the write down of one large commercial real estate property in the third quarter of 2013, and we expect credit related expenses to improve into 2014.

Earnings for the Bank are usually highly reflective of the net interest income. In 2008, during the economic crisis, the Federal Open Market Committee (FOMC) of the Federal Reserve lowered the fed funds rate target to 0 – 0.25%, where it remained through September 30, 2013. The yield curve shape became steeply, positively sloped in 2009 and through 2010. Due to continued high unemployment and the absence of inflation, the Fed extended its quantitative easing program through 2012 in an attempt to keep longer term market rates low and encourage borrowing, which reduced the slope from the yield curve. Loan and investment yields follow long term market yields, and the yield on our loans decreased from 5.70% in 2010 to 5.53% in 2011 to 5.30% in 2012 and to 5.01% in the first nine months of 2013. The yields on our investment securities also decreased each year, from 2.78% in 2010 to 2.31% in 2011 to 1.96% in 2012 and to 1.68% in the first nine months of 2013. In the current environment of historically low interest rates, we have been reinvesting our investment portfolio cash flow into shorter maturity securities and maintaining large cash reserves, which contributed to the decline in the investment yield in 2011, 2012 and the first nine months of 2013. Funding costs are more closely tied to the short term rates, and the average cost of our deposits decreased from 1.28% in 2010 to 1.04% in 2011 to 0.62% in 2012 and to 0.43% in the first nine months of 2013. Borrowed funds costs are primarily based on the 3 month LIBOR, which increased late in 2011 before decreasing slightly in 2012. As a result, our average cost of borrowed funds decreased from 3.52% in 2010 to 2.76% in 2011 and remained relatively stable at 2.85% in 2012. A large portion of our high cost borrowed funds matured in the second quarter of 2013 and the cost of borrowed funds decreased to 2.72% in the first nine months of 2013. This caused our net interest margin to decrease from 3.10% in 2010 to 3.07% in 2011 to 3.02% in 2012 and to 2.92% in the first nine months of 2013. The average cost of interest bearing deposits was 0.74%, 1.22%, and 1.49%, for 2012, 2011, and 2010, respectively, and 0.52% for the first nine months of 2013. The following table shows selected financial ratios for the same three years and the nine months ended September 30, 2013.

	Nine months ended September 30, 2013 (annualized)	2012	2011	2010
Return on Average Assets	2.61%	0.69%	(0.30%)	(0.92%)
Return on Average Equity	38.06%	11.03%	(5.11%)	(14.06%)
Dividend Payout Ratio	0.00%	0.00%	0.00%	0.00%
Average Equity to Average Assets	6.87%	6.23%	5.84%	6.42%
Results of Operations.

Third Quarter 2013 vs. Third Quarter 2012

Net Interest Income — A comparison of the income statements for the three months ended September 30, 2012 and 2013 shows a decrease of $82,000, or 1.0%, in Net Interest Income. Interest income on loans decreased $1.1 million, or 12.5% as the average loans outstanding decreased $49.7 million and the average yield on loans decreased from 5.23% to 4.94%. The interest income on investments, fed funds sold, and interest bearing balances due from banks decreased $132,000 as the average amount of investments, fed funds sold, and interest bearing balances due from banks decreased $10.7 million and the yield decreased from 1.88% to 1.81%. The yield on investments decreased because we are maintaining our strong liquidity position by keeping our excess funds in low yielding short term investments and deposits in the Federal Reserve Bank. A continued low overall level of interest rates and the maturity of some high cost borrowings helped reduce the funding costs. The interest expense on deposits decreased $455,000 or 30.6% even though the average deposits increased $35.6 million because the average cost of deposits decreased from 0.58% to 0.39%. The cost of borrowed funds decreased $686,000 as the average amount of borrowed funds decreased $96.6 million and the average cost of the borrowings decreased from 2.83% to 2.82%.

Provision for Loan Losses — The Provision for Loan Losses decreased from $1.55 million in the third quarter of 2012 to $200,000 in the third quarter of 2013. Net charge offs were $629,000 during the third quarter of 2013, compared to $1.9 million in the third quarter of 2012. Each quarter, we conduct a review and analysis of our ALLL to determine its adequacy. This analysis involves specific allocations for impaired credits and a general allocation for losses expected based on historical experience adjusted for current conditions. Due to a decrease in the size of the portfolio, an improvement in portfolio risk indicators, and a decrease in the historical loss percentages, the amount of provision required to maintain an adequate ALLL in the third quarter of 2013 decreased 87.1% compared to the amount required in the third quarter of 2012. The ALLL is 2.74% of loans as of September 30, 2013, and, in light of current economic conditions, we believe that at this level the ALLL adequately estimates the potential losses in our loan portfolio.

Other Income — Non interest income increased $93,000, or 2.3% compared to the third quarter of 2012. Service charges and other fees decreased $49,000, or 4.2% due to a decrease in the amount of checking account overdraft activity. Debit card income increased $23,000 or 4.7% as debit card usage continues to grow. Securities gains increased $43,000 as the Bank sold available for sale securities in the third quarter of 2013 in order to maintain adequate cash liquidity. Origination fees on mortgage loans sold decreased $165,000, or 55.4% as a sharp increase in market interest rates near the end of the second quarter of 2013 significantly decreased mortgage refinance activity in the third quarter of 2013. Other noninterest income increased $238,000 primarily due to higher rental income on OREO properties.

Other Expenses — Total noninterest expenses increased $274,000, or 2.8% compared to the third quarter of 2012. Salaries and Employee Benefits increased $241,000, or 4.8%, as salaries increased due to an increase in the number of employees, annual merit increases, and the reinstatement of the accrual for the officer incentive program. Occupancy expense increased $30,000 due to higher maintenance costs. Equipment expense decreased $27,000 due to lower computer and data processing expenses. Marketing expense increased $29,000 due to higher advertising and sales promotion expenses. Losses on Other Real Estate Owned (OREO) properties increased $259,000 compared to the third quarter of 2012 mainly due to a valuation adjustment on one large commercial real estate property. Other OREO expenses decreased $188,000 as property tax expense decreased due to the reduction in the amount of properties owned.

As a result of the above activity, the Profit Before Income Taxes in the third quarter of 2013 was $2,492,000, an increase of $1,087,000 compared to the pretax profit of $1,405,000 in the third quarter of 2012. Since 2010, we have maintained a valuation allowance against all or part of our deferred tax asset. This quarter, after a review of the positive and negative evidence, we determined that it is more likely than not that we will utilize all of our net operating loss carry forwards before they expire. As a result, we decided that it was appropriate to reverse the remaining deferred tax asset valuation allowance of $18.8 million by recording a credit to federal income tax expense. If we did not have the valuation allowance reversal and the benefit of the NOL carry forward, we would have incurred a federal income tax expense for the quarter of $634,000, for an effective tax rate of 25.4%. The income tax expense of $17,000 that was recorded in the third quarter of 2012 was for an Alternative Minimum Tax payment. The net profit for the third quarter of 2013 was $21,287,000, an increase of 1,433.6% compared to the net profit of $1,388,000 in the third quarter of 2012.

Nine months ended September 30, 2013 vs. Nine months ended September 30, 2012

Net Interest Income — A comparison of the income statements for the nine months ended September 30, 2012 and 2013 shows a decrease of $1,661,000, or 6.3%, in Net Interest Income. Interest income on loans decreased $3.7 million or 13.7% as the average loans outstanding decreased $50.3 million and the average yield on loans decreased from 5.36% to 5.01%. The interest income on investments, fed funds sold, and interest bearing balances due from banks decreased $784,000 as the average amount of investments, fed funds sold, and interest bearing balances due from banks increased $36.4 million but the yield decreased from 2.03% to 1.68%. The yield on investments decreased because we increased our strong liquidity position in 2013 by keeping our excess funds in low yielding short term investments and deposits in the Federal Reserve Bank. A continued low overall level of interest rates and the maturity of some high cost borrowings and brokered certificates of deposit helped reduce the funding costs. The interest expense on deposits decreased $1,603,000 or 32.3% even though the average deposits increased $30.2 million because the average cost of deposits decreased from 0.65% to 0.43%. The cost of borrowed funds decreased $1,187,000 as the average amount of borrowed funds decreased $50.6 million and the average cost of the borrowings decreased from 2.89% to 2.72%.

Provision for Loan Losses — The Provision for Loan Losses decreased from $4.85 million in the first nine months of 2012 to $2.1 million in the first nine months of 2013. Net charge offs were $2.6 million during the first nine months of 2013, compared to $6.6 million in the first nine months of 2012. Each quarter, we conduct a review and analysis of our ALLL to determine its adequacy. This analysis involves specific allocations for impaired credits and a general allocation for losses expected based on historical experience adjusted for current conditions. Due to a decrease in the size of the portfolio, an improvement in portfolio risk indicators, and a decrease in the historical loss percentages, the amount of provision required to maintain an adequate ALLL in the first nine months of 2013 decreased 56.7% compared to the amount required in the first nine months of 2012. The ALLL is 2.74% of loans as of September 30, 2013, and, in light of current economic conditions, we believe that at this level the ALLL adequately estimates the potential losses in our loan portfolio.

Other Income — Noninterest income decreased $171,000, or 1.4% compared to the first nine months of 2012. The income in the first nine months of 2012 included gains on securities transactions that were the result of restructuring activity in the investment portfolio. Excluding securities gains in both years, non interest income increased $762,000 or 6.9%. Wealth management income increased $397,000 due to an increase in the market value of assets managed, new business brought in to the bank, and the effect of a nonrecurring charge to income in 2012. Service charges on deposit accounts decreased $164,000, or 4.8% compared to 2012 due a decrease in deposit account overdraft activity in 2013. Other noninterest income increased $477,000 primarily due to higher income on brokerage services and higher rental income on OREO properties.

Other Expenses — Total noninterest expenses increased $240,000, or 0.8% compared to the first nine months of 2012. Salaries and Employee Benefits increased $719,000, or 4.8%, as salaries increased due to an increase in the number of employees, annual merit increases, and the reinstatement of the officer incentive plan. Equipment expense decreased $202,000 due to lower computer and data processing expenses. Losses on Other Real Estate Owned (OREO) properties increased $467,000 compared to the first nine months of 2012 due to valuation write downs of properties owned and liquidation of some large properties at losses in an auction in 2013. Other OREO expenses decreased $429,000 as property tax and maintenance costs were lower due to the decrease in the number of properties owned. Other noninterest expense decreased $338,000, or 10.1% in the first nine months of 2013 due to lower directors’ fees and lower debit card fraud losses.

As a result of the above activity, the Profit Before Income Taxes in the first nine months of 2013 was $5,102,000, an increase of $678,000 compared to the pretax profit of $4,424,000 in the first nine months of 2012. Since 2010, we maintained a valuation allowance against all or part of our deferred tax asset. In the third quarter of 2013, after a review of the positive and negative evidence, we determined that it is more likely than not that we will utilize all of our net operating loss carry forwards before they expire. As a result, we decided that it was appropriate to reverse the remaining deferred tax asset valuation allowance of $18.8 million by recording a credit to federal income tax expense in the third quarter of 2013. If we did not have the valuation allowance reversal and the benefit of the NOL carry forward, we would have incurred a federal income tax expense for the nine months of $1,086,000, for an effective tax rate of 21.3%. The income tax expense of $1,566,000 that was recorded in the first nine months of 2012 was primarily to accrue for an estimated audit adjustment. The net profit for the first nine months of 2013 was $23,897,000, an increase of 736.1% compared to the net profit of $2,858,000 in the first nine months of 2012.

Cash Flows.  Cash flows provided by operating activities decreased $0.8 million compared to the first nine months of 2012 as the increase in net income was due to improvements in noncash items, including the decrease in the provision for loan losses and the increase in the deferred tax asset. Cash flows from investing activities decreased $8.0 million in the first nine months of 2013 compared to the first nine months of 2012 mainly because the amount of securities maturing or redeemed prior to maturity decreased $158.6 million because the increase in market interest rates in 2013 caused a decrease in early redemptions. This was partially offset by an increase of $23.6 million in sales of investment securities and a decrease of $135.4 million in purchases of investment securities. The amount of cash used for financing activities increased $81.2 million primarily due to the repayment of $95.0 million of maturing Federal Home Loan Bank advances in the first nine months of 2013. The amount of cash provided from deposit growth was $7.2 million higher in the first nine months of 2013 than in the first nine months of 2012. We also issued $1.7 million of common stock in a private placement in the first nine months of 2013. Total cash and cash equivalents decreased $77.1 million in the first nine months of 2013 compared to the increase of $12.9 million in the first nine months of 2012 mainly due to the use of cash to pay off maturing debt in 2013.

Deferred Tax Asset Valuation Allowance. ASC 740 guidance requires that a corporation assess whether a valuation allowance should be established against its deferred tax asset based on the consideration of all available evidence using a “more likely than not” standard. In making such judgments, the corporation should consider both positive and negative evidence and analyze changes in near term market conditions as well as other factors which may impact future operating results. We first established a valuation allowance of $13.8 million against our $17 million deferred tax asset effective December 31, 2009. The valuation allowance was increased to 100% of the $20.9 million deferred tax asset effective December 31, 2010. The valuation allowance was maintained at 100% of the deferred tax asset, which increased to $24.2 million during 2011. Based on our evaluation of the positive and negative evidence, we determined that we would utilize a significant portion of our net operating loss carry forwards in future periods and that it was “more likely than not” that it would utilize a portion of our deferred tax assets. As a result, management elected to reduce our deferred tax asset valuation allowance by $5.0 million as of December 31, 2012.

The negative evidence evaluated as of September 30, 2013 consists primarily of the economic conditions and our financial results during the 2008-2010 period. In 2008, the southeast Michigan region led the nation into a prolonged recession due to weak sales in the automotive sector. In the years leading up to the recession, housing values increased rapidly, and when unemployment began to rise, the housing market suffered and real estate values declined. The decline in real estate values resulted in an abrupt reduction in mortgage loan originations and the ability of homeowners to use the equity in their homes to fund their spending. The Bank’s loan portfolio primarily consisted of loans secured by real estate, including residential and commercial development and 1-4 family residential property, and we experienced significant increases in defaults in these loans. Nonperforming loans as a percent of total loans increased from 3.39% as of December 2007 to 10.84% as of December 31, 2010, and net charge offs as a percent of average loans increased from 0.49% in 2007 to 2.89% in 2010. Due to the deterioration of the Bank’s loan portfolio, we needed to increase our allowance for loan losses from $13.8 million at the end of 2006 to $24.1 million at the end of 2009. This required an increase in our provision for loan losses from $11.4 million in 2007 to $36.0 million in 2009, and our net income decreased from a profit of $7.7 million in 2007 to a loss of $34.3 million in 2009. Recent negative evidence includes the slow pace of the economic recovery and the uncertainty of the economic conditions in southeast Michigan due to the bankruptcy of the City of Detroit. Although we do not have any direct exposure to the City of Detroit, the impact of the bankruptcy on the region’s economy is currently unknown.

The positive evidence evaluated as of September 30, 2013 consists of the improvements in the economic conditions beginning in 2011, the improvements in the Bank’s asset quality and earnings beginning in 2011 and continuing through the first three quarters of 2013, our expectations of future earnings improvements and our long history of strong financial performance prior to 2008. During the recession, the national unemployment rate increased from 5.0% at the end of 2007 to its peak of 10.0% in October, 2009. Since the recovery began, the national unemployment rate declined to 7.2% at the end of the third quarter of 2013. During the same period, the unemployment rate for Michigan increased from 7.2% to a high of 14.2% in August, 2009 and has declined to 9.0% in the third quarter of 2013. From December 2007 to December 2009, the Case Shiller housing price index for southeast Michigan decreased 29.8%, and from that point, the index recovered 27.5% as of August 2013. These economic improvements have resulted in asset quality and earnings improvements at the Bank. Problem assets declined $56.5 million, or 35.8% from 2010 to September 2013 and net charge offs decreased from 3.36% of loans in 2009 to 0.57% through the first three quarters of 2013, annualized. The improvement in asset quality has enabled the Bank to reduce its allowance for loan losses 21.0% over the same period. The asset quality improvement has led to an improvement in our earnings, has and we have posted nine consecutive quarterly profits and have positive cumulative earnings for twelve quarters. Prior to 2008, we had consistently strong financial performance, and since our incorporation has not had any net operating loss carry forwards expire unused. Throughout the recent economic challenges, we maintained strong core earnings and only experienced losses recently due to high credit related costs. With the asset quality improving and credit costs returning to normal levels, we expect our profits to continue to grow for the foreseeable future. We operate thorough and detailed Asset/Liability Management and budgeting models and has historically been able to accurately forecast its earnings. The current five year financial projections indicate that we will be able to utilize all of our net operating loss carry forwards, making it “more likely than not” that we will be able to realize our deferred tax assets. Based on our evaluation of the positive and negative evidence, we elected to eliminate our deferred tax asset valuation allowance by recording a tax benefit of $18.8 million as of September 30, 2013.

Liquidity and Capital.  We believe we have sufficient liquidity to fund our lending activity and allow for fluctuations in deposit levels. Internal sources of liquidity include the maturities of loans and securities in the ordinary course of business as well as our available for sale securities portfolio. External sources of liquidity include a line of credit with the Federal Home Loan Bank of Indianapolis, the Federal funds line that has been established with our correspondent bank, and Repurchase Agreements with money center banks that allow us to pledge securities as collateral for borrowings. As of September 30, 2013, the Bank utilized $12 million of its authorized limit of $265 million with the Federal Home Loan Bank of Indianapolis, none of its $10 million overdraft line of credit with the Federal Home Loan Bank of Indianapolis, and none of its $25 million of federal funds line with a correspondent bank. We periodically draw on our overdraft line and fed funds line to ensure that funding will be available if needed.

The Company’s Funds Management Policy includes guidelines for desired amounts of liquidity and capital. The Funds Management Policy also includes contingency plans for liquidity and capital that specify actions to take if liquidity and capital ratios fall below the levels contained in the policy. Throughout the first nine months of 2013, we were in compliance with our Funds Management Policy regarding liquidity and capital.

Total stockholders’ equity was $100.8 million at September 30, 2013 and $83.6 million at December 31, 2012. The increases in common stock and retained earnings of $1.9 million and $23.9 million, respectively, were partially offset by an increase of $8.5 million in the Accumulated Other Comprehensive Loss (AOCL).

Longer term market interest rates increased sharply in the middle of 2013, causing a decrease in the value of our securities that are classified as Available For Sale. The increase in the unrealized loss on AFS securities caused the increase in AOCL. Total equity increased $17.3 million and total assets decreased $70.5 million, so the ratio of equity to assets increased sharply to 8.42% at September 30, 2013 from 6.59% at December 31, 2012.

Federal bank regulatory agencies have set capital adequacy standards for Total Risk Based Capital, Tier 1 Risk-Based Capital, and Leverage Capital. These standards require banks to maintain Leverage and Tier 1 ratios of at least 4% and a Total Capital ratio of at least 8% to be adequately capitalized. The regulatory agencies consider a bank to be well capitalized if its Total Risk-Based Capital is at least 10% of Risk Weighted Assets, Tier 1 Capital is at least 6% of Risk Weighted Assets, and the Leverage Capital Ratio is at least 5%.

The following table summarizes the capital ratios of us and the Bank:

	Actual		Minimum to Qualify as Well Capitalized
	Amount	Ratio	Amount	Ratio
As of September 30, 2013:
Total Capital to Risk-Weighted Assets
Consolidated	$98,419	12.74%	$77,265	10%
Monroe Bank & Trust	97,112	12.59%	77,138	10%
Tier 1 Capital to Risk-Weighted Assets
Consolidated	88,669	11.48%	46,359	6%
Monroe Bank & Trust	87,343	11.32%	46,283	6%
Tier 1 Capital to Average Assets
Consolidated	88,669	7.57%	58,578	5%
Monroe Bank & Trust	87,343	7.46%	58,539	5%

	Actual		Minimum to Qualify as Well Capitalized
	Amount	Ratio	Amount	Ratio
As of December 31, 2012:
Total Capital to Risk-Weighted Assets
Consolidated	$89,615	11.53%	$77,691	10%
Monroe Bank & Trust	88,992	11.46%	77,623	10%
Tier 1 Capital to Risk-Weighted Assets
Consolidated	79,776	10.27%	46,615	6%
Monroe Bank & Trust	79,113	10.19%	46,574	6%
Tier 1 Capital to Average Assets
Consolidated	79,776	6.43%	62,041	5%
Monroe Bank & Trust	79,113	6.38%	62,008	5%

On July 12, 2010, the Bank entered into a Consent Order with its state and federal regulators. While the Bank is under the Consent Order, it is classified as “adequately capitalized” even though its ratios meet the “well capitalized” guidelines. The Consent Order requires the Bank to raise its Tier 1 Leverage ratio to 9% and its Total Risk Based Capital Ratio to 12%. As of September 30, 2013, the Bank is in compliance with the

Total Risk Based Capital Ratio requirement, the Tier 1 Leverage Ratio requirement of the Consent Order. The table below indicates the amount of capital the Bank needed to be in compliance with the Consent Order as of September 30, 2013:

	Actual Capital		Minimum Capital Required by Consent Order		Additional Capital Required to Comply with Consent Order
	Amount	Ratio	Amount	Ratio
Tier 1 Capital to Average Assets	$87,343	7.46%	$105,369	9%	$18,026

We increased our common shares authorized in 2011 and continued to monitor the capital market conditions. Since the date that the Consent Order was issued and up through December 2013, we did not believe that the market conditions were suitable for a bank holding company of our size located in the Midwest to conduct an offering large enough to generate the amount of capital required to comply with the Consent Order. While under the Consent Order, we completed two private placement offerings, raising a total of $3.1 million, of which $2.5 million has been invested in the Bank.

Market risk for the Bank, as is typical for most banks, consists mainly of interest rate risk and market price risk. The Bank’s earnings and the economic value of its equity are exposed to interest rate risk and market price risk, and monitoring this risk is the responsibility of the Asset/Liability Management Committee (ALCO) of the Bank. The Bank’s market risk is monitored monthly and it has not changed significantly since year-end 2012.

Internal Revenue Service Audit.  Since the fourth quarter of 2010, the Internal Revenue Service (IRS) has been conducting an audit of our tax returns for the 2004, 2005, 2007, 2008, 2009, and 2010 tax years. The IRS is nearing completion of the audit and has proposed adjustments to our taxable income, mainly challenging our treatment of interest on nonaccrual loans, OREO valuations, OREO carrying costs, and loan charge-offs. Although our loan charge-offs were in compliance with state and federal bank regulatory agency guidelines, the IRS examining agent conducting the audit has called into question the deductibility of certain charge-offs for income tax purposes based on the facts and circumstances of a loan at the time of the charge-off and certain differences between tax and financial accounting for charge-offs. We believe that the charge-off deductions were proper when taken, and our belief is supported by confirmation of our charge off methodology by our federal and state banking regulators.

According to ASC 740, Accounting for Uncertainty in Income Taxes, an entity is required to evaluate the validity of uncertain tax positions and determine if the relevant taxing authority would conclude that it is more likely than not (greater than fifty percent) that the position taken will be sustained, based upon technical merits, upon examination. We have reviewed our tax positions and have concluded that it is appropriate to record a liability for potential reimbursement to the IRS.

Since the audit began in 2010, we have incurred over $200,000 of professional fees expenses with our accountants and lawyers for assistance in resolution. In order to resolve the audit without incurring significant additional expenses, we offered a settlement proposal to the IRS in the third quarter of 2012. Our proposal resulted in a current tax liability of $2.0 million. We have concluded that our offer to settle of $2.0 million is the best estimate of potential liability at this time. We expect the audit to be resolved without incurring significant additional tax or professional fees expenses.

Although the timing of the resolution and/or closure of the audit remains highly uncertain, we believe it is reasonably possible that the IRS will conclude this audit within the next three months. Adjustments could be necessary in future periods to the estimated potential federal income tax payable noted above based on issues raised by the IRS. Management will re-evaluate the estimate quarterly based on current, relevant facts.

Comparison of 2012 to 2011

Executive Overview.

Our total problem assets, which include nonperforming loans, other real estate owned, nonaccrual investments, and performing loans that are internally classified as potential problems, decreased $11.5 million, or 8.4%, during 2012. The improvement in our asset quality during 2012, the decrease in our net charge offs from $14.2 million in 2011 to $10.9 million in 2012, and the decrease in our total loans outstanding allowed us to decrease our allowance for loan and lease losses (ALLL) from $20.9 million to $17.3 million in 2012. The portfolio of loans held for investment decreased $52.2 million during the year, and the ALLL as a percent of loans decreased from 3.07% to 2.76%.

Net interest income decreased $478,000 in 2012 compared 2011 even though the average earning assets increased $0.9 million, or 0.1%, as the net interest margin decreased from 3.07% to 3.02%. The provision for loan losses decreased from $13.8 million in 2011 to $7.35 million in 2012. Decreases in the historical loss rates, the size of the loan portfolio, and the amount of specific allocations during 2012 decreased the amount of ALLL required. As a result, we were able to record a provision that was smaller than the net charge offs for the year. Noninterest income decreased $1.8 million, or 9.8%, due to a life insurance benefit received in 2011. Noninterest expenses decreased $4.1 million, or 9.6%, due to a death benefit payment in 2011 and smaller losses on other real estate owned (OREO) and OREO carrying costs.

Results of Operations.  We recorded a net profit of $8.5 million in 2012, compared to the net loss of $3.8 million in 2011, mainly due to the decrease of $6.45 million in the provision for loan losses, a $5.0 million reduction in the valuation allowance on our deferred tax asset (which net of our then current provisions resulted in a decrease of $4.0 million in federal income tax expense), and the decrease of $4.1 million in noninterest expenses. The primary source of earnings for the Bank is its net interest income, which decreased $0.5 million, or 1.4% compared to 2011. Net interest income decreased as the net interest margin decreased from 3.07% to 3.02% and the average earning assets increased less than 0.1%. Earning assets were little changed during 2012 as loan demand remained weak and management continued its efforts to improve the Bank’s capital ratios by restricting asset growth. Interest income decreased $5.0 million during 2012 as the yield on earnings assets decreased from 4.33% to 3.89%, while the amount of earning assets was essentially unchanged at $1.14 billion. Interest expense decreased $4.5 million compared to 2011 as the average amount of interest bearing liabilities decreased $29.4 million and the cost of the interest bearing liabilities decreased from 1.43% in 2011 to 1.01% in 2012. The decrease in the average cost of funds was due to the historically low level of market interest rates throughout the year and because the outstanding balances of interest bearing liabilities shifted from higher cost borrowed funds, certificates of deposit, and money market deposits to lower cost savings and interest bearing demand deposits.

The provision for loan losses decreased 46.7% from $13.8 million in 2011 to $7.4 million in 2012 as the amount of net charge offs decreased from $14.2 million in 2011 to $10.9 million in 2012. The slowly improving economic conditions and continued high credit standards and collection efforts and the stabilization or real estate market values has contributed to the decrease in charge offs. The net charge offs exceeded the provision by $3.6 million, causing a decrease of that amount in our allowance for loan losses. The allowance as a percent of loans decreased from 3.07% as of December 31, 2011 to 2.76% as of December 31, 2012, as the allowance decreased by 17.1% while the loan portfolio decreased by 7.7%.

Other income decreased 9.8% from $18.2 million in 2011 to $16.4 million in 2012. Security gains increased $0.2 million as the Bank realized more gains on sales of securities in 2012 as interest rates moved lower. Mortgage loan origination income increased 87.1% from 2011 to 2012 as the real estate market conditions improved slightly and refinance activity increased sharply. Income from bank owned life insurance decreased $2.1 million, or 59.6%, due to the proceeds of a death claim received for one of our directors in 2011.

Other expenses decreased $4.1 million, or 9.6%, in 2012 compared to 2011. Salaries and benefits expense increased $838,000, or 4.3%, as salaries increased due to increases in salary rates and the number of employees, and retirement benefits, health care, and payroll taxes all increased. Occupancy expense decreased 13.7% mainly due to a reduction in maintenance costs due to an accrual of $340,000 in 2011 for additional environmental cleanup costs at our Temperance branch location. Depreciation and property tax expenses also decreased. Professional fees decreased 8.6% from $2.5 million in 2011 to $2.3 million in 2012 as a decrease in legal fees due to reduced collection activity was partially offset by higher accounting and legal fees due to an ongoing IRS audit. Expenses and losses on other real estate owned decreased $3.1 million, or 54.6%, as real estate values began to recover, decreasing the need to write down our properties. Maintenance, insurance, and property tax costs on OREO properties also decreased. Death benefit obligation expense decreased $1.6 million due to the accrual of a death benefit payable to the beneficiary of one of our board members in

2011. Other expenses increased $783,000, or 22.5%, due to an interest accrual associated with the proposed IRS audit settlement, an excise tax paid on a retirement plan ERISA violation, various legal settlements, and increased employee training expenses.

Our net income for 2012, before provision for income taxes, was $5.0 million, an increase of $8.3 million compared to the pretax loss of $3.3 million in 2011. In 2011, we recorded a tax expense to accrue $500,000 for an estimated adjustment to our 2009 tax return resulting from the ongoing IRS audit of our tax returns filed for our 2004, 2005, 2007, 2008, 2009, and 2010 tax years. The ultimate resolution of the audit is still uncertain. The issues being challenged mainly involve the timing of income recognition and would normally result in an increase in the deferred tax asset. In 2012 we proposed a settlement to the IRS and recorded an additional tax expense accrual of $1.5 million to reflect the amount of that proposed settlement. In 2012, we also recorded a tax benefit of $5.0 million to reduce the valuation allowance on our deferred tax asset (see “Deferred Tax Asset Valuation Allowance” below). Our total tax recorded in 2012 was a benefit of $3.5 million, for an effective tax rate of (69.5%). Our net income in 2012 was $8.5 million, an improvement of $12.3 million compared to the loss of $3.8 million in 2011.

Financial Condition.  Compared to 2011, our total assets increased $30.6 million, or 2.5%. The growth was the result of growth in deposit funding, which increased $26.5 million. We continue to reduce our non-core funding and, in 2012, $7.7 million in brokered certificates of deposit and $5.0 million in repurchase agreements matured and were not replaced. We reduced our total brokered CDs from $24.0 million at December 31, 2011 to $16.2 million at December 31, 2012. Loan demand improved in 2012, but it was not sufficient to replace the amount of principal payments received and charged off during the year. As a result, total loans held for investment decreased $52.2 million, or 7.7%. Due to the increase in deposit funding and the decrease in loans, our cash and investment securities increased $78.8 million. The investment portfolio primarily consists of mortgage backed securities issued by GNMA, and debt securities issued by U.S. government agencies and states and political subdivisions. Due to the low interest rate environment and our anticipated cash needs for 2013, we held more of our excess funds in cash and cash equivalents instead of investing it in securities. Capital increased $7.9 million, primarily due to the earnings of $8.5 million, partially offset by a reduction in accumulated other comprehensive income that was mainly caused by a reduction in the unrealized gains on our available-for-sale investment securities.

Cash Flow.  Cash flows provided by operations decreased compared to 2011 even though net income increased from a loss of $3.8 million to a profit of $8.5 million. This occurred because the primary contributors to the improved earnings were the reduction in the provision for loan losses and the decrease in the deferred tax asset valuation allowance, and both of these are noncash items. Cash flows used for investing activities decreased slightly from $3.4 million to $2.5 million 2011 to 2012, because in both years the amount of cash generated by loan payments and securities maturities and sales was reinvested into investment securities. Cash flows from financing activity increased $47.8 million in 2012 due to a smaller amount of debt repayments and growth in deposits. As a result, total cash and cash equivalents increased $36.5 million in 2012 as the Bank increased its cash held at the Federal Reserve.

Deferred Tax Asset Valuation Allowance.  ASC 740 guidance requires that a corporation assess whether a valuation allowance should be established against its deferred tax asset based on the consideration of all available evidence using a “more likely than not” standard. In making such judgments, the corporation should consider both positive and negative evidence and analyze changes in near term market conditions as well as other factors which may impact future operating results. We first established a valuation allowance of $13.8 million against our $17 million deferred tax asset effective December 31, 2009. The valuation allowance was increased to 100% of the $20.9 million deferred tax asset effective December 31, 2010. The valuation allowance was maintained at 100% of the deferred tax asset, which increased to $24.2 million during 2011.

The negative evidence evaluated as of December 31, 2012 consisted primarily of the economic conditions and our financial results during the 2008-2010 period. In 2008, the southeast Michigan region led the nation into a prolonged recession due to weak sales in the automotive sector. In the years leading up to the recession, housing values increased rapidly, and when unemployment began to rise, the housing market suffered and real estate values declined. The decline in real estate values resulted in an abrupt reduction in mortgage loan originations and the ability of homeowners to use the equity in their homes to fund their spending. The

Bank’s loan portfolio primarily consisted of loans secured by real estate, including residential and commercial development and 1 – 4 family residential property, and we experienced significant increases in defaults in these loans. Nonperforming loans as a percent of total loans increased from 3.39% as of December 2007 to 10.84% as of December 31, 2010, and net charge offs as a percent of average loans increased from 0.49% in 2007 to 2.89% in 2010. Due to the deterioration of the Bank’s loan portfolio, we needed to increase our allowance for loan losses from $13.8 million at the end of 2006 to $24.1 million at the end of 2009. This required an increase in our provision for loan losses from $11.4 million in 2007 to $36.0 million in 2009, and our net income decreased from a profit of $7.7 million in 2007 to a loss of $34.3 million in 2009.

The positive evidence evaluated as of December 31, 2012 consisted of the improvements in the economic conditions in 2011 and 2012, the improvements in the Bank’s asset quality and earnings in 2011 and 2012, the expectations of our future earnings improvements, and our long history of strong financial performance prior to 2008. During the recession, the national unemployment rate increased from 5.0% at the end of 2007 to its peak of 10.0% in October, 2009. Since the recovery began, the national unemployment rate declined to 7.8% at the end of 2012. During the same period, the unemployment rate for Michigan increased from 7.2% to a high of 14.2% in August, 2009 and had declined to 8.9% at the end of 2012. From December 2007 to July 2009, the Case Shiller housing price index for southeast Michigan decreased 32.3%, and from that low point, the index recovered 14.9% as of December 2012. These economic improvements have resulted in asset quality and earnings improvements at the Bank. Problem assets declined $35.3 million, or 22.4% from 2010 to 2012 and net charge offs decreased 53.2% from $23.3 million in 2010 to $10.9 million in 2012. The improvement in asset quality enabled the Bank to reduce its allowance for loan losses 18.5% over the same two-year period. The asset quality improvement led to an improvement in earnings, and posted six consecutive quarterly profits through the end of 2012 and had positive cumulative earnings for eight quarters through the end of 2012. Prior to 2008, we had consistently strong financial performance, and since our formation have not had any net operating loss carry forwards expire unused. Throughout the recent economic challenges, we maintained strong core earnings and only experienced losses recently due to high credit related costs. The two-year budget and five-year financial projections indicated that we would be able to utilize a sufficient amount of our net operating loss carry forwards to make it “more likely than not” that we would be able to realize at least $5 million of our deferred tax assets. Based on our evaluation of the positive and negative evidence, we reduced our deferred tax asset valuation allowance by $5 million as of December 31, 2012.

Liquidity and Capital.  Our total stockholders’ equity was $83.6 million at December 31, 2012 and $75.7 million at December 31, 2011. The stockholders’ equity increased $7.9 million during the year, the ratio of equity to assets increased from 6.12% as of December 31, 2011 to 6.59% as of December 31, 2012. Federal bank regulatory agencies have set capital adequacy standards for Total Risk-Based Capital, Tier 1 Risk-Based Capital, and Leverage Capital. These regulatory standards require banks to maintain Leverage and Tier 1 ratios of at least 4% and a Total Capital ratio of at least 8% to be adequately capitalized. The regulatory agencies consider a bank to be “well capitalized” if its Total Risk-Based Capital is at least 10% of Risk Weighted Assets, Tier 1 Capital is at least 6% of Risk Weighted Assets, the Leverage Capital Ratio is at least 5%, and the Bank is not subject to any written agreements or order issued by the FDIC pursuant to Section 8 of the Federal Deposit Insurance Act.

The following table summarizes the capital ratios of the Bank at December 31, 2012 and 2011:

	December 31, 2012	December 31, 2011	Minimum to be Well Capitalized
Tier 1 leverage ratio	6.43%	6.07%	5%
Tier 1 risk-based capital	10.27%	9.21%	6%
Total risk based capital	11.53%	10.48%	10%

Comparison of 2011 to 2010

Executive Overview.

Our net loss decreased from $11.9 million in 2010 to $3.8 million in 2011 mainly due to the decrease of $6.7 million in the provision for loan losses and the decrease of $2.7 million in federal income tax expense. The slowly improving economic conditions and continued high credit standards and collection efforts contributed to a decrease in charge offs for the year, which contributed significantly to the reduction in the provision expense for the year. Interest income decreased $7.0 million during 2011 as the yield on earnings assets decreased from 4.77% to 4.33% primarily as a result of the historically low level of market interest rates throughout the year. The amount of earning assets also decreased slightly due to the continued low levels of loan demand as well as management’s efforts to improve the Bank’s capital position by restricting asset growth. The average cost of funds also decreased, primarily as a result of historically low interest rates and the Bank’s reduction in the average balances of it higher cost borrowings.

Results of Operation.

Our net loss decreased by $8.1 million from $11.9 million in 2010 to $3.8 million in 2011 mainly due to the decrease of $6.7 million in the provision for loan losses and the decrease of $2.7 million in federal income tax expense. The primary source of earnings for the Bank is its net interest income, which decreased $1.7 million, or 4.6%, compared to 2010. Net interest income decreased as the net interest margin decreased from 3.10% to 3.07% and the average earning assets decreased $41.6 million, or 3.5%. Earning assets decreased due to the continued low loan demand and management’s efforts to improve the Bank’s capital ratios by reducing its assets. Interest income decreased $7.0 million during 2011 as the yield on earning assets decreased from 4.77% to 4.33%, while the amount of earning assets decreased slightly from $1.19 billion to $1.14 billion. Interest expense decreased $5.3 million compared to 2010 as the average amount of interest bearing liabilities decreased $58.5 million and the cost of the interest bearing liabilities decreased from 1.85% in 2010 to 1.43% in 2011. The decrease in the average cost of funds was due to the historically low level of market interest rates throughout the year and because most of the reduction in the outstanding balances of interest bearing liabilities occurred in reduction in the balances of higher cost borrowed funds.

The provision for loan losses decreased 32.7% from $20.5 million in 2010 to $13.8 million in 2011 as the amount of net charge offs decreased from $23.3 million in 2010 to $14.2 million in 2011. The slowly improving economic conditions and continued high credit standards and collection efforts contributed to the decrease in charge offs. The net charge offs exceeded the provision by $358,000, causing a decrease of that amount in our allowance for loan losses. Due to the decrease in the size of the portfolio, the allowance as a percent of loans increased from 2.82% as of December 31, 2010 to 3.07% as of December 31, 2011.

Other income decreased 6.2% from $19.4 million in 2010 to $18.2 million in 2011. Service charges and other fees decreased $603,000, or 11.4%, as NSF fee income decreased due to lower overdraft activity. Security gains decreased $2.2 million due to the large amount of gains on sales of securities in 2010 that were the result of selling investments to pay off Federal Home Loan Bank advances. The gains recorded in 2011 were primarily the result of bonds owned at discounts being called at par. Mortgage loan origination income decreased 32.8% from 2010 as the weak real estate market conditions had a negative impact on the amount of sales and refinance activity. Income from bank owned life insurance increased $1.7 million, or 85.5%, due to the proceeds of a death claim for one of our directors in 2011. Other noninterest income increased 6.6% due to an increase in ATM and debit card interchange income.

Other expenses decreased $1.7 million, or 3.7%, in 2011 compared to 2010. Salaries and benefits expense increased $369,000, or 1.9%, as small reductions in salaries and retirement benefits were offset by increases in insurance costs and payroll taxes. Occupancy expense increased 8.2% as property taxes, utilities, and maintenance expenses all increased. The increase in maintenance expense includes an accrual of $340,000 for additional environmental cleanup costs at our Temperance branch location. Equipment expense decreased $229,000, or 7.2%, due to lower depreciation and maintenance costs. Professional fees increased 14.9% from $2.1 million in 2010 to $2.5 million in 2011 as legal fees increased due to collection activity and accounting fees increased due to IRS audit assistance costs. Expenses and losses on other real estate owned decreased $660,000, or 10.4%, as the decline in real estate values slowed, decreasing the need to write down our properties. Maintenance, insurance, and property tax costs on OREO properties also decreased. Debt prepayment penalty expense decreased $2.5 million, or 100%, due to the one-time cost associated with prepaying Federal Home Loan Bank advances in 2010. Death benefit obligation expense increased $1.6 million due to the accrual of a death benefit payable to the beneficiary of one of our board members in 2011.

Our net loss for 2011, before provision for income taxes, was $3.3 million, a decrease of $5.4 million compared to the pretax loss of $8.7 million in 2010. In 2010, we recorded a tax expense of $3.2 million to increase the valuation allowance to 100% of our deferred tax assets. In 2011, we recorded a tax expense of $500,000 for an estimated adjustment to our 2009 tax return resulting from our ongoing IRS audit. The net loss in 2011 was $3.8 million, an improvement of $8.1 million compared to the loss of $11.9 million in 2010.

Financial Condition.  Due to the poor asset quality and the losses recorded in 2009 and 2010, the Bank faced increased regulatory scrutiny, including a requirement to increase its capital ratios. In 2010, we continued to focus our balance sheet strategy on restricting asset growth and actively managing capital. During the year, assets decreased $124.0 million, or 9.0%, as the Bank used loan maturities and investment sales to fund the prepayment of Federal Home Loan Bank advances. This balance sheet strategy continued throughout 2011, with assets decreasing another $21.4 million, or 1.7%, and total borrowed funds decreasing 11.5% from $143.5 million to $127.0 million. The investment portfolio primarily consisted of mortgage backed securities issued by GNMA, and debt securities issued by U.S. government agencies and states and political subdivisions. During 2011, as economic conditions began to improve nationally, we purchased a small amount of intermediate term corporate debt securities. We also continued to hold three pooled trust preferred securities issued by banks and insurance companies. Due to the lack of an active market for pooled trust preferred collateralized debt obligations (trust preferred CDOs), we utilize an independent third party to value that portion of our investment portfolio. Based on these third party valuations, the values of these securities were significantly below our cost. The fair values of each of the three trust preferred CDOs improved during 2010 and 2011, and no other than temporary impairment was been recognized since 2009. Our loan portfolio decreased $70.4 million as the slowly recovering economic conditions have not resulted in an increase in local loan demand.

The largest decreases in the loan portfolio were in construction real estate loans, down $22.9 million, or 49.4%, and commercial and residential real estate loans, which decreased 5.0% and 5.1%, respectively. The soft real estate market and the high amount of charge offs in these areas contributed to their declines. Deposits decreased $9.6 million, or 0.9%, to $1.022 billion in 2011. We continued to allow our brokered certificates of deposit to mature without being renewed and replaced that funding with in market deposit growth. We reduced our total brokered CDs from $46.8 million at December 31, 2010 to $23.9 million at December 31, 2011. The mix of deposits changed during 2011 as the low interest rate environment caused many customers to put their maturing certificate of deposits into checking and savings accounts. We also did not replace our maturing FHLB advances and repurchase agreements in 2011, bringing the total amount of nondeposit funding down from $143.5 million at December 31, 2010 to $127.0 million at December 31, 2011. This change in the funding structure, along with the decrease in interest rates, contributed to the decrease in interest expense in 2011.

Cash Flow.  Cash flows provided by operations decreased compared to 2010 as the impact of the smaller loss and the increase in interest payables and other liabilities was offset by the smaller decrease in interest receivable and other assets and the change in the deferred tax asset. The increase in other liabilities was primarily due to the accrual of a death benefit payable of $1.6 million. Cash flows provided by investing activities decreased $108.4 million from 2010 to 2011 due to the large amount of securities sold in 2010 to repay Federal Home Loan Bank Advances. Cash used for financing activity decreased from $113.5 million in 2010 to $26.0 million in 2011 primarily due to a decrease in the amount of borrowed funds that were repaid. Total cash and cash equivalents decreased $10.3 million in 2011 as the Bank moved a portion of its cash held at the Federal Reserve into investment securities.

Liquidity and Capital.  Our total stockholders’ equity was $75.7 million at December 31, 2011 and $74.0 million at December 31, 2010. The stockholders’ equity increased $1.7 million during the year, the ratio of equity to assets increased from 5.9% as of December 31, 2010 to 6.1% as of December 31, 2011.

The following table summarizes the capital ratios of the Bank at December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010	Minimum to be Well Capitalized
Tier 1 leverage ratio	6.07%	6.24%	5%
Tier 1 risk-based capital	9.21%	8.97%	6%
Total risk based capital	10.48%	10.24%	10%

Statistical Disclosures By Bank Holding Companies

The following table shows the investment portfolio for the last three years and the interim period year-to-date (000s omitted).

Investment Portfolio

	Held to Maturity
	September 30, 2013		December 31, 2012		December 31, 2011		December 31, 2010
	Amortized Cost	Estimated Market Value	Amortized Cost	Estimated Market Value	Amortized Cost	Estimated Market Value	Amortized Cost	Estimated Market Value
Mortgage Backed Securities issued by U.S. Government Agencies	$—	$—	$—	$—	$—	$—	$6	$6
Obligations of states and political subdivisions in the U.S.	31,381	31,647	38,286	39,630	35,364	35,812	23,798	23,836
Corporate Debt Securities	500	500	500	500	—	—	—	—
Total	$31,881	$32,147	$38,786	$40,130	$35,364	$35,812	$23,804	$23,842
Pledged securities	$165	$166	$335	$339	$1,111	$1,125	$4,502	$4,544

	Available for Sale
	September 30, 2013		December 31, 2012		December 31, 2011		December 31, 2010
	Amortized Cost	Estimated Market Value	Amortized Cost	Estimated Market Value	Amortized Cost	Estimated Market Value	Amortized Cost	Estimated Market Value
Obligations of U.S. Government agencies	$271,737	$264,674	$222,099	$225,451	$161,483	$165,532	$127,065	$127,291
Mortgage Backed Securities issued by U.S. Government Agencies	102,497	102,546	127,082	129,818	156,883	160,168	139,708	139,744
Obligations of states and political subdivisions in the U.S.	15,519	15,712	17,804	18,370	14,616	15,178	14,881	14,725
Trust Preferred CDO Securities	9,513	5,861	9,525	5,406	9,542	5,467	9,563	5,188
Corporate Debt Securities	11,967	12,070	11,961	12,077	6,070	5,979	—	—
Equity securities	2,580	2,577	2,580	2,645	2,567	2,575	2,553	2,417
Total	$413,813	$403,440	$391,051	$393,767	$351,161	$354,899	$293,770	$289,365
Pledged securities	$134,996	$134,749	$131,678	$137,706	$131,616	$137,220	$139,278	$140,031

The following table shows average daily balances, interest income or expense amounts, and the resulting average rates for interest earning assets and interest bearing liabilities for the last three years and the interim period year-to-date. Also shown are the net interest income, total interest rate spread, and the net interest margin for the same periods.

Average Balances

	Nine Months Ended September 30,						Years Ended December 31,
	2013			2012			2012			2011			2010
(Dollars in Thousands)	Average Daily Balance	Interest Earned or Paid	Average Yield	Average Daily Balance	Interest Earned or Paid	Average Yield	Average Daily Balance	Interest Earned or Paid	Average Yield	Average Daily Balance	Interest Earned or Paid	Average Yield	Average Daily Balance	Interest Earned or Paid	Average Yield
Investments
Interest Bearing Balances Due From Banks	$68,771	$131	0.25%	$75,271	$145	0.26%	$76,079	$195	0.26%	$58,558	$151	0.26%	$49,972	$131	0.26%
Obligations of US Government Agencies	361,075	4,628	1.71%	325,092	5,350	2.20%	332,119	6,944	2.09%	304,422	7,722	2.54%	258,859	7,888	3.05%
Obligations of States & Political Subdivisions(1)	51,078	1,107	2.90%	47,441	1,170	3.30%	48,355	1,552	3.21%	43,235	1,542	3.57%	48,614	1,955	4.02%
Other Securities	30,847	594	2.57%	27,544	579	2.81%	28,204	794	2.82%	20,720	433	2.09%	22,405	602	2.69%
Total Investments	511,771	6,460	1.69%	475,348	7,244	2.04%	484,757	9,485	1.96%	426,935	9,848	2.31%	379,850	10,576	2.78%
Loans
Commercial	434,718	16,250	5.00%	464,439	18,635	5.36%	459,797	24,423	5.31%	495,581	27,380	5.52%	554,474	31,384	5.66%
Mortgage	169,721	5,979	4.71%	188,589	7,048	5.00%	186,778	9,239	4.95%	204,311	10,469	5.12%	171,417	9,021	5.26%
Consumer	12,734	877	9.21%	14,426	1,090	10.10%	14,125	1,388	9.83%	17,880	1,863	10.42%	80,702	5,605	6.95%
Total Loans(2)	617,173	23,106	5.01%	667,454	26,773	5.36%	660,700	35,050	5.30%	717,772	39,712	5.53%	806,593	46,010	5.70%
Federal Funds Sold	—	—	n/a	—	—	n/a	—	—	n/a	41	—	n/a	—	—	n/a
Total Interest Earning Assets	1,128,944	29,566	3.50%	1,142,802	34,017	3.98%	1,145,457	44,535	3.89%	1,144,748	49,560	4.33%	1,186,443	56,586	4.77%
Cash & Non Interest Bearing Due From Banks	14,930			18,683			18,187			18,207			17,239
Interest Receivable and Other Assets	82,909			77,664			77,524			86,614			100,620
Total Assets	$1,226,783			$1,239,149			$1,241,168			$1,249,569			$1,304,302
Savings Accounts	$158,290	$67	0.06%	$139,827	$143	0.14%	$141,949	$194	0.14%	$121,378	$219	0.18%	$114,657	$300	0.26%
Interest Bearing DDA & NOW Accounts	126,291	53	0.06%	118,432	138	0.16%	161,545	286	0.18%	109,587	266	0.24%	103,236	545	0.53%
Money Market Deposits	312,711	373	0.16%	285,851	528	0.25%	244,710	555	0.23%	267,650	758	0.28%	266,139	983	0.37%
Certificates of Deposit	269,579	2,868	1.42%	314,344	4,155	1.77%	308,116	5,295	1.72%	376,806	9,455	2.51%	395,887	11,266	2.85%
Fed Funds Purch & Other Borrowings	4	—	n/a	2	—	n/a	138	11	7.97%	135	11	8.15%	3	—	0.00%

	Nine Months Ended September 30,						Years Ended December 31,
	2013			2012			2012			2011			2010
(Dollars in Thousands)	Average Daily Balance	Interest Earned or Paid	Average Yield	Average Daily Balance	Interest Earned or Paid	Average Yield	Average Daily Balance	Interest Earned or Paid	Average Yield	Average Daily Balance	Interest Earned or Paid	Average Yield	Average Daily Balance	Interest Earned or Paid	Average Yield
Repurchase Agreements	15,000	529	4.72%	18,796	650	4.62%	17,842	828	4.64%	23,918	1,101	4.60%	30,000	1,388	4.63%
FHLB Advances	60,260	1,004	2.23%	107,000	2,070	2.59%	107,000	2,717	2.54%	111,197	2,623	2.36%	159,185	5,276	3.31%
Total Interest Bearing Liabilities	942,135	4,894	0.69%	984,252	7,684	1.04%	981,300	9,886	1.01%	1,010,671	14,433	1.43%	1,069,107	19,758	1.85%
Non-interest Bearing Deposits	187,950			165,793			169,592			155,504			141,409
Other Liabilities	13,687			12,491			12,977			10,370			9,998
Total Liabilities	1,143,772			1,162,536			1,163,869			1,176,545			1,220,514
Stockholders' Equity	83,011			76,613			77,299			73,024			83,788
Total Liabilities & Stockholders' Equity	$1,226,783			$1,239,149			$1,241,168			$1,249,569			$1,304,302
Net Interest Income		$24,672			$26,333			$34,649			$35,127			$36,828
Interest Rate Spread			2.81%			2.94%			2.88%			2.90%			2.92%
Net Interest Income as a percent of average earning assets			2.92%			3.08%			3.02%			3.07%			3.10%

(1)	Interest income on Obligations of States and Political Subdivisions is not on a taxable equivalent basis.
(2)	Total Loans excludes Overdraft Loans, which are noninterest earning. These loans are included in Other Assets. Total Loans includes nonaccrual loans. When a loan is placed in nonaccrual status, all accrued and unpaid interest is charged against interest income. Loans on nonaccrual status do not earn any interest.

The following table summarizes the changes in interest income and interest expense attributable to changes in interest rates and changes in the volume of interest earning assets and interest bearing liabilities for the period indicated:

Rate/Volume Analysis

	Nine Months Ended Sept. 30,			Years Ended December 31,
	2013 versus 2012			2012 versus 2011			2011 versus 2010			2010 versus 2009
	Changes due to increased (decreased)			Changes due to increased (decreased)			Changes due to increased (decreased)			Changes due to increased (decreased)
(Dollars in Thousands)	Rate	Volume	Net	Rate	Volume	Net	Rate	Volume	Net	Rate	Volume	Net
Interest Income
Investments
Interest Bearing Balances Due From Banks	$(1)	$(13)	$(14)	$(1)	$45	$44	$(3)	$23	$20	$(16)	$59	$43
Obligations of US Government Agencies	(1,314)	592	(722)	(1,480)	703	(777)	(1,555)	1,388	(167)	(3,610)	(1,074)	(4,684)
Obligations of States & Political Subdivisions	(153)	90	(63)	(173)	182	9	(196)	(216)	(412)	(23)	(1,380)	(1,403)
Other Securities	(55)	70	15	205	156	361	(124)	(45)	(169)	(574)	(901)	(1,475)
Total Investments	(1,523)	739	(784)	(1,449)	1,086	(363)	(1,878)	1,150	(728)	(4,223)	(3,296)	(7,519)
Loans
Commercial	(1,193)	(1,192)	(2,385)	(980)	(1,977)	(2,957)	(668)	(3,336)	(4,004)	(153)	(3,680)	(3,833)
Mortgage	(364)	(705)	(1,069)	(332)	(899)	(1,231)	(283)	1,731	1,448	(705)	(1,218)	(1,923)
Consumer	(85)	(128)	(213)	(83)	(391)	(474)	621	(4,363)	(3,742)	(233)	(910)	(1,143)
Total Loans	(1,642)	(2,025)	(3,667)	(1,395)	(3,267)	(4,662)	(330)	(5,968)	(6,298)	(1,091)	(5,808)	(6,899)
Federal Funds Sold	—	—	—	—	—	—	—	—	—	—	—	—
Total Interest Income	(3,165)	(1,286)	(4,451)	(2,844)	(2,181)	(5,025)	(2,208)	(4,818)	(7,026)	(5,314)	(9,104)	(14,418)
Interest Expense
Savings Accounts	(95)	19	(76)	(62)	37	(25)	(99)	18	(81)	(69)	26	(43)
Interest Bearing DDA and NOW Accounts	(93)	9	(84)	(106)	126	20	(313)	34	(279)	(166)	74	(92)
Money Market Deposits	(204)	49	(155)	(138)	(65)	(203)	(230)	5	(225)	(886)	(93)	(979)
Certificates of Deposit	(696)	(592)	(1,288)	(2,437)	(1,723)	(4,160)	(1,268)	(543)	(1,811)	(1,967)	(1,811)	(3,778)
Fed Funds Purch & Other Borrowings	0	0	—	0	0	—	11	0	11	1	(1)	—
Repurchase agreements	10	(131)	(121)	7	(279)	(272)	(6)	(281)	(287)	—	—	—
FHLB Advances	(162)	(904)	(1,066)	194	(101)	93	(1,063)	(1,590)	(2,653)	(1,515)	(3,824)	(5,339)
Total Interest Expense	(1,240)	(1,550)	(2,790)	(2,542)	(2,005)	(4,547)	(2,968)	(2,357)	(5,325)	(4,602)	(5,629)	(10,231)
Net Interest Income	$(1,925)	$(264)	$(1,661)	$(302)	$(176)	$(478)	$760	$(2,461)	$(1,701)	$(712)	$(3,475)	$(4,187)

For a variety of reasons, including volatile economic conditions, fluctuating interest rates, and large amounts of local municipal deposits, we have attempted, for the last several years, to maintain a liquid investment position. The percentage of securities held as Available for Sale was 92.7% as of September 30, 2013, 91.0% as of December 31, 2012 and 90.9% as of December 31, 2011. The percentage of securities that mature within five years was 19.2% as of September 30, 2013, 16.7% as of December 31, 2012, and 27.3% as of December 31, 2011. The following table presents the scheduled maturities for each of the investment categories, and the average yield on the amounts maturing. The yields presented for the Obligations of States and Political Subdivisions are not tax equivalent yields. The interest income on a portion of these securities is exempt from federal income tax. Our statutory federal income tax rate was thirty-four percent in 2012.

Scheduled Maturities for Investment Portfolio

As of September 30, 2013:

Maturing
	Within 1 year		1 – 5 years		5 – 10 Years		Over 10 Years		Total
(Dollars in Thousands)	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Obligations of US Government Agencies	$—	0.00%	$46,993	1.21%	$211,284	1.82%	$6,397	2.01%	$264,674	1.72%
Mortgage Backed Securities issued by U.S. Government Agencies	—	0.00%	—	0.00%	—	0.00%	102,546	3.02%	102,546	3.02%
Obligations of States & Political Subdivisions	4,966	2.32%	19,094	2.43%	17,570	3.68%	5,463	4.39%	47,093	3.11%
Trust Preferred CDO Securities	—	0.00%	—	0.00%	—	0.00%	5,861	1.08%	5,861	1.08%
Corporate Debt Securities	—	0.00%	12,570	2.15%		0.00%	—	0.00%	12,570	2.15%
Other Securities	—	0.00%	—	0.00%	—	0.00%	2,577	0.00%	2,577	0.00%
Total	$4,966	2.32%	$78,657	1.66%	$228,854	1.96%	$122,844	2.87%	$435,321	2.17%

As of December 31, 2012:

Maturing
	Within 1 year		1 – 5 years		5 – 10 Years		Over 10 Years		Total
(Dollars in Thousands)	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Obligations of US Government Agencies	$—	0.00%	$27,644	0.99%	$193,055	1.71%	$4,752	1.25%	$225,451	1.61%
Mortgage Backed Securities issued by U.S. Gov't Agencies	—	0.00%	—	0.00%	—	0.00%	129,818	3.02%	129,818	3.02%
Obligations of States & Political Subdivisions	17,009	1.43%	15,101	2.79%	17,083	3.75%	7,463	3.64%	56,656	2.78%
Trust Preferred CDO Securities	—	0.00%	—	0.00%	—	0.00%	5,406	1.10%	5,406	1.10%
Corporate Debt Securities	—	0.00%	12,577	2.24%	—	0.00%	—	0.00%	12,577	2.24%
Other Securities	—	0.00%	—	0.00%	—	0.00%	2,645	0.00%	2,645	0.00%
Total	$17,009	1.43%	$55,322	1.77%	$210,138	1.88%	$150,084	2.87%	$432,553	2.19%

Our loan policies also reflect our awareness of the need for liquidity. We have short average terms for most of our loan portfolios, in particular real estate mortgages, the majority of which are normally written for five years or less. The following table shows the maturities or repricing opportunities (whichever is earlier) for the Bank’s interest earning assets and interest bearing liabilities at September 30, 2013 and December 31, 2012. The repricing assumptions shown are consistent with those established by the Bank’s Asset and Liability Management Committee (ALCO). Savings accounts and interest bearing demand deposit accounts are nonmaturing, variable rate deposits, which may reprice as often as daily, but are not included in the zero to nine month category because in actual practice, these deposits are only repriced if there is a large change in market interest rates. The effect of including these accounts in the zero to nine-month category is depicted in a subsequent table. Money Market deposits are also nonmaturing, variable rate deposits; however, these accounts are included in the zero to nine-month category because they may get repriced following smaller changes in market rates.

Comprehensive Schedule of Asset and Liability Maturities and Rate Sensitivity Analysis

	Assets/Liabilities at September 30, 2013, Maturing or Repricing in:
(Dollars in Thousands)	0 – 6 Months	6 – 12 Months	1 – 2 Years	2 – 5 Years	Over 5 Years	Total Amount
Interest Earning Assets
Obligations of US Gov't Agencies	$211,364	$27,255	$33,714	$37,670	$57,217	$367,220
Obligations of States & Political Subdivisions	8,522	6,621	5,731	21,370	4,849	47,093
Other Securities	16,508	—	2,000	2,500	—	21,008
Commercial Loans	112,751	42,243	54,404	189,491	10,869	409,758
Mortgage Loans	16,354	32,841	18,746	30,985	15,706	114,632
Consumer Loans	30,305	4,179	4,458	13,014	960	52,916
Interest Bearing DFB	21,506	350	—	—	—	21,856
Total Interest Earning Assets	$417,310	$113,489	$119,053	$295,030	$89,601	$1,034,483
Interest Bearing Liabilities
Savings Deposits	$227,700	$—	$—	$—	$—	$227,700
Other Time Deposits	82,290	57,640	59,485	53,268	—	252,683
FHLB Advances	12,000	—	—	—	—	12,000
Repurchase Agreements	—	—	—	15,000	—	15,000
Total Interest Bearing Liabilities	$321,990	$57,640	$59,485	$68,268	$—	$507,383
Gap	$95,320	$55,849	$59,568	$226,762	$89,601	$527,100
Cumulative Gap	$95,320	$151,169	$210,737	$437,499	$527,100	$527,100
Sensitivity Ratio	1.30	1.97	2.00	4.32	n/a	2.04
Cumulative Sensitivity Ratio	1.30	1.40	1.48	1.86	2.04	2.04

If savings and interest bearing demand deposit accounts were included in the zero to nine months category, the Bank’s gap would be as shown in the following table:

	Assets/Liabilities at September 30, 2013, Maturing or Repricing in:
	0 – 6 Months	6 – 12 Months	1 – 2 Years	2 – 5 Years	Over 5 Years	Total
Total Interest Earning Assets	$417,310	$113,489	$119,053	$295,030	$89,601	$1,034,483
Total Interest Bearing Liabilities	$614,102	$57,640	$59,485	$68,268	$—	$799,495
Gap	$(196,792)	$55,849	$59,568	$226,762	$89,601	$234,988
Cumulative Gap	$(196,792)	$(140,943)	$(81,375)	$145,387	$234,988	$234,988
Sensitivity Ratio	0.68	1.97	2.00	4.32	n/a	1.29
Cumulative Sensitivity Ratio	0.68	0.79	0.89	1.18	1.29	1.29

	Assets/Liabilities at December 31, 2012, Maturing or Repricing in:
(Dollars in Thousands)	0 – 6 Months	6 – 12 Months	1 – 2 Years	2 – 5 Years	Over 5 Years	Total Amount
Interest Earning Assets
US Treas Secs & Obligations of US Gov't Agencies	$164,067	$44,730	$46,310	$50,445	$49,717	$355,269
Obligations of States & Political Subdivisions	16,120	7,051	5,558	18,408	9,519	56,656
Other Securities	12,406	—	—	4,500	3,722	20,628
Commercial Loans	126,422	47,089	70,629	157,629	8,582	410,351
Mortgage Loans	22,889	35,313	16,569	35,574	17,685	128,030
Consumer Loans	31,990	4,758	5,029	12,523	884	55,184
Interest Bearing DFB	95,391	—	—	—	—	95,391
Total Interest Earning Assets	$469,285	$138,941	$144,095	$279,079	$90,109	$1,121,509
Interest Bearing Liabilities
Savings Deposits	$213,720	$—	$—	$—	$—	$213,720
Other Time Deposits	86,395	64,846	70,873	64,977	—	287,091
FHLB Advances	107,000	—	—	—	—	107,000
Repurchase Agreements	—	—	—	15,000	—	15,000
Notes Payable	—	—	135	—	—	135
Total Interest Bearing Liabilities	$407,115	$64,846	$71,008	$79,977	$—	$622,946
Gap	$62,170	$74,095	$73,087	$199,102	$90,109	$498,563
Cumulative Gap	$62,170	$136,265	$209,352	$408,454	$498,563	$498,563
Sensitivity Ratio	1.15	2.14	2.03	3.49	n/a	1.80
Cumulative Sensitivity Ratio	1.15	1.29	1.39	1.66	1.80	1.80

If savings and interest bearing demand deposit accounts were included in the zero to nine months category, the Bank’s gap would be as shown in the following table:

	Assets/Liabilities at December 31, 2012, Maturing or Repricing in:
	0 – 6 Months	6 – 12 Months	1 – 2 Years	2 – 5 Years	Over 5 Years	Total
Total Interest Earning Assets	$469,285	$138,941	$144,095	$279,079	$90,109	$1,121,509
Total Interest Bearing Liabilities	$681,033	$64,846	$71,008	$79,977	$—	$896,864
Gap	$(211,748)	$74,095	$73,087	$199,102	$90,109	$224,645
Cumulative Gap	$(211,748)	$(137,653)	$(64,566)	$134,536	$224,645	$224,645
Sensitivity Ratio	0.69	2.14	2.03	3.49	n/a	1.25
Cumulative Sensitivity Ratio	0.69	0.82	0.92	1.15	1.25	1.25

The amount of loans due after one year with floating interest rates was $142,811,000 at September 30, 2013 and $159,494,000 at December 31, 2012.

The following table shows the remaining maturity for Certificates of Deposit with balances of $100,000 or more (000s omitted):

Certificate of Deposit Maturities

(Dollars in Thousands)	9/30/2013	12/31/2012	12/31/2011	12/31/2010
Maturing Within
3 Months	$14,693	$18,365	$18,623	$20,057
3 – 6 Months	14,531	13,498	19,673	8,695
6 – 12 Months	18,610	20,807	17,816	35,719
Over 12 Months	37,764	45,128	56,231	59,266
Total	$85,598	$97,798	$112,343	$123,737

For 2013, we expect the FOMC to keep the fed funds target rate between zero and one-quarter percent all year. We also expect the Federal Reserve to continue to purchase bonds, keeping longer term rates low throughout the year. Other factors in the economic environment, such as elevated unemployment rates and low real estate values, are expected to continue to improve, and opportunities for lending activity are expected to increase in 2013. In the near term, our focus will continue to be on controlling our asset quality, improving our capital position, and maintaining a high level of liquidity while pursuing new lending opportunities. Both the Consent Order entered into by the Bank with the FDIC in July, 2010, and the Bank’s internal capital policy require maintaining higher levels of capital than the federal banking regulators generally require in order to have a regulatory capital classification of “well capitalized.” We had $95 million in high cost borrowed funds which matured during the second quarter of 2013. We used our available cash and securities to pay off these borrowings.

In 2012, our provision for loan losses was significantly less than in 2011, due to a decrease in actual losses recognized and a decrease in the amount of Allowance for Loan Losses required. We believe that our Allowance for Loan Losses provides adequate coverage for the losses in our portfolio and, because we expect asset quality to continue to improve in 2013, we expect that we will be able to maintain the adequacy of the allowance while recording a provision for loan losses expense that is less than our net charge offs again in 2013. We also expect the net charge offs to be lower in 2013 due to the improvements in the asset quality and the economic environment.

We anticipate that noninterest income will decrease slightly due to a reduction in the gains on sales of investment securities. We expect noninterest expenses to be flat in 2013 compared to 2012 as lower losses on OREO sales and write downs and lower OREO holding costs will be offset by higher employee costs and increased marketing expenses.

The following table shows the loan portfolio as of September 30, 2013, and for the last five years ended December 31, 2012 (000s omitted).

Loan Portfolio

	9/30/2013	12/31/2012	12/31/2011	12/31/2010	12/31/2009	12/31/2008
Domestic Loans:
Agriculture and Agricultural Real Estate	$15,322	$12,004	$15,931	$20,453	$17,470	$20,222
Commercial and industrial	65,253	58,194	63,762	76,783	93,865	109,337
Commercial Real Estate	268,768	283,014	307,075	323,351	351,027	352,934
Construction Real Estate	15,064	18,419	23,423	46,310	64,520	98,104
Residential Real Estate	231,544	240,332	255,555	269,153	299,287	329,836
Consumer and Other	14,977	15,286	13,729	16,837	22,810	30,515
Total loans and leases, net of unearned income	$610,928	$627,249	$679,475	$752,887	$848,979	$940,948
Nonaccrual loans	$28,010	$31,343	$51,066	$67,581	$56,992	$47,872
Loans 90 days or more past due and accruing	$4	$1	$20	$4	$16	$93
Troubled debt restructurings	$29,926	$38,460	$24,774	$14,098	$29,102	$5,811

The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in the process of collection. In all cases, loans are placed on nonaccrual or charged off at an earlier date if principal or interest is considered doubtful. Interest paid on nonaccrual loans is applied to the principal balance outstanding, so no interest income was recognized on nonaccrual loans in 2012. If the nonaccrual loans outstanding as of December 31, 2012, had been current in accordance with their original terms, the Bank would have recorded $3,483,000 in gross interest income on those loans during 2012, and $2,147,000 in gross interest income for the nine months ended September 30, 2013.

The following is an analysis of the transactions in the allowance for loan losses.

Analysis of the Allowance for Loan Losses

	Period Ended:
(Dollars in Thousands)	9/30/2013	12/31/2012	12/31/2011	12/31/2010	12/31/2009	12/31/2008
Balance Beginning of Period	$17,299	$20,865	$21,223	$24,063	$18,528	$20,222
Loans Charged Off (Domestic)
Agriculture and Agricultural Real Estate	—	97	—	—	932	—
Commercial	564	499	1,893	2,907	6,186	7,591
Commercial Real Estate	2,596	8,156	7,456	10,024	6,362	4,639
Construction Real Estate	67	1,036	2,177	5,303	8,858	4,162
Residential Real Estate	1,167	2,031	4,097	5,370	9,021	3,235
Consumer and Other	190	196	249	951	635	1,021
Recoveries (Domestic)
Agriculture and Agricultural Real Estate	—	—	1	1	—	—
Commercial	287	347	376	219	607	201
Commercial Real Estate	717	80	324	295	241	117
Construction Real Estate	337	240	81	22	126	81
Residential Real Estate	481	274	689	119	227	52
Consumer and Other	129	158	243	559	328	503
Net Loans Charged Off	2,633	10,916	14,158	23,340	30,465	19,694
Provision Charged to Operations	2,100	7,350	13,800	20,500	36,000	18,000
Balance End of Period	$16,766	$17,299	$20,865	$21,223	$24,063	$18,528
Ratio of Net Loans Charged Off to Average Total Loans Outstanding	0.57%	1.65%	1.97%	2.89%	3.36%	2.00%

The following analysis shows the allocation of the allowance for loan losses:

Allocation of the Allowance for Loan Losses

	Period Ended:
	9/30/2013		12/31/2012		12/31/2011		12/31/2010		12/31/2009		12/31/2008
(Dollars in Thousands)	$ Amount	% of loans to total loans	$ Amount	% of loans to total loans	$ Amount	% of loans to total loans	$ Amount	% of loans to total loans	$ Amount	% of loans to total loans	$ Amount	% of loans to total loans
Balance at end of period applicable to:
Domestic
Agriculture and Agricultural Real Estate	$137	2.5%	$76	1.9%	$64	2.3%	$77	2.7%	$142	2.1%	$43	2.1%
Commercial	1,895	10.7%	2,224	9.3%	2,184	9.4%	3,875	10.2%	6,360	11.0%	3,428	11.6%
Commercial Real Estate	7,708	43.9%	7,551	45.2%	9,351	45.2%	9,040	43.0%	8,331	41.3%	6,481	37.6%
Construction Real Estate	1,630	2.5%	2,401	2.9%	2,632	3.4%	3,285	6.1%	2,351	7.6%	2,915	10.4%
Residential Real Estate	4,622	37.9%	4,715	38.3%	6,227	37.7%	4,596	35.8%	6,382	35.3%	5,192	35.1%
Consumer and Other	774	2.5%	332	2.4%	407	2.0%	350	2.2%	497	2.7%	469	3.2%
Foreign	—	0.0%	—	0.0%	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Total	$16,766	100.0%	$17,299	100.0%	$20,865	100.0%	$21,223	100.0%	$24,063	100.0%	$18,528	100.0%

Each period the provision for loan losses in the statement of operations results from the combination of an estimate by management of loan losses that occurred during the current period and the ongoing adjustment of prior estimates of losses.

To serve as a basis for making this provision, the Bank maintains an extensive credit risk monitoring process that considers several factors including: current economic conditions affecting the Bank’s customers, the payment performance of individual loans and pools of homogeneous loans, portfolio seasoning, changes in collateral values, and detailed reviews of specific loan relationships. For loans deemed to be impaired due to an expectation that all contractual payments will probably not be received, impairment is measured by comparing the Bank’s recorded investment in the loan to the present value of expected cash flows discounted at the loan’s effective interest rate, the fair value of the collateral, or the loan’s observable market price. Year-end nonperforming assets, which include nonaccrual loans, loans ninety days or more past due, renegotiated debt, nonaccrual securities, and other real estate owned, decreased $8.4 million, or 9.1%, from 2011 to 2012, and decreased another $15.0 million, or 17.3% in the first nine months of 2013. Nonperforming assets as a percent of total assets at year-end decreased from 7.7% in 2011 to 6.9% in 2012, and decreased further to 6.0%, at September 30, 2013. The Allowance for Loan Losses as a percent of nonperforming loans at year-end decreased from 27.6% in 2011 to 24.8% in 2012, but increased to 28.9%, at September 30, 2013.

The provision for loan losses increases the allowance for loan losses, a valuation account which appears on the consolidated statements of condition. As the specific customer and amount of a loan loss is confirmed by gathering additional information, taking collateral in full or partial settlement of the loan, bankruptcy of the borrower, etc., the loan is charged off, reducing the allowance for loan losses. If, subsequent to a charge off, the Bank is able to collect additional amounts from the customer or sell collateral worth more than earlier estimated, a recovery is recorded.

Contractual Obligations — The following table shows our contractual obligations as of December 31, 2012.

	Payment Due by Period
(Dollars in Thousands)	Total	Less than 1 year	1 – 3 Years	3 – 5 Years	Over 5 Years
Long Term Debt Obligations	$122,135	$95,000	$12,135	$15,000	$—
Operating Lease Obligations	428	187	163	33	45
Salary Continuation Obligations	1,047	58	116	186	687
Total Contractual Obligations	$123,610	$95,245	$12,414	$15,219	$732

Off-Balance Sheet Arrangements — Please see Note 17 to the audited financial statements provided herewith for information regarding our off-balance sheet arrangements.

Fair Value Of Financial Instruments

We use fair value measurements to record adjustments to certain financial instruments and to determine fair value disclosures. Investment securities available for sale are recorded at fair value on a recurring basis. Additionally, from time to time, we may be required to record other assets at fair value on a nonrecurring basis, such as loans held for investment and investment securities held to maturity. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets. See Note 14 to our Consolidated Financial Statements and Note 7 to the Quarterly Consolidated Financial Statements provided herewith for further information about the extent to which fair value is used to measure assets, the valuation methodologies used, and its impact on earnings.

FASB Accounting Standards Codification 820, Fair Value Measurements (ASC 820 157), defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a three-level hierarchy for disclosures of assets or liabilities recorded at fair value. The classification of assets within the hierarchy is based on whether the inputs to the valuation methodology used for measurement are observable or unobservable. Observable inputs reflect market-derived data or market-based information obtained from independent sources, while unobservable inputs reflect our estimates about market data. The three levels of the fair value hierarchy are as follows:

Level 1 — In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that we have the ability to access. Valuation adjustments and block discounts are not applied to Level 1 instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment. Examples of assets currently utilizing Level 1 inputs are: U.S. Treasury securities.

Level 2 — Fair values determined by Level 2 inputs are valuations based on one or more quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant inputs are observable, either directly or indirectly. Observable inputs may include interest rates and yield curves that are observable at commonly quoted intervals. Examples of assets currently utilizing Level 2 inputs are: certain U.S. government agency securities; certain U.S. government sponsored agency securities; municipal bonds; and certain commercial and residential related loans.

Level 3 — Fair value drivers for level 3 inputs are unobservable, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability. Examples of assets currently utilizing Level 3 inputs are: certain commercial and residential related loans and investment securities; and mortgage servicing rights.

For assets recorded at fair value, it is management’s intention to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements. When available, quoted market prices are used to measure fair value. If market prices are not available, fair value measurement is based on models that use primarily market-based or independently-sourced market parameters, including interest rate yield curves, prepayment speeds, and option volatilities. Whenever possible our asset valuations use either of the foregoing methodologies, collectively Level 1 and Level 2 measurements, to determine fair value adjustments recorded to our financial statements. However, in certain cases, when market observable inputs for model-based valuation techniques may not be available, we are required to make judgments about assumptions market participants would use in estimating the fair value of the asset or liability. At September 30, 2013, three of our investment securities were valued using level 3 measurement.

The degree of management judgment involved in determining the fair value of a financial instrument is dependent upon the availability of quoted market prices or observable market parameters. For assets that trade actively and have quoted market prices or observable market parameters, there is minimal subjectivity involved in measuring fair value. When observable market prices and parameters are not fully available, management judgment is necessary to estimate fair value. In addition, changes in market conditions may reduce the availability of quoted prices or observable data. For example, reduced liquidity in the capital markets or changes in secondary market activities could result in observable market inputs becoming unavailable. When significant adjustments are required to available observable inputs, it may be appropriate to utilize an estimate based primarily on unobservable inputs. When an active market for a security does not exist, the use of management estimates that incorporate current market participant expectations of future cash flows, and include appropriate risk premiums, is acceptable.

For additional information regarding the fair value of our investment securities, see Notes 7 and 8 of our September 30, 2013 Consolidated Financial Statements included in this prospectus.

QUANTITATIVE AND QUALITATIVE DISCLOSURES
ABOUT MARKET RISK

Market risk for the Bank, as is typical for most banks, consists mainly of interest rate risk and market price risk. The Bank’s earnings and the economic value of its equity are exposed to interest rate risk and market price risk, and monitoring this risk is the responsibility of the Asset/Liability Management Committee (ALCO) of the Bank, which committee monitors such risk on a monthly basis.

The Bank faces market risk to the extent that the fair values of its financial instruments are affected by changes in interest rates. The Bank does not face market risk due to changes in foreign currency exchange rates, commodity prices, or equity prices. The asset and liability management process of the Bank seeks to monitor and manage the amount of interest rate risk. This is accomplished by analyzing the differences in repricing opportunities for assets and liabilities (gap analysis, as shown in Item 7), by simulating operating results under varying interest rate scenarios, and by estimating the change in the net present value of the Bank’s assets and liabilities due to interest rate changes.

Each month, ALCO, which includes the senior management of the Bank, estimates the effect of interest rate changes on the projected net interest income of the Bank. The sensitivity of the Bank’s net interest income to changes in interest rates is measured by using a computer based simulation model to estimate the impact on earnings of gradual increases or decreases of 100, 200, and 300 basis points in the prime rate. The net interest income projections are compared to a base case projection, which assumes no changes in interest rates. The table below summarizes the net interest income sensitivity as of December 31, 2012 and 2011.

(Dollars in Thousands)	Base Projection	Rates Up 1%	Rates Up 2%	Rates Up 3%	Rates Down 1%	Rates Down 2%	Rates Down 3%
Year-End 2012 12 Month Projection
Interest Income	$37,843	$39,469	$41,084	$42,660	$36,967	$35,996	$35,131
Interest Expense	7,938	8,649	9,365	10,070	7,743	7,722	7,720
Net Interest Income	$29,905	$30,820	$31,719	$32,590	$29,224	$28,274	$27,411
Percent Change From Base Projection		3.1%	6.1%	9.0%	-2.3%	-5.5%	-8.3%
ALCO Policy Limit (+/-)		5.0%	7.5%	10.0%	5.0%	7.5%	10.0%

(Dollars in Thousands)	Base Projection	Rates Up 1%	Rates Up 2%	Rates Up 3%	Rates Down 1%	Rates Down 2%	Rates Down 3%
Year-End 2011 12 Month Projection
Interest Income	$43,874	$45,412	$47,017	$48,612	$42,603	$41,528	$40,568
Interest Expense	10,672	11,388	12,110	12,825	10,295	10,239	10,224
Net Interest Income	$33,202	$34,024	$34,907	$35,787	$32,308	$31,289	$30,344
Percent Change From Base Projection		2.5%	5.1%	7.8%	-2.7%	-5.8%	-8.6%
ALCO Policy Limit (+/-)		5.0%	7.5%	10.0%	5.0%	7.5%	10.0%

The Bank’s ALCO has established limits in the acceptable amount of interest rate risk, as measured by the change in the Bank’s projected net interest income, in its policy. At December 31, 2012, the estimated variability of the net interest income under all rate scenarios was within the policy guidelines. Throughout 2012, the estimated variability of the net interest income was within the Bank’s established policy limits in the rate scenarios analyzed.

The ALCO also monitors interest rate risk by estimating the effect of changes in interest rates on the economic value of the Bank’s equity each month. The actual economic value of the Bank’s equity is first determined by subtracting the fair value of the Bank’s liabilities from the fair value of the Bank’s assets. The fair values are determined in accordance with Fair Value Measurement. The Bank estimates the interest rate risk by calculating the effect of market interest rate shocks on the economic value of its equity. For this analysis, the Bank assumes immediate increases or decreases of 100, 200, and 300 basis points in the prime lending rate. The discount rates used to determine the present values of the loans and deposits, as well as the prepayment rates for the loans, are based on Management’s expectations of the effect of the rate shock on the market for loans and deposits. The table below summarizes the amount of interest rate risk to the fair value of the Bank’s assets and liabilities and to the economic value of the Bank’s equity.

	Fair Value at December 31, 2012
(Dollars in Millions)	Base	Up 1%	Rates Up 2%	Up 3%	Down 1%	Down 2%	Down 3%
Assets	$1,312,995	$1,290,522	$1,263,229	$1,235,347	$1,324,316	$1,328,017	$1,330,511
Liabilities	1,184,155	1,163,946	1,144,366	1,125,386	1,197,232	1,197,232	1,197,232
Stockholders' Equity	$128,840	$126,576	$118,863	$109,961	$127,084	$130,785	$133,279
Change in Equity		-1.8%	-7.7%	-14.7%	-1.4%	1.5%	3.4%
ALCO Policy Limit (+/-)		10.0%	20.0%	30.0%	10.0%	20.0%	30.0%

	Fair Value at December 31, 2011
(Dollars in Millions)	Base	Up 1%	Rates Up 2%	Up 3%	Down 1%	Down 2%	Down 3%
Assets	$1,287,604	$1,264,804	$1,237,865	$1,210,356	$1,300,320	$1,308,426	$1,314,349
Liabilities	1,160,071	1,139,208	1,118,984	1,099,378	1,179,618	1,182,183	1,182,183
Stockholders' Equity	$127,533	$125,596	$118,881	$110,978	$120,702	$126,243	$132,166
Change in Equity		-1.5%	-6.8%	-13.0%	-5.4%	-1.0%	3.6%
ALCO Policy Limit (+/-)		10.0%	20.0%	30.0%	10.0%	20.0%	30.0%

The Bank’s ALCO has established limits in the acceptable amount of interest rate risk, as measured by the change in economic value of the Bank’s equity, in its policy. Throughout 2012, the estimated variability of the economic value of equity was within the Bank’s established policy limits.

The Bank’s interest rate risk, as measured by the net interest income and economic value of equity simulations, has not changed significantly from December 31, 2012.

BUSINESS

About MBT Financial Corp.

MBT Financial Corp. operates as a bank holding company headquartered in Monroe, Michigan. It was incorporated under the laws of the State of Michigan in January 2000, at the direction of the management of Monroe Bank & Trust (the “Bank”), for the purpose of becoming a bank holding company by acquiring all the outstanding shares of Monroe Bank & Trust. On July 1, 2000, the Bank became a wholly-owned subsidiary of MBT Financial Corp.

The Bank was incorporated and chartered as Monroe State Savings Bank under the laws of the State of Michigan in 1905. In 1940, the Bank consolidated with Dansard Bank and moved to the present address of its main office. The Bank operated as a unit bank until 1950, when it opened its first branch office in Ida, Michigan. It continued its expansion to its present total of 25 branch offices, including its main office. The Bank changed its name from “Monroe State Savings Bank” to “Monroe Bank & Trust” in 1968.

The Bank provides customary retail and commercial banking and trust services to its customers, including checking and savings accounts, time deposits, safe deposit facilities, commercial loans, personal loans, real estate mortgage loans, installment loans, IRAs, ATM and night depository facilities, treasury management services, telephone and internet banking, personal trust, employee benefit and investment management services. The Bank’s service areas are comprised of Monroe and Wayne counties in Southern Michigan.

The Bank’s deposits are insured by the FDIC to applicable legal limits and the Bank is supervised and regulated by the FDIC and the Michigan DIFS Bank & Trust Division.

As of September 30, 2013, we had total consolidated assets of approximately $1.198 billion, total deposits of approximately $1.097 billion, total consolidated liabilities, including deposits, of approximately $1.054 billion, and consolidated shareholders’ equity of approximately $100.8 million.

Unless otherwise stated or where the context suggests otherwise, references in this prospectus to “the Company,” “we,” “us” or “our” include not only the business of MBT Financial Corp. but also the business of the Bank and other consolidated entities. References to the “Bank” refer solely to Monroe Bank & Trust, and references to “MBT Financial Corp.” refer solely to MBT Financial Corp.

Our Core Business Strategy

We believe that given the current operating environment and the capital from this offering, we will be in a position to further our core business strategy as follows:

•	Maintain our dominant market position in Monroe County, Michigan. We plan to maintain our deposit share in our primary market of Monroe County, Michigan. As of June 30, 2013, the latest date for which deposit share information is available, we held 50.3% of total deposits in Monroe County.
•	Grow our business in our contiguous markets. We intend to concentrate on growing our market share in Western and Southern Wayne County, South Monroe County, Michigan and Northern Lucas County, Ohio through aggressive sales efforts and relationship development.
•	Grow our loan portfolio. Grow our loan portfolio while adhering to our underwriting requirements.
•	Grow our fee income. Emphasize continued growth in our wealth management business to increase our fee income and look for opportunities to offer other fee generating income products and services to our customers.
•	Leverage our existing infrastructure. We have made significant investments in our offices, technology and human capital. Our improvements to technology include enhancements made to our existing credit risk management and monitoring systems and commercial account and treasury services. We strive to maximize the potential of our infrastructure and develop our business with relatively small incremental investments. We will continue to transition loan staff from loan collection and regulatory compliance duties into income-generating lines of business, primarily lending, as problem assets decline further.

•	Maintain dedication to customer service. We use a “needs based” relationship approach in managing our clients. We continually work with our clients to assess their banking and financial product and service needs, strive to deliver on the promise of service at each client contact and avoid “transaction” based selling. This results in long term client relationships that are more stable, and increases the likelihood for new customer referrals.

Market Area and Competition

We have a dominant deposit market share in our primary market in Monroe County, Michigan of 50.3% and are the ninth (9th) largest independent financial institution headquartered in the State of Michigan as of June 30, 2013, the latest date for which deposit share information is available. We believe the capital provided by this offering will position us to capture customers from other banks in our primary service area and eventually to position us to grow our business through organic growth, and potentially, future acquisitions.

We operate, through the Bank, in a highly competitive industry. The Bank's main competition comes from other commercial banks, national or state savings and loan institutions, credit unions, securities brokers, mortgage bankers, finance companies and insurance companies. Banks generally compete with other financial institutions through the banking products and services offered, the pricing of services, the level of service provided, the convenience and availability of services, and the degree of expertise and personal manner in which these services are offered. The Bank encounters strong competition from most of the financial institutions in the Bank’s extended market area.

The Bank’s primary market area is Monroe County, Michigan. According to the most recent market data available, as of June 30, 2013, there are ten deposit taking/lending institutions competing in the Bank’s market. According to the most recent FDIC Summary of Deposits, the Bank ranks first in market share in Monroe County with 50.3% of the market. In 2001, the Bank began expanding into Wayne County, Michigan, and currently ranks thirteenth out of twenty-seven institutions operating in Wayne County with a market share of 0.35%. For the combined Monroe and Wayne County market, the Bank ranks sixth of twenty-eight institutions with a market share of 2.41%.

Technological advances have also lowered barriers to market entry, and have allowed banks, mortgage companies, mortgage brokers and other competitors to expand their geographic reach by providing services over the Internet and made it possible for nondepository institutions to offer products and services that traditionally have been provided by banks. The Gramm-Leach-Bliley Act passed in 1999, which permits affiliation among banks, securities firms and insurance companies, also has changed the competitive environment in which the Bank conducts business. Some of the institutions with which the Bank competes are significantly larger than the Bank and, therefore, have significantly greater resources. Competition for deposits and the origination of loans could limit the Bank’s growth in the future.

We expect competitive pressures to continue to increase in the future as a result of the rapid and ongoing legislative, regulatory and technological changes and the continuing trend of institutional consolidation in the financial services industry. As a consequence, our ability to achieve financial performance and a satisfactory return on investment to shareholders will depend in large measure on our ability to adapt quickly to the rapidly changing economic and regulatory landscapes. In order to successfully navigate our way through the current regional economic circumstances, we will focus primarily on customer service, the control of expenses, and the improvement of the credit quality of our earning assets. To better compete going forward, we are committed to:

•	Significantly improving the level of asset quality;
•	Aggressively managing our collection efforts and our nonperforming and other real estate assets;
•	Maintaining conservative lending policies;
•	The use of new and existing technologies to prudently expand the scope of our products and services to meet customer needs; and
•	Continued improvement of operational efficiencies, including the elimination of excess operational costs, with minimal impact to customer service.

It is impossible to predict what effect the continued economic stagnation will have on competition in the Bank’s primary service area. However, we believe that current conditions provide the Bank with opportunities to prudently strengthen its market share relative to larger institutions that remain apprehensive to lend in the Bank’s primary markets, or have lost credibility during the financial crisis. The ability of the Bank to take advantage of changes in the competitive environment resulting from the economic downturn is dependent, in part, upon the successful completion of this offering.

Michigan Economic Update

While the Michigan economy has generally been under stress for the past several years, we believe it has stabilized. Below is a summary of certain economic trends in our markets:

Unemployment: While Michigan has had a higher unemployment rate than the United States as a whole, both the unemployment rate and nonfarm payrolls have generally showed positive trends since mid-2009. On a seasonally-adjusted basis, the September 2013 unemployment rate of 9.0% for Michigan compares to 7.3% for the entire United States. Michigan's unemployment rate peaked at 14.2% in August 2009. Since reaching a bottom in 2009, Michigan’s total employment has added about 200,000 jobs. The Monroe Metropolitan Statistical Area (“MSA”) had an unemployment rate of 8.1% in July 2013, the latest date for which information is available for the MSA, which was 0.7%% below the Michigan unemployment rate as of the same date, however still above the then national rate.

Housing Market: The Michigan housing market has stabilized. The September 2013 Michigan Freddie Mac House Price Index was up 14.33% year-over-year as compared to the 10.67% increase of the National index. The September 2013 Monroe MSA Freddie Mac Home Price Index was up 11.91% year-over-year. Existing home sales rose for the second-straight year in 2012 and are following the same trend this year.

Other Economic Indicators: The Michigan Economic Activity Index consists of seven variables, as follows: nonfarm payrolls, exports, sales tax revenues, hotel occupancy rates, continuing claims for unemployment insurance, building permits, and motor vehicle production. All data are seasonally adjusted, as necessary, and indexed to a base year of 2008. The September 2013 index reached a level of 129.4 (2008 = 100), which is up approximately 57 points, or 79%, from the index cyclical low of 72.1 in 2009. The higher index reflects improved labor market conditions, strong vehicle production, and better housing market conditions in the state.

Our asset quality trends are consistent with these generally positive economic trends for the State of Michigan. Our levels of new loan defaults have been declining and nonperforming loans, nonperforming assets, and net loan charge-offs have decreased significantly since 2009. The improved asset quality metrics have led to lower credit-related costs and our return to profitability starting with the third quarter of 2011.

Our Proactive Management of Troubled Loans

We proactively manage troubled loans and have focused on early loss recognition throughout the current credit cycle. In response to challenges in this credit cycle, we have implemented a comprehensive foundation of credit best practices. Highlights include:

•	Formation of a special assets team of experienced lenders and collection personnel to ensure effective management of substandard, nonperforming and nonaccrual loans;
•	Comprehensive review and enhancement of our loan portfolio analytics, specifically as they relate to segment reporting, migration analysis, and stress testing;
•	Adherence to a disciplined independent risk ratings process designed to ensure consistent risk measurement;
•	Adherence to a disciplined quarterly watch process to manage high-risk loans;
•	Strengthening of our collateral monitoring process for commercial real estate (CRE), construction loans, and commercial and industrial (C&I) lending, with centralized monitoring and reporting functions;

•	Regular analysis of loan portfolio migration to establish the appropriate level of general reserves for each loan grade;
•	Establishment of key vendor relationships with realtors, property managers, and other real estate management service providers to obtain up-to-date market feedback and for assistance in the workout and disposition processes;
•	Implementation of retail collection initiatives and loss mitigation programs to increase home retention, avoid unnecessary foreclosures, and minimize associated costs; and
•	Implementation of a local adult financial literacy training program, reaching over 1,000 adults annually since 2010.

As a community bank, we share the philosophy that we will “work with our clients as long as they are working with us.” We believe this approach to our clients' lending needs has produced, and should continue to produce, better results than if we used the less personalized approaches of some of our larger competitors. As an example, one indicator of the success of our approach is that, as of September 30, 2013, approximately 62.6% of our restructured loans remained performing for nine months or more after modification and approximately 46.9% remained performing for one year or more after modification. As our troubled loan portfolio decreases, we expect to be in a position to allocate more resources to organic growth.

Loan Quality Update and Trends

Our asset quality metrics and credit trends have shown significant improvement since 2009. As of December 31, 2013, our nonperforming loans (NPLs) have decreased $29.9 million, or 34.73%, since the end of 2009. A breakdown of NPLs by loan type is as follows:

($ in thousands)	12/31/13	12/31/2012	12/31/2009
Agriculture and Agricultural Real Estate	$569	$607	$546
Commercial	2,499	3,464	6,026
Commercial Real Estate	30,381	36,907	37,324
Construction Real Estate	4,935	7,636	14,950
Residential Real Estate	16,875	20,579	27,102
Consumer and Other	947	611	166
Total	$56,206	$69,804	$86,114
Ratio of nonperforming loans to total portfolio loans	9.41%	11.13%	10.14%
Ratio of nonperforming loans to total assets	4.60%	5.50%	6.22%
Ratio of the allowance for loan losses to nonperforming loans	28.84%	24.78%	27.94%
Ratio of 30 – 89 days past due loans to total portfolio loans	1.09%	1.98%	3.82%

The decrease in NPLs since year-end 2009 reflects declines in all loan categories, including for paydowns, net loan charge-offs, negotiated transactions, and the migration of loans into other real estate owned (OREO).

Loans classified as “troubled debt restructurings” (TDRs) are loans for which we have modified the terms. A TDR loan that continues to perform after being modified is not included in our NPLs, except with respect to certain consumer loans, as noted in footnote 2 to the table below. However, NPLs do include TDRs that are no longer performing, including TDRs that are on nonaccrual or are 90 days or more past due. A breakdown of our TDRs as of September 30, 2013, is as follows (in 000's):

	Commercial	Consumer	Total
Performing TDRs	$26,884	$5,565	$32,449
Nonperforming TDRs(1)	11,649	1,887	13,536
Total	$38,533	$7,452	$45,985

(1)	Included in NPL table above.

(2)	Also includes loans on nonaccrual at the time of modification until 6 consecutive payments are received on a timely basis.

As illustrated above, the majority of our TDRs have demonstrated an ability to pay and correspondingly have been categorized as accruing assets. Once modification has been deemed appropriate for a respective account, our approach to TDRs, both consumer and commercial, is to modify the loan in a manner that is intended to enhance the borrower’s ability to pay. This may include a reduction in interest rate, lengthening of the amortization period, deferral of payments, and/or a reduction in the principal balance subject to accrual.

Nonperforming assets (NPAs) have declined by 36.7% since the end of 2009.

Our 30 – 89 day past due loans are down 64.2% since the end of 2009, exhibiting significant improvement.

Our provision for loan losses decreased by $5,150,000, or 70.1%, in 2013 compared to 2012, primarily reflecting a reduction in nonperforming loans, reduced loan net charge-offs, a lower level of commercial loan watch credits, a reduced level of new loan defaults, and an overall decline in total loan balances. The provision for loan losses was $2.2 million and $7.35 million in 2013 and 2012, respectively. The level of the provision for loan losses in each period reflects our overall assessment of the allowance for loan losses, taking into consideration factors such as loan mix, levels of nonperforming and classified loans, and loan net charge-offs. Loan net charge-offs were $3.3 million (0.54% of average loans) in 2013, compared to $10.9 million (1.65% of average loans) in 2012. The decline in 2013 loan net charge-offs compared to year ago levels is primarily due to declines in both commercial and mortgage loan net charge-offs that reflect increased recoveries on previous charge-offs as well as a reduced level of loan defaults. At December 31, 2013, the allowance for loan losses totaled $16.2 million, or 2.71% of portfolio loans, compared to $17.3 million, or 2.75% of portfolio loans, at December 31, 2012.

Agreement with Regulators

On July 12, 2010, the Bank entered into a stipulation and consent to the issuance of a consent order (the “Consent Order”) with the FDIC and the Michigan DIFS Bank & Trust Division. The Consent Order became effective July 22, 2010 and requires the following:

•	The Bank must increase its Tier 1 leverage ratio to a minimum of 9.0 percent and its total risk-based capital ratio to a minimum of 12 percent within 180 days of the effective date of the Consent Order. As of September 30, 2013, our Tier 1 leverage ratio was 7.46%, and our total risk-based capital ratio was 12.59%.
•	The Bank must charge off any loans classified as “Loss” in the Report of Examination (“ROE”) dated October 26, 2009. The Bank completed this prior to December 31, 2009.
•	The Bank may not extend additional credit to any borrower who has uncollected debt to the Bank that has been charged off or is classified as “Loss” in the ROE. The Bank has been in continuous compliance with this provision of the Consent Order.
•	The Bank may not extend additional credit to any borrower who has uncollected debt to the Bank that is classified as “Substandard” or “Doubtful” in the ROE without prior approval of the Bank’s board of directors. The Bank has been in continuous compliance with this provision of the Consent Order.
•	The Bank is required to adopt a written plan to reduce the Bank’s risk position in each asset in excess of $1,000,000 which is more than 90 days delinquent or classified “Substandard” or “Doubtful” in the ROE. The Bank adopted a written plan in compliance with this request on July 22, 2010.
•	The Bank may not declare or pay any dividend without the prior written consent of the Regional Director of the FDIC and the Chief Deputy Commissioner of Michigan DIFS Bank & Trust Division. The Bank has suspended the payment of dividends on August 27, 2009, and has remained in compliance with this prohibition on the payment of dividends under the Consent Order.
•	Prior to the submission of all Reports of Condition and Income required by the FDIC, the Bank’s board of directors must review the adequacy of the allowance for loan and lease losses. The board of directors has reviewed the adequacy of the Bank’s allowance for loan and lease losses prior to each quarterly submission of its Report of Condition and Income as required under the Consent Order.
•	Within 60 days of the effective date of the Consent Order, the Bank was to adopt a written profit plan and comprehensive budget for 2010 and 2011, and each calendar year thereafter while the Consent Order is in effect. The Bank has complied with this provision of the Consent Order.
•	Within 30 days of the effective date of the Consent Order, the Bank’s board of directors was to have in place a program for monitoring compliance with the Consent Order. The Bank’s board of directors maintains an active program to monitor compliance with the Consent Order and reviews the Bank’s progress at each regular meeting of the board of directors as required by the Consent Order.
•	While the Consent Order is in effect, the Bank must furnish quarterly progress reports detailing the actions taken to secure compliance with the Consent Order and the results thereof to the FDIC and the Michigan DIFS Bank & Trust Division. The Bank has provided the required progress reports each quarter under the Consent Order.

A failure to achieve and maintain the capital ratio targets referred to in the Consent Order may result in further adverse regulatory actions, including the imposition of additional restrictions under the FDIC’s Prompt Corrective Action regulations. See “Risk Factors.” The Bank has complied with all requirements contained within the Consent Order, with the exception of our Tier 1 leverage ratio. Our Tier 1 leverage and total risk-based ratios have increased in each of the last ten (10) quarters due to positive earnings, two modest private placements, and balance sheet management.

Corporate Information

Our principal executive offices are located at 102 E. Front St., Monroe, Michigan 48161, and our telephone number at that address is (734) 241-3431. We maintain an Internet website at www.mbandt.com. Neither this website nor the information on this website is included in, incorporated in, or part of this prospectus.

Lending Activities

General.  The Bank’s principal lending activity is comprised of the origination of commercial and industrial business loans, commercial real estate mortgage loans and residential mortgage lending for the purchase of, refinancing of or home equity loans related to, one-to-four family residential properties. The Bank also originates multi-family real estate loans, construction loans, automobile loans, and lines of credit and a variety of other consumer loans.

Commercial Loans.  The Bank makes commercial business loans primarily in its market area to a variety of professionals, sole proprietorships, corporations and small businesses. The Bank offers a variety of commercial lending products, including term loans for fixed assets, working capital loans and lines of credit and loans with a single principal payment at maturity. Additionally, the Bank originates loans guaranteed or supported by the Small Business Administration, U.S. Department of Agriculture, and the Michigan Economic Development Corp.

The Bank offers secured commercial term loans generally with terms of up to 5 years and amortization periods of up to 20 years. Business lines of credit generally have adjustable rates of interest and terms of 1 year, with terms of up to 2 years in selected cases. Business loans with variable rates of interest are generally indexed to the prime rate as reported in The Wall Street Journal. On a limited basis, the Bank also makes unsecured commercial loans to borrowers who evidence high degree of financial strength and liquidity. Unadvanced amounts of commercial loans and commercial loan commitments are not shown as liabilities on the Bank’s balance sheet. For more information about the Bank’s commitments, including unadvanced amounts of commercial loans and commercial loan commitments, see Note 17 to our 2012 Consolidated Financial Statements.

When making commercial business loans, the Bank considers the financial position of the borrower, the condition of the borrower’s industry, the Bank’s lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral. Commercial business loans are generally secured by a variety of collateral, which primarily includes real estate, accounts receivable, inventory and equipment. Commercial business loans are also typically supported by personal guarantees.

Commercial loans generally involve higher risk than residential mortgage loans and are typically made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself, which may be difficult to predict and may depend on various unknown factors. Further, any collateral securing commercial business loans may depreciate over time, may be difficult to appraise and may fluctuate in value.

One-To-Four Family Residential Mortgage Loans.  The Bank’s residential lending activity is concentrated on loans secured by one-to-four family residences generally located in its market area. The Bank originates one-to-four family mortgage loans primarily for sale in the secondary market, and maintains a non-conforming residential mortgage portfolio which primarily consists of adjustable rate residential mortgage loans. The Bank offers a variety of loans to meet our customers’ needs, including, but not limited to, fixed and variable rate mortgages, and construction loans.

The Bank originates fixed-rate, fully-amortizing residential mortgage loans with maturities of from 5 to 30 years. The Bank’s management establishes loan interest rates based on market conditions, with consideration given to the type of loan and the quality and liquidity of collateral securing the loan. The Bank offers mortgage and jumbo fixed rate loans that generally conform to the various standards of our secondary market vendors to whom we sell conforming loans. The Bank will underwrite one-to-four family owner-occupied residential mortgage loans in amounts up to 85% of the appraised value of the underlying real estate, although private mortgage insurance will be required on most loans that exceed 80% of the lower of the appraised value or the purchase price of the real estate.

Adjustable-rate mortgage loans help reduce the Bank’s exposure to changes in interest rates because the interest rate paid by the Bank’s borrowers changes with changes in market interest rates. Because rate changes could increase payments that borrowers are required to make, regardless of their ability to make the increased payments, adjustable rate mortgage loans involve some unquantifiable credit risks. Accordingly, if interest rates rise, and mortgage payments are re-priced at increased amounts, the risk of default on adjustable-rate mortgage loans increases as well. In addition, although adjustable-rate mortgage loans increase the responsiveness of the Bank’s asset base to interest rate changes, the extent of this interest rate sensitivity is limited by the contractual documentation, which often restricts how much the interest rate can increase annually and over the lifetime of the mortgage. As a result, yields on adjustable-rate mortgage loans may not be sufficient to offset increases in the Bank’s cost of funds during periods of rising interest rates.

The Bank requires properties securing its mortgage loans to be appraised by an approved independent state-licensed appraiser. The Bank also requires fire, casualty, title, hazard and, if appropriate, flood insurance to be maintained on most properties securing real estate loans originated by the Bank. In an effort to provide financing for low- and moderate-income families, the Bank offers Federal Housing Authority residential mortgage loans to qualified individuals with adjustable- and fixed-rates of interest and terms of up to 30 years.

Commercial and Multi-Family Real Estate Loans.  The Bank also originates commercial real estate loans. These loans are generally secured by properties located in the Bank’s market area and used for business purposes, such as office buildings, industrial facilities or retail facilities. The Bank also originates multi-family real estate loans that are typically secured by 5-unit or larger apartment buildings in the Bank’s market area.

Most of the commercial and multi-family real estate loans originated by the Bank are fully amortizing loans with terms of up to 5 years and amortization periods of up to 20 years. Generally, the maximum loan amount the Bank permits for such a loan is 80% of the value of the underlying real estate. In reaching its decision on whether to originate a commercial or multi-family real estate loan, the Bank considers the net operating income of the property that will secure the loan, the borrower’s expertise, credit history and profitability and the value of the underlying property. In addition, with respect to commercial real estate rental properties, the Bank will consider the terms of the applicable leases and the quality of the tenants. The Bank has stringent underwriting standards that are used to ensure origination of high quality credits. These standards include the review of debt service coverage ratios, borrower credit history, and current financial status, typically requiring written appraisals prepared by a certified independent appraiser of properties securing commercial or multi-family real estate loans greater than $250,000 and environmental surveys and/or environmental reports for commercial real estate loans in which a risk of contamination exists.

The Bank had $268,768,000 in commercial real estate mortgage loans as of September 30, 2013, or 44.0% of its loan portfolio. Of this amount $161,873,000 or 60.2% was comprised of owner-occupied property in which the owner of the property was either the sole or principal occupant of the property.

The Bank also makes construction loans for commercial development projects, including multi-family commercial properties, single-family subdivisions and condominiums. These loans generally have an interest-only phase during construction and then convert to permanent financing. The maximum loan-to-value ratio for these loans permitted by the Bank depends upon the type of commercial development project being undertaken, but generally the amount of this type of loan will not exceed 75% of the value of the underlying real estate.

Multi-family and commercial real estate lending affords the Bank an opportunity to receive interest at rates higher than those generally available from one-to-four family residential lending. A loan secured by this type of property, however, usually is greater in amount and more difficult to evaluate and monitor than a one-to-four family residential mortgage loan. As a result, multi-family and commercial real estate loans typically involve a greater degree of risk than one-to-four family residential mortgage loans. Repayment of multi-family and commercial real estate loans may be affected by adverse conditions in the real estate market or the economy because these loan payments often depend on the successful operation and management of the underlying properties. The Bank seeks to minimize these risks by generally limiting the maximum loan-to-value ratio to 80% for commercial and multi-family real estate loans and by strictly scrutinizing the financial condition of the borrower, the cash flow of the project, the quality of the collateral and the management of the property securing the loan.

Residential Construction Loans.  The Bank originates construction loans to individuals for the construction of one-to-four family residences. The Bank’s residential construction loans generally provide for the payment of interest only during the construction phase, which is typically between 6 and 12 months. At the end of the construction phase, the loan converts to a permanent mortgage loan. Loans can be made in amounts of up to 85% of the appraised value of the underlying real estate, provided that the borrower obtains private mortgage insurance on the loan if the loan balance exceeds 80% of the lesser of either the appraised value or the acquisition value of the secured property. Construction loans to individuals are generally made on the same terms as the Bank’s one-to-four family mortgage loans.

Before making a commitment to fund a construction loan, the Bank requires an appraisal of the property by an independent licensed appraiser and an endorsement from a title company insuring the disbursement amount. The Bank also reviews and inspects each property before disbursing funds. Loan proceeds are disbursed in conjunction with the completion of each stage of work. The final 15% of the loan proceeds (i.e., the “holdback”) is generally not disbursed until the construction of the residence is completed.

Construction lending generally involves a higher degree of risk than single-family permanent mortgage lending because of the greater potential for disagreements between borrowers and builders and the failure of builders to pay subcontractors. For example, if a builder fails to pay subcontractors, a lien could be attached against the property by the subcontractors, which could reduce the value of the property as collateral for the Bank’s loan. Additional risk also often exists because of the inherent difficulty in estimating in advance both a property’s value post-construction and the estimated cost of construction. If the estimate of construction costs proves to be inaccurate, the Bank may be required to advance funds beyond the amount originally committed to protect the value of the collateral for its loan. If the estimate of value upon completion proves to be inaccurate, the property’s value may be insufficient to collateralize full loan repayment.

Home Equity Loans and Lines Of Credit.  The Bank offers home equity loans and lines of credit secured by owner-occupied one-to-four family residences. Investment property is considered on a case by case basis. Unadvanced amounts of home equity loans are not shown as liabilities on the Bank’s balance sheet.

The underwriting standards employed by the Bank for home equity loans and lines of credit generally include a determination of the applicant’s credit history, an assessment of the applicant’s ability to meet existing obligations and payments on the proposed loan, and the value of the collateral that would secure the loan. Generally, home equity loans are made with fixed interest rates and terms of up to 5 years and have a maximum combined (original mortgage plus home equity loan) loan-to-value ratio of 85%. Amortizations of 20 years are available; however, the term must not exceed 5 years on a balloon.

Home equity lines of credit, as opposed to home equity loans, generally have adjustable rates of interest that are indexed to the prime rate as reported in The Wall Street Journal. Generally, the maximum combined (original mortgage plus home equity line of credit) loan-to-value ratio on home equity lines of credit is 85%. The loan is a revolving credit facility with an initial term of up to 10 years and interest-only payments due on a monthly basis. If the revolving line of credit is not renewed, the outstanding balance is due on the maturity date.

Consumer Loans.  The Bank offers a variety of consumer loans, including automobile loans, recreational vehicle loans, mobile home loans, other secured loans, and unsecured loans. The Bank offers loans for new and used vehicles with terms and fixed rates of interest of up to 72 months. These loans are primarily offered on a direct basis, meaning the Bank makes the loan directly to the consumer purchasing the vehicle. The Bank will generally make such loans up to 100% of the retail price for new vehicles, and up to 85% of the retail value for used vehicles. The interest rates the Bank offers on these loans depend on the age of the vehicle, the customer’s credit score and financial condition, market conditions and current market interest rates.

The Bank also originates loans on new or used mobile homes with terms and fixed rates of interest of up to 7 years. The Bank generally will finance up to a maximum of 75% of either the purchase price of the mobile home unit or the retail value, whichever is less.

The Bank originates consumer loans secured by boats, motorcycles, campers and other recreational vehicles. These loans generally have fixed interest rates and terms of up to 5 years depending on the type of collateral securing the loan.

The Bank also offers loans secured by savings accounts or certificates of deposit with the loan terms determined by the composition of the related depository account. On a selected basis, the Bank also offers unsecured personal loans with a maximum term of 3 years.

The Bank believes that it will benefit from the higher yields typically earned on consumer loans, in contrast to the relatively lower yields earned on residential one-to-four family loans, and that the shorter duration of consumer loans will improve the Bank’s interest rate risk position. Consumer loans, however, entail greater risk of nonpayment than do residential mortgage loans. This is particularly true in the case of loans that are unsecured or that are secured by rapidly depreciating assets such as automobiles. As a result of the greater likelihood of damage, loss or depreciation to the underlying collateral (such as the automobile), consumer loan collateral may not provide an adequate source of repayment of the outstanding loan balance. The remaining deficiency on the loan often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment because the costs of additional collection efforts may not be justified by the potential amount to be collected. In addition, consumer loan collections are dependent on the borrower’s continuing financial stability, and thus are more likely to be adversely affected by such events as job loss, divorce, illness or personal bankruptcy.

Loan Originations, Purchases and Sales.  The Bank’s residential real estate lending activities are generally conducted by its salaried loan personnel. The Bank relies on advertising, referrals from realtors and customers and personal contact by the Bank’s staff to originate loans. The Bank’s ability to originate adjustable-rate and fixed-rate loans depends upon the relative customer demand for these loans, which is in turn affected by the current and expected future levels of interest rates.

Generally, fixed-rate mortgage loans that conform to the underwriting standards specified by various investors are originated by the Bank for sale in the secondary market, primarily to private investors. The Bank does not retain the servicing rights on the loans sold in the secondary market Sales of most fixed-rate loans are made without recourse to the Bank if the borrower defaults.

Loan Commitments.  The Bank frequently issues loan commitments to its prospective borrowers, which are made with specified terms and conditions. Commitments are generally honored for up to 30 days from approval for residential real estate loans and for up to 180 days on commercial and multi-family real estate loans. These loan commitments and unadvanced loans and lines of credit do not appear as liabilities on our consolidated financial statements. Although we believe that the Bank has sufficient liquidity to meet these commitments and obligations in the future, there can be no assurance regarding whether intervening factors, some of which are beyond the Bank’s control, will interfere with the Bank’s ability to do so.

Loan Fees.  In addition to interest earned on loans, the Bank receives income from fees in connection with loan originations, loan modifications and late payments and for miscellaneous services related to its loans. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions. The Bank charges loan origination fees, which are calculated as a percentage of the amount borrowed, subject to a minimum amount. As required by applicable accounting principles, loan origination fees, discount points and certain loan origination costs are deferred and amortized over the contractual remaining lives of the related loans on a level yield basis.

Real Estate Owned.  Real estate acquired by the Bank as a result of foreclosure and real estate acquired by deed-in-lieu of foreclosure is classified as Real Estate Owned until sold. Under Michigan law, there is generally a six month redemption period with respect to one-to-four family residential properties during which the borrower has the right to repurchase the property. When property is reacquired by the Bank, it is recorded on the balance sheet at the lower of cost or estimated fair value less anticipated selling costs based upon the property’s appraised value at the date of transfer. Holding costs and declines in fair value after acquisition of the property result in charges against earnings. In accordance with ASC 360-20-55, Real Estate Sales, we are accounting for these loans using the “installment sale method” and the balances will remain classified as Real Estate Owned until such time as the purchaser sufficiently pays down the loan to allow the balance to be considered a loan and moved to the real estate loans classification in accordance with accounting principles.

Investment Securities Activities

Financial institutions such as the Bank generally may not invest in investment securities that are not permissible for investment by a national bank.

The Bank’s board of directors has the overall responsibility for its investment portfolio. The board of directors has authorized the Investment Committee of the board of directors to execute the investment policy, which is described below, as prescribed by the board of directors. The board of directors also receives a monthly portfolio report. The Investment Committee is authorized to delegate investment and compliance duties to an Investment Consultant and/or Investment Manager. The Investment Manager is authorized to make investment decisions consistent with the Bank’s investment policy and the recommendations of the Bank’s Investment Committee and is primarily responsible for day-to-day investment activities.

The primary objectives of the Bank’s investment portfolio are to provide the liquidity necessary to meet the Bank’s day-to-day, cyclical and long-term requirements for funds, to invest funds not currently needed to fulfill loan demands and to provide a flow of dependable earnings with minimum risk associated with potential changes in interest rates or from the concentration of investments in a particular issuer or sector. Investment decisions are based upon the Bank’s cash and borrowed funds position; the quality, maturity, stability and earnings of loans; the nature and stability of deposits; and availability of excess capital.

Under the Bank’s current investment policy, its investment portfolio should be composed of investments in marketable obligations in the form of bonds, equity securities, notes or debentures, which are generally salable under ordinary circumstances with reasonable promptness at fair value. Debt securities authorized for investment by the investment policy include U.S. Treasury securities, government agency securities, mortgage-backed securities issued by U.S. government agencies, collateralized mortgage obligations issued by

U.S. government agencies, corporate debt securities, municipal securities, certificates of deposit, banker’s acceptances, demand obligations, repurchase agreements and commercial paper.

The Bank’s funds management policy generally provides that all corporate bonds, when purchased, must be of investment grade, as determined by at least one nationally recognized security rating organization, and must generally carry a rating of “Baa3” or “BBB-” or better when purchased. The Bank’s funds management policy generally provides that municipal bonds may be purchased upon completion of a financial review of the issuer. Municipal bonds held are also subject to ongoing financial reviews. The Bank’s funds management policy requires prior approval of all purchases by two of four authorized officers of the Bank. The Bank’s investment policy is subject to change as determined appropriate by its board of directors.

Generally accepted accounting principles require that securities be categorized as either “held to maturity,” “available for sale” or “trading securities,” based on management’s intent regarding ultimate disposition of each security. Debt securities may be classified as “held to maturity” and reported in financial statements at amortized cost only if management has the intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security’s prepayment risk, increases in loan demand or other similar factors cannot be classified as “held to maturity.” Debt and equity securities held for current resale are classified as “trading securities.” These securities are reported at fair value, and unrealized gains and losses on these securities would be included in current earnings. The Bank does not currently use or maintain a trading securities account. Debt and equity securities not classified as either “held to maturity” or “trading securities” are classified as “available for sale.” These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of shareholders’ equity unless the unrealized losses are considered “other-than-temporary.” As discussed in Note 3 to the 2012 Consolidated Financial Statements provided herewith, OTTI analyses are conducted on a quarterly basis if a potential loss-triggering event occurs. Effective with the implementation of ASC 320-10-35-17, Impairment of Individual Available for Sale and Held to Maturity Securities implemented by us effective January 1, 2009, we recognize OTTI when the fair value of the security is less than its amortized cost and it does not expect to recover the entire amortized cost of the security. Also, the impairment charge is separated into its credit and noncredit components. When we do not intend to sell the security and it is more likely than not that we will not have to sell the security before recovery of our cost basis, we recognize the credit component of the OTTI charge in earnings (classified in noninterest income) and the remaining portion in other comprehensive income. The OTTI loss is recorded in noninterest income. As further discussed in “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations” and in Note 3 to the 2012 Consolidated Financial Statements and Note 6 to the Quarterly Consolidated Financial Statements, we did not record OTTI charges in 2012 or during the first three quarters of 2013.

Deposit and Other Activities

Deposit Accounts.  Nearly all of the Bank’s depositors reside in Michigan. The Bank offers a wide variety of deposit accounts with a range of interest rates and terms, including savings accounts, checking and NOW accounts, certificates of deposit, individual retirement accounts and money market accounts. The maturities of the Bank’s retail certificate of deposit accounts range from seven days to 6 years. Deposit account terms vary primarily based on minimum deposit balance, early withdrawal penalties, limits on the number of transactions and the interest rate. The Bank reviews its deposit mix monthly and its pricing terms weekly. The Bank offers a wide range of commercial deposit products and checking accounts to counties, cities, townships and school districts (municipalities) located within the Bank’s market areas. Municipal and governmental depository arrangements generally are more sensitive to interest rate changes than other consumer deposit accounts and are typically subject to competitive bidding processes with other financial institutions. Additionally, the balance of these deposit accounts tend to fluctuate more than consumer deposit accounts because of the budgeting and tax collection timing of each particular municipal entity. Accordingly, municipal deposits tend to be more volatile than consumer deposits, and there is no assurance that the Bank will be able to maintain its current levels of municipal accounts in future periods.

The Bank believes it is competitive in the interest rates it offers on its commercial deposit account products. The Bank determines the rates paid based on a number of factors, including rates paid by competitors, the elasticity of deposit balances in comparison to the rates, the Bank’s need for funds and cost of funds, borrowing costs and movements of market interest rates.

Trust Services

The Bank maintains an Asset Management and Trust Department (“Wealth Management Group”), established in 1937, which provides trust and investment services to individuals, partnerships, corporations and institutions. The Wealth Management Group also acts as a fiduciary of estates and conservatorships and as a trustee under various wills, trusts and other plans. The Wealth Management Group allows the Bank to provide investment opportunities and fiduciary services to both current and prospective customers. The Bank has implemented several policies governing the practices and procedures of the Wealth Management Group, including policies relating to maintaining confidentiality of trust records, investment of trust property, handling conflicts of interest and maintaining impartiality. At September 30, 2013, the Wealth Management Group managed 1,080 accounts with aggregate assets of $603.3 million, of which the largest relationship totaled $17.6 million, or 2.9%, of the Wealth Management Group’s total assets.

Employees

MBT Financial Corp. has no employees other than its three officers, each of whom is also an employee and officer of Monroe Bank & Trust and who serve in their capacity as officers of MBT Financial Corp. without compensation. As of September 30, 2013, Monroe Bank & Trust had 364 full-time employees and 15 part-time employees. Monroe Bank & Trust provides a number of benefits for its full-time employees, including health and life insurance, workers' compensation, social security, paid vacations, numerous bank services, and a 401(k) plan. We believe our relationship with our employees to be satisfactory.

Properties

We operate our business from the Bank’s main office complex at 102 E. Front St., Monroe, Michigan. The Bank operates its business from its main office complex, 24 full service branches in the counties of Monroe and Wayne, Michigan, and a mortgage loan origination office in Monroe, Michigan. The Bank owns its main office complex and 23 of its branches. The mortgage loan origination office and one of the Bank’s branches are leased.

REGULATION AND SUPERVISION

General

As a bank holding company, we are required by federal law to file reports with, and otherwise comply with, the rules and regulations of the Board of Governors of the Federal Reserve System (“Federal Reserve” or “Federal Reserve Board.”) The Bank is a Michigan state chartered commercial bank and is not a member of the Federal Reserve, and therefore, is regulated and supervised by the Commissioner of the Bank and Trust Division of the Michigan Department of Insurance and Financial Services (“Michigan DIFS Bank & Trust Division”) and the Federal Deposit Insurance Corporation (“FDIC”). The Michigan DIFS Bank & Trust Division and the FDIC conduct periodic examinations of the Bank. The Bank is also a member of the Federal Home Loan Bank of Indianapolis (“FHLBI”) and subject to its regulations. The deposits of the Bank are insured under the provisions of the Federal Deposit Insurance Act by the FDIC to the fullest extent provided by law. We are also subject to regulation by the Securities and Exchange Commission (the “SEC”) by virtue of our status as a public company.

The system of supervision and regulation applicable to us establishes a comprehensive framework for our operations and is intended primarily for the protection of the FDIC's Deposit Insurance Fund (“DIF”), the Bank's depositors and the public, rather than our shareholders and creditors. Changes in the regulatory framework, including changes in statutes, regulations and the agencies that administer those laws, could have a material adverse impact on us and our operations.

The federal and state laws and regulations that are applicable to banks and to some extent bank holding companies regulate, among other matters, the scope of their business, their activities, their investments, their reserves against deposits, the timing of the availability of deposited funds, the amount of loans to individual and related borrowers and the nature, amount of and collateral for certain loans, and the amount of interest that may be charged on loans. Various federal and state consumer laws and regulations also affect the services provided to consumers.

We and/or the Bank are required to file various reports with, and are subject to examination by regulators, including the FRB, the FDIC and Michigan DIFS Bank & Trust Division. The FRB, FDIC and Michigan DIFS Bank & Trust Division have the authority to issue orders to bank holding companies and/or banks to cease and desist from certain banking practices and violations of conditions imposed by, or violations of agreements with, the FRB, FDIC and Michigan DIFS Bank & Trust Division. Certain of our and/or the Bank’s regulators are also empowered to assess civil money penalties against companies or individuals in certain situations, such as when there is a violation of a law or regulation. Applicable state and federal law also grant certain regulators the authority to impose additional requirements and restrictions on our activities and those of the Bank and, in some situations, the imposition of such additional requirements and restrictions will not be publicly available information.

Regulatory Reform

Congress, U.S. Department of the Treasury (“Treasury”), and the federal banking regulators, including the FDIC, have taken broad action since early September 2008 to address volatility in the U.S. banking system and financial markets. Beginning in late 2008, the U.S. and global financial markets experienced deterioration of the worldwide credit markets, which created significant challenges for financial institutions both in the United States and around the world. Dramatic declines in the housing market in 2009 and 2010, marked by falling home prices and increasing levels of mortgage foreclosures, resulted in significant write-downs of asset values by financial institutions, including government-sponsored entities and major commercial and investment banks. In addition, many lenders and institutional investors reduced and, in some cases, ceased to provide funding to borrowers, including other financial institutions, as a result of concern about the stability of the financial markets and the strength of counterparties.

In response to the financial market crisis and continuing economic uncertainty, the United States government, specifically the Treasury, the Federal Reserve Board and the FDIC working in cooperation with foreign governments and other central banks, took a variety of extraordinary measures designed to restore confidence in the financial markets and to strengthen financial institutions, including measures available under the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), which included the Troubled Asset Relief Program (“TARP”). The stated purpose of TARP was to restore confidence and stability to the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other. As part of TARP, Treasury purchased debt or equity securities from participating financial institutions through the Treasury’s Capital Purchase Plan (“CPP”). Participants in the CPP are subject to various restrictions regarding dividends, stock repurchases, corporate governance and executive compensation. We withdrew our application to participate in the program before it was determined whether or not we would be allowed to participate and, therefore, we are not subject to the restrictions imposed on CPP participants.

EESA also temporarily increased FDIC deposit insurance on most accounts from $100,000 to $250,000. This increase became permanent at the end of 2010 under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). Following a systemic risk determination, on October 14, 2008, the FDIC established a Temporary Liquidity Guarantee Program (“TLGP”). Under the Transaction Account Guarantee Program of the TLGP, the FDIC temporarily provided a 100% guarantee of the deposits in noninterest-bearing transaction deposit accounts in participating financial institutions. This program ended December 31, 2012 and deposit insurance is now limited to $250,000 on all noninterest bearing transaction accounts.

The Dodd-Frank Act is aimed, in part, at accountability and transparency in the financial system and includes numerous provisions that apply to and/or could impact us. The Dodd-Frank Act implements changes that, among other things, affect the oversight and supervision of financial institutions, provide for a new resolution procedure for large financial companies, create a new agency responsible for implementing and enforcing compliance with consumer financial laws, introduce more stringent regulatory capital requirements, effect significant changes in the regulation of over the counter derivatives, reform the regulation of credit rating agencies, implement changes to corporate governance and executive compensation practices, incorporate requirements on proprietary trading and investing in certain funds by financial institutions (known as the “Volcker Rule”), require registration of advisers to certain private funds, and effect significant changes in the securitization market. In order to fully implement many provisions of the Dodd-Frank Act, various government agencies, in particular banking and other financial services agencies are required to promulgate regulations. Set forth below is a discussion of some of the major sections the Dodd-Frank Act and implementing regulations that have or could have a substantial impact on us. Due to the volume of regulations required by the Dodd-Frank Act, not all proposed or final regulations that may have an impact on us are necessarily discussed.

Debit Card Interchange Fees

The Dodd-Frank Act provides for a set of new rules requiring that interchange transaction fees for electronic debit transactions be “reasonable” and proportional to certain costs associated with processing the transactions. The FRB was given authority to, among other things, establish standards for assessing whether interchange fees are reasonable and proportional. In June 2011, the FRB issued a final rule establishing certain standards and prohibitions pursuant to the Dodd-Frank Act, including establishing standards for debit card interchange fees and allowing for an upward adjustment if the issuer develops and implements policies and procedures reasonably designed to prevent fraud. The provisions regarding debit card interchange fees and the fraud adjustment became effective October 1, 2011. The rules impose requirements on us and may negatively impact our revenues and results of operations.

Consumer Issues

The Dodd-Frank Act creates a new bureau, the Consumer Financial Protection Bureau (the “CFPB”), which has the authority to implement regulations pursuant to numerous consumer protection laws and has supervisory authority, including the power to conduct examinations and take enforcement actions, with respect to depository institutions with more than $10 billion in consolidated assets. The CFPB also has authority, with respect to consumer financial services to, among other things, restrict unfair, deceptive or abusive acts or practices, enforce laws that prohibit discrimination and unfair treatment and to require certain consumer disclosures.

Corporate Governance

The Dodd-Frank Act clarifies that the SEC may, but is not required to promulgate rules that would require that a company's proxy materials include a nominee for the board of directors submitted by a shareholder. Although the SEC promulgated rules to accomplish this, these rules were invalidated by a federal appeals court decision. The SEC has said that it will not challenge the ruling, but has not ruled out the possibility that new rules could be proposed. We are presently a “smaller reporting company” as defined by SEC regulations and are therefore exempt from these provisions. The Dodd-Frank Act requires stock exchanges to have rules prohibiting their members from voting securities that they do not beneficially own (unless they have received voting instructions from the beneficial owner) with respect to the election of a member of the board of directors (other than an uncontested election of directors of an investment company registered under the Investment Company Act of 1940), executive compensation or any other significant matter, as determined by the SEC by rule.

Executive Compensation

The Dodd-Frank Act provides for a say on pay for shareholders of all public companies. Under the Dodd-Frank Act, each company must give its shareholders the opportunity to vote on the compensation of its executives at least once every three years. The Dodd-Frank Act also adds disclosure and voting requirements for golden parachute compensation that is payable to named executive officers in connection with sale transactions.

The Dodd-Frank Act requires the SEC to issue rules directing the stock exchanges to prohibit listing classes of equity securities if a company's compensation committee members are not independent. The Dodd-Frank Act also provides that a company's compensation committee may only select a compensation consultant, legal counsel or other advisor after taking into consideration factors to be identified by the SEC that affect the independence of a compensation consultant, legal counsel or other advisor.

The SEC is required under the Dodd-Frank Act to issue rules obligating companies to disclose in proxy materials for annual meetings of shareholders information that shows the relationship between executive compensation actually paid to their named executive officers and their financial performance, taking into account any change in the value of the shares of a company's stock and dividends or distributions.

The Dodd-Frank Act provides that the SEC must issue rules directing the stock exchanges to prohibit listing any security of a company unless the company develops and implements a policy providing for disclosure of the policy of the company on incentive-based compensation that is based on financial information required to be reported under the securities laws and that, in the event the company is required to prepare an accounting restatement due to the material noncompliance of the company with any financial reporting requirement under the securities laws, the company will recover from any current or former executive officer of the company who received incentive-based compensation during the three-year period preceding the date on which the company is required to prepare the restatement based on the erroneous data, any exceptional compensation above what would have been paid under the restatement.

The Dodd-Frank Act requires the SEC, by rule, to require that each company disclose in the proxy materials for its annual meetings whether an employee or board member is permitted to purchase financial instruments designed to hedge or offset decreases in the market value of equity securities granted as compensation or otherwise held by the employee or board member.

We are presently a “smaller reporting company” as defined by SEC regulations and is therefore exempt presently from some of the provisions noted above regarding compensation disclosures. As a smaller reporting company, we were required to comply with say on pay and say on frequency shareholder proposal requirements beginning with our 2013 Annual Meeting of Shareholders.

Basel III

Internationally, both the Basel Committee on Banking Supervision and the Financial Stability Board (established in April 2009 by the Group of Twenty (“G-20”) Finance Ministers and Central Bank Governors to take action to strengthen regulation and supervision of the financial system with greater international consistency, cooperation and transparency) have committed to raise capital standards and liquidity buffers within the banking system (“Basel III”). On September 12, 2010, the Group of Governors and Heads of Supervision agreed to the calibration and phase-in of the Basel III minimum capital requirements (raising the minimum Tier 1 common equity ratio to 4.5% and minimum Tier 1 equity ratio to 6.0%, with full implementation by January 2015) and introducing a capital conservation buffer of common equity of an additional 2.5% with implementation by January 2019.

In July 2013, the Federal Reserve Board released its final rules which will implement in the United States the Basel III regulatory capital reforms from the Basel Committee on Banking Supervision and certain changes required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Under the final rule, minimum requirements will increase for both the quality and quantity of capital held by banking organizations. In this respect, the final rule implements strict eligibility criteria for regulatory capital instruments and improves the methodology for calculating risk-weighted assets to enhance risk sensitivity. Consistent with the international Basel framework, the rule includes a new minimum ratio of common equity tier 1 capital to risk-weighted assets of 4.5 percent and a common equity tier 1 capital conservation buffer of 2.5 percent of risk-weighted assets that will apply to all supervised financial institutions. The rule also, among other things, raises the minimum ratio of tier 1 capital to risk-weighted assets from 4 percent to 6 percent and includes a minimum leverage ratio of 4 percent for all banking organizations.

Banking organizations with consolidated assets equal to or in excess of $250 billion must begin transitioning into the new rules effective January 1, 2014. All other covered banking organizations, including the Bank, must begin transitioning effective January 1, 2015.

Bank Regulation

Michigan banks are regulated and supervised by the Commissioner of the Michigan DIFS Bank & Trust Division and as a state nonmember the Bank is regulated and supervised by the FDIC. Summarized below are some of the more important regulatory and supervisory laws and regulations applicable to the Bank.

Business Activities.  The activities of state banks are governed by state as well as federal law and regulations. These laws and regulations delineate the nature and extent of the investments and activities in which state institutions may engage.

Loans to One Borrower.  Michigan law provides that a Michigan commercial bank may not provide loans or extensions of credit to a person in excess of 15% of the capital and surplus of the bank. The limit, however, may be increased to 25% of capital and surplus if approval of two-thirds of the Bank’s board of directors is granted. At September 30, 2013, the Bank’s regulatory limit on loans to one borrower was $12.4 million or $20.6 million for loans approved by two-thirds of the board of directors. If the Michigan DIFS Bank & Trust Division determines that the interests of a group of more than one person, co-partnership, association or corporation are so interrelated that they should be considered as a unit for the purpose of extending credit, the total loans and extensions of credit to that group are combined. At September 30, 2013, the Bank did not have any loans with one borrower that exceeded its regulatory limit.

At September 30, 2013, loans that had high loan to value ratios at origination were quantified by management and represented less than 10% of total outstanding loans as of the balance sheet date. Additionally, management quantified all loans (mortgage, consumer and commercial) that required interest only payments as of the balance sheet date and determined that these types of loans were less than 10% of total loans outstanding at September 30, 2013. Based on these facts, management concluded no concentrations of credit risk existed at September 30, 2013.

Dividends.  Our ability to pay dividends on its common stock depends on its receipt of dividends from the Bank. The Bank is subject to restrictions and limitations in the amount and timing of the dividends it may pay to us, including under the Consent Order. Dividends may be paid out of a Michigan commercial bank’s net income after deducting all bad debts. A Michigan commercial bank may only pay dividends on its common stock if the bank has a surplus amounting to not less than 20% of its capital after the payment of the dividend. If a bank has a surplus less than the amount of its capital, it may not declare or pay any dividend until an amount equal to at least 10% of net income for the preceding one-half year (in the case of quarterly or semi-annual dividends) or at least 10% of net income of the preceding two consecutive half-year periods (in the case of annual dividends) has been transferred to surplus.

Federal law also affects the ability of a Michigan commercial bank to pay dividends. The FDIC’s prompt corrective action regulations prohibit an insured depository institution from making capital distributions, including dividends, if the institution has a regulatory capital classification of “undercapitalized,” or if it would be undercapitalized after making the distribution. The FDIC may also prohibit the payment of dividends if it deems any such payment to constitute an unsafe and unsound banking practice. Under the terms of the Consent Order issued by the FDIC and the Michigan DIFS Bank & Trust Division, the Bank is prohibited from paying dividends without the consent of the FDIC and Michigan DIFS Bank & Trust Division.

Michigan DIFS Bank & Trust Division Assessments.  Michigan commercial banks are required to pay supervisory fees to the Michigan DIFS Bank & Trust Division to fund the operations of the Michigan DIFS Bank & Trust Division. The amount of supervisory fees paid by a bank is based upon a formula involving the bank’s total assets, as reported to the Michigan DIFS Bank & Trust Division.

State Enforcement.  Under Michigan law, the Michigan DIFS Bank & Trust Division has broad enforcement authority over state chartered banks and, under certain circumstances, affiliated parties, insiders, and agents. If a Michigan commercial bank does not operate in accordance with the regulations, policies and directives of the Michigan DIFS Bank & Trust Division or is engaging, has engaged or is about to engage in an unsafe or unsound practice in conducting the business of the bank, the Michigan DIFS Bank & Trust Division may issue and serve upon the bank a notice of charges with respect to the practice or violation. The Michigan DIFS Bank & Trust Division enforcement authority includes: cease and desist orders, receivership, conservatorship, removal and suspension of officers and directors, assessment of monetary penalties, emergency closures, liquidation and the power to issue orders and declaratory rulings.

Federal Enforcement.  The FDIC has primary federal enforcement responsibility over state nonmember banks and has the authority to bring actions against the institution and all institution-affiliated parties, including stockholders, and any attorneys, appraisers and accountants, who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive, cease and desist, consent order to removal of officers and/or directors of the institution as well as receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially egregious cases. Federal law also establishes criminal penalties for certain violations.

Capital Requirements.  Under FDIC regulations, federally-insured state-chartered banks that are not members of the Federal Reserve (“state nonmember banks”), such as the Bank, are required to comply with minimum leverage capital requirements. For an institution determined by the FDIC not to be anticipating or experiencing significant growth and to be in general a strong banking organization, rated composite 1 under the Uniform Financial Institutions Ranking System established by the Federal Financial Institutions Examination Council, the minimum capital leverage requirement is a ratio of Tier 1 capital to total assets of 3%. For all other institutions, the minimum leverage capital ratio is not less than 4%. Tier 1 capital is principally composed of the sum of common stockholders’ equity, noncumulative perpetual preferred stock (including any related surplus) and minority investments in certain subsidiaries, less intangible assets (except for certain servicing rights and credit card relationships).

The Bank must also comply with the FDIC risk-based capital guidelines. Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital being required for the categories perceived as representing greater risk. For example, under the FDIC’s risk-weighting system, cash and securities backed by the full faith and credit of the U.S. Government are given a 0% risk weight, loans fully secured by one-to-four family residential properties generally have a 50% risk weight and commercial loans have a risk weight of 100%.

State nonmember banks must maintain a minimum ratio of total capital to risk-weighted assets of at least 8%, of which at least one-half must be Tier 1 capital. Total capital consists of Tier 1 capital plus Tier 2 or supplementary capital items, the principal elements of which include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock, a portion of the net unrealized gain on equity securities and other capital instruments such as subordinated debt.

The FDIC has adopted a regulation providing that it will take into account the exposure of a bank’s capital and economic value to changes in interest rate risk in assessing a bank’s capital adequacy. For more information about interest rate risk, see “Quantitative and Qualitative Disclosures about Market Risk.”

The Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) established a system of prompt corrective action to resolve the problems of undercapitalized financial institutions. Under this system, the federal banking regulators have established five capital categories (“well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” and “critically undercapitalized”), and all institutions are assigned one such category. Federal banking regulators are required to take various mandatory supervisory actions and are authorized to take other discretionary actions with respect to institutions in the three undercapitalized categories. The severity of the action depends upon the capital category in which the institution is placed. At September 30, 2013, the Bank’s regulatory capital classification was “adequately capitalized.” Although the Bank’s nominal capital ratios are above those required to be considered “well capitalized,” the existence of a written agreement with the FDIC limits the Bank’s capital classification to “adequately capitalized.”

For further discussion regarding our regulatory capital requirements, see Note 13 to the 2012 Consolidated Financial Statements.

Deposit Insurance Assessments.  All of the Bank’s deposits are insured under the Federal Deposit Insurance Act by the FDIC to the fullest extent permitted by law. As an FDIC-insured institution, the Bank is required to pay deposit insurance premium assessments to the FDIC. The FDIC has adopted a risk-based assessment system whereby FDIC-insured depository institutions pay insurance premiums at rates based on their risk classification. An institution’s risk classification is assigned based on its capital levels and the level of supervisory concern the institution poses to the regulators.

The Dodd-Frank Act makes permanent the general $250,000 deposit insurance limit for insured deposits. The Dodd-Frank Act changes the deposit insurance assessment framework, primarily by basing assessments on an institution’s average total consolidated assets less average tangible equity (subject to risk-based adjustments that would further reduce the assessment base for custodial banks) rather than domestic deposits, which is expected to shift a greater portion of the aggregate assessments to large banks, as described in detail below. The Dodd-Frank Act also eliminates the upper limit for the reserve ratio designated by the FDIC each year, increases the minimum designated reserve ratio of the DIF from 1.15% to 1.35% of the estimated amount of total insured deposits by September 30, 2020, and eliminates the requirement that the FDIC pay dividends to depository institutions when the reserve ratio exceeds certain thresholds. On December 20, 2010, the FDIC raised the minimum designated reserve ratio of DIF to 2%. The ratio is higher than the minimum reserve ratio of 1.35% as set by the Dodd-Frank Act. Under the Dodd-Frank Act, the FDIC is required to offset the effect of the higher reserve ratio on small insured depository institutions, defined as those with consolidated assets of less than $10 billion.

On February 7, 2011, the FDIC approved a final rule on Assessments, Dividends, Assessment Base and Large Bank Pricing. The final rule, mandated by the Dodd-Frank Act, changes the deposit insurance assessment system from one that is based on domestic deposits to one that is based on average consolidated total assets minus average tangible equity. Because the new assessment base under the Dodd-Frank Act is larger than the current assessment base, the final rule’s assessment rates are lower than the current rates, which achieves the FDIC’s goal of not significantly altering the total amount of revenue collected from the industry. In addition, the final rule adopts a “scorecard” assessment scheme for larger banks and suspends dividend payments if the DIF reserve ratio exceeds 1.5% but provides for decreasing assessment rates when the DIF reserve ratio reaches certain thresholds. The final rule also determines how the effect of the higher reserve ratio will be offset for institutions with less than $10 billion of consolidated assets.

The FDIC may terminate a depository institution’s deposit insurance upon a finding that the institution’s financial condition is unsafe or unsound or that the institution has engaged in unsafe or unsound practices or has violated any applicable rule, regulation, order or condition enacted or imposed by the institution’s regulatory agency.

Transactions with Related Parties.  The Bank’s authority to engage in transactions with an “affiliate” (generally, any company that controls or is under common control with a depository institution) is limited by federal law. Federal law places quantitative and qualitative restrictions on these transactions and imposes specified collateral requirements for certain transactions. The purchase of low quality assets from affiliates is generally prohibited. Transactions with affiliates must be on terms and under circumstances that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies.

The Bank’s authority to extend credit to executive officers, directors and 10% shareholders (“insiders”), as well as entities such person’s control, is also governed by federal law. Among other restrictions, these loans are generally required to be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of failure to make required repayment. The Sarbanes-Oxley Act of 2002 generally prohibits us from extending or maintaining credit, arranging for the extension of credit, or renewing an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof), except for extensions of credit made, maintained, arranged or renewed by us that are subject to the federal law restrictions discussed above.

Standards for Safety and Soundness.  The federal banking agencies have adopted Interagency Guidelines prescribing Standards for Safety and Soundness. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions. The guidelines address internal controls and information systems, the internal audit system, credit underwriting, loan documentation, interest rate risk exposure, asset growth, asset quality, earnings and compensation, and fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit an acceptable plan to achieve compliance with the standard.

Investment Activities.  Since the enactment of the FDIC Improvement Act, all state-chartered FDIC insured banks have generally been limited to activities of the type and in the amount authorized for national banks, notwithstanding state law. The FDIC Improvement Act and the FDIC permit exceptions to these limitations. For example, the FDIC is authorized to permit such institutions to engage in state authorized activities or investments that do not meet this standard (other than direct equity investments) for institutions that meet all applicable capital requirements if it is determined that such activities or investments do not pose a significant risk to the DIF.

Mergers and Acquisitions.  The Bank may engage in mergers or consolidations with other depository institutions or their holding companies, subject to review and approval by applicable state and federal banking agencies. When reviewing a proposed merger, the federal banking regulators consider numerous factors, including the effect on competition, the financial and managerial resources and future prospects of existing and proposed institutions, the effectiveness of FDIC-insured institutions involved in the merger in addressing money laundering activities and the convenience and needs of the community to be served, including performance under the Community Reinvestment Act.

Interstate Branching.  Beginning June 1, 1997, federal law permitted the responsible federal banking agencies to approve merger transactions between banks located in different states, regardless of whether the merger would be prohibited under the law of the two states. The law also permitted a state to “opt in” to the provisions of the Interstate Banking Act before June 1, 1997, and permitted a state to “opt out” of the provisions of the Interstate Banking Act by adopting appropriate legislation before that date. Michigan did not “opt out” of the provisions of the Interstate Banking Act. Accordingly, beginning June 1, 1997, a Michigan commercial bank could acquire an institution by merger in a state other than Michigan unless the other state had opted out. The Interstate Banking Act also authorizes de novo branching into another state, but only if the host state enacts a law expressly permitting out of state banks to establish such branches within its borders. Effective with the enactment of The Dodd-Frank Act, the FDI Act and the National Bank Act have been amended to remove the expressly required “opt-in” concept applicable to de novo interstate branching and now permits national and insured state banks to engage in de novo in interstate branching if, under the laws of the state where the new branch is to be established, as a state bank chartered in that state would be permitted to establish a branch.

Community Reinvestment Act.  The Community Reinvestment Act requires that, in connection with examinations of financial institutions within their respective jurisdictions, the Federal Reserve, the FDIC, or the OCC, shall evaluate the record of each financial institution in meeting the credit needs of its local community, including low and moderate-income neighborhoods. These facts are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility. Failure to adequately meet these criteria could impose additional requirements and limitations on the Bank. The Bank received a “satisfactory” rating in its most recent Community Reinvestment Act evaluation by the FDIC. Additionally, we must publicly disclose the terms of various Community Reinvestment Act-related agreements.

Privacy.  The FRB, FDIC and other bank regulatory agencies have adopted final guidelines (the “Guidelines”) for safeguarding confidential, personal customer information. The Guidelines require each financial institution, under the supervision and ongoing oversight of its board of directors or an appropriate committee thereof, to create, implement and maintain a comprehensive written information security program designed to ensure the security and confidentiality of customer information, protect against any anticipated threats or hazards to the security or integrity of such information and protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer. We have has adopted a customer information security program that has been approved by our board of directors. The GLBA requires financial institutions to implement policies and procedures regarding the disclosure of nonpublic personal information about consumers to non-affiliated third parties. In general, the statute requires explanations to consumers on policies and procedures regarding the disclosure of such nonpublic personal information, and, except as otherwise required by law, prohibits disclosing such information except as provided in the banking subsidiary’s policies and procedures. The Bank has implemented a privacy policy.

Anti-Money Laundering Initiatives and the USA Patriot Act.  A major focus of federal governmental policy on financial institutions in recent years has been aimed at combating money laundering and terrorist financing. The USA Patriot Act of 2001 (the “USA Patriot Act”) substantially broadened the scope of United States’ anti-money laundering laws and regulations by imposing significant new compliance and due diligence obligations, creating new crimes and penalties and expanding the extra-territorial jurisdiction of the United States. The U.S. Department of the Treasury has issued a number of implementing regulations which apply to various requirements of the USA Patriot Act to financial institutions such as us. These regulations impose obligations on financial institutions to maintain appropriate policies, procedures and controls to detect, prevent and report money laundering and terrorist financing and to verify the identity of their customers. Failure of a financial institution to maintain and implement adequate programs to combat money laundering and terrorist financing, or to comply with all of the relevant laws or regulations, could have serious legal and reputation consequences for the institution, including the imposition of enforcement actions and civil monetary penalties.

Federal Home Loan Bank.  The Bank is a member of the Federal Home Loan Bank of Indianapolis (“FHLBI”), one of the 12 regional Federal Home Loan Banks. The FHLBI provides a central credit facility primarily for member institutions. The Bank, as a member of the FHLBI, is required to acquire and hold shares of capital stock in the FHLBI in an amount equal to at least 1.0% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or  1/20 of its advances (borrowings) from the FHLBI, whichever is greater. The FHLB Banks function as a central reserve bank by providing credit for financial institutions throughout the United States. Advances are generally secured by eligible assets of a member, which include principally mortgage loans and obligations of, or guaranteed by, the U.S. government or its agencies. Advances can be made to the Bank under several different credit programs of the FHLBI. Each credit program has its own interest rate, range of maturities and limitations on the amount of advances permitted based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit.

Federal Reserve Board.  The Federal Reserve Board regulations require banks to maintain noninterest-earning reserves against their net transaction accounts, nonpersonal time deposits and Eurocurrency liabilities (collectively referred to as reservable liabilities).

Overdraft Regulation.  The Federal Reserve Board amended Regulation E (Electronic Fund Transfers) effective July 1, 2010 to require consumers to opt in, or affirmatively consent, to the institution’s overdraft service for ATM and one-time debit card transactions before overdraft fees may be assessed on the account. Consumers also must be provided a clear disclosure of the fees and terms associated with the institution’s overdraft service.

Other Regulations.  Interest and other charges collected or contracted for by the Bank are subject to state usury laws and federal laws concerning interest rates. The Bank's loan operations are also subject to federal laws applicable to credit transactions, such as:

•	the federal “Truth-In-Lending Act,” governing disclosures of credit terms to consumer borrowers;
•	the “Home Mortgage Disclosure Act of 1975,” requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;
•	the “Equal Credit Opportunity Act,” prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;
•	the “Fair Credit Reporting Act of 1978,” governing the use and provision of information to credit reporting agencies;
•	the “Fair Debt Collection Act,” governing the manner in which consumer debts may be collected by collection agencies; and
•	the rules and regulations of the various federal agencies charged with the responsibility of implementing these federal laws.

The deposit operations of the Bank are subject to:

•	the “Right to Financial Privacy Act,” which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records; and
•	the “Electronic Funds Transfer Act” and Regulation E issued by the Federal Reserve to implement that act, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Holding Company Regulation

General.  As a bank holding company registered under the Bank Holding Company Act of 1956, as amended, we are subject to regulation, supervision, and examination by the Board of Governors of the Federal Reserve System. We are also required to file annually a report of our operations with the Federal Reserve Board. This regulation and oversight is generally intended to ensure that we limit our activities to those allowed by law and that we operate in a safe and sound manner without endangering the financial health of the Bank.

Under the Bank Holding Company Act, we must obtain the prior approval of the Federal Reserve Board before we may acquire control of another bank or bank holding company, merge or consolidate with another bank holding company, acquire all or substantially all of the assets of another bank or bank holding company, or acquire direct or indirect ownership or control of any voting shares of any bank or bank holding company if, after such acquisition, we would directly or indirectly own or control more than 5% of such shares.

Federal statutes impose restrictions on the ability of a bank holding company and its nonbank subsidiaries to obtain extensions of credit from its subsidiary bank, on the subsidiary bank’s investments in the stock or securities of the holding company, and on the subsidiary bank’s taking of the holding company’s stock or securities as collateral for loans to any borrower. A bank holding company and its subsidiaries are also prevented from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or furnishing of services by the subsidiary bank.

A bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, it is the Federal Reserve Board policy that a bank holding company should stand ready to use available resources to provide adequate capital to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company’s failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the Federal Reserve Board to be an unsafe and unsound banking practice or a violation of the Federal Reserve Board regulations, or both.

Non-Banking Activities.  Our business activities, as a bank holding company, are restricted by the Bank Holding Company Act. Under the Bank Holding Company Act and the Federal Reserve Board’s bank holding company regulations, we may only engage in, acquire, or control voting securities or assets of a company engaged in, (1) banking or managing or controlling banks and other subsidiaries authorized under the Bank Holding Company Act and (2) any non-banking activity the Federal Reserve Board has determined to be so closely related to banking or managing or controlling banks to be a proper incident thereto. These include any incidental activities necessary to carry on those activities as well as a lengthy list of activities that the Federal Reserve Board has determined to be so closely related to the business of banking as to be a proper incident thereto.

Financial Modernization.  The Gramm-Leach-Bliley Act, which became effective in March 2000, permits greater affiliation among banks, securities firms, insurance companies, and other companies under a new type of financial services company known as a “financial holding company.” A financial holding company essentially is a bank holding company with significantly expanded powers. Financial holding companies are authorized by statute to engage in a number of financial activities previously impermissible for bank holding companies, including securities underwriting, dealing and market making; sponsoring mutual funds and investment companies; insurance underwriting and agency; and merchant banking activities. The Act also permits the Federal Reserve Board and the Treasury Department to authorize additional activities for financial holding companies if they are “financial in nature” or “incidental” to financial activities. A bank holding company may become a financial holding company if each of its subsidiary banks is well capitalized, well managed, and has at least a “satisfactory” CRA rating. A financial holding company must provide notice to the Federal Reserve Board within 30 days after commencing activities previously determined by statute or by the Federal Reserve Board and Department of the Treasury to be permissible. We have not submitted notice to the Federal Reserve Board of our intent to be deemed a financial holding company.

Regulatory Capital Requirements.  The Federal Reserve Board has adopted capital adequacy guidelines under which it assesses the adequacy of capital in examining and supervising a bank holding company and in analyzing applications to it under the Bank Holding Company Act. The Federal Reserve Board’s capital adequacy guidelines are similar to those imposed on the Bank by the FDIC.

Restrictions on Dividends.  Cash available to pay dividends to our shareholders is derived primarily from dividends received from the Bank. Our ability to receive dividends or loans from the Bank is restricted. Under the terms of the Bank’s Consent Order with the FDIC and the Michigan DIFS Bank & Trust Division, the Bank is presently prohibited from paying dividends without the consent of the FDIC and the Michigan DIFS Bank & Trust Division. Dividend payments by the Bank to us in the future will require generation of future earnings by the Bank, and, even if the Consent Order is terminated, could require regulatory approval if the proposed dividend is in excess of prescribed guidelines.

The Michigan Banking Code of 1999 states, in part, that bank dividends may be declared and paid only out of accumulated net earnings and may not be declared or paid unless surplus (retained earnings) is at least equal to contributed capital. Finally, dividends may not be declared or paid if the Bank is in default in payment of any assessment due the Federal Deposit Insurance Corporation.

The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board’s view that a bank holding company should pay cash dividends only to the extent that the holding company’s net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the holding company’s capital needs, asset quality and overall financial condition. The Federal Reserve Board also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the federal prompt corrective action regulations, the Federal Reserve Board may prohibit a bank holding company from paying any dividends if the holding company’s bank subsidiary is classified as “undercapitalized.”

MANAGEMENT

Directors

Our board of directors currently consists of eight directors who are identified below. Directors serve for a one-year term, or until his or her respective successor is chosen and qualified. The board of directors has determined that all current directors have met the independence standards of the Nasdaq Stock Market and SEC rules, with the exception of Mr. Chaffin, our Chief Executive Officer, and Mr. Skibski, our Chief Financial Officer. In making its determination regarding independence, the board of directors took into account the transactions disclosed below under the caption “Director Independence and Related Party Transactions.” In making this determination, the board of directors has concluded that none of following members has a relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Directors deemed independent by the board of directors are Peter H. Carlton, Joseph S. Daly, Edwin L. Harwood, Michael J. Miller, Debra J. Shah, and Karen M. Wilson-Smithbauer.

Name, Age, Principal Occupation for the Past Five Years, and Qualifications as a Director	Positions and Offices Held with MBT Financial Corp.	Director Since
Peter H. Carlton, 65, is a Member of Cooley, Hehl, Wohlgamuth and Carlton, PLLC, a Certified Public Accounting firm. Mr. Carlton has been a certified public accountant since 1974 and, as a partner of a CPA firm for more than 30 years, he has significant financial knowledge. Due to his experience in preparing financial statements and conducting audits, he serves as the Chairman of our Audit Committee and is the designated “financial expert.”	Director, Audit Committee Chairman	2004
H. Douglas Chaffin, 57, is the President and Chief Executive Officer of MBT Financial Corp. and Monroe Bank & Trust. Mr. Chaffin has a long history of leadership roles in the banking industry, having served in an executive capacity with First Michigan Bank Corp. and its successor, Huntington National Bank. He also has served as the Chairman of the Michigan Bankers’ Association and on the Government Relations Council of the American Bankers Association. In 2011, Mr. Chaffin was named “Banker of the Year” by the Michigan Bankers’ Association.	President, Chief Executive Officer and a Director	2004
Joseph S. Daly, 54, is the President and General Counsel of Daly Merritt Properties, Inc. and Assistant Dean of the University of Detroit Mercy School of Law. He also holds officer/director positions with Daly Real Estate Services, Inc.; Fort Eureka, LLC; Daly Merritt Properties, Inc.; Oak Wyandotte, LLC; Parke Lane Landing, LLC; and Daly Merritt Select, Inc.

Mr. Daly has a vast background of experience in insurance, law, real estate, and banking obtained throughout his career, which has included service as a director of Charter National Bank and Community Director of its successor, Charter One Bank.	Director, Wealth Management Chairman and Compensation Committee Chairman	2003

Name, Age, Principal Occupation for the Past Five Years, and Qualifications as a Director	Positions and Offices Held with MBT Financial Corp.	Director Since
Edwin L. Harwood, 58, has been a Member and Manager of Harwood Investment Strategies LLC, a registered investment advisory firm he formed in 2005. Prior to that he was the General Manager of Ed Harwood Buick-Pontiac Inc., an automotive retailer. Mr. Harwood’s financial experience includes a Bachelor of Arts degree in Financial Administration, and more than 25 years of experience managing an automotive retailer, including supervising the accounting function. He also has eight years of professional investment experience.	Director, Loan Review Committee Chairman	2009
Michael J. Miller, 65, is the Chief Executive Officer of Floral City Beverage Inc., a wholesale beer distributor. Mr. Miller has a broad based knowledge of business, having been the CEO of his company since 1982. In addition to his 12 years of service on our board of directors, he was a Director of Security Bank of Monroe and has served in leadership roles on numerous non-profit and trade related boards and committees.	Chairman of the Board of Directors, Governance Committee Chairman	2000
Debra J. Shah, 67, is the President of Sensational Beginnings, a catalog and internet retailer of children’s products. Mrs. Shah is an entrepreneur with over 25 years of experience as the President and owner of her company, a local business with national and international catalog and internet sales. She has experience in management, finance, catalog and internet marketing, product selection, copy writing, and budgeting. She has also served as a board member of Mercy Memorial Hospital.	Director	2006
John L. Skibski, 49, is the Executive Vice President and Chief Financial Officer of MBT Financial Corp. and Monroe Bank & Trust. He is also a Director of the Federal Home Loan Bank of Indianapolis.

Mr. Skibski has an MBA degree in Finance and has the Certified Management Accountant and Certified in Financial Management designations from the Institute of Management Accountants. He has obtained extensive knowledge of bank investments, treasury management, and asset/liability management during his 26-year career with Security Bank of Monroe, its successor, First of America Bank, and Monroe Bank & Trust. He is the Chairman of the Bank’s Asset/Liability Management Committee (ALCO), a non-board committee. He has also gained knowledge through his service as Chairman of the Risk Oversight Committee and as a member of the Audit, Budget/IT, and Executive/Governance Committees of the Federal Home Loan Bank of Indianapolis.	Executive Vice President, Chief Financial Officer and a Director	2008

Name, Age, Principal Occupation for the Past Five Years, and Qualifications as a Director	Positions and Offices Held with MBT Financial Corp.	Director Since
Karen M. Wilson-Smithbauer, 69, has been the President of the Karen Colina Wilson Foundation since 2006. Prior to that she was the Chairman and Chief Executive Officer of Central Distributors of Beer, a wholesale beer distributor. She is also a 49% owner of Lyons Consulting Group, LLC, an e-commerce design, development, and support firm in Chicago, Illinois.

As President and CEO of Central Distributors, Ms. Wilson gained experience in strategic planning and financial analysis. Her financial background included supervision of the financial officer and prior to becoming President she was responsible for operations. Ms. Wilson has an extensive background of leadership in charitable organizations, and is currently a director for First Step, Downriver Council of Arts, Everybody Ready, and the Oakwood Hospital Foundation. She is Chairwoman of the Oakwood Hospital Women’s Advisory Board.	Director	2005

Executive Officers

NAME	AGE	POSITION
H. Douglas Chaffin	57	President & Chief Executive Officer
Donald M. Lieto	58	Executive Vice President, Senior Administration Manager, Monroe Bank & Trust
Scott E. McKelvey	53	Executive Vice President, Senior Wealth Management Officer, Monroe Bank & Trust
Thomas G. Myers	56	Executive Vice President & Chief Lending Manager, Monroe Bank & Trust
John L. Skibski	49	Executive Vice President & Chief Financial Officer, Monroe Bank & Trust; Treasurer, MBT Financial Corp.

There is no family relationship between any of the Directors or Executive Officers of the registrant and there is no arrangement or understandings between any of the Directors or Executive Officers and any other person pursuant to which he was selected a Director or Executive Officer nor with any respect to the term which each will serve in the capacities stated previously.

The Executive Officers of the Bank are appointed annually by the board of directors at its annual meeting, held in May.

H. Douglas Chaffin was President & Chief Executive Officer in each of the last five years. Donald M. Lieto was Executive Vice President, Senior Administration Manager in each of the last five years. Scott E. McKelvey was Executive Vice President, Senior Wealth Management Officer in each of the last five years. Thomas G. Myers was Executive Vice President & Chief Lending Manager in each of the last five years. John L. Skibski was Executive Vice President & Chief Financial Officer in each of the last five years.

Ownership of Voting Shares

The following table sets forth the beneficial ownership of the shares of our common stock by each of our directors and named executive officers, and the directors and executive officers as a group, as of the record date for the rights offering.

Name of Beneficial Owner	Shares of Common Stock Owned(1)		Percent of Class
Peter H. Carlton	152,673	(2)	*
H. Douglas Chaffin	168,718	(3)	*
Joseph S. Daly	149,246	(4)	*
Edwin L. Harwood	72,954		*
Donald M. Lieto	74,069	(5)	*
Scott E. McKelvey	64,379	(6)	*
Michael J. Miller	129,898	(7)	*
Thomas G. Myers	113,856	(8)	*
Debra J. Shah	74,851	(9)	*
John L. Skibski	72,731	(10)	*
Karen M. Wilson-Smithbauer	75,597	(11)	*
All Directors, Nominees and Executive Officers as a Group (11 in group)	1,154,924		5.4%

*	Ownership is less than 1% of the class.
(1)	Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.
(2)	Includes 147,900 shares subject to shared voting and investment power and 4,773 shares subject to SOSARs, which are presently exercisable.
(3)	Includes 59,000 shares subject to options which are presently exercisable, 26,890 shares subject to SOSARs which are presently exercisable, and 5,000 shares which are restricted until September 23, 2014. The restricted shares have voting rights and are eligible to receive dividends, if any, but may not be sold while restricted.
(4)	Includes 5,979 shares subject to shared voting and investment power, 66,062 share units issued under the director deferred compensation plan and 6,637 shares subject to SOSARs which are presently exercisable.
(5)	Includes 22,600 shares subject to options which are presently exercisable, 12,321 shares subject to SOSARs which are presently exercisable, and 5,000 shares which are restricted until September 23, 2014. The restricted shares have voting rights and are eligible to receive dividends, if any, but may not be sold while restricted.
(6)	Includes 18,600 shares subject to options which are presently exercisable, 9,256 shares subject to SOSARs which are presently exercisable, and 5,000 shares which are restricted until September 23, 2014. The restricted shares have voting rights and are eligible to receive dividends, if any, but may not be sold while restricted.
(7)	Includes 125,125 shares subject to shared voting and investment power and 4,773 shares subject to SOSARs, which are presently exercisable.
(8)	Includes 24,100 shares subject to options which are presently exercisable, 9,256 shares subject to SOSARs which are presently exercisable, and 5,000 shares which are restricted until September 23, 2014. The restricted shares have voting rights and are eligible to receive dividends, if any, but may not be sold while restricted.
(9)	Includes 1,851 shares subject to SOSARs which are presently exercisable.
(10)	Includes 3,900 shares subject to shared voting and investment power, 22,600 shares subject to options which are presently exercisable, 9,256 shares subject to SOSARs which are presently exercisable, and 5,000 shares which are restricted until September 23, 2014. The restricted shares have voting rights and are eligible to receive dividends, if any, but may not be sold while restricted.
(11)	Includes 1,851 shares subject to SOSARs which are presently exercisable.

As of the date of this prospectus, no person was known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, except as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Owned	Percent of Class
Castle Creek Capital Partners 6051 El Tordo, P.O. Box 1329 Rancho Santa Fe, CA 92067	1,647,059	7.75%
Patriot Financial Partners CIRA Centre 2929 Arch Street, 27th Floor Philadelphia, PA 19104-2868	1,647,059	7.75%

EXECUTIVE COMPENSATION

Executive Pay Philosophies

Total compensation for named executive officers (“NEOs”) is structured to:

•	Reward financial and market performance;
•	Deliver competitive annual cash and long term equity based compensation;
•	Preserve/promote the safety and soundness of the Bank; and
•	Retain management talent.

Each component of total direct compensation is structured to reward Bank and/or individual performance, as described below.

The Compensation Committee is responsible for discharging the responsibilities of the board of directors with respect to the compensation of our executive officers. The Compensation Committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation Committee may retain the services of a compensation consultant and consider recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the Compensation Committee and recommended to the full board of directors for ratification.

H. Douglas Chaffin, our President and Chief Executive Officer, recommends to the Compensation Committee base salary, target bonus levels, and long-term incentive grants for our executive officer group (other than himself). Mr. Chaffin makes these recommendations to the Compensation Committee based on guidelines provided by the Committee, and judgments regarding individual performance. Mr. Chaffin is not involved with any aspect of determining his own pay.

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to us with the benefit/value to the executive. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation’s chief executive officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions in Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of the shareholders, after taking into consideration changing business conditions or the officer’s performance. With the adoption of ASC 718, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of equity compensation in the future.

Elements of Executive Compensation

Annual Cash Compensation.  Annual cash (i.e., base salary and annual incentive award) compensation is targeted at median market pay, which is the most prevalent market practice. For pay planning purposes, the market is defined as commercial banks of comparable asset size and mix to MBT Financial Corp. Actual compensation paid may be higher or lower than target pay, depending on performance relative to established goals. Base pay for all NEOs was frozen at 2008 levels through 2010 in response to financial performance of the Bank. The value of base salary paid to NEOs for each reporting period (i.e., calendar year) is reported on the Summary Compensation Table for that period in column (c) of the table under “NEO Compensation for the Reported Periods” below.

All NEOs participate in an annual incentive pay plan that provides a cash award opportunity tied to the level of our net operating income for the fiscal year. Under the current compensation structure, 41% of the CEO’s target total cash compensation and 29% of target total cash compensation for the other NEOs is earned based on performance under the annual incentive plan.

During the severe economic downturn/crisis period, the financial performance of the Bank was below standards previously established by the board of directors. As a result, the executive annual incentive pay plan was suspended during the period from 2008 through 2012. The value of cash incentive compensation paid to NEOs for each reporting period (i.e., calendar year) is reported on the Summary Compensation Table for that period in column (d).

Long term incentive compensation.  Long term incentive compensation, delivered in the form of equity awards, is targeted at levels that deliver competitive total direct compensation (i.e., annual cash compensation plus long term incentive compensation) in comparison to our peer group. The objective of long term incentive compensation is to reward executive officers for increases in share value and sustained long term financial performance that drives shareholder value, while maintaining the safety and soundness of the Bank.

Under the MBT Financial Corp. 2008 Stock Incentive Plan, the Compensation Committee has granted equity to NEOs and other officers of the Bank in the form of:

•	Stock appreciation rights, settled only in shares (SOSARs)(1)
•	Performance vested Restricted Share Units (RSUs)(2), and/or
•	Restricted Shares(3).

(1)	SOSARs provide the Grantee the right to receive shares of our stock upon exercise of the SOSAR. Upon exercise of the SOSAR, any increase in stock value, as measured by the difference between the fair market value of our common stock at exercise date and the grant date value of such shares, is converted to common shares based upon the fair market value of such stock on the exercise date. The resulting shares are delivered to the Grantee, with any tax obligations met by the Grantee upon exercise. The right to exercise the SOSAR vests on a scaled basis over three years, with a third of the SOSAR shares incrementally vesting each year.
(2)	RSU grants made under the Plan provide the recipient the right to receive a full-value share of our stock for each unit granted, upon satisfaction of the performance conditions set forth under the grant agreement.
(3)	Restricted shares are subject to transfer restrictions that lapse upon the earlier of the recipient’s death or disability, upon a change in control of us, or satisfaction of defined future service requirement and other conditions set by the board of directors. During the restriction period, the recipient has all rights and privileges of a shareholder with respect to such Restricted Shares, including voting rights and the right to receive dividends paid on such shares, if any. In the event of an executive officer’s termination of employment prior to meeting the above conditions, all rights to such Restricted Shares will be forfeited.

The value of equity based grants made to NEOs each reporting period (i.e., calendar year) is reported on the Summary Compensation Table for that period in columns (e) and (f). As summarized earlier, these grants have been made in the form of Stock Appreciation Rights, performance vested Restricted Share Units, and Restricted Shares.

All shares, net of tax withholding, that are earned must be retained until the share ownership requirement applied to each NEO is met. Once the share ownership requirement is satisfied, all net shares awarded under the long term incentive compensation plan must be held for a period of at least one year following the date of exercise or award.

Consistent with the stated philosophy of aligning the interests of executives with those of shareholders, the board of directors believes that all executive officers should maintain a meaningful level of ownership in our stock over their period of service. Under the current policy, a targeted share ownership level (number of shares) is established for each named executive officer. The targeted number of shares is subject to annual review and may be increased at the discretion of the board of directors. Named executive officers were expected to attain this ownership level during 2012, and maintain this level during their period of executive officer service. Executive officers were to meet the share ownership targets from either equity based awards or purchase of shares on the open market. 100% of all shares awarded under the MBT Financial Corp. Long Term Incentive Compensation Plan or the 2008 Stock Incentive Plan, net of taxes due, are to be retained by the executive until the share ownership target is attained. Upon attainment of the share ownership target, all future shares awarded under any equity grant are to be retained for a minimum of one year. The board of directors has set the share ownership target for Mr. Chaffin, our CEO, at 27,000 shares and 10,000 for each of our other named executive officers. All of such officers have met their share ownership requirement of the policy. Each director must own at least 1,000 shares of our common stock within 90 days, and 30,000 shares within 3 years of appointment or election to the board of directors. All directors have met their share ownership requirement of the policy.

Supplemental Benefits.  Supplemental benefits are delivered to NEOs in the form of disability and death benefits, and an annual allowance that may be applied to additional benefits that serve the business interests of the Bank (e.g., club memberships). These benefits are designed to provide reasonable protection and security, deliver competitive compensation, facilitate and promote business development, and to recognize the substantial commitment both professionally and personally expected from executive officers. The aggregate value of perquisites and personal benefits, as defined under SEC rules, provided to each named executive officer is less than the reporting threshold value of $10,000.

The board of directors entered into an agreement with Mr. Chaffin, President and CEO, that provides a supplemental retirement benefit offset by retirement benefits earned under the Bank’s retirement plan provided to all employees. This benefit was provided to Mr. Chaffin as an incentive to accept the position of CEO, and to establish a meaningful incentive to remain with the organization, thereby promoting continuity and stability of leadership. This supplemental benefit is earned incrementally with future service. The incremental benefit earned for the 2010 period was voluntarily suspended by Mr. Chaffin in recognition of the elimination of matching contributions for all employees under the employee retirement plan for 2010. The board of directors reinstated the incremental benefit beginning in 2011.

NEO Compensation for the Reported Periods

We are a “smaller reporting company” within the meaning of Item 10 of Regulation S-K, of the Securities and Exchange Commission and have elected to provide certain disclosures regarding executive compensation under the provisions of Item 402 of Regulation S-K applicable to smaller reporting companies.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
H. Douglas Chaffin President & Chief Executive Officer (PEO)	2013	324,113	—	23,500	21,450	124,946	87,907	18,630	600,546
	2012	311,213	—	18,500	16,650	—	216,196	17,460	580,019
	2011	302,718	—	18,500	11,250	—	58,233	16,386	407,087
John L. Skibski EVP & Chief Financial Officer (PFO)	2013	182,358	—	11,750	7,150	37,493	—	7,942	246,692
	2012	172,356	—	9,250	5,550	—	—	7,753	194,909
	2011	163,577	—	9,250	3,750	—	—	7,214	183,791
Thomas G. Myers EVP, Chief Lending Manager	2013	172,501	—	11,750	7,150	95,416	—	8,691	235,558
	2012	167,409	—	9,250	5,550	—	—	8,449	190,658
	2011	163,532	—	9,250	3,750	—	—	7,964	184,496
Scott E. McKelvey EVP, Senior Wealth Management Officer	2013	168,269	—	11,750	7,150	34,596	—	7,834	229,559
	2012	162,490	—	9,250	5,550	—	—	7,694	184,984
	2011	157,995	—	9,250	3,750	—	—	7,293	178,288
Donald M. Lieto EVP, Senior Administration Manager	2013	162,480	—	11,750	7,150	39,406	—	8,537	223,322
	2012	154,485	—	9,250	5,550	—	—	7,976	177,261
	2011	150,752	—	9,250	3,750	—	—	7,573	171,325

Summary Compensation Table Footnotes:

(1)	Amounts reflect the aggregate grant date fair value of awards granted during the year valued in accordance with generally accepted accounting principles. Assumptions used in determining fair value are disclosed in the footnote 1, “Summary of Significant Accounting Policies,” and footnote 15, “Stock-Based Compensation Plan” to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013. The values reported in this column for 2012 represent the value of restricted share units granted that are subject to performance and vesting requirements. 62.5% of the performance requirements are expected to be met. The values reported in this column for 2011 represent the value of restricted share units granted that are subject to performance and vesting requirements. 87.5% of the performance requirements have been met.
(2)	Reflects the aggregate grant date fair value of SOSAR grants made during the year valued in accordance with generally accepted accounting principles. Assumptions used in determining fair value are disclosed in the footnote 1, “Summary of Significant Accounting Policies,” and footnote 15, “Stock-Based Compensation Plan” to the consolidated financial statements of our Annual Report on Form 10-K for the year ended December 31, 2013.
(3)	Reports increase in present value of Supplemental Executive Retirement Benefit accrual for the given year. Refer to “Supplemental Executive Retirement Plan” discussion below for an explanation of benefit and disclosure of present value of accumulated benefit as of December 31, 2012.
(4)	Includes contributions to the MBT Retirement Plan and certain life insurance premiums paid by us for the benefit of the named executive officer to provide the benefit under the terms of the Death Benefit Only plan for certain executive officers.

Name	Retirement Contributions ($)	Life Insurance Premiums ($)	Total ($)
H. Douglas Chaffin	10,2000	8,430	18,630
John L. Skibski	7,010	932	7,942
Thomas G. Myers	6,641	2,050	8,691
Scott E. McKelvey	6,469	1,365	7,834
Donald M. Lieto	6,395	2,142	8,537
Narrative Explanation to the Summary Compensation table

Named executive officers participate in an annual non-equity incentive plan that provides for awards tied to our profitability during the fiscal year. The value of any awards paid is disclosed in column (g) of the summary compensation table.

The stock awards for 2013 reported in column (e) of the Summary Compensation Table represent the grant date value of Restricted Share Units (RSUs) granted to Named Executive Officers on January 2, 2013. Under the terms of this equity grant, such shares are subject to a vesting requirement that lapses upon the earlier of the recipient’s death or disability, a change in control of us, or continued employment with us to December 31, 2015. The RSUs are also subject to weighted performance requirements based on our pretax net income (25% weighted), the Tier 1 leverage ratio for the Bank (25% weighted), and the Texas Ratio of the Bank (50% weighted) for 2013 and 2014. The performance requirements for pretax net income and the Tier I Leverage ratio were met in 2013, which will result in the award of 25% of the shares represented by the RSUs upon completion of the vesting requirement.

Mr. Chaffin participates in a supplemental retirement benefit plan. The increase in value for the fiscal year is reported in column (h) of the Summary Compensation Table. In 2010, Mr. Chaffin voluntarily suspended the increase in his benefit in order to reduce our expense. In 2011, the benefit increase was reinstated by the board of directors. In 2012, the discount rate used to calculate the present value of this benefit was reduced from 6% to 2%. This reduction in the discount rate accounted for $160,909 of the $216,196 increase in the present value of the benefit. The discount rate used in 2013 increased to 3%. The full present value accrued through the end of the fiscal year was $639,898. The value of Mr. Chaffin’s accrued benefit is fully vested. For further information see “Supplemental Executive Retirement Plan” below.

The named executive officers are participants in the MBT Retirement Plan. This plan is a qualified profit sharing, 401(k) plan. The employer contribution amounts for the fiscal year period for each named executive officer are included in column (i) and reported under footnote number 4 of the Summary Compensation Table. Employer contributions under the Plan are structured as a percent of base salary up to statutory compensation limits and include safe harbor contributions, applied on a nondiscriminatory basis for all Plan participants.

Outstanding Equity Awards at Fiscal Year-End

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
H. Douglas Chaffin (PEO)	20,000	—	—	16.69	1/2/2014
	28,000	—	—	23.40	1/3/2015
	15,500	—	—	16.24	1/3/2016
	15,500	—	—	15.33	1/3/2017	8,750	$37,275	5,000	$21,300
	15,500	—	—	8.53	6/4/2018
	15,500	—	—	3.03	1/2/2019
	15,000	—	—	1.85	1/27/2021
	10,000	5,000	—	1.85	2/23/2022
	5,000	10,000	—	2.35	1/2/2023
John L. Skibski (PFO)	11,000	—	—	16.69	1/2/2014
	11,000	—	—	23.40	1/3/2015
	5,800	—	—	16.24	1/3/2016
	5,800	—	—	15.33	1/3/2017	4,375	$18,638	2,500	$10,650
	5,800	—	—	8.53	6/4/2018
	5,800	—	—	3.03	1/2/2019
	5,000	—	—	1.85	1/27/2021
	3,332	1,668	—	1.85	2/23/2022
	1,666	3,334	—	2.35	1/2/2023
Thomas G. Myers	12,500	—	—	16.69	1/2/2014
	12,500	—	—	23.40	1/3/2015
	5,800	—	—	16.24	1/3/2016
	5,800	—	—	15.33	1/3/2017	4,375	$18,638	2,500	$10,650
	5,800	—	—	8.53	6/4/2018
	5,800	—	—	3.03	1/2/2019
	5,000	—	—	1.85	1/27/2021
	3,332	1,668	—	1.85	2/23/2022
	1,666	3,334	—	2.35	1/2/2023
Scott E. McKelvey	9,000	—	—	16.69	1/2/2014
	9,000	—	—	23.40	1/3/2015
	4,800	—	—	16.24	1/3/2016
	4,800	—	—	15.33	1/3/2017	4,375	$18,638	2,500	$10,650
	5,800	—	—	8.53	6/4/2018
	5,800	—	—	3.03	1/2/2019
	5,000	—	—	1.85	1/27/2021
	3,332	1,668	—	1.85	2/23/2022
	1,666	3,334	—	2.35	1/2/2023

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Donald M. Lieto	11,000	—	—	16.69	1/2/2014
	11,000	—	—	23.40	1/3/2015
	5,800	—	—	16.24	1/3/2016
	5,800	—	—	15.33	1/3/2017	4,375	$18,638	2,500	$10,650
	5,800	—	—	8.53	6/4/2018
	5,800	—	—	3.03	1/2/2019
	5,000	—	—	1.85	1/27/2021
	3,332	1,668	—	1.85	2/23/2022
	1,666	3,334	—	2.35	1/2/2023

(1)	All reported options expiring on February 23, 2022 become fully vested on December 31, 2014. All reported options expiring on January 2, 2023 become fully vested on December 31, 2015

Supplemental Executive Retirement Plan

We have established The Monroe Bank & Trust Supplemental Executive Retirement Agreement (the “SERP”) for the benefit of Mr. Chaffin. The SERP provides for payment of a supplemental retirement benefit payable at age 65 equal to 65% of the executive’s annual base salary at retirement reduced by 50% of the executive’s Primary Social Security Benefit and the life annuity value of accumulated employer contributions at age 65 in the executive’s account balance under the Monroe Bank Retirement Plan. The resulting annual benefit amount is converted to 12 equal monthly amounts and paid monthly for 120 months commencing at age 65. The executive’s annual benefit at normal retirement age (65) is projected to be $207,599, based on current fiscal year compensation and continued service to normal retirement age. The agreement further provides for an early termination benefit equal to a portion of the full accrued benefit value determined at the early termination date and otherwise payable at age 65. The value of the executive’s vested accrued benefit at early termination is payable in the form of 120 equal monthly installments commencing at age 60, if termination is before age 60, or upon termination after age 60. The executive became fully vested in his accrued benefit on April 2, 2009. If the executive were to terminate employment at December 31, 2013, he is projected to be vested in approximately 66% of the full benefit accrual otherwise payable with continued service to age 65, taking into account pay and the benefit offset amounts valued at termination of employment. The full present value accrued through the end of the 2013 fiscal year was $639,898.

Post-Employment Compensation

We have summarized below the material terms of arrangements that would be made to each of our named executive officers upon their termination of employment or upon a change in control to provide for payments.

Payments or benefits upon termination of employment in connection with a change in control

We have entered into certain severance or change-in-control agreements with our named executive officers.

H. Douglas Chaffin Change-in-Control Agreement

We have entered into a change-in-control agreement with Mr. Chaffin, our Chief Executive Officer.

The terms of the change-in-control agreement provide that in the event of a change in control of us as defined in the agreement, Mr. Chaffin is entitled to a severance payment in the event of his termination, without cause, equal to his annual compensation, which is defined to include his then current salary plus his previous year's cash bonus. The severance payment is also payable in the event of his involuntary termination of employment or demotion within two years of the change in control, or his voluntary termination during the period beginning six months following the change in control and ending nine months after the change in control. In addition, Mr. Chaffin is entitled under the terms of the agreement to receive certain health, disability, dental, life insurance and other benefits for a one-year period following a change in control.

Mr. Chaffin’s change-in-control agreement provides for the reimbursement of certain excise taxes imposed upon payments received by Mr. Chaffin, which are deemed “excess parachute” payments under the provisions of Section 280G of the Internal Revenue Code. In the event such payments are deemed excess parachute payments, then the amount of the payment is increased in an amount sufficient to eliminate any excise tax imposed under Section 4999 of the Internal Revenue Code and otherwise payable by Mr. Chaffin.

Other Named Executive Officers — Separation and Change-in-Control Agreements

We have entered into identical agreements with Messrs. Lieto, McKelvey, Myers, and Skibski providing for certain severance payments following termination of employment other than for cause. The agreements provide that in the event such payments are deemed excess parachute payments, then the amount of the payments provided for in the agreement for each executive will be reduced in an amount which eliminates any and all excise tax to be imposed under Section 4999 of the Internal Revenue Code.

Involuntary Not For Cause Termination or Good Reason Resignation.  In the event we terminate the employment of any of the named executive officers, without cause, prior to a “change in control,” as that term is defined in each of the agreements, the executive is entitled to receive as severance pay one year of his base salary. Under the terms of the agreements, 50% of the severance payment is disbursed in a lump sum upon termination, with the remaining amount payable over the twelve months immediately following termination. In addition, we are obligated to pay the COBRA premiums for the continuation of healthcare benefits for the executive and his eligible dependents for the twelve month period following termination of employment.

Involuntary Termination.  In the event we terminate the employment of the named executive officer, without cause, within one year after a change in control, the executive is entitled to severance payment equal to one year of his base salary, plus an amount equal to his average annual cash bonus for the prior three year period. Under the terms of the agreements, the entire severance payment is due within ten days after the executive's termination.

Material Terms of Agreements

The following additional terms apply to both Mr. Chaffin’s change-in-control agreement and the separation and change-in-control agreements with the other named executive officers.

Confidentiality, Noncompetition and Nonsolicitation Agreements.  While employed by us and for a period of one year following the executive’s termination of employment for any reason, the executive shall be bound by the terms of a confidentiality, nonsolicitation, and noncompetition agreement which prohibits the executive, without our prior written consent, from rendering services directly or indirectly, as an employee, officer, director, consultant, advisor, partner, or otherwise, for any organization or enterprise which competes directly or indirectly with us in providing financial products or services to consumers or businesses in Monroe County, Michigan and its contiguous counties and municipalities.

Termination for Cause.  The executives will be entitled to certain benefits as described above if the executive’s employment is terminated by us for reasons other than for cause. A termination is for cause if it is for any of the following reasons: (i) the executive’s criminal dishonesty, (ii) the executive’s refusal to perform his duties on an exclusive and substantially full-time basis, (iii) executive’s refusal to act in accordance with any specific substantive instructions given by us with respect the executive’s performance of duties normally associated with his position prior to a change in control, or (iv) the executive’s engaging in conduct which could be materially damaging to us without a reasonable good faith belief that such conduct was in our best interest.

Definition of a Change in Control. We have defined a change in control under Mr. Chaffin’s change-in-control agreement and the separation and change-in-control agreements covering our other named executive officers as an event that is a: (i) change in ownership, (ii) change in effective control, or (iii) change in ownership of a substantial portion of assets, each as defined below.

Change in ownership.  A change in ownership occurs when one person or a group acquires stock that combined with stock previously owned, controls more than 50% of the value or voting power of our stock.

Change in effective control.  A change in effective control occurs on the date that, during any 12-month period, either (x) any person or group acquires our stock possessing 35% of the voting power of all of the outstanding stock, or (y) the majority of our board of directors is replaced by persons whose appointment or election is not endorsed by a majority of the board of directors.

Change in ownership of a substantial portion of assets.  A change in ownership of a substantial portion of the assets occurs on the date that a person or a group acquires, during any 12-month period, assets of ours having a total gross fair market value equal to 40% or more of the total gross fair market value of all of our assets.

Acceleration of Vesting — Equity Acceleration.  In the event of change in control of us, as defined under the MBT Financial Corporation Long-Term Incentive Compensation Plan, all unvested stock options and restricted stock units (RSUs) granted under the plan shall become immediately and unconditionally vested.

Payments or benefits made upon termination due to Retirement

Retiree Medical Coverage

Upon retirement, executive officers named on the Summary Compensation Table who have attained the age of 55 with at least 5 years of service, and who are covered under a medical plan offered by us at retirement, may participate in the retiree medical plan provided by us. Employees below the Senior Vice President level may also participate in the retiree medical plan if they are at least age 55, and their age plus years of service is at least 80. All of our eligible employees participate in the same retiree medical benefits plan insured through BlueCross/BlueShield. We pay the full cost of coverage for the retiree up to a capped amount. The retiree must pay the full premium cost of coverage for a spouse. Upon attainment of age 65, benefits provided under the plan coordinate with Medicare, with Medicare becoming the primary payor, and the plan becoming the secondary payor.

As of December 31, 2013, Messrs. Chaffin, Lieto and Myers meet the minimum age and service requirements for participation in the plan.

Payments or benefits at termination due to disability

Benefit payments from supplemental disability policy

All named executive officers are covered under a supplemental disability policy written by Metropolitan Life. This policy provides for payment of a disability benefit in the event of total disability as defined under the policy. Benefit payments from this policy are in addition to any disability benefit payable under the group long term disability plan covering all our employees. In addition to the total disability benefit, named executive officers may also become eligible for a Catastrophic Disability Benefit in the event of catastrophic disability as defined under the policy (e.g., loss of sight in both eyes).

Accelerated Vesting of Equity Awards

In the event of disability as defined under the MBT Long Term Incentive Compensation Plan (i.e., permanent and total disability as defined under IRC Section 22(e)(3)), all outstanding equity awards become fully vested and subject to exercise. At December 31, 2013, the realizable value associated with these stock options was $31,150 for Mr. Chaffin and $10,388 each for Messrs. Lieto, McKelvey, Myers, and Skibski. An assumption is made for purposes of this disclosure that the executive officer’s employment would cease upon becoming totally and permanently disabled.

Payments or benefits at termination due to death of executive officer during employment period

Death Benefits

Under the terms of the MBT Executive Officer Death Benefit Only Plan (DBO Plan), all named executive officers are eligible for a death benefit in the event of death while employed as one of our executive officers.

The death benefit is payable to the executive officer’s named beneficiary. The death benefit amount is equal to two times the executive officer’s base salary at death, plus an amount equal to a tax gross-up based on a tax rate of 32% on this death benefit. A tax gross-up amount is paid because the death benefits are fully taxable benefit payments made from our general assets. The cost of the insurance attributable to providing this death benefit protection is reflected in all other compensation column (i) of the Summary Compensation Table.

The referenced death benefit payments are paid from our general assets in accordance with death-benefit-only agreements between us and each named executive officer. We have insurance policies in place on the lives of each named executive officer, with the Bank named as the beneficiary. Proceeds from these policies serve to reimburse the Bank for all death benefit payments made to the executive officer’s beneficiary.

In addition to the death benefit payments referenced above, Mr. Chaffin’s beneficiary will receive his full accrued benefit under the SERP at the date of death, unreduced for early termination before normal retirement age. Assuming a payment trigger date of December 31, 2013, the benefit payment under this plan would be $972,061. This benefit payment would be made from proceeds from a split dollar endorsement attached to certain insurance policies held by us on the life of Mr. Chaffin. This agreement was entered into between Mr. Chaffin and Monroe Bank & Trust on July 1, 2003, which is the effective date of the SERP. The present value of accumulated benefit of Mr. Chaffin’s SERP is $639,898. This amount is lower than the full benefit accrual amount above because it reflects the impact of early termination before attainment of normal retirement age of 65.

Accelerated Vesting of Equity Awards

In the event of death while employed, all outstanding equity awards become fully vested and subject to exercise. At December 31, 2013, the realizable value associated with these equity awards was $31,150 for Mr. Chaffin and $10,388 each for Messrs. Lieto, McKelvey, Myers, and Skibski.

Payments or benefits at termination due to death of executive officer after termination of employment

Death Benefits

Under the terms of the MBT Executive Officer Death Benefit Only Plan (DBO Plan), all named executive officers are eligible for a death benefit after termination of employment upon attainment of at least age 55 with at least five years of service, or upon termination of employment due to disability as defined under the group long term disability plan. Upon the death of the eligible executive officer, a benefit payment equal to one times the executive’s base salary at termination of employment will be paid to the named beneficiary. In addition to this payment, a benefit equal to a tax gross-up on the death benefit amount will be paid to the beneficiary. A tax gross-up amount is paid because the death benefits are fully taxable benefit payments made from our general assets.

Director Compensation

General.  We review the level of compensation of our nonemployee directors on an annual basis. To determine the appropriateness of the current level of compensation for our nonemployee directors, we have historically obtained data from a number of different sources including:

•	publicly available data describing director compensation in peer companies; and
•	survey data collected by our compensation consultant.

Cash compensation is paid to nonemployee directors in the form of retainers and meeting fees. The standard annual retainer for board service is $10,000, paid in quarterly amounts of $2,500. The nonexecutive officer Chairperson receives an additional annual retainer of $10,000. The Chairperson of the Audit Committee is paid an additional annual retainer of $5,000. The Chairperson of the Compensation Committee is paid an additional annual retainer of $2,500. An $800 fee is paid to a director for each board meeting attended. A $700 fee is paid to a director for each committee meeting attended. An additional committee meeting fee of $350 is paid to committee chairpersons.

The following table sets forth a summary of the compensation of our directors for service as directors in 2012.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Peter H. Carlton	$37,000	—	—	—	—	$8,246	$45,246
H. Douglas Chaffin(2)	—	—	—	—	—	—	—
Joseph S. Daly	33,700	—	10,000	—	—	4,854	48,554
Edwin L. Harwood	42,700	—	—	—	—	—	42,700
Michael J. Miller	41,150	—	—	—	—	12,168	53,318
Debra J. Shah	32,000	—	—	—	—	6,664	38,664
John L. Skibski(3)	—	—	—	—	—	—	—
Karen M. Wilson-Smithbauer	33,300	—	—	—	—	8,084	41,384

(1)	Represents the annual mortality cost of the life insurance that we purchased necessary to fund the death benefit amount payable to the director’s named beneficiary pursuant to the Director DBO Plan, as described below.
(2)	Other than the participation by Mr. Chaffin in the Director DBO Plan, Mr. Chaffin does not receive any compensation for service on the board in addition to compensation payable for his service as our employee. The life insurance premiums associated with providing the death benefits to Mr. Chaffin under the Director DBO Plan are included in the all other compensation column of the Summary Compensation table.
(3)	Mr. Skibski does not receive any compensation for service on the board in addition to compensation payable for his service as our employee.

Director Compensation Plan.  We have established the MBT Director Compensation Plan (the “Director Plan”). Under the terms of the Director Plan, nonemployee directors may elect each year to have their quarterly cash retainer paid in any combination of the following:

•	cash paid on a quarterly basis;
•	a deferred cash payment;
•	deferred payment in MBT stock;
•	MBT stock; and
•	Up to $10,000 in MBT Stock Only Stock Appreciation Rights (SOSARs) valued using the Black-Scholes stock option pricing model.

Nonemployee directors may elect each year to have their meeting fees paid in any of the foregoing except MBT SOSARs. Amounts deferred are paid:

•	in a lump sum at termination of such service as a director,
•	over a 2 – 5 year period following termination of service, or
•	a specified date indicated in the director’s initial election.

Options granted and MBT stock issued to directors in connection with the Director Plan are made pursuant to, and are subject to all of the terms of, the MBT Stock Incentive Plan. The Director Plan has been amended to comply with the requirements imposed upon nonqualified deferred compensation arrangements by Section 409A of the Internal Revenue Code of 1986, as amended.

Director Death Benefits.

We maintain the MBT Director Death Benefit Only Plan, which became effective March 1, 2006 (the “Director DBO Plan”) for the benefit of our directors. Mr. Harwood and Mr. Skibski joined the board after 2006 and are not participants in the Director DBO Plan. The Director DBO Plan provides death benefits, to be payable directly by us to the director’s beneficiaries, under the following schedule:

Years of Service	Amount
Less than Three years	$500,000
Three to Six years	$600,000
Six to Ten years	$750,000
Ten plus years	$1,000,000

The Director DBO Plan does not require the annual imputation of taxable income to the director, but beneficiaries are taxed on the receipt of the death benefits paid to them by us. Accordingly, the Director DBO Plan provides for a gross-up of the amount payable to the beneficiary in an amount sufficient to cover all taxes paid by the beneficiaries. We have purchased life insurance policies on the lives of all participants in the Director DBO Plan in amounts sufficient to cover our payment obligations to beneficiaries under the Director DBO Plan, including the death benefit and the tax gross-up obligation. Included in the Director Compensation table in column “g” All Other Compensation, is the mortality charge incurred during 2013 for the benefit of one of the directors associated with the Director DBO Plan.

At the time of its original adoption in March, 2006, the Director DBO Plan provided the death benefits to the participating directors both during and after their service as a director. During December 2006, the participating directors agreed to waive any death benefits after termination of service as a director, except if a “change of control,” as referred to below, occurs during the director’s service. In the event of such a change of control, the director’s death benefit would continue through his or her death, including the tax gross-up provisions and credit for years of service as a director. A “change in control” is defined the same way as it is defined in the change-in-control agreement for Mr. Chaffin, as described above under “Post-Employment Compensation — Payments or benefits upon termination of employment in connection with a change in control.”

DIRECTOR INDEPENDENCE AND
RELATED PARTY TRANSACTIONS

Director Independence

Our Governance Committee of the board of directors undertakes a review of director independence annually and reports on its findings to the full board of directors in connection with its recommendation of nominees for election to the board of directors. Based upon this review, the board of directors has determined that all directors are independent under NASDAQ’s rules related to the independence of companies whose securities are listed on NASDAQ, other than Mr. Chaffin, the current President and Chief Executive Officer, Mr. Skibski, the current Chief Financial Officer.

In making its determination regarding the independence of all directors and nominees for director, the Governance Committee reviewed and the board of directors considered, among other things, the following transactions involving directors Carlton and Daly.

Director Carlton.  Monroe Bank & Trust paid NC, Inc., owned by Nicholas Carlton, Peter H. Carlton’s brother, $105,702 in 2012 for janitorial services at its branch offices. We anticipate paying NC, Inc. a comparable amount for these same services in 2013. Monroe Bank & Trust has used NC, Inc. for janitorial services for several years, beginning prior to Peter H. Carlton’s service as our director. We believe the terms, including price, on which NC, Inc.’s services are provided are competitive and reflect an arms-length transaction. Peter H. Carlton has no interest in NC, Inc. and receives no benefits from our use of its services. Mr. Carlton meets the objective independence standards of the Nasdaq Stock Market, and after consideration of the forgoing relationship and transactions the board of directors has determined him to be independent.

Director Daly.  Monroe Bank & Trust purchased employee benefits insurance coverage in 2011 for which Daly Merritt, Inc. received $120,962 in commissions, and in 2012 for which Daly Merritt, Inc. received $107,523 in commissions. Monroe Bank & Trust anticipates renewing these insurance policies in 2013, for which Daly Merritt, Inc. would receive additional commissions anticipated to be approximately $112,783. During 2012 and 2011, Mr. Daly was General Counsel and part owner of Daly Merritt, Inc. Also, Monroe Bank & Trust paid a real estate commission of $26,770 to Daly Real Estate Services, a related company, for their service as the real estate broker for the sale of a foreclosed property in 2012. The $26,770 commission represents 4.24% of the sale price of the property, which is consistent with the commissions paid to other real estate brokers for similar transactions. Mr. Daly meets the objective independence standards of the Nasdaq Stock Market as the compensation paid to Daly Merritt, Inc. and related companies was less than the allowed threshold under applicable Nasdaq standards, and after consideration of the forgoing relationship and transactions the board of directors has determined him to be independent.

Transactions with Related Parties

Certain directors, nominees, and executive officers or their associates were customers of and had transactions with us during 2012. Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. Except for the specific transactions described above, no director, executive officer or beneficial owner of more than 5% of our outstanding voting securities (or any member of their immediate families) engaged in any transaction (other than such a loan transaction as described) with us during 2012, or proposes to engage in any transaction with us, in which the amount involved exceeds $120,000.

Review, Approval or Ratification of Transactions with Related Persons

Our Governance Committee Charter requires that all related party transactions be pre-approved by the Governance Committee. Excepted from that pre-approval requirement are routine banking transactions, including deposit and loan transactions, between the Bank and any related party that are made in compliance with, and subject to the approvals required by, all federal and state banking regulations. In making a determination to approve a related party transaction, the Governance Committee will take into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable than those generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the proposed transaction.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors, and none of them are present or past employees or officers of ours or the Bank. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our board of directors or Compensation Committee.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material United States federal income tax consequences of this rights offering to holders of our common stock and purchasers of our common stock in the offering who hold such stock as a capital asset (generally property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon the Code, regulations promulgated under the Code (including proposed and temporary regulations), rulings, administrative interpretations and pronouncements of the Internal Revenue Service, or the IRS, and court decisions, all as currently in effect and all of which are subject to change (possibly with retroactive effect). No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This discussion only applies to a holder of subscription rights or common stock that is a “U.S. holder,” which is defined as a citizen or resident of the United States, a domestic corporation (or entity treated as a domestic corporation for U.S. federal income tax purposes), an estate if the income of such estate is includible in gross income for U.S. federal income tax purposes regardless of its source, and any trust so long as a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (or if such trust has a valid election in effect to be treated as a U.S. person). Furthermore, this discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Code including, but not limited to, partnerships, holders who are subject to the alternative minimum tax, holders who are dealers in securities or foreign currency, non-U.S. persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold their common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired common stock pursuant to the exercise of compensatory stock options or warrants or otherwise as compensation. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as estate or gift taxation). This discussion does not address U.S. holders which beneficially hold our shares through either a “foreign financial institution” (as such term is defined in Section 1471(d)(4) of the Code) or certain other non-U.S. entities specified in Section 1472 of the Code.

ACCORDINGLY, EACH RECIPIENT OF RIGHTS AND PURCHASER OF STOCK IN THIS OFFERING SHOULD CONSULT THE RECIPIENT’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THIS OFFERING AND THE RELATED STOCK ISSUANCES THAT MAY RESULT FROM SUCH RECIPIENT’S PARTICULAR CIRCUMSTANCES.

Summary of Tax Consequences with Respect to Our Subscription Rights

Subject to the qualifications set forth above, the following discussion summarizes the material U.S. federal income tax consequences of the receipt, ownership and disposition of subscription rights by “U.S. holders.”

The opinion of Shumaker, Loop & Kendrick, LLP

We have obtained a tax opinion from the law firm of Shumaker, Loop & Kendrick, LLP regarding the material U.S. federal income tax consequences of shareholders receiving and exercising their subscription rights which opinion states the following.

1.	Neither the receipt nor the exercise of the subscription rights will result in taxable income to the shareholders who receive such subscription rights in connection with the offering;
2.	No deductible loss will be realized if subscription rights are allowed to expire without exercise;
3.	The tax basis of Shares acquired in the offering, upon the exercise of subscription rights, will be the subscription price paid and the holding period will begin on the date of exercise; and
4.	There is no allocation of an existing shareholders’ tax basis in any current shares held by them to such shareholders’ subscription rights, whether or not such subscription rights are exercised, because (based on the limited time period in which the shareholders have the option to exercise their subscription rights and the fact that the purchase price per share on the exercise of a subscription right is equal to the per share price of the Shares to be paid by standby purchasers who will purchase all shares that remain unsold at the conclusion of the offering) we have determined that such value is zero.

Receipt of the Subscription Rights

The subscription rights are being distributed to holders of common stock at no cost to such holders. The subscription rights entitle each shareholder of record on the record date for the rights offering the right to purchase additional shares of our stock at the subscription price. We have assumed that the fair market value of the subscription rights for U.S. federal income tax purposes is zero and based on such value, you will not have any federal income tax consequences upon receipt of the subscription rights. The fair market value of the subscription rights on the date that the subscription rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date.

Expiration of Subscription Rights

A shareholder that allows the subscription rights to expire will not recognize any gain or loss.

Exercise of Subscription Rights

A shareholder will not recognize gain or loss on the exercise of subscription rights. Generally, the tax basis of the stock acquired through exercise of the subscription rights will be equal to the subscription price. The holding period for stock acquired upon exercise of subscription rights begins with the date of exercise.

Summary of Tax Consequences with Respect to Our Stock

Subject to the qualifications set forth above, the following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of our stock by “U.S. holders.”

Receipt of Cash Dividends Paid on the Stock

Although we suspended paying cash dividends on our common stock on August 27, 2009, it is possible that we will resume paying cash dividends on our common stock in the future. Certain non-corporate U.S. holders, including an individual, that receive a cash dividend on the stock will be taxed on receipt of the dividend at a maximum federal income tax rate of 20%, to the extent of such holder’s share of our current and accumulated earnings and profits in the taxable year the dividend is paid. To the extent the dividend received by a holder exceeds the holder’s share of our current and accumulated earnings and profits, the excess first would be treated as a tax-free return of capital to the extent of the holder’s adjusted tax basis in all of the holder’s shares and any remainder would be treated as capital gain. Such capital gain would be long-term or short-term capital gain depending upon whether the shares have been held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gain).

Sale or Exchange of the Stock

Upon the sale, exchange or other taxable disposition of the stock, a U.S. holder generally will recognize gain or loss equal to the difference, if any, between the sum of all cash plus the fair market value of all other property received on such disposition and such holder’s adjusted tax basis in the stock. A U.S. holder’s initial tax basis of stock acquired through exercise of the subscription rights will be equal to the sum of the tax basis in the subscription right, if any, plus the subscription price. Any gain or loss recognized on the disposition of the stock generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. holder held the stock for a period of more than one year. Currently long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are subject to a maximum federal income tax rate of 20%. The deductibility of capital losses is subject to limitations.

Recently Enacted Legislation

Recently enacted legislation imposes a 3.8% tax on the net investment income (which includes dividends and net gain on the disposition of stock) of certain U.S. individuals, trusts and estates, for taxable years beginning after December 31, 2012, which is in addition to any federal income tax on dividends, interest or capital gains. The applicability of this tax to dividends and net gain received on disposition of the stock will depend on the filing status of the holder, the holder’s modified adjusted gross income and the amount of investment income earned by the holder.

INTERNAL REVENUE SERVICE CIRCULAR 230 DISCLOSURE: THE FOREGOING SUMMARY WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY RECIPIENT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT UNDER U.S. FEDERAL TAX LAW. THE FOREGOING WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE RIGHTS OFFERING AND INVESTMENT IN THE STOCK. EACH RECIPIENT SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

DESCRIPTION OF CAPITAL STOCK

Unless otherwise expressly provided, any reference in this section to the “Company,” “us,” “we,” or “our” refers only to MBT Financial Corp. and not to the Bank. The following summarizes the material terms of our capital stock but does not purport to be complete. This discussion is qualified in its entirety by reference to the applicable provisions of federal law governing bank holding companies, Michigan law, and our articles of incorporation and bylaws.

General

Our articles of incorporation, as amended, authorize us to issue up to 50,000,000 shares of no par value common stock. As of September 30, 2013, there were 17,917,512 shares of common stock outstanding. Subsequent to September 30, 2013, we completed the sale of 3,294,118 shares of our common stock in private placements bringing our total outstanding shares as of the date of this prospectus to 21,256,989 shares. After the completion of this offering, assuming the offering is fully subscribed and we issue all 1,411,765 shares offered, we will have 22,665,414 shares of common stock outstanding. Our board of directors is authorized to issue or sell additional shares of common stock and to issue future cash or stock dividends, without prior shareholder approval, except as otherwise required by law.

Common Stock

Each share of our common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock sold in the offering, all stock will be duly authorized, fully paid and nonassessable.

Dividends

We can pay dividends out of statutory surplus or from certain net profits if declared by the board of directors. Our ability to pay dividends on its common stock depends on its receipt of dividends from the Bank. The Bank is subject to restrictions and limitations in the amount and timing of the dividends it may pay to us, including the Consent Order. For more information regarding these restrictions and limitations, see “Regulation and Supervision-Bank Regulation-Dividends.” The holders of our common stock are entitled to receive and share equally in any dividends declared by the board of directors.

Voting Rights

The holders of our common stock possess exclusive voting rights. They elect our board of directors and act on other matters as are required to be presented to them under Michigan law or as are otherwise presented to them by our board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors.

Liquidation

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive all remaining assets available for distribution after payment or provision for payment of all of our debts and liabilities.

Preemptive Rights; Redemption

Holders of our common stock are not entitled to preemptive rights. The common stock cannot be mandatorily redeemed.

Certain Restrictions Under Federal Banking Laws and Michigan laws

As a bank holding company, the acquisition of large interests in our common stock is subject to certain limitations. These limitations may have an anti-takeover effect and could prevent or delay mergers, business combination transactions, and other large investments in our common stock that may otherwise be in our best interests and the best interests of our shareholders. The federal Bank Holding Company Act generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. Control is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would require the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. In addition, the federal Change in Bank Control Act prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

In addition, The Michigan Business Corporation Act contains an “anti-takeover” provision. Chapter 7A (the “Fair Price Act”) applies to us and may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in shareholders receiving a premium over market price for their shares. The Fair Price Act provides that a supermajority vote of ninety percent of the shareholders and no less than two-thirds of the votes of non-interested shareholders must approve a “business combination.” The Fair Price Act defines a “business combination” to encompass any merger, consolidation, share exchange, significant sales of assets, significant stock issuances, liquidation, or reclassification of securities involving an “interested shareholder” or certain “affiliates.” An “interested shareholder” is generally any person who owns ten percent or more of the outstanding voting shares of the company. An “affiliate” is a person who directly or indirectly controls, is controlled by, or is under common control with, a specified person. The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions. These conditions include, among others, that: (i) the purchase price to be paid for the shares of the company in the business combination must be at least equal to the highest of either (a) the market value of the shares or (b) the highest per share price paid by the interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; (ii) once becoming an interested shareholder, the person may not become the beneficial owner of any additional shares of the company except as part of the transaction that resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends; and (iii) at least 5 years have elapsed between the date of becoming an interested shareholder and the date the particular business combination is consummated. Under certain circumstances, the board of directors also has the authority to exempt transactions with interested persons from the supermajority vote required by the Fair Price Act.

Certain Anti-Takeover Provisions Contained In Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain provisions that could make an acquisition of us by means of a tender offer, proxy contest or otherwise more difficult. These provisions may have the effect of deterring a future takeover attempt that is not approved by our directors but which our shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. The following description of these provisions is only a summary and does not provide all of the information contained in our articles of incorporation and bylaws.

Authorized Shares.  The articles of incorporation authorize the issuance of 50,000,000 shares of common stock. Authorized and unissued shares of common stock provide our board of directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may have an anti-takeover effect due to the potential dilution. The board of directors, consistent with its fiduciary duty, could issue additional common shares in amounts sufficient to dilute the voting power of persons who may desire to acquire a controlling interest in us.

Super-majority Vote Required for Consolidation or Merger.  The articles of incorporation requires the affirmative vote of the holders of at least two-thirds (66 2/3%) of our outstanding common shares to approve the consolidation or merger of us with any other corporation; provided that no shareholder approval will be required for the merger of a subsidiary corporation into us, where we own 90% or more of the outstanding shares of the subsidiary corporation, unless shareholder approval is otherwise required by the Michigan Business Corporation Act.

Advance Notice Provisions for Shareholder Nominations and Proposals.  Our bylaws establish an advance notice procedure for shareholders to nominate directors or bring other business before an annual meeting of shareholders. A person may not be nominated for election as a director unless that person is nominated by or at the direction of our board of directors or by a shareholder who has given appropriate notice to us before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given us appropriate notice of its intention to bring that business before the meeting. Our corporate secretary must receive notice of the nomination or proposal not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date we mail or otherwise give notice of the date of such meeting. A shareholder’s notice to the corporate secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (w) a brief description of the business desired to be brought before the annual meeting, (x) the name and address, as they appear on our books, of the shareholder proposing such business, (y) the class and number of shares of our stock which are beneficially owned by the shareholder, and (z) any material interest of the shareholder in such business. Similarly, a shareholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing shareholder. With respect to nominations at an annual meeting, the deadline for submission of the information is the same as for other matters, as described above. With respect to an election to be held at a special meeting of shareholders called for that purpose, the information must be submitted to us not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders. Each shareholder’s notice of intent to make a nomination must set forth: (i) the name(s) and address(es) of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder (a) is a holder of record of our stock entitled to vote at such meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934; and (v) the consent of each nominee to serve as a director if so elected. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the qualifications of such proposed nominee to serve as a director.

Advance notice of nominations or proposed business by shareholders gives our board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable, to inform shareholders and make recommendations about those matters. This provision may also have an anti-takeover effect by discouraging persons who desire to make nominations to our board of directors and thereby effect a change in control from acquiring our shares.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “MBTF.”

PLAN OF DISTRIBUTION

We have engaged Donnelly Penman & Partners to act as our exclusive sales agent in connection with the offering on a “best efforts” basis. The sales agent will assist us in connection with the sale of shares of our common stock in the rights offering at the price set forth on the cover page of this prospectus. Donnelly Penman & Partners will not have any obligation or commitment to sell any dollar amount or number of shares or to acquire any shares for its own account. Donnelly Penman & Partners is a registered broker-dealer with the Financial Industry Regulatory Authority (FINRA). We will pay to Donnelly Penman & Partners for services as sales agent a fee equal to 3% of the total gross proceeds we receive for subscriptions accepted by us in the rights offering and oversubscription privilege from our existing shareholders and 6% of the total gross proceeds we receive from the standby purchasers. We will not owe any fee to Donnelly Penman & Partners for subscriptions received directly from our employees, executive officers and directors and their related persons and entities unless we specifically request that Donnelly Penman & Partners solicit such a person.

We have also agreed to reimburse Donnelly Penman & Partners for reasonable out-of-pocket expenses in an amount not to exceed $30,000, and to pay the expenses of its counsel up to $90,000 in connection with the offering. We have also agreed to indemnify Donnelly Penman & Partners and certain affiliated persons of Donnelly Penman & Partners against certain claims, liabilities and expenses arising in connection with the rights offering, or contribute to payments they may be required to make in respect thereof.

The following table shows the offering price, sales commissions and proceeds before expenses to us.

	Per Share	Offering
Offering price	$4.25	$6,000,000
Sales commissions	$0.25	$360,000
Proceeds, before expenses, to us	$4.00	$5,640,000

The total expenses of the offering, excluding sales agent’s commissions payable, are estimated at approximately $210,000 and are payable by us.

In connection with our recent private placement of shares to the standby purchasers we also paid Donnelly Penman & Partners approximately $840,000 and incurred other legal, accounting and consulting expenses of $390,000. The total sales agent’s commissions payable to Donnelly Penman & Partners for their services in the private placement we recently completed and this offering could total $1,200,000 and we are incurring expenses totaling approximately $600,000.

The sales agent and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. The sales agent has received customary fees and commissions for these transactions.

LEGAL MATTERS

Shumaker, Loop & Kendrick, LLP, has advised us in connection with this offering and will pass upon the validity of our common stock to be issued in this offering and Honigman, Miller, Schwartz and Cohn, LLP will pass upon certain legal matters in connection with this offering for the sales agent.

EXPERTS

The financial statements as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 included in this prospectus have been so included in reliance on the reports of Plante & Moran, PLLC, an independent registered public accounting firm appearing at pages F-1 and F-28, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and we file reports and other information about us with the SEC under that Act, including annual, quarterly and current reports, and proxy statements. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street,

N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-732-0330 for information on the operation of the public reference room. You can review reports, proxy statements and other information we file electronically with the SEC on the SEC’s internet website at http://www.sec.gov. Our website at www.mbandt.com includes a link to the information filed electronically with the SEC. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate into this prospectus any information contained in the website.

We have filed a registration statement on Form S-1 with the SEC covering the common stock to be sold in this offering. As permitted by SEC rules, this prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement. For further information about us and the common stock, you should refer to the registration statement and its exhibits. You can obtain a copy of the full registration statement from the SEC as described above.

MBT FINANCIAL CORP.

CONSOLIDATED BALANCE SHEETS

Dollars in thousands	September 30, 2013 (Unaudited)	December 31, 2012
ASSETS
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$13,928	$17,116
Interest bearing	21,506	95,391
Total cash and cash equivalents	35,434	112,507
Securities – Held to Maturity	31,881	38,786
Securities – Available for Sale	403,440	393,767
Federal Home Loan Bank stock – at cost	10,605	10,605
Loans held for sale	166	1,520
Loans	610,928	627,249
Allowance for Loan Losses	(16,766)	(17,299)
Loans – Net	594,162	609,950
Accrued interest receivable and other assets	33,658	10,037
Other Real Estate Owned	10,801	14,262
Bank Owned Life Insurance	50,143	49,111
Premises and Equipment – Net	27,842	28,050
Total assets	$1,198,132	$1,268,595
LIABILITIES
Deposits:
Non-interest bearing	$187,009	$183,016
Interest-bearing	867,134	865,814
Total deposits	1,054,143	1,048,830
Federal Home Loan Bank advances	12,000	107,000
Repurchase agreements	15,000	15,000
Interest payable and other liabilities	16,165	14,191
Total liabilities	1,097,308	1,185,021
STOCKHOLDERS' EQUITY
Common stock (no par value; 50,000,000 shares authorized, 17,917,512 and 17,396,179 shares issued and outstanding)	4,280	2,397
Retained earnings	105,177	81,280
Unearned compensation	(10)	(27)
Accumulated other comprehensive loss	(8,623)	(76)
Total stockholders' equity	100,824	83,574
Total liabilities and stockholders' equity	$1,198,132	$1,268,595

MBT FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME — UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
Dollars in thousands, except per share data	2013	2012	2013	2012
Interest Income
Interest and fees on loans	$7,605	$8,696	$23,106	$26,773
Interest on investment securities –
Tax-exempt	313	341	946	1,076
Taxable	1,821	1,894	5,383	6,023
Interest on balances due from banks	25	56	131	145
Total interest income	9,764	10,987	29,566	34,017
Interest Expense
Interest on deposits	1,033	1,488	3,361	4,964
Interest on borrowed funds	192	878	1,533	2,720
Total interest expense	1,225	2,366	4,894	7,684
Net Interest Income	8,539	8,621	24,672	26,333
Provision For Loan Losses	200	1,550	2,100	4,850
Net Interest Income After
Provision For Loan Losses	8,339	7,071	22,572	21,483
Other Income
Income from wealth management services	1,078	1,063	3,256	2,859
Service charges and other fees	1,128	1,177	3,228	3,392
Debit card income	513	490	1,521	1,490
Net gain on sales of securities available for sale	142	99	306	1,239
Origination fees on mortgage loans sold	133	298	606	624
Bank owned life insurance income	363	375	1,117	1,078
Other	759	521	2,059	1,582
Total other income	4,116	4,023	12,093	12,264
Other Expenses
Salaries and employee benefits	5,310	5,069	15,847	15,128
Occupancy expense	737	707	2,146	2,058
Equipment expense	650	677	2,024	2,226
Marketing expense	180	151	548	524
Professional fees	527	534	1,578	1,646
Collection expenses	54	28	156	188
Net loss on other real estate owned	632	373	1,339	872
Other real estate owned expenses	162	350	829	1,258
FDIC Deposit Insurance Assessment	695	694	2,078	2,067
Other	1,016	1,106	3,018	3,356
Total other expenses	9,963	9,689	29,563	29,323
Income Before Income Taxes	2,492	1,405	5,102	4,424
Income Tax Expense (Benefit)	(18,795)	17	(18,795)	1,566
Net Income	$21,287	$1,388	$23,897	$2,858
Other Comprehensive Income (Loss) – Net of Tax
Unrealized gains (losses) on securities	463	894	(8,437)	1,048
Reclassification adjustment for gains included in net income	(94)	(66)	(202)	(818)
Postretirement benefit liability	31	52	92	156
Total Other Comprehensive Income (Loss) – Net of Tax	400	880	(8,547)	386
Comprehensive Income	$21,687	$2,268	$15,350	$3,244
Basic Earnings Per Common Share	$1.19	$0.08	$1.34	$0.16
Diluted Earnings Per Common Share	$1.17	$0.08	$1.33	$0.16
Common Stock Dividends Declared Per Share	$—	$—	$—	$—

MBT FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY — UNAUDITED

Dollars in thousands	Common Stock	Retained Earnings	Unearned Compensation	Accumulated Other Comprehensive Income (Loss)	Total
Balance – January 1, 2013	$2,397	$81,280	$(27)	$(76)	$83,574
Issuance of Common Stock
SOSARs exercised (936 shares)	4	—	—	—	4
Other stock issued (520,397 shares, net of costs of $18)	1,796	—	—	—	1,796
Equity Compensation	83	—	17	—	100
Comprehensive income:
Net income	—	23,897	—	—	23,897
Other comprehensive loss – net of tax	—	—	—	(8,547)	(8,547)
Total Comprehensive Loss					15,350
Balance – September 30, 2013	$4,280	$105,177	$(10)	$(8,623)	$100,824

Dollars in thousands	Common Stock	Retained Earnings	Unearned Compensation	Accumulated Other Comprehensive Income (Loss)	Total
Balance – January 1, 2012	$2,099	$72,735	$(87)	$964	$75,711
Issuance of Common Stock (32,334 shares)	56	—	—	—	56
Equity Compensation	32	—	55	—	87
Comprehensive income:
Net income	—	2,858	—	—	2,858
Other comprehensive loss – net of tax	—	—	—	386	386
Total Comprehensive Income					3,244
Balance – September 30, 2012	$2,187	$75,593	$(32)	$1,350	$79,098

MBT FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED

	Nine Months Ended September 30,
Dollars in thousands	2013	2012
Cash Flows from Operating Activities
Net Income	$23,897	$2,858
Adjustments to reconcile net income to net cash from operating activities
Provision for loan losses	2,100	4,850
Depreciation	1,416	1,477
Deferred income tax benefit	(18,795)	—
Net amortization of investment premium and discount	1,415	1,513
Writedowns of Other Real Estate Owned	1,539	1,291
Net increase in interest payable and other liabilities	2,140	1,542
Net (increase) decrease in interest receivable and other assets	(739)	1,294
Equity based compensation expense	209	132
Net gain on sale/settlement of securities	(306)	(1,239)
Increase in cash surrender value of life insurance	(1,032)	(1,078)
Net cash provided by operating activities	$11,844	$12,640
Cash Flows from Investing Activities
Proceeds from maturities and redemptions of investment securities held to maturity	$18,214	$12,423
Proceeds from maturities and redemptions of investment securities available for sale	65,077	229,516
Proceeds from sales of investment securities available for sale	56,433	32,824
Net decrease in loans	10,840	15,814
Proceeds from sales of other real estate owned	6,345	8,813
Proceeds from sales of other assets	245	99
Purchase of investment securities held to maturity	(11,309)	(5,089)
Purchase of investment securities available for sale	(145,382)	(286,957)
Purchase of bank premises and equipment	(1,358)	(339)
Net cash provided by (used for) investing activities	$(895)	$7,104
Cash Flows from Financing Activities
Net increase (decrease) in deposits	$5,313	$(1,900)
Repayment of long term debt	(135)	—
Repayment of Federal Home Loan Bank borrowings	(95,000)	—
Repayment of repurchase agreements	—	(5,000)
Proceeds from issuance of common stock	1,800	56
Net cash used for financing activities	$(88,022)	$(6,844)
Net Increase (Decrease) in Cash and Cash Equivalents	$(77,073)	$12,900
Cash and Cash Equivalents at Beginning of Period	112,507	75,995
Cash and Cash Equivalents at End of Period	$35,434	$88,895
Supplemental Cash Flow Information
Cash paid for interest	$5,055	$7,793
Cash paid for federal income taxes	$—	$69
Supplemental Schedule of Non Cash Investing Activities
Transfer of loans to other real estate owned	$4,078	$6,741
Transfer of loans to other assets	$124	$145

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION AND ACCOUNTING POLICIES

The unaudited consolidated financial statements include the accounts of MBT Financial Corp. (the “Company”) and its subsidiary, Monroe Bank & Trust (the “Bank”). The Bank includes the accounts of its wholly owned subsidiary, MB&T Financial Services, Inc. The Bank operates seventeen branches in Monroe County, Michigan, seven branches in Wayne County, Michigan, and a mortgage loan office in Monroe County. The Bank’s primary source of revenue is from providing loans to customers, who are predominantly small and middle-market businesses and middle-income individuals. The Company’s sole business segment is community banking.

The accounting and reporting policies of the Bank conform to practice within the banking industry and are in accordance with accounting principles generally accepted in the United States. Preparation of financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes in the near term are the determination of the allowance for loan losses, the valuation of other real estate owned, the deferred tax asset valuation allowance, and the fair value of investment securities.

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, such information reflects all adjustments (consisting of normal recurring adjustments), which are, in the opinion of Management, necessary for fair statement of results for the interim periods.

The significant accounting policies are as follows:

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiary. All material intercompany transactions and balances have been eliminated.

COMPREHENSIVE INCOME

Accounting principles generally require that revenue, expenses, gains, and losses be included in net income. Certain changes in assets and liabilities, however, such as unrealized gains and losses on securities available for sale and amounts recognized related to postretirement benefit plans (gains and losses, prior service costs, and transition assets or obligations), are reported as a direct adjustment to the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income.

BUSINESS SEGMENTS

While the Company's chief decision makers monitor the revenue streams of various products and services, operations are managed and financial performance is evaluated on a company wide basis. Accordingly, all of the Company’s operations are considered by management to be aggregated in one reportable segment.

FAIR VALUE

The Corporation measures or monitors many of its assets and liabilities on a fair value basis. Fair value is used on a recurring basis for assets and liabilities that are elected to be accounted for under The Fair Value Option as well as for certain assets and liabilities in which fair value is the primary basis of accounting. Examples of these include derivative instruments and available for sale securities. Additionally, fair value is used on a non-recurring basis to evaluate assets or liabilities for impairment or for disclosure purposes. Examples of these non-recurring uses of fair value include certain loans held for sale accounted for on a lower of cost or market basis. Fair value is defined as the price that would be received to sell an asset or paid to

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION AND ACCOUNTING POLICIES  – (continued)

transfer a liability in an orderly transaction between market participants at the measurement date. Depending on the nature of the asset or liability, the Corporation uses various valuation techniques and assumptions when estimating fair value.

The Corporation applied the following fair value hierarchy:

Level 1 — Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets. The Corporation’s mutual fund investments where quoted prices are available in an active market generally are classified within Level 1 of the fair value hierarchy.

Level 2 — Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. The Corporation’s borrowed funds and investments in U.S. government agency securities, government sponsored mortgage backed securities, and obligations of states and political subdivisions are generally classified in Level 2 of the fair value hierarchy. Fair values for these instruments are estimated using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows.

Level 3 — Inputs to the valuation methodology are unobservable and significant to the fair value measurement. Private equity investments and trust preferred collateralized debt obligations are classified within Level 3 of the fair value hierarchy. Fair values are initially valued based on transaction price and are adjusted to reflect exit values.

When determining the fair value measurements for assets and liabilities required or permitted to be recorded at and/or marked to fair value, the Corporation considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability. When possible, the Corporation looks to active and observable markets to price identical assets or liabilities. When identical assets and liabilities are not traded in active markets, the Corporation looks to market observable data for similar assets or liabilities. Nevertheless, certain assets and liabilities are not actively traded in observable markets and the Corporation must use alternative valuation techniques to derive a fair value measurement.

ACCOUNTING PRONOUNCEMENTS

No recent accounting pronouncements are expected to have a significant impact on the Corporation’s financial statements.

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

2. EARNINGS PER SHARE

The calculations of earnings per common share are as follows:

	For the three months ended Sept. 30,		For the nine months ended Sept. 30,
	2013	2012	2013	2012
Basic
Net income	$21,287,000	$1,388,000	$23,897,000	$2,858,000
Average common shares outstanding	17,912,946	17,321,337	17,779,924	17,313,965
Earnings per common share – basic	$1.19	$0.08	$1.34	$0.16
Diluted
Net income	$21,287,000	$1,388,000	$23,897,000	$2,858,000
Average common shares outstanding	17,912,946	17,321,337	17,779,924	17,313,965
Equity compensation	266,389	81,316	253,463	50,916
Average common shares outstanding – diluted	18,179,335	17,402,653	18,033,387	17,364,881
Earnings per common share – diluted	$1.17	$0.08	$1.33	$0.16

3. STOCK BASED COMPENSATION

Stock Options — The following table summarizes the options that had been granted to certain key executives in accordance with the Long-Term Incentive Compensation Plan that was approved by shareholders at the Annual Meeting of Shareholders on April 6, 2000.

	Shares	Weighted Average Exercise Price
Options Outstanding, January 1, 2013	396,835	$17.57
Granted	—	—
Exercised	—	—
Forfeited	63,335	13.20
Options Outstanding, September 30, 2013	333,500	$18.40
Options Exercisable, September 30, 2013	333,500	$18.40

Stock Only Stock Appreciation Rights (SOSARs) — On January 2, 2013, 106,000 Stock Only Stock Appreciation Rights (SOSARs) were awarded to certain executives in accordance with the MBT 2008 Stock Incentive Plan that was approved by shareholders on May 1, 2008. The SOSARs have a term of ten years and vest in three equal annual installments beginning on December 31, 2013. The fair value of $1.43 for the SOSARs was estimated at the date of the grant, using the Black-Scholes option pricing model, with the following assumptions: expected option lives of 7 years, expected volatility of 62.09%, a risk free interest rate of 1.25% and dividend yield of 0.00%.

On January 2, 2013, 6,369 SOSARs were issued to a director in exchange for $10,000 of his 2013 annual retainer. The SOSARs have a term of ten years and vest on December 31, 2013.

SOSARs granted under the plan are structured as fixed grants with the exercise price equal to the market value of the underlying stock on the date of the grant.

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

3. STOCK BASED COMPENSATION  – (continued)

The following table summarizes the SOSARs that have been granted:

	Shares	Weighted Average Exercise Price
SOSARs Outstanding, January 1, 2013	410,666	$3.53
Granted	112,369	2.35
Exercised	3,498	2.36
Forfeited	4,000	3.03
SOSARs Outstanding, September 30, 2013	521,537	$3.28
SOSARs Exercisable, September 30, 2013	318,466	$4.00

Restricted Stock Unit Awards — On January 2, 2013, performance restricted stock units were awarded to certain key executive officers in accordance with the MBT 2008 Stock Incentive Plan that was approved by shareholders on May 1, 2008. Each Restricted Stock Unit (RSU) is equivalent to one share of MBT Financial Corp. common stock. Stock will be issued to the participants following a two year performance period that ends on December 31, 2014. Up to 50% of the aggregate RSUs granted may be earned in each year of the performance period subject to satisfying weighted performance thresholds. Earned RSUs vest on December 31, 2015.

The total expense for equity based compensation was $71,000 in the third quarter of 2013 and $41,000 in the third quarter of 2012. The total expense for equity based compensation was $216,000 in the first nine months of 2013 and $131,000 in the first nine months of 2012.

4. LOANS

The Bank makes commercial, consumer, and mortgage loans primarily to customers in Monroe County, Michigan, southern and western Wayne County, Michigan, and surrounding areas. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on the automotive, manufacturing, and real estate development economic sectors.

Loans consist of the following (000s omitted):

	September 30, 2013	December 31, 2012
Residential real estate loans	$231,544	$240,332
Commercial and Construction real estate loans	283,832	301,433
Agriculture and agricultural real estate loans	15,322	12,004
Commercial and industrial loans	65,253	58,194
Loans to individuals for household, family, and other personal expenditures	14,977	15,286
Total loans, gross	$610,928	$627,249
Less: Allowance for loan losses	16,766	17,299
	$594,162	$609,950

Loans are placed in a nonaccrual status when, in the opinion of Management, the collection of additional interest is doubtful. All loan relationships over $250,000 that are classified by Management as nonperforming as well as selected performing accounts and all renegotiated loans are reviewed for impairment each quarter. Allowances for loans determined to be impaired are included in the allowance for loan losses. All cash received on nonaccrual loans is applied to the principal balance. Nonperforming assets consist of nonaccrual loans, loans 90 days or more past due, restructured loans, nonaccrual investment securities, and other real estate owned. Other real estate owned includes real estate that has been acquired in full or partial satisfaction of loan obligations or upon foreclosure and real estate that the bank has purchased but no longer intends to use for bank premises.

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

4. LOANS  – (continued)

The following table summarizes nonperforming assets (000’s omitted):

	September 30, 2013	December 31, 2012
Nonaccrual loans	$28,010	$31,343
Loans 90 days past due and accruing	4	1
Restructured loans	29,926	38,460
Total nonperforming loans	$57,940	$69,804
Other real estate owned	10,801	14,262
Other assets	39	32
Nonperforming investment securities	3,320	3,045
Total nonperforming assets	$72,100	$87,143
Nonperforming assets to total assets	6.02%	6.87%
Allowance for loan losses to nonperforming loans	28.94%	24.78%

5. ALLOWANCE FOR LOAN LOSSES

The Company separates its loan portfolio into segments to perform the calculation and analysis of the allowance for loan losses. The six segments analyzed are Agriculture and Agricultural Real Estate, Commercial, Commercial Real Estate, Construction Real Estate, Residential Real Estate, and Consumer and Other. The Agriculture and Agricultural Real Estate segment includes all loans to finance agricultural production and all loans secured by agricultural real estate. This segment does not include loans to finance agriculture that are secured by residential real estate, which are included in the Residential Real Estate segment. The Commercial segment includes loans to finance commercial and industrial businesses that are not secured by real estate. The Commercial Real Estate segment includes loans secured by non-farm, non-residential real estate. The Construction Real Estate segment includes loans to finance construction and land development. This includes residential and commercial construction and land development. The Residential Real Estate segment includes all loans, other than construction loans, that are secured by single family and multifamily residential real estate properties. The Consumer and Other segment includes all loans not included in any other segment. These are primarily loans to consumers for household, family, and other personal expenditures, such as autos, boats, and recreational vehicles.

Activity in the allowance for loan losses during the three and nine months ended September 30, 2013 was as follows (000s omitted):

	Agriculture and Agricultural Real Estate	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Consumer and Other	Total
Allowance for loan losses: For the three months ended September 30, 2013
Beginning Balance	$109	$2,442	$7,556	$1,889	$4,787	$412	$17,195
Charge-offs	—	(162)	(728)	(30)	(351)	(53)	(1,324)
Recoveries	—	24	427	49	162	33	695
Provision	28	(409)	453	(278)	24	382	200
Ending balance	$137	$1,895	$7,708	$1,630	$4,622	$774	$16,766
Allowance for loan losses: For the nine months ended September 30, 2013
Beginning Balance	$76	$2,224	$7,551	$2,401	$4,715	$332	$17,299
Charge-offs	—	(564)	(2,596)	(67)	(1,167)	(190)	(4,584)
Recoveries	—	287	717	337	481	129	1,951
Provision	61	(52)	2,036	(1,041)	593	503	2,100
Ending balance	$137	$1,895	$7,708	$1,630	$4,622	$774	$16,766

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

5. ALLOWANCE FOR LOAN LOSSES  – (continued)

	Agriculture and Agricultural Real Estate	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Consumer and Other	Total
Allowance for loan losses as of September 30, 2013
Ending balance individually evaluated for impairment	$1	$1,133	$2,893	$1,333	$1,750	$110	$7,220
Ending balance collectively evaluated for impairment	136	762	4,815	297	2,872	664	9,546
Ending balance	$137	$1,895	$7,708	$1,630	$4,622	$774	$16,766
Loans as of September 30, 2013
Ending balance individually evaluated for impairment	$424	$3,175	$35,769	$5,704	$16,122	$363	$61,557
Ending balance collectively evaluated for impairment	14,898	62,078	232,999	9,360	215,422	14,614	549,371
Ending balance	$15,322	$65,253	$268,768	$15,064	$231,544	$14,977	$610,928

Activity in the allowance for loan losses during the three and nine months ended September 30, 2012 was as follows (000s omitted):

	Agriculture and Agricultural Real Estate	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Consumer and Other	Total
Allowance for loan losses: For the three months ended September 30, 2012
Beginning Balance	$—	$2,781	$8,737	$2,011	$5,643	$314	$19,486
Charge-offs	—	(68)	(1,337)	(429)	(225)	(97)	(2,156)
Recoveries	—	77	13	66	54	33	243
Provision	13	110	1,706	23	(668)	366	1,550
Ending balance	$13	$2,900	$9,119	$1,671	$4,804	$616	$19,123
Allowance for loan losses: For the nine months ended September 30, 2012
Beginning Balance	$64	$2,184	$9,351	$2,632	$6,227	$407	$20,865
Charge-offs	—	(330)	(4,399)	(1,030)	(1,420)	(178)	(7,357)
Recoveries	—	246	35	207	157	120	765
Provision	(51)	800	4,132	(138)	(160)	267	4,850
Ending balance	$13	$2,900	$9,119	$1,671	$4,804	$616	$19,123
Allowance for loan losses as of September 30, 2012
Ending balance individually evaluated for impairment	$—	$1,809	$3,483	$772	$1,575	$75	$7,714
Ending balance collectively evaluated for impairment	13	1,091	5,636	899	3,229	541	11,409
Ending balance	$13	$2,900	$9,119	$1,671	$4,804	$616	$19,123
Loans as of September 30, 2012
Ending balance individually evaluated for impairment	$784	$5,196	$41,684	$6,607	$17,600	$263	$72,134
Ending balance collectively evaluated for impairment	13,976	53,787	251,586	11,892	230,555	15,797	577,593
Ending balance	$14,760	$58,983	$293,270	$18,499	$248,155	$16,060	$649,727

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

5. ALLOWANCE FOR LOAN LOSSES  – (continued)

Each period the provision for loan losses in the income statement results from the combination of an estimate by Management of loan losses that occurred during the current period and the ongoing adjustment of prior estimates of losses occurring in prior periods.

The provision for loan losses increases the allowance for loan losses, a valuation account which appears on the consolidated balance sheets. As the specific customer and amount of a loan loss is confirmed by gathering additional information, taking collateral in full or partial settlement of the loan, bankruptcy of the borrower, etc., the loan is charged off, reducing the allowance for loan losses. If, subsequent to a charge off, the Bank is able to collect additional amounts from the customer or sell collateral worth more than earlier estimated, a recovery is recorded.

To serve as a basis for making this provision, the Bank maintains an extensive credit risk monitoring process that considers several factors including: current economic conditions affecting the Bank’s customers, the payment performance of individual loans and pools of homogeneous loans, portfolio seasoning, changes in collateral values, and detailed reviews of specific loan relationships.

The Company utilizes an internal loan grading system to assign a risk grade to all commercial loans, all renegotiated loans, and each commercial credit relationship. Grades 1 through 4 are considered “pass” credits and grades 5 through 9 are considered “watch” credits and are subject to greater scrutiny. Loans with grades 6 and higher are considered substandard and most are evaluated for impairment. A description of the general characteristics of each grade is as follows:

•	Grade 1 — Excellent — Loans secured by marketable collateral, with adequate margin, or supported by strong financial statements. Probability of serious financial deterioration is unlikely. Possess a sound repayment source and a secondary source. This classification will also include all loans secured by certificates of deposit or cash equivalents.
•	Grade 2 — Satisfactory — Loans that have less than average risk and clearly demonstrate adequate debt service coverage. These loans may have some vulnerability, but are sufficiently strong to have minimal deterioration if adverse factors are encountered, and are expected to be fully collectable.
•	Grade 3 — Average — Loans that have a reasonable amount of risk and may exhibit vulnerability to deterioration if adverse factors are encountered. These loans should demonstrate adequate debt service coverage but warrant a higher level of monitoring to ensure that weaknesses do not advance.
•	Grade 4 — Pass/Watch — Loans that are considered “pass credits” yet appear on the “watch list”. Credit deficiency or potential weakness may include a lack of current or complete financial information. The level of risk is considered acceptable so long as the loan is given additional management supervision.
•	Grade 5 — Watch — Loans that possess some credit deficiency or potential weakness that if not corrected, could increase risk in the future. The source of loan repayment is sufficient but may be considered inadequate by the Bank’s standards.
•	Grade 6 — Substandard — Loans that exhibit one or more of the following characteristics: (1) uncertainty of repayment from primary source and financial deterioration currently underway; (2) inadequate current net worth and paying capacity of the obligor; (3) reliance on secondary source of repayment such as collateral liquidation or guarantees; (4) distinct possibility the Bank will sustain loss if deficiencies are not corrected; (5) unusual courses of action are needed to maintain probability of repayment; (6) insufficient cash flow to repay principal but continuing to pay interest; (7) the Bank is subordinated or unsecured due to flaws in documentation; (8) loans are restructured or are on nonaccrual status due to concessions to the borrower when compared to normal terms; (9) the Bank is contemplating foreclosure or legal action due to deterioration in the loan; or (10) there is deterioration in conditions and the borrower is highly vulnerable to these conditions.

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

5. ALLOWANCE FOR LOAN LOSSES  – (continued)

•	Grade 7 — Doubtful — Loans that exhibit one or more of the following characteristics: (1) loans with the weaknesses of Substandard loans and collection or liquidation is not probable to result in payment in full; (2) the primary source of repayment is gone and the quality of the secondary source is doubtful; or (3) the possibility of loss is high, but important pending factors may strengthen the loan.
•	Grades 8 & 9 — Loss — Loans are considered uncollectible and of such little value that carrying them on the Bank’s financial statements is not feasible.

The assessment of compensating factors may result in a rating plus or minus one grade from those listed above. These factors include, but are not limited to collateral, guarantors, environmental conditions, history, plan/projection reasonableness, quality of information, and payment delinquency.

The portfolio segments in each credit risk grade as of September 30, 2013 are as follows (000s omitted):

Credit Quality Indicators as of September 30, 2013

Credit Risk by Internally Assigned Grade

	Agriculture and Agricultural Real Estate	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Consumer and Other	Total
Not Rated	$191	$3,285	$—	$2,603	$143,422	$10,257	$159,758
1	—	3,927	—	—	—	194	4,121
2	83	122	961	—	145	—	1,311
3	761	3,732	10,519	111	1,266	—	16,389
4	12,343	37,416	170,821	3,587	51,951	73	276,191
5	1,024	13,228	44,483	3,806	8,610	3,931	75,082
6	920	3,543	41,984	4,957	26,150	522	78,076
7	—	—	—	—	—	—	—
8	—	—	—	—	—	—	—
9	—	—	—	—	—	—	—
Total	$15,322	$65,253	$268,768	$15,064	$231,544	$14,977	$610,928
Performing	$14,814	$62,544	$238,413	$9,159	$213,849	$14,209	$552,988
Nonperforming	508	2,709	30,355	5,905	17,695	768	57,940
Total	$15,322	$65,253	$268,768	$15,064	$231,544	$14,977	$610,928

The portfolio segments in each credit risk grade as of December 31, 2012 are as follows (000s omitted):

	Agriculture and Agricultural Real Estate	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Consumer and Other	Total
Not Rated	$126	$4,182	$—	$2,927	$159,743	$10,706	$177,684
1	—	2,977	—	—	—	—	2,977
2	48	114	1,850	82	731	—	2,825
3	880	4,894	10,735	163	1,885	7	18,564
4	9,907	29,935	167,207	3,184	40,392	16	250,641
5	322	9,713	45,262	5,086	8,426	3,940	72,749
6	721	6,379	57,960	6,977	29,155	617	101,809
7	—	—	—	—	—	—	—
8	—	—	—	—	—	—	—
9	—	—	—	—	—	—	—
Total	$12,004	$58,194	$283,014	$18,419	$240,332	$15,286	$627,249
Performing	$11,397	$54,730	$246,107	$10,783	$219,753	$14,675	$557,445
Nonperforming	607	3,464	36,907	7,636	20,579	611	69,804

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

5. ALLOWANCE FOR LOAN LOSSES  – (continued)

	Agriculture and Agricultural Real Estate	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Consumer and Other	Total
Total	$12,004	$58,194	$283,014	$18,419	$240,332	$15,286	$627,249

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

5. ALLOWANCE FOR LOAN LOSSES  – (continued)

Loans are considered past due when contractually required payment of interest or principal has not been received. The amount classified as past due is the entire principal balance outstanding of the loan, not just the amount of payments that are past due. The following is a summary of past due loans as of September 30, 2013 and December 31, 2012 (000s omitted):

September 30, 2013	30 – 59 Days Past Due	60 – 89 Days Past Due	>90 Days Past Due	Total Past Due	Current	Total Loans	Recorded Investment >90 Days Past Due and Accruing
Agriculture and Agricultural Real Estate	$230	$88	$84	$402	$14,920	$15,322	$—
Commercial	354	223	296	873	64,380	65,253	4
Commercial Real Estate	4,964	658	4,154	9,776	258,992	268,768	—
Construction Real Estate	100	—	1,273	1,373	13,691	15,064	—
Residential Real Estate	2,984	1,246	3,430	7,660	223,884	231,544	—
Consumer and Other	127	38	206	371	14,606	14,977	—
Total	$8,759	$2,253	$9,443	$20,455	$590,473	$610,928	$4

December 31, 2012	30 – 59 Days Past Due	60 – 89 Days Past Due	>90 Days Past Due	Total Past Due	Current	Total Loans	Recorded Investment >90 Days Past Due and Accruing
Agriculture and Agricultural Real Estate	$208	$—	$145	$353	$11,651	$12,004	$—
Commercial	927	19	1,100	2,046	56,148	58,194	1
Commercial Real Estate	1,789	930	11,350	14,069	268,945	283,014	—
Construction Real Estate	127	1,437	1,867	3,431	14,988	18,419	—
Residential Real Estate	5,738	978	3,121	9,837	230,495	240,332	—
Consumer and Other	222	61	164	447	14,839	15,286	—
Total	$9,011	$3,425	$17,747	$30,183	$597,066	$627,249	$1

Loans are placed on non-accrual status when, in the opinion of Management, the collection of additional interest is doubtful. Loans are automatically placed on non-accrual status upon becoming ninety days past due, however, loans may be placed on non-accrual status regardless of whether or not they are past due. All cash received on non-accrual loans is applied to the principal balance. Loans are considered for return to accrual status on an individual basis when all principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The following is a summary of non-accrual loans as of September 30, 2013 and December 31, 2012 (000s omitted):

	September 30, 2013	December 31, 2012
Agriculture and Agricultural Real Estate	$84	$198
Commercial	991	1,578
Commercial Real Estate	16,099	17,950
Construction Real Estate	2,349	3,438
Residential Real Estate	8,048	7,870
Consumer and Other	439	309
Total	$28,010	$31,343

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

5. ALLOWANCE FOR LOAN LOSSES  – (continued)

For loans deemed to be impaired due to an expectation that all contractual payments will probably not be received, impairment is measured by comparing the Bank’s recorded investment in the loan to the present value of expected cash flows discounted at the loan’s effective interest rate, the fair value of the collateral, or the loan’s observable market price.

The following is a summary of impaired loans as of September 30, 2013 and 2012 (000s omitted):

September 30, 2013	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment for the Three Months Ended	Interest Income Recognized in the Three Months Ended	Average Recorded Investment for the Nine Months Ended	Interest Income Recognized in the Nine Months Ended
With no related allowance recorded:
Agriculture and Agricultural Real Estate	$—	$—	$—	$—	$—	$—	$—
Commercial	1,513	1,628	—	1,728	21	1,562	55
Commercial Real Estate	18,913	23,082	—	19,544	228	20,004	629
Construction Real Estate	1,903	3,133	—	2,302	23	2,452	91
Residential Real Estate	8,168	8,952	—	8,586	97	8,656	293
Consumer and Other	29	30	—	31	1	31	3
With an allowance recorded:
Agriculture and Agricultural Real Estate	424	424	1	424	4	724	28
Commercial	1,662	1,746	1,133	1,695	16	1,739	53
Commercial Real Estate	16,856	20,639	2,893	18,660	148	19,226	594
Construction Real Estate	3,801	4,401	1,333	4,077	191	4,197	292
Residential Real Estate	7,954	8,373	1,750	8,141	91	8,347	264
Consumer and Other	334	332	110	332	5	339	14
Total:
Agriculture and Agricultural Real Estate	$424	$424	$1	$424	$4	$724	$28
Commercial	3,175	3,374	1,133	3,423	37	3,301	108
Commercial Real Estate	35,769	43,721	2,893	38,204	376	39,230	1,223
Construction Real Estate	5,704	7,534	1,333	6,379	214	6,649	383
Residential Real Estate	16,122	17,325	1,750	16,727	188	17,003	557
Consumer and Other	363	362	110	363	6	370	17

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

5. ALLOWANCE FOR LOAN LOSSES  – (continued)

	Recorded Investment as of December 31, 2012	Unpaid Principal Balance as of December 31, 2012	Related Allowance as of December 31, 2012	Average Recorded Investment for the Three Months Ended Sept. 30, 2012	Interest Income Recognized in the Three Months Ended Sept 30, 2012	Average Recorded Investment for the Nine Months Ended Sept. 30, 2012	Interest Income Recognized in the Nine Months Ended Sept. 30, 2012
With no related allowance recorded:
Agriculture and Agricultural Real Estate	$409	$923	$—	$836	$12	$833	$42
Commercial	2,540	2,961	—	280	8	320	24
Commercial Real Estate	17,153	21,317	—	16,117	166	16,698	465
Construction Real Estate	1,007	1,375	—	419	2	419	5
Residential Real Estate	9,013	10,390	—	9,997	132	10,443	446
Consumer and Other	—	—	—	86	1	88	3
With an allowance recorded:
Agriculture and Agricultural Real Estate	—	—	—	—	—	—	—
Commercial	1,979	2,157	1,316	4,853	50	4,650	170
Commercial Real Estate	19,318	26,508	2,084	27,183	220	27,015	817
Construction Real Estate	6,403	9,060	1,820	6,791	40	6,891	166
Residential Real Estate	9,038	9,520	1,994	9,094	94	9,144	298
Consumer and Other	389	383	124	178	3	181	9
Total:
Agriculture and Agricultural Real Estate	$409	$923	$—	$836	$12	$833	$42
Commercial	4,519	5,118	1,316	5,133	58	4,970	194
Commercial Real Estate	36,471	47,825	2,084	43,300	386	43,713	1,282
Construction Real Estate	7,410	10,435	1,820	7,210	42	7,310	171
Residential Real Estate	18,051	19,910	1,994	19,091	226	19,587	744
Consumer and Other	389	383	124	264	4	269	12

The Bank may agree to modify the terms of a loan in order to improve the Bank’s ability to collect amounts due. These modifications may include reduction of the interest rate, extension of the loan term, or in some cases, reduction of the principal balance. Modifications that are performed due to the debtor’s financial difficulties are considered Troubled Debt Restructurings (“TDRs”).

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

5. ALLOWANCE FOR LOAN LOSSES  – (continued)

Loans that have been classified as TDRs during the three and nine month periods ended September 30, 2013 and September 30, 2012 are as follows (000s omitted from dollar amounts):

	Three months ended September 30, 2013			Nine months ended September 30, 2013
	Number of Contracts	Pre- Modification Recorded Principal Balance	Post- Modification Recorded Principal Balance	Number of Contracts	Pre- Modification Recorded Principal Balance	Post- Modification Recorded Principal Balance
Agriculture and Agricultural Real Estate	—	$—	$—	—	$—	$—
Commercial	6	1,044	636	13	1,398	787
Commercial Real Estate	3	480	301	10	2,527	1,646
Construction Real Estate	—	—	—	—	—	—
Residential Real Estate	8	685	665	24	2,131	1,801
Consumer and Other	1	10	9	5	276	34
Total	18	$2,219	$1,611	52	$6,332	$4,268

	Three months ended September 30, 2012			Nine months ended September 30, 2012
	Number of Contracts	Pre- Modification Recorded Principal Balance	Post- Modification Recorded Principal Balance	Number of Contracts	Pre- Modification Recorded Principal Balance	Post- Modification Recorded Principal Balance
Agriculture and Agricultural Real Estate	—	$—	$—	—	$—	$—
Commercial	3	168	163	9	950	553
Commercial Real Estate	5	4,030	4,030	14	6,433	6,075
Construction Real Estate	—	—	—	5	2,686	2,633
Residential Real Estate	3	743	743	17	2,450	2,403
Consumer and Other	1	44	43	3	71	69
Total	12	$4,985	$4,979	48	$12,590	$11,733

The Bank considers TDRs that become past due under the modified terms as defaulted. The following is a summary of loans that became TDRs during the three and nine month periods ended September 30, 2013 that subsequently defaulted (000s omitted):

	Three months ended September 30, 2013		Nine months ended September 30, 2013
	Number of Contracts	Recorded Principal Balance	Number of Contracts	Recorded Principal Balance
Agriculture and Agricultural Real Estate	—	$—	—	$—
Commercial	2	12	2	12
Commercial Real Estate	—	—	—	—
Construction Real Estate	—	—	—	—
Residential Real Estate	—	—	2	36
Consumer and Other	—	—	—	—
Total	2	$12	4	$48

There were no loans that became TDRs during the nine month period ended September 30, 2012 that subsequently defaulted during the three and nine month periods ended September 30, 2012.

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

5. ALLOWANCE FOR LOAN LOSSES  – (continued)

The Company has allocated $6,088,000 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings at September 30, 2013. In addition, there are no commitments to lend additional amounts to borrowers that are classified as troubled debt restructurings as of September 30, 2013 and September 30, 2012.

6. INVESTMENT SECURITIES

The following is a summary of the Bank’s investment securities portfolio as of September 30, 2013 and December 31, 2012 (000’s omitted):

	Held to Maturity September 30, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Obligations of States and Political Subdivisions	$31,381	$618	$(352)	$31,647
Corporate Debt Securities	500	—	—	500
	$31,881	$618	$(352)	$32,147

	Available for Sale September 30, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Obligations of U.S. Government Agencies	$271,737	$1,708	$(8,771)	$264,674
Mortgage Backed Securities issued by U.S. Government Agencies	102,497	1,284	(1,235)	102,546
Obligations of States and Political Subdivisions	15,519	314	(121)	15,712
Trust Preferred CDO Securities	9,513	—	(3,652)	5,861
Corporate Debt Securities	11,967	135	(32)	12,070
Equity Securities	2,580	78	(81)	2,577
	$413,813	$3,519	$(13,892)	$403,440

	Held to Maturity December 31, 2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Obligations of States and Political Subdivisions	$38,286	$1,380	$(36)	$39,630
Corporate Debt Securities	500	—	—	500
	$38,786	$1,380	$(36)	$40,130

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

6. INVESTMENT SECURITIES  – (continued)

	Available for Sale December 31, 2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Obligations of U.S. Government Agencies	$222,099	$3,442	$(90)	$225,451
Mortgage Backed Securities issued by U.S. Government Agencies	127,082	2,826	(90)	129,818
Obligations of States and Political Subdivisions	17,804	630	(64)	18,370
Trust Preferred CDO Securities	9,525	—	(4,119)	5,406
Corporate Debt Securities	11,961	156	(40)	12,077
Equity Securities	2,580	173	(108)	2,645
	$391,051	$7,227	$(4,511)	$393,767

The amortized cost and estimated market values of securities by contractual maturity as of September 30, 2013 are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Held to Maturity		Available for Sale
	Amortized Cost	Estimated Market Value	Amortized Cost	Estimated Market Value
Contractual maturity in
1 year or less	$3,560	$3,586	$1,401	$1,406
After 1 year through five years	13,178	13,397	65,780	65,479
After 5 years through 10 years	11,088	11,108	223,767	217,766
After 10 years	4,055	4,056	17,788	13,666
Total	31,881	32,147	308,736	298,317
Mortgage Backed Securities	—	—	102,497	102,546
Securities with no stated maturity	—	—	2,580	2,577
Total	$31,881	$32,147	$413,813	$403,440

The investment securities portfolio is evaluated for impairment throughout the year. Impairment is recorded against individual securities, unless the decrease in fair value is attributable to interest rates or the lack of an active market, and Management determines that the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before a recovery of their amortized costs bases, which may be maturity. The following table shows the gross unrealized losses and fair value of the Company’s investments with unrealized losses (in thousands), aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at September 30, 2013 and December 31, 2012.

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

6. INVESTMENT SECURITIES  – (continued)

	September 30, 2013
	Less than 12 months		12 months or longer		Total
	Aggregate Fair Value	Gross Unrealized Losses	Aggregate Fair Value	Gross Unrealized Losses	Aggregate Fair Value	Gross Unrealized Losses
Obligations of United States Government Agencies	$209,712	$8,771	$—	$—	$209,712	$8,771
Mortgage Backed Securities issued by U.S. Government Agencies	52,167	1,096	7,233	139	59,400	1,235
Obligations of States and Political Subdivisions	14,070	409	2,675	64	16,745	473
Trust Preferred CDO Securities	—	—	5,861	3,652	5,861	3,652
Corporate Debt Securities	1,970	32	—	—	1,970	32
Equity Securities	—	—	459	81	459	81
	$27,919	$10,308	$16,228	$3,936	$294,147	$14,244

	December 31, 2012
	Less than 12 months		12 months or longer		Total
	Aggregate Fair Value	Gross Unrealized Losses	Aggregate Fair Value	Gross Unrealized Losses	Aggregate Fair Value	Gross Unrealized Losses
Obligations of United States Government Agencies	$29,499	$89	$1,111	$1	$30,610	$90
Mortgage Backed Securities issued by U.S. Government Agencies	22,217	90	—	—	22,217	90
Obligations of States and Political Subdivisions	7,801	90	1,540	10	9,341	100
Trust Preferred CDO Securities	—	—	5,406	4,119	5,406	4,119
Corporate Debt Securities	1,960	40	—	—	1,960	40
Equity Securities	—	—	432	108	432	108
	$61,477	$309	$8,489	$4,238	$69,966	$4,547

The amount of investment securities issued by government agencies, states, and political subdivisions with unrealized losses and the amount of unrealized losses on those investment securities are primarily the result of market interest rates and not the result of the credit quality of the issuers of the securities. Because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other than temporarily impaired at September 30, 2013. As of September 30, 2013 and December 31, 2012, there were 178 and 42 securities in an unrealized loss position, respectively.

The Trust Preferred CDO Securities consist of three pooled trust Preferred Collateralized Debt Obligations (CDOs). These CDOs are debt securities issued by special purpose entities that own trust preferred stock issued by banks and insurance companies. The trust preferred stock owned by the special purpose entities is the collateral that backs the debt securities we own. The three pooled CDOs that we own have each been in an unrealized loss position for more than 12 months. These securities have final maturity dates of 2033, 2035, and 2037. The main reasons for the impairment are the overall decline in market values for financial industry securities and the lack of an active market for these types of securities in particular.

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

6. INVESTMENT SECURITIES  – (continued)

To determine whether or not the impairment is other-than-temporary, the Company utilizes a third party valuation service to conduct a fair value analysis of each individual security. The other-than-temporary-impairment analysis of each of the CDO securities owned by the Company is conducted by projecting the expected cash flows from the security, discounting the cash flows to determine the present value of the cash flows, and comparing the present value to the amortized cost to determine if there is impairment. The cash flow projection for each security is developed using estimated prepayment speeds, estimated rates at which payments will be deferred, estimated rates at which issuers will default, and the severity of the losses on the securities which default. Prepayment estimates are negatively impacted by the lack of an active market for issuers to refinance their trust preferred securities; however, prepayment of trust preferred securities is expected to increase due to recent restrictions on the treatment of trust preferred debt as regulatory capital.

The size and creditworthiness of each institution in the CDO pool are the most significant pieces of evidence in estimating prepayment speeds. Deferral and default rates are the key drivers of the cash flow projections for each of the securities. Deferral of interest payments is allowed for up to five years, and estimates of deferral rates are determined by examining the current deferral status of the issuers, the current financial condition of the issuers, and the historical deferral levels of the issuers in each CDO pool. Key evidence examined includes whether or not an issuer has received TARP funding, the most recent credit ratings from outside services, stock price information, capitalization, asset quality, profitability, and liquidity. The most significant evidence in estimating deferrals is the comparison of key financial ratios to industry benchmarks. Near term (next 12 months) deferral rates are estimated for each security by analyzing the credit characteristics of each individual issuer in the pool. When an issuer is expected to defer interest payments, the analysis assumes that the deferral will continue for the entire five year period allowed and then, depending on the individual credit characteristics of that issuer, begin performing or move to default. Longer term annual default rates for each CDO are estimated using the credit analysis of each individual issuer compared to industry benchmarks to modify the historical default rates of financial companies. Finally, loss severity is estimated using analytical research provided by Standard and Poor’s and Moody’s, which supports the assumption that a small percentage of defaulted trust preferred securities recover without loss. The projected cash flows are discounted using the contractual rate of each security.

In the Other-Than-Temporary-Impairment (OTTI) analysis of our CDO securities as of December 31, 2009, it was expected that there would be cash flow disruptions on two of the CDOs we own. These credit losses were recorded through a charge to earnings in 2009. In subsequent analyses in 2010, 2011, 2012, and 2013 the expectation of a disruption of cash flows diminished on both of these CDO securities, with one of the securities no longer expected to experience a disruption of cash flow. The present value of the expected cash flows is at least as great as the amortized costs bases following the charges to earnings recorded in 2009, therefore no additional charges to earnings have been recorded.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value, as defined in ASC Topic 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability is not adjusted for transaction costs. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for market activities that are usual and customary for transactions involving such assets or liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

7. FAIR VALUE OF FINANCIAL INSTRUMENTS  – (continued)

The Corporation utilizes fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. Fair value is used on a recurring basis for Available for Sale Securities. Additionally, fair value is used on a non-recurring basis to evaluate assets or liabilities for impairment or for disclosure purposes. Examples of these non-recurring uses of fair value include certain loans held for sale accounted for on a lower of cost or market basis. Depending on the nature of the asset or liability, the Corporation uses various valuation techniques and assumptions when estimating fair value.

The Corporation applied the following fair value hierarchy:

Level 1 — Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets. The Corporation’s mutual fund investments where quoted prices are available in an active market generally are classified within Level 1 of the fair value hierarchy.

Level 2 — Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. The Corporation’s borrowed funds and investments in U.S. government agency securities, government sponsored mortgage backed securities, and obligations of states and political subdivisions are generally classified in Level 2 of the fair value hierarchy. Fair values for these instruments are estimated using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows.

Level 3 — Inputs to the valuation methodology are unobservable and significant to the fair value measurement. Private equity investments and trust preferred collateralized debt obligations are classified within Level 3 of the fair value hierarchy. Fair values are initially valued based on transaction price and are adjusted to reflect exit values.

The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis at September 30, 2013 and December 31, 2012, and the valuation techniques used by the Company to determine those fair values.

September 30, 2013	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
Financial Assets:
Cash and due from banks	$35,434	$35,434	$—	$—	$35,434
Securities – Held to Maturity
Obligations of States and Political Subdivisions	31,381	—	31,647	—	31,647
Corporate Debt Securities	500	—	500	—	500
Securities – Available for Sale
Obligations of U.S. Government Agencies	264,674	—	264,674	—	264,674
MBS issued by U.S. Government Agencies	102,546	—	102,546	—	102,546
Obligations of States and Political Subdivisions	15,712	—	15,712	—	15,712
Trust Preferred CDO Securities	5,861	—	—	5,861	5,861
Corporate Debt Securities	12,070	—	12,070	—	12,070
Other Securities	2,577	2,118	459	—	2,577

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

7. FAIR VALUE OF FINANCIAL INSTRUMENTS  – (continued)

September 30, 2013	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
Federal Home Loan Bank Stock	10,605	—	10,605	—	10,605
Loans Held for Sale	166	—	—	166	166
Loans, net	594,162	—	—	604,867	604,867
Accrued Interest Receivable	3,766	—	3,766	—	3,766
Financial Liabilities:
Noninterest Bearing Deposits	187,009	187,009	—	—	187,009
Interest Bearings Deposits	867,134	—	871,104	—	871,104
Borrowed funds
FHLB Advances	12,000	—	12,001	—	12,001
Repurchase Agreements	15,000	—	16,464	—	16,464
Accrued Interest Payable	192	—	192	—	192

December 31, 2012	Carrying Value	Level 1	Level 2	Level 3	Estimated Fair Value
Financial Assets:
Cash and due from banks	$112,507	$112,507	$—	$—	$112,507
Securities – Held to Maturity
Obligations of States and Political Subdivisions	38,286	—	40,130	—	40,130
Corporate Debt Securities	500	—	500	—	500
Securities – Available for Sale
Obligations of U.S. Government Agencies	225,451	—	225,451	—	225,451
MBS issued by U.S. Government Agencies	129,818	—	129,818	—	129,818
Obligations of States and Political Subdivisions	18,370	—	18,370	—	18,370
Trust Preferred CDO Securities	5,406	—	—	5,406	5,406
Corporate Debt Securities	12,077	—	12,077	—	12,077
Other Securities	2,645	2,213	432	—	2,645
Federal Home Loan Bank Stock	10,605	—	10,605	—	10,605
Loans Held for Sale	1,520	—	—	1,520	1,520
Loans, net	609,950	—	—	627,171	627,171
Accrued Interest Receivable	3,457	—	3,457	—	3,457
Financial Liabilities:
Noninterest Bearing Deposits	183,016	183,016	—	—	183,016
Interest Bearings Deposits	865,814	—	872,070	—	872,070
Borrowed funds
FHLB Advances	107,000	—	107,785	—	107,785
Repurchase Agreements	15,000	—	17,141	—	17,141
Accrued Interest Payable	353	—	353	—	353

In instances where inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

7. FAIR VALUE OF FINANCIAL INSTRUMENTS  – (continued)

significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset.

The changes in Level 3 assets measured at fair value on a recurring basis were (000’s omitted):

Investment Securities – Available for Sale	2013	2012
Balance at January 1	$5,406	$5,467
Total realized and unrealized gains (losses) included in income	(12)	(12)
Total unrealized gains (losses) included in other comprehensive income	467	(296)
Net purchases, sales, calls and maturities	—	—
Net transfers in/out of Level 3	—	—
Balance at September 30	$5,861	$5,159

The Company did not recognize any unrealized losses on its Level 3 Available for Sale investment securities in other comprehensive income in the consolidated statements of financial condition for the nine months ended September 30, 2013. The Company did not have any sales or purchases of Level 3 available for sale securities during the period.

Both observable and unobservable inputs may be used to determine the fair value of positions classified as Level 3 assets. As a result, the unrealized gains and losses for these assets presented in the tables above may include changes in fair value that were attributable to both observable and unobservable inputs.

The Company owns pooled Trust Preferred Securities (“TRUPs”) with a fair value of $5,861,000 as of September 30, 2013. Trading of these types of securities has increased recently but is primarily conducted on a distress sale or forced liquidation basis. As a result, the Company measures the fair values of these assets using Level 3 inputs, specifically discounted cash flow projections.

The Company also has assets that under certain conditions are subject to measurement at fair value on a nonrecurring basis. These assets include loans and Other Real Estate Owned. The Company estimated the fair values of these assets using Level 3 inputs, specifically discounted cash flow projections.

Assets measured at fair value on a nonrecurring basis are as follows (000’s omitted):

	Balance at September 30, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$61,557	$—	$—	$61,557
Other Real Estate Owned	$10,801	$—	$—	$10,801

	Balance at December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$67,249	$—	$—	$67,249
Other Real Estate Owned	$14,262	$—	$—	$14,262

MBT FINANCIAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

7. FAIR VALUE OF FINANCIAL INSTRUMENTS  – (continued)

Impaired loans categorized as Level 3 assets consist of non-homogenous loans that are considered impaired. The Company estimates the fair value of the loans based on the present value of expected future cash flows using management’s best estimate of key assumptions. These assumptions include future payment ability, timing of payment streams, and estimated realizable values of available collateral (typically based on outside appraisals). Other Real Estate Owned (OREO) consists of property received in full or partial satisfaction of a receivable. The Company utilizes independent appraisals to estimate the fair value of OREO properties.

9. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of condition.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for its other lending activities.

Financial instruments whose contractual amounts represent off-balance sheet credit risk were as follows (000s omitted):

	Contractual Amount
	September 30, 2013	December 31, 2012
Commitments to extend credit:
Unused portion of commercial lines of credit	$57,096	$59,826
Unused portion of credit card lines of credit	3,109	3,048
Unused portion of home equity lines of credit	16,097	16,356
Standby letters of credit and financial guarantees written	3,815	3,730
All other off-balance sheet commitments	—	—

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Most commercial lines of credit are secured by real estate mortgages or other collateral, and generally have fixed expiration dates or other termination clauses. Since the lines of credit may expire without being drawn upon, the total committed amounts do not necessarily represent future cash requirements. Credit card lines of credit have various established expiration dates, but are fundable on demand. Home equity lines of credit are secured by real estate mortgages, a majority of which have ten year expiration dates, but are fundable on demand. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of the collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on Management’s credit evaluation of the counterparty.

Standby letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements and other business transactions.

MANAGEMENT REPORT REGARDING INTERNAL CONTROL AND
COMPLIANCE WITH DESIGNATED LAWS AND REGULATIONS

Management of MBT Financial Corp. is responsible for preparing the Company’s annual consolidated financial statements. Management is also responsible for establishing and maintaining internal control over financial reporting presented in conformity with both generally accepted accounting principles and regulatory reporting in conformity with the Federal Financial Institutions Examination Council Instructions for Consolidated Reports of Condition and Income (call report instructions). The Company’s internal control contains monitoring mechanisms, and actions are taken to correct deficiencies identified.

There are inherent limitations in the effectiveness of any internal control, including the possibility of human error and the circumvention or overriding of controls. Accordingly, even effective internal control can provide only reasonable assurance with respect to financial statement preparation. Further, because of changes in conditions, the effectiveness of internal control may vary over time.

It is also management’s responsibility to ensure satisfactory compliance with all designated safety and soundness laws and regulations and in particular, those laws and regulations concerning loans to insiders and dividend restrictions. The federal laws concerning loans to insiders are codified at 12 USC 375a and 375b, and the federal regulations are set forth at 12 CFR 23.5, 31, and 215.

Management assessed the Company’s internal control over financial reporting presented in conformity with both generally accepted accounting principles and call report instructions as of December 31, 2011. This assessment was based on criteria for effective internal control over financial reporting described in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations for the Treadway Commission. Based on this assessment, management believes that, as of December 31, 2012, MBT Financial Corp. maintained effective internal control over financial reporting presented in conformity with both generally accepted accounting principles and call report instructions. Management did not identify any material weaknesses in internal control over financial reporting during the year ended December 31, 2012.

Management also assessed the Company’s compliance with all designated laws and regulations. Based on this assessment, management believes that the Company was in compliance with the designated laws and regulations during the year ended December 31, 2012.

H. DOUGLAS CHAFFIN President & Chief Executive Officer	JOHN L. SKIBSKI Executive Vice President & Chief Financial Office

March 15, 2013

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
MBT Financial Corp. and Subsidiaries
Monroe, Michigan

We have audited the accompanying consolidated balance sheets of MBT Financial Corp. and Subsidiaries (the Corporation) as of December 31, 2012 and 2011, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2012. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Corporation is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Corporation’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MBT Financial Corp. and Subsidiaries as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan
March 15, 2013

Consolidated Balance Sheets

	December 31,
Dollars in thousands	2012	2011
Assets
Cash and Cash Equivalents (Note 2)
Cash and due from banks
Non-interest bearing	$17,116	$18,201
Interest bearing	95,391	57,794
Total cash and cash equivalents	112,507	75,995
Securities – Held to Maturity (Note 3)	38,786	35,364
Securities – Available for Sale (Note 3)	393,767	354,899
Federal Home Loan Bank stock – at cost	10,605	10,605
Loans held for sale	1,520	1,035
Loans (Note 4)	627,249	679,475
Allowance for Loan Losses (Note 5)	(17,299)	(20,865)
Loans – Net	609,950	658,610
Accrued interest receivable and other assets (Note 12)	10,037	7,700
Other Real Estate Owned	14,262	16,650
Bank Owned Life Insurance (Note 9)	49,111	47,653
Premises and Equipment – Net (Note 6)	28,050	29,516
Total assets	$1,268,595	$1,238,027
Liabilities
Deposits:
Non-interest bearing	$183,016	$164,852
Interest-bearing (Note 7)	865,814	857,458
Total deposits	1,048,830	1,022,310
Federal Home Loan Bank advances (Note 8)	107,000	107,000
Securities sold under repurchase agreements (Note 8)	15,000	20,000
Interest payable and other liabilities (Note 9)	14,191	13,006
Total liabilities	1,185,021	1,162,316
Stockholders' Equity (Notes 10, 13 and 15)
Common stock (no par value; 50,000,000 shares authorized, 17,396,179 and 17,291,729 shares issued and outstanding)	2,397	2,099
Retained Earnings	81,280	72,735
Unearned Compensation	(27)	(87)
Accumulated other comprehensive income (loss)	(76)	964
Total stockholders' equity	83,574	75,711
Total liabilities and stockholders' equity	$1,268,595	$1,238,027

Consolidated Statements of Income and and Comprehensive Income

	Years Ended December 31,
Dollars in thousands	2012	2011	2010
Interest Income
Interest and fees on loans	$35,050	$39,712	$46,010
Interest on investment securities
Tax-exempt	1,405	1,415	1,936
Taxable	7,885	8,282	8,508
Interest on balances due from banks	195	151	132
Total interest income	44,535	49,560	56,586
Interest Expense
Interest on deposits (Note 7)	6,330	10,698	13,094
Interest on borrowed funds	3,556	3,735	6,664
Total interest expense	9,886	14,433	19,758
Net Interest Income	34,649	35,127	36,828
Provision For Loan Losses (Note 5)	7,350	13,800	20,500
Net Interest Income After Provision For Loan Losses	27,299	21,327	16,328
Other Income
Wealth management income	4,028	3,919	4,049
Service charges and other fees	4,564	4,694	5,297
Net gain on sales of securities	1,280	1,084	3,260
Origination fees on mortgage loans sold	902	482	718
Bank owned life insurance income	1,458	3,607	1,944
Other	4,205	4,444	4,168
Total other income	16,437	18,230	19,436
Other Expenses
Salaries and employee benefits (Notes 9 and 15)	20,313	19,475	19,106
Occupancy expense (Note 6)	2,677	3,103	2,867
Equipment expense	2,915	2,941	3,170
Marketing expense	701	849	991
Professional fees	2,263	2,477	2,155
Collection expense	238	233	377
Net loss on other real estate owned	1,078	3,561	3,699
Other real estate owned expense	1,496	2,108	2,630
FDIC insurance premium	2,744	2,947	3,130
Debt prepayment penalties	—	—	2,492
Death benefit obligation expense	—	1,639	—
Other	4,269	3,486	3,863
Total other expenses	38,694	42,819	44,480
Income (Loss) Before Provision For Income Taxes	5,042	(3,262)	(8,716)
Provision For (Benefit From) Income Taxes (Note 12)	(3,503)	500	3,183
Net Income (Loss)	$8,545	$(3,762)	$(11,899)
Other Comprehensive Income (Net of Tax)
Unrealized gains on securities	171	6,088	4,860
Reclassification adjustment for gains included in net income	(845)	(716)	(2,151)
Postretirement benefit liability	(366)	50	58
Total Other Comprehensive Income (Loss), net of tax	(1,040)	5,422	2,767
Comprehensive Income (Loss)	$7,505	$1,660	$(9,132)
Basic Earnings (Loss) Per Common Share (Note 14)	$0.49	$(0.22)	$(0.72)
Diluted Earnings (Loss) Per Common Share (Note 14)	$0.49	$(0.22)	$(0.72)

Statements of Changes in Stockholders' Equity

Dollars in thousands	Common Stock	Retained Earnings	Unearned Compensation	Accumulated Other Comprehensive Income (Loss)	Total
Balance – January 1, 2010	$593	$88,396	$—	$(7,225)	$81,764
Issuance of Common Stock (1,042,219 shares)
Restricted stock awards (120,000 shares)	186	—	(216)	—	(30)
Other stock issued (922,219 shares) (Note 10)	1,303	—	—	—	1,303
Equity Compensation	64	—	29	—	93
Comprehensive income:
Net loss	—	(11,899)	—	—	(11,899)
Other comprehensive income – net of tax	—	—	—	2,767	2,767
Total Comprehensive Loss					(9,132)
Balance – December 31, 2010	$2,146	$76,497	$(187)	$(4,458)	$73,998
Issuance of Common Stock (39,400 shares)	54	—	—	—	54
Stock Offering Expense	(151)	—	—	—	(151)
Equity compensation	50	—	100	—	150
Comprehensive income:
Net loss	—	(3,762)	—	—	(3,762)
Other comprehensive income – net of tax	—	—	—	5,422	5,422
Total Comprehensive Income					1,660
Balance – December 31, 2011	$2,099	$72,735	$(87)	$964	$75,711
Issuance of Common Stock (104,450 shares)	243	—	—	—	243
Equity compensation	55	—	60	—	115
Comprehensive income:
Net income	—	8,545	—	—	8,545
Other comprehensive loss – net of tax	—	—	—	(1,040)	(1,040)
Total Comprehensive Income					7,505
Balance – December 31, 2012	$2,397	$81,280	$(27)	$(76)	$83,574

Statements of Cash Flows

	Years Ended December 31,
Dollars in thousands	2012	2011	2010
Cash Flows from Operating Activities
Net Income (Loss)	$8,545	$(3,762)	$(11,899)
Adjustments to reconcile net income (loss) to net cash from operating activities
Provision for loan losses	7,350	13,800	20,500
Depreciation	1,964	2,021	2,122
(Increase) decrease in net deferred federal income tax asset	(5,000)	(497)	3,183
Net amortization of investment premium and discount	2,092	1,137	1,300
Writedowns on other real estate owned	1,426	3,733	3,729
Net increase (decrease) in interest payable and other liabilities	1,057	1,457	(1,375)
Net decrease in interest receivable and other assets	2,323	4,130	12,564
Equity based compensation expense	185	150	93
Net gain on sale/settlement of securities	(1,280)	(1,084)	(3,260)
Net gain on life insurance claims	—	(385)	—
Increase in cash surrender value of life insurance	(1,458)	(1,583)	(1,944)
Net cash provided by operating activities	$17,204	$19,117	$25,013
Cash Flows from Investing Activities
Proceeds from maturities and redemptions of investment securities held to maturity	$13,576	$11,721	$14,070
Proceeds from maturities and redemptions of investment securities available for sale	289,772	138,264	69,302
Proceeds from sales of investment securities held to maturity	—	—	150
Proceeds from sales of investment securities available for sale	53,034	10,365	162,252
Net decrease in loans	29,978	48,097	60,079
Proceeds from sales of other real estate owned	12,024	10,428	6,653
Proceeds from sales of other assets	166	210	1,300
Purchase of investment securities held to maturity	(16,989)	(23,281)	(1,582)
Purchase of bank owned life insurance	—	(62)	(1,222)
Proceeds from surrender of bank owned life insurance	—	3,654	455
Proceeds from bank owned life insurance claims	—	3,026	—
Purchase of investment securities available for sale	(383,516)	(204,847)	(206,108)
Purchase of bank premises and equipment	(500)	(968)	(318)
Net cash provided by (used for) investing activities	$(2,455)	$(3,393)	$105,031
Cash Flows from Financing Activities
Net increase (decrease) in deposits	$26,520	$(9,583)	$102
Proceeds from issuance of long term debt	—	—	135
Repayment of Federal Home Loan Bank borrowings	—	(6,500)	(115,000)
Repayment of repurchase agreements	(5,000)	(10,000)	—
Issuance of common stock	243	54	1,273
Dividends paid	—	—	—
Net cash provided by (used for) financing activities	$21,763	$(26,029)	$(113,490)
Net Increase (Decrease) in Cash and Cash Equivalents	$36,512	$(10,305)	$16,554
Cash and Cash Equivalents at Beginning of Year (Note 1)	75,995	86,300	69,746
Cash and Cash Equivalents at End of Year (Note 1)	$112,507	$75,995	$86,300
Supplemental Cash Flow Information
Cash paid for interest	$10,010	$14,838	$20,135
Cash paid (refunded) for federal income taxes	$69	$—	$(7,385)
Supplemental Schedule of Non Cash Investing Activities
Transfer of loans to other real estate owned	$10,702	$11,001	$12,185
Transfer of loans to other assets	$145	$94	$446

Notes To Consolidated Financial Statements

(1) Summary of Significant Accounting Policies

The consolidated financial statements include the accounts of MBT Financial Corp. (the “Corporation”) and its wholly owned subsidiary, Monroe Bank & Trust (the “Bank”). The Bank includes the accounts of its wholly owned subsidiary, MB&T Financial Services, Inc. The Bank operates seventeen banking offices and a mortgage loan office in Monroe County, Michigan and seven banking offices in Wayne County, Michigan. The Bank’s primary source of revenue is from providing loans to customers, who are predominantly small and middle-market businesses and middle-income individuals. The Corporation’s sole business segment is community banking.

The accounting and reporting policies of the Bank conform to practice within the banking industry and are in accordance with accounting principles generally accepted in the United States. Preparation of financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes in the near term are the determination of the allowance for loan losses, the fair value of investment securities, and the valuation of other real estate owned.

The significant accounting policies are as follows:

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Corporation and its subsidiary. All material intercompany transactions and balances have been eliminated. Certain prior year amounts have been reclassified to conform to the current year presentation.

SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

Most of the Corporation's activities are with customers located within southeast Michigan. Notes 3 and 4 discuss the types of securities and lending that the Corporation engages in. The Corporation does not have any significant concentrations in any one industry or to any one customer.

INVESTMENT SECURITIES

Investment securities that are classified as “held to maturity” are stated at cost, and adjusted for accumulated amortization of premium and accretion of discount. The Bank has the intention and, in Management’s opinion, the ability to hold these investment securities until maturity. Investment securities that are classified as “available for sale” are stated at estimated market value, with the related unrealized gains and losses reported as an amount, net of taxes, as a component of stockholders’ equity. The market value of securities is based on quoted market prices. For securities that do not have readily available market values, estimated market values are calculated based on the market values of comparable securities.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Corporation to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

LOANS

The Bank grants mortgage, commercial, and consumer loans to customers. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

Notes To Consolidated Financial Statements

(1) Summary of Significant Accounting Policies  – (continued)

The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in the process of collection. In all cases, loans are placed on nonaccrual or charged off at an earlier date if principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

FEDERAL HOME LOAN BANK STOCK

The Bank is a member of the Federal Home Loan Bank of Indianapolis (FHLBI). Members are required to own a certain amount of stock based on the level of borrowings and other factors. Stock in the FHLBI is recorded at redemption value which approximates fair value. The Company periodically evaluates the FHLBI stock for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

LOANS HELD FOR SALE

Loans held for sale consist of fixed rate residential mortgage loans with maturities of 15 to 30 years. Such loans are recorded at the lower of aggregate cost or estimated fair value.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific and general components. The specific component relates to loans that are classified as non-accrual or renegotiated. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience, adjusted for qualitative factors.

A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Troubled debt restructuring of loans is undertaken to improve the likelihood that the loan will be repaid in full under the modified terms in accordance with a reasonable repayment schedule. All modified loans are evaluated to determine whether the loans should be reported as Troubled Debt Restructurings (TDR). A loan is a TDR when the Bank, for economic or legal reasons related to the borrower’s financial difficulties, grants a

Notes To Consolidated Financial Statements

(1) Summary of Significant Accounting Policies  – (continued)

concession to the borrower by modifying a loan. To make this determination, the Bank must determine whether (a) the borrower is experiencing financial difficulties and (b) the Bank granted the borrower a concession. This determination requires consideration of all of the facts and circumstances surrounding the modification. An overall general decline in the economy or some deterioration in a borrower’s financial condition does not automatically mean the borrower is experiencing financial difficulties.

Large groups of homogeneous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify individual consumer and residential loans for impairment disclosures.

FORECLOSED ASSETS (INCLUDES OTHER REAL ESTATE OWNED)

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at the lower of fair value less costs to sell or the loan carrying amount at the date of the foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by Management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

BANK PREMISES AND EQUIPMENT

Bank premises and equipment are stated at cost, less accumulated depreciation of $38,666,000 in 2012 and $36,942,000 in 2011. The Bank uses the straight-line method to provide for depreciation, which is charged to operations over the estimated useful lives of the assets. Depreciation expense amounted to $1,964,000 in 2012, $2,021,000 in 2011, and $2,122,000 in 2010.

The cost of assets retired and the related accumulated depreciation are eliminated from the accounts and the resulting gains or losses are reflected in operations in the year the assets are retired.

BANK OWNED LIFE INSURANCE

Bank owned life insurance policies are stated at the current cash surrender value of the policy, or the policy death proceeds less any obligation to provide a death benefit to an insured’s beneficiaries if that value is less than the cash surrender value. Increases in the asset value are recorded as earnings in other income.

COMPREHENSIVE INCOME

Accounting principles generally require that revenue, expenses, gains, and losses be included in net income. Certain changes in assets and liabilities, however, such as unrealized gains and losses on securities available for sale, and amounts recognized related to postretirement benefit plans (gains and losses, prior service costs, and transition assets or obligations), are reported as a direct adjustment to the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income.

The components of accumulated other comprehensive income (loss) and related tax effects are as follows:

Dollars in thousands	2012	2011	2010
Unrealized gains (losses) on securities available for sale	$3,997	$4,822	$(1,145)
Reclassification adjustment for losses (gains) realized in income	(1,280)	(1,084)	(3,260)
Net unrealized gains (losses)	$2,717	$3,738	$(4,405)
Post retirement benefit obligations	(2,832)	(2,277)	(2,353)
Tax effect	39	(497)	2,300
Accumulated other comprehensive income (loss)	$(76)	$964	$(4,458)
CASH AND CASH EQUIVALENTS

For the purpose of the consolidated statement of cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold which mature within 90 days.

Notes To Consolidated Financial Statements

(1) Summary of Significant Accounting Policies  – (continued)

INCOME TAXES

Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the various temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

STOCK-BASED COMPENSATION

The amount of compensation is measured at the fair value of the awards when granted, and this cost is expensed over the required service period, which is normally the vesting period of the options. Compensation cost is recorded for awards that were granted after January 1, 2006 and prior option grants that vest after January 1, 2006.

The weighted average fair value of options granted was $1.11, $0.80, and $0.45, in 2012, 2011, and 2010, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 2012, 2011, and 2010: expected option lives of seven years for all three; expected volatility of 60.7%, 53.0%, and 35.7%; risk-free interest rates of 1.40%, 1.90%, and 3.36%; and dividend yields of 0.00%, 3.00%, and 3.00%, respectively.

OFF BALANCE SHEET INSTRUMENTS

In the ordinary course of business, the Corporation has entered into commitments to extend credit, including commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded. Additional information regarding Off Balance Sheet Instruments is included in Note 17 in these Notes to Consolidated Financial Statements.

FAIR VALUE

The Corporation measures or monitors many of its assets and liabilities on a fair value basis. Fair value is used on a recurring basis for assets and liabilities that are elected to be accounted for under the Fair Value Option as well as for certain assets and liabilities in which fair value is the primary basis of accounting. Examples of these include derivative instruments and available for sale securities. Additionally, fair value is used on a non-recurring basis to evaluate assets or liabilities for impairment or for disclosure purposes. Examples of these non-recurring uses of fair value include certain loans held for sale accounted for on a lower of cost or market basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Depending on the nature of the asset or liability, the Corporation uses various valuation techniques and assumptions when estimating fair value.

The Corporation applied the following fair value hierarchy:

Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets. The Corporation’s mutual fund investments where quoted prices are available in an active market generally are classified within Level 1 of the fair value hierarchy.

Level 2 — Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. The Corporation’s borrowed funds and investments in U.S. government agency securities, government sponsored mortgage backed securities, and obligations of states and political subdivisions are generally classified in Level 2 of the fair value hierarchy. Fair values for these instruments are estimated using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows.

Level 3 — Inputs to the valuation methodology are unobservable and significant to the fair value measurement. Private equity investments and trust preferred collateralized debt obligations are classified within Level 3 of the fair value hierarchy. Fair values are initially valued based on transaction price and are adjusted to reflect exit values.

Notes To Consolidated Financial Statements

(1) Summary of Significant Accounting Policies  – (continued)

When determining the fair value measurements for assets and liabilities required or permitted to be recorded at and/or marked to fair value, the Corporation considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability. When possible, the Corporation looks to active and observable markets to price identical assets or liabilities. When identical assets and liabilities are not traded in active markets, the Corporation looks to market observable data for similar assets or liabilities. Nevertheless, certain assets and liabilities are not actively traded in observable markets and the Corporation must use alternative valuation techniques to derive a fair value measurement.

RECENT ACCOUNTING PRONOUNCEMENTS

Accounting Standards Update 2011-02 (ASU 2011-02), “A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring” was issued by the Financial Accounting Standards Board (FASB) in April 2011. ASU 2011-02 provided additional guidance to help creditors determine whether a creditor has granted a concession and whether a debtor is experiencing financial difficulties for purposes of determining whether a restructuring constitutes a troubled debt restructuring. The amendments in this update were effective for the Company for the year ended December 31, 2011. The impact of the adoption of this standard on the Company’s financial disclosures is reflected in Note 5 to the Company’s consolidated financial statements.

Accounting Standards Update 2011-04 (ASU 2011-04), “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” was issued by FASB in May 2011. ASU 2011-04 clarified existing fair value measurement and disclosure requirements and changed existing principles and disclosure guidance. Clarification was made to disclosure of quantitative information about the unobservable inputs for level 3 fair value measurements. Changes to existing principles and disclosures included measurement of financial instruments managed within a portfolio, the application of premiums and discounts in fair value measurement, and additional disclosures related to fair value measurements. The updated guidance and requirements was effective for financial statements issued for the first annual period beginning after December 15, 2011. The adoption of this standard did not have a material impact on the Company’s financial statements.

Accounting Standards Update 2011-05 (ASU 2011-05), “Comprehensive Income” was issued by FASB in September 2011. ASU 2011-05 requires an entity to present the total of comprehensive income, the components of comprehensive income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but continuous statements. This standard eliminated the option to present the components of other comprehensive income as a part of the statement of changes in stockholders’ equity. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 31, 2011. The implementation of this standard only changed the presentation of comprehensive income; it did not have an impact on the Company’s financial position or its results of operations. ASU 2011-12 was issued by FASB in December 2011. ASU 2011-12 deferred the requirement to present reclassification adjustments for each component of OCI in both net income and OCI and the face of the financial statements until fiscal years, and interim periods within those fiscal years, beginning after December 15, 2012. The other requirements of ASU 2011-05 were not affected by ASU 2011-12. As a result of adopting ASU 2011-05, the Company is presenting the total of comprehensive income and the components of comprehensive income and other comprehensive income in a single continuous statement.

Accounting Standards Update 2013-02 (ASU 2013-02), “Comprehensive Income: Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income” was issued in February 2013. ASU 2013-02 requires an entity to provide information about the amounts reclassified out of Accumulated Other Comprehensive Income (AOCI) by component. In addition, an entity is required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of AOCI by the respective line items of net income, but only if the amount reclassified is required to be reclassified in its entirety in the same reporting period. For amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional details about those amounts.

Notes To Consolidated Financial Statements

(1) Summary of Significant Accounting Policies  – (continued)

ASU 2013-02 does not change the current requirements for reporting net income or other comprehensive income in the financial statements. ASU 2013-02 is effective for interim and annual periods beginning on or after December 15, 2012. The adoption of ASU 2013-02 is not expected to have a material impact on the Company’s consolidated financial condition or results of operations.

(2) Cash and Due from Banks

The Bank is required by regulatory agencies to maintain legal reserve requirements based on the level of balances in deposit categories. Cash balances restricted from usage due to these requirements were $3,223,000 and $3,652,000 at December 31, 2012 and 2011, respectively. Cash and due from banks includes certain deposits held at correspondent banks which are fully insured by the FDIC.

(3) Investment Securities

The following is a summary of the Bank’s investment securities portfolio as of December 31, 2012 and 2011 (000s omitted):

	Held to Maturity December 31, 2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Obligations of States and Political Subdivisions	38,286	1,380	(36)	39,630
Corporate Debt Securities	500	—	—	500
	$38,786	$1,380	$(36)	$40,130

	Held to Maturity December 31, 2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Obligations of States and Political Subdivisions	35,364	688	(240)	35,812
	$35,364	$688	$(240)	$35,812

	Available for Sale December 31, 2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Obligations of U.S. Government Agencies	$222,099	$3,442	$(90)	$225,451
Mortgage Backed Securities issued by U.S. Government Agencies	127,082	2,826	(90)	129,818
Obligations of States and Political Subdivisions	17,804	630	(64)	18,370
Trust Preferred CDO Securities	9,525	—	(4,119)	5,406
Corporate Debt Securities	11,961	156	(40)	12,077
Other Securities	2,580	173	(108)	2,645
	$391,051	$7,227	$(4,511)	$393,767

Notes To Consolidated Financial Statements

(3) Investment Securities  – (continued)

	Available for Sale December 31, 2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Obligations of U.S. Government Agencies	$161,483	$4,071	$(22)	$165,532
Mortgage Backed Securities issued by U.S. Government Agencies	156,883	3,320	(35)	160,168
Obligations of States and Political Subdivisions	14,616	567	(5)	15,178
Trust Preferred CDO Securities	9,542	—	(4,075)	5,467
Corporate Debt Securities	6,070	—	(91)	5,979
Other Securities	2,567	156	(148)	2,575
	$351,161	$8,114	$(4,376)	$354,899

The amortized cost, estimated market value, and weighted average yield of securities at December 31, 2012, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties (000s omitted).

	Held to Maturity			Available for Sale
	Amortized Cost	Estimated Market Value	Weighted Average Yield	Amortized Cost	Estimated Market Value	Weighted Average Yield
Maturing within
1 year	$15,302	$15,325	1.36%	$1,699	$1,706	2.09%
1 through 5 years	10,104	10,389	3.22%	44,948	45,217	1.44%
6 through 10 years	8,865	9,370	4.07%	197,604	201,275	1.77%
Over 10 years	4,515	5,046	4.51%	17,138	13,106	1.33%
Total	38,786	40,130	2.83%	261,389	261,304	1.69%
Mortgage Backed Securities	—	—	0.00%	127,082	129,818	3.02%
Securities with no stated maturity	—	—	0.00%	2,580	2,645	0.00%
Total	$38,786	$40,130	2.83%	$391,051	$393,767	2.11%

Notes To Consolidated Financial Statements

(3) Investment Securities  – (continued)

The investment securities portfolio is evaluated for impairment throughout the year. Impairment is recorded against individual securities, unless the decrease in fair value is attributable to interest rates or the lack of an active market, and management determines that the Company has the intent and ability to hold the investment for a period of time sufficient to allow for an anticipated recovery in the market value. The fair values of investments with an amortized cost in excess of their fair values at December 31, 2012 and December 31, 2011 are as follows (000s omitted):

	December 31, 2012
	Less than 12 months		12 months or longer		Total
	Aggregate Fair Value	Gross Unrealized Losses	Aggregate Fair Value	Gross Unrealized Losses	Aggregate Fair Value	Gross Unrealized Losses
Obligations of United States Government Agencies	$29,499	$89	$1,111	$1	$30,610	$90
Mortgage Backed Securities issued by U.S. Government Agencies	22,217	90	—	—	22,217	90
Obligations of States and Political Subdivisions	7,801	90	1,540	10	9,341	100
Trust Preferred CDO Securities	—	—	5,406	4,119	5,406	4,119
Corporate Debt Securities	1,960	40	—	—	1,960	40
Equity Securities	—	—	432	108	432	108
	$61,477	$309	$8,489	$4,238	$69,966	$4,547

	December 31, 2011
	Less than 12 months		12 months or longer		Total
	Aggregate Fair Value	Gross Unrealized Losses	Aggregate Fair Value	Gross Unrealized Losses	Aggregate Fair Value	Gross Unrealized Losses
Obligations of United States Government Agencies	$14,729	$22	$—	$—	$14,729	$22
Mortgage Backed Securities issued by U.S. Government Agencies	26,453	35	—	—	26,453	35
Obligations of States and Political Subdivisions	12,766	239	1,261	6	14,027	245
Trust Preferred CDO Securities	—	—	5,467	4,075	5,467	4,075
Corporate Debt Securities	5,979	91	—	—	5,979	91
Equity Securities	—	—	392	148	392	148
	$59,927	$387	$7,120	$4,229	$67,047	$4,616

The amount of investment securities issued by government agencies, states, and political subdivisions with unrealized losses and the amount of unrealized losses on those investment securities are primarily the result of market interest rates and not the result of the credit quality of the issuers of the securities. The company has the ability and intent to hold these securities until recovery, which may be until maturity. The fair value of these securities is expected to recover as the securities approach maturity. As of December 31, 2012 and December 31, 2011, there were 42 and 66 securities in an unrealized loss position, respectively.

The Trust Preferred CDO Securities consist of three pooled trust Preferred Collateralized Debt Obligations (CDOs). These CDOs are debt securities issued by special purpose entities that own trust preferred stock issued by banks and insurance companies. The trust preferred stock owned by the special purpose entities is the collateral that backs the debt securities we own. The three pooled CDOs that we own have each been in an unrealized loss position for more than 12 months. These securities have final maturity

Notes To Consolidated Financial Statements

(3) Investment Securities  – (continued)

dates of 2033, 2035, and 2037. The main reasons for the impairment are the overall decline in market values for financial industry securities and the lack of an active market for these types of securities in particular.

To determine whether or not the impairment is other-than-temporary, the Company utilizes a third party valuation service to conduct a fair value analysis of each individual security. The other-than-temporary-impairment analysis of each of the CDO securities owned by the Company is conducted by projecting the expected cash flows from the security, discounting the cash flows to determine the present value of the cash flows, and comparing the present value to the amortized cost to determine if there is impairment. The cash flow projection for each security is developed using estimated prepayment speeds, estimated rates at which payments will be deferred, estimated rates at which issuers will default, and the severity of the losses on the securities which default. Prepayment estimates are negatively impacted by the lack of an active market for issuers to refinance their trust preferred securities; however, prepayment of trust preferred securities is expected to increase prepayment due to recent restrictions on the treatment of trust preferred debt as regulatory capital.

The size and creditworthiness of each institution in the CDO pool are the most significant pieces of evidence in estimating prepayment speeds. Deferral and default rates are the key drivers of the cash flow projections for each of the securities. Deferral of interest payments is allowed for up to five years, and estimates of deferral rates are determined by examining the current deferral status of the issuers, the current financial condition of the issuers, and the historical deferral levels of the issuers in each CDO pool. Key evidence examined includes whether or not an issuer has received TARP funding, the most recent credit ratings from outside services, stock price information, capitalization, asset quality, profitability, and liquidity. The most significant evidence in estimating deferrals is the comparison of key financial ratios to industry benchmarks. Near term (next 12 months) deferral rates are estimated for each security by analyzing the credit characteristics of each individual issuer in the pool. When an issuer is expected to defer interest payments, the analysis assumes that the deferral will continue for the entire five year period allowed and then, depending on the individual credit characteristics of that issuer, begin performing or move to default. Longer term annual default rates for each CDO are estimated using the credit analysis of each individual issuer compared industry benchmarks to modify the historical default rates of financial companies. Finally, loss severity is estimated using analytical research provided by Standard and Poor’s and Moody’s, which supports the assumption that a small percentage of defaulted trust preferred securities recover without loss. The projected cash flows are discounted using the contractual rate of each security.

In the Other-Than-Temporary-Impairment (OTTI) analysis of our CDO securities as of December 31, 2009, it was expected that there would be cash flow disruptions on two of the CDOs we own. These credit losses were recorded through a charge to earnings in 2009. In subsequent analyses in 2010, 2011, and 2012, the expectation of a disruption of cash flows diminished on both of these CDO securities, with one of the securities no longer expected to experience a disruption of cash flow. The present value of the expected cash flows is at least as great as the amortized costs bases following the charges to earnings recorded in 2009, so no additional charges to earnings have been recorded.

Investment securities carried at $138,041,000 and $138,331,000 were pledged or set aside to secure borrowings, public and trust deposits, and for other purposes required by law at December 31, 2012 and December 31, 2011, respectively.

At December 31, 2012, Obligations of U. S. Government Agencies included securities issued by the Federal Home Loan Banks with an estimated market value of $103,023,000 and Mortgage Backed Securities issued by U. S. Government Agencies included securities issued by the Government National Mortgage Association with an estimated market value of $129,820,000. At December 31, 2011, Obligations of U.S. Government Agencies included securities issued by the Federal Home Loan Banks with an estimated market value of $121,153,000 and Mortgage Backed Securities issued by U. S. Government Agencies included securities issued by the Government National Mortgage Association of $160,168,000.

Notes To Consolidated Financial Statements

(3) Investment Securities  – (continued)

For the years ended December 31, 2012, 2011, and 2010, proceeds from sales of securities amounted to $53,034,000, $10,365,000, and $162,252,000, respectively. Gross realized gains amounted to $1,546,000, $1,086,000, and $3,378,000, respectively. Gross realized losses amounted to $266,000, $2,000, and $118,000, respectively. The tax provision applicable to these net realized gains and losses amounted to $435,000, $368,000, and $1,109,000, respectively.

On April 27, 2010 the Bank sold an Obligation of States and Political Subdivisions investment security that was classified as Held to Maturity. The security sold had a par value of $150,000 and an amortized cost of $151,000. The security was sold for $150,000, resulting in a loss of $1,000 on the sale. The security was sold after being downgraded by a rating agency following the issuer’s failure to meet debt service coverage requirements.

(4) Loans

Loan balances outstanding as of December 31 consist of the following (000s omitted):

	2012	2011
Residential real estate loans	$240,332	$255,555
Commercial and Construction real estate loans	301,433	330,498
Agriculture and agricultural real estate loans	12,004	15,931
Commercial and industrial loans	58,194	63,762
Loans to individuals for household, family, and other personal expenditures	15,286	13,729
Total loans, gross	$627,249	$679,475
Less: Allowance for loan losses	17,299	20,865
	$609,950	$658,610

Included in Loans are loans to certain officers, directors, and companies in which such officers and directors have 10 percent or more beneficial ownership in the aggregate amount of $6,455,000 and $9,519,000 at December 31, 2012 and 2011, respectively. In 2012, new loans and other additions amounted to $22,643,000, and repayments and other reductions amounted to $25,707,000. In 2011, new loans and other additions amounted to $24,966,000, and repayments and other reductions amounted to $32,316,000. In Management’s judgment, these loans were made on substantially the same terms and conditions as those made to other borrowers, and do not represent more than the normal risk of collectibility or present other unfavorable features.

Loans carried at $80,567,000 and $92,517,000 at December 31, 2012 and 2011, respectively, were pledged to secure Federal Home Loan Bank advances.

(5) Allowance For Loan Losses and Credit Quality of Loans

The Company separates its loan portfolio into segments to perform the calculation and analysis of the allowance for loan losses. The six segments analyzed are Agriculture and Agricultural Real Estate, Commercial, Commercial Real Estate, Construction Real Estate, Residential Real Estate, and Consumer and Other. The Agriculture and Agricultural Real Estate segment includes all loans to finance agricultural production and all loans secured by agricultural real estate. This segment does not include loans to finance agriculture that are secured by residential real estate, which are included in the Residential Real Estate segment. The Commercial segment includes loans to finance commercial and industrial businesses that are not secured by real estate. The Commercial Real Estate segment includes loans secured by non-farm, non-residential real estate. The Construction Real Estate segment includes loans to finance construction and land development. This includes residential and commercial construction and land development. The Residential Real Estate segment includes all loans, other than construction loans, that are secured by single family and multi-family residential real estate properties. The Consumer and Other segment includes all loans not included in any other segment. These are primarily loans to consumers for household, family, and other personal expenditures, such as autos, boats, and recreational vehicles.

Notes To Consolidated Financial Statements

(5) Allowance For Loan Losses and Credit Quality of Loans  – (continued)

Activity in the allowance for loan losses for the years ended December 31, 2012, 2011, and 2010 was as follows (000s omitted):

2012	Agriculture and Agricultural Real Estate	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Consumer and Other	Total
Allowance for loan losses:
Beginning Balance	$64	$2,184	$9,351	$2,632	$6,227	$407	$20,865
Charge-offs	(97)	(499)	(8,156)	(1,036)	(2,031)	(196)	(12,015)
Recoveries	—	347	80	240	274	158	1,099
Provision	109	192	6,276	565	245	(37)	7,350
Ending balance	$76	$2,224	$7,551	$2,401	$4,715	$332	$17,299
Ending balance individually evaluated for impairment	$—	$1,316	$2,084	$1,820	$1,994	$124	$7,338
Ending balance collectively evaluated for impairment	76	908	5,467	581	2,721	208	9,961
Ending balance	$76	$2,224	$7,551	$2,401	$4,715	$332	$17,299
Loans:
Ending balance individually evaluated for impairment	$409	$4,519	$36,471	$7,410	$18,051	$389	$67,249
Ending balance collectively evaluated for impairment	11,595	53,675	246,543	11,009	222,281	14,897	560,000
Ending balance	$12,004	$58,194	$283,014	$18,419	$240,332	$15,286	$627,249

2011	Agriculture and Agricultural Real Estate	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Consumer and Other	Total
Allowance for loan losses:
Beginning Balance	$77	$3,875	$9,040	$3,285	$4,596	$350	$21,223
Charge-offs	—	(1,893)	(7,456)	(2,177)	(4,097)	(249)	(15,872)
Recoveries	1	376	324	81	689	243	1,714
Provision	(14)	(174)	7,443	1,443	5,039	63	13,800
Ending balance	$64	$2,184	$9,351	$2,632	$6,227	$407	$20,865
Ending balance individually evaluated for impairment	$64	$700	$3,906	$1,394	$2,923	$46	$9,033
Ending balance collectively evaluated for impairment	—	1,484	5,445	1,238	3,304	361	11,832
Ending balance	$64	$2,184	$9,351	$2,632	$6,227	$407	$20,865
Loans:
Ending balance individually evaluated for impairment	$1,078	$2,566	$36,424	$8,589	$21,929	$217	$70,803
Ending balance collectively evaluated for impairment	14,853	61,196	270,651	14,834	233,626	13,512	608,672
Ending balance	$15,931	$63,762	$307,075	$23,423	$255,555	$13,729	$679,475

Notes To Consolidated Financial Statements

(5) Allowance For Loan Losses and Credit Quality of Loans  – (continued)

2010	Agriculture and Agricultural Real Estate	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Consumer and Other	Total
Allowance for loan losses:
Beginning Balance	$142	$6,360	$8,331	$2,351	$6,382	$497	$24,063
Charge-offs	—	(2,907)	(10,024)	(5,303)	(5,370)	(951)	(24,555)
Recoveries	1	219	295	22	119	559	1,215
Provision	(66)	203	10,438	6,215	3,465	245	20,500
Ending balance	$77	$3,875	$9,040	$3,285	$4,596	$350	$21,223
Ending balance individually evaluated for impairment	$74	$2,016	$2,958	$876	$973	$49	$6,946
Ending balance collectively evaluated for impairment	3	1,859	6,082	2,409	3,623	301	14,277
Ending balance	$77	$3,875	$9,040	$3,285	$4,596	$350	$21,223
Loans:
Ending balance individually evaluated for impairment	$656	$10,075	$42,326	$8,398	$16,948	$135	$78,538
Ending balance collectively evaluated for impairment	19,797	66,708	281,025	37,912	252,205	16,702	674,349
Ending balance	$20,453	$76,783	$323,351	$46,310	$269,153	$16,837	$752,887

Each period the provision for loan losses in the statement of operations results from the combination of an estimate by Management of loan losses that occurred during the current period and the ongoing adjustment of prior estimates of losses occurring in prior periods.

The provision for loan losses increases the allowance for loan losses, a valuation account which appears on the consolidated balance sheets. As the specific customer and amount of a loan loss is confirmed by gathering additional information, taking collateral in full or partial settlement of the loan, bankruptcy of the borrower, etc., the loan is charged off, reducing the allowance for loan losses. If, subsequent to a charge off, the Bank is able to collect additional amounts from the customer or sell collateral worth more than earlier estimated, a recovery is recorded.

To serve as a basis for making this provision, the Bank maintains an extensive credit risk monitoring process that considers several factors including: current economic conditions affecting the Bank’s customers, the payment performance of individual loans and pools of homogeneous loans, portfolio seasoning, changes in collateral values, and detailed reviews of specific loan relationships.

The Company utilizes an internal loan grading system to assign a risk grade to all commercial loans and each credit relationship with more than $250,000 of aggregate credit exposure. Grades 1 through 4 are considered “pass” credits and grades 5 through 9 are considered “watch” credits and are subject to greater scrutiny. Loans with grades 6 and higher are considered substandard and most are evaluated for impairment. A description of the general characteristics of each grade is as follows:

•	Grade 1 — Excellent — Loans secured by marketable collateral, with adequate margin, or supported by strong financial statements. Probability of serious financial deterioration is unlikely. Possess a

Notes To Consolidated Financial Statements

(5) Allowance For Loan Losses and Credit Quality of Loans  – (continued)

sound repayment source and a secondary source. This classification will also include all loans secured by certificates of deposit or cash equivalents.
•	Grade 2 — Satisfactory — Loans that have less than average risk and clearly demonstrate adequate debt service coverage. These loans may have some vulnerability, but are sufficiently strong to have minimal deterioration if adverse factors are encountered, and are expected to be fully collectable.
•	Grade 3 — Average — Loans that have a reasonable amount of risk and may exhibit vulnerability to deterioration if adverse factors are encountered. These loans should demonstrate adequate debt service coverage but warrant a higher level of monitoring to ensure that weaknesses do not advance.
•	Grade 4 — Pass/Watch — Loans that are considered “pass credits” yet appear on the “watch list”. Credit deficiency or potential weakness may include a lack of current or complete financial information. The level of risk is considered acceptable so long as the loan is given additional management supervision.
•	Grade 5 — Watch — Loans that possess some credit deficiency or potential weakness that if not corrected, could increase risk in the future. The source of loan repayment is sufficient but may be considered inadequate by the Bank’s standards.
•	Grade 6 — Substandard — Loans that exhibit one or more of the following characteristics: (1) uncertainty of repayment from primary source and financial deterioration currently underway; (2) inadequate current net worth and paying capacity of the obligor; (3) reliance on secondary source of repayment such as collateral liquidation or guarantees; (4) distinct possibility the Bank will sustain loss if deficiencies are not corrected; (5) unusual courses of action are needed to maintain probability of repayment; (6) insufficient cash flow to repay principal but continuing to pay interest; (7) the Bank is subordinated or unsecured due to flaws in documentation; (8) loans are restructured or are on nonaccrual status due to concessions to the borrower when compared to normal terms; (9) the Bank is contemplating foreclosure or legal action due to deterioration in the loan; or (10) there is deterioration in conditions and the borrower is highly vulnerable to these conditions.
•	Grade 7 — Doubtful — Loans that exhibit one or more of the following characteristics: (1) loans with the weaknesses of Substandard loans and collection or liquidation is not probable to result in payment in full; (2) the primary source of repayment is gone and the quality of the secondary source is doubtful; or (3) the possibility of loss is high, but important pending factors may strengthen the loan.
•	Grades 8 & 9 — Loss — Loans are considered uncollectible and of such little value that carrying them on the Bank’s financial statements is not feasible.

The assessment of compensating factors may result in a rating plus or minus one grade from those listed above. These factors include, but are not limited to collateral, guarantors, environmental conditions, history, plan/projection reasonableness, quality of information, and payment delinquency.

Notes To Consolidated Financial Statements

(5) Allowance For Loan Losses and Credit Quality of Loans  – (continued)

The portfolio segments in each credit risk grade as of December 31, 2012 and 2011 are as follows (000s omitted):

2012	Agriculture and Agricultural Real Estate	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Consumer and Other	Total
Not Rated	$126	$4,182	$—	$2,927	$159,743	$10,706	$177,684
1	—	2,977	—	—	—	—	2,977
2	48	114	1,850	82	731	—	2,825
3	880	4,894	10,735	163	1,885	7	18,564
4	9,907	29,935	167,207	3,184	40,392	16	250,641
5	322	9,713	45,262	5,086	8,426	3,940	72,749
6	721	6,379	57,960	6,977	29,155	617	101,809
7	—	—	—	—	—	—	—
8	—	—	—	—	—	—	—
9	—	—	—	—	—	—	—
Total	$12,004	$58,194	$283,014	$18,419	$240,332	$15,286	$627,249
Performing	$11,397	$54,730	$246,107	$10,783	$219,753	$14,675	$557,445
Nonperforming	607	3,464	36,907	7,636	20,579	611	69,804
Total	$12,004	$58,194	$283,014	$18,419	$240,332	$15,286	$627,249

2011	Agriculture and Agricultural Real Estate	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Consumer and Other	Total
Not Rated	$158	$823	$139	$3,021	$181,853	$13,454	$199,448
1	—	1,188	—	—	—	—	1,188
2	145	341	3,735	95	770	—	5,086
3	3,547	7,049	14,331	322	1,853	26	27,128
4	10,337	32,726	163,586	3,261	29,984	31	239,925
5	274	14,556	65,611	6,124	10,969	—	97,534
6	1,470	7,079	59,673	10,600	30,126	218	109,166
7	—	—	—	—	—	—	—
8	—	—	—	—	—	—	—
9	—	—	—	—	—	—	—
Total	$15,931	$63,762	$307,075	$23,423	$255,555	$13,729	$679,475
Performing	$14,753	$61,054	$270,072	$13,657	$230,729	$13,350	$603,615
Nonperforming	1,178	2,708	37,003	9,766	24,826	379	75,860
Total	$15,931	$63,762	$307,075	$23,423	$255,555	$13,729	$679,475

Notes To Consolidated Financial Statements

(5) Allowance For Loan Losses and Credit Quality of Loans  – (continued)

Loans are considered past due when contractually required payment of interest or principal has not been received. The amount classified as past due is the entire principal balance outstanding of the loan, not just the amount of payments that are past due. The following is a summary of past due loans as of December 31, 2012 and 2011 (000s omitted):

2012	30 – 59 Days Past Due	60 – 89 Days Past Due	>90 Days Past Due	Total Past Due	Current	Total Loans	Recorded Investment >90 Days Past Due and Accruing
Agriculture and Agricultural Real Estate	$208	$—	$145	$353	$11,651	$12,004	$—
Commercial	927	19	1,100	2,046	56,148	58,194	1
Commercial Real Estate	1,789	930	11,350	14,069	268,945	283,014	—
Construction Real Estate	127	1,437	1,867	3,431	14,988	18,419	—
Residential Real Estate	5,738	978	3,121	9,837	230,495	240,332	—
Consumer and Other	222	61	164	447	14,839	15,286	—
Total	$9,011	$3,425	$17,747	$30,183	$597,066	$627,249	$1

2011	30 – 59 Days Past Due	60 – 89 Days Past Due	>90 Days Past Due	Total Past Due	Current	Total Loans	Recorded Investment >90 Days Past Due and Accruing
Agriculture and Agricultural Real Estate	$614	$—	$364	$978	$14,953	$15,931	$—
Commercial	1,530	50	1,240	2,820	60,942	63,762	11
Commercial Real Estate	3,340	286	11,988	15,614	291,461	307,075	—
Construction Real Estate	460	2,093	2,134	4,687	18,736	23,423	—
Residential Real Estate	5,604	1,337	5,344	12,285	243,270	255,555	—
Consumer and Other	188	58	130	376	13,353	13,729	9
Total	$11,736	$3,824	$21,200	$36,760	$642,715	$679,475	$20

Loans are placed on non-accrual status when, in the opinion of Management, the collection of additional interest is doubtful. Loans are automatically placed on non-accrual status upon becoming ninety days past due, however, loans may be placed on non-accrual status regardless of whether or not they are past due. All cash received on non-accrual loans is applied to the principal balance. Loans are considered for return to accrual status on an individual basis when all principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The following is a summary of non-accrual loans as of December 31, 2012 and 2011 (000s omitted):

	2012	2011
Agriculture and Agricultural Real Estate	$198	$867
Commercial	1,578	2,309
Commercial Real Estate	17,950	23,557
Construction Real Estate	3,438	6,653
Residential Real Estate	7,870	17,484
Consumer and Other	309	196
Total	$31,343	$51,066

Notes To Consolidated Financial Statements

(5) Allowance For Loan Losses and Credit Quality of Loans  – (continued)

For loans deemed to be impaired due to an expectation that all contractual payments will probably not be received, impairment is measured by comparing the Bank’s recorded investment in the loan to the present value of expected cash flows discounted at the loan’s effective interest rate, the fair value of the collateral, or the loan’s observable market price.

The following is a summary of impaired loans as of December 31, 2012, 2011, and 2010 (000s omitted):

2012	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Agriculture and Agricultural Real Estate	$409	$923	$—	$469	$54
Commercial	2,540	2,961	—	2,968	220
Commercial Real Estate	17,153	21,317	—	18,313	924
Construction Real Estate	1,007	1,375	—	1,284	201
Residential Real Estate	9,013	10,390	—	10,213	373
Consumer and Other	—	—	—	—	—
With an allowance recorded:
Agriculture and Agricultural Real Estate	—	—	—	—	—
Commercial	1,979	2,157	1,316	2,032	88
Commercial Real Estate	19,318	26,508	2,084	22,119	918
Construction Real Estate	6,403	9,060	1,820	6,946	211
Residential Real Estate	9,038	9,520	1,994	9,189	413
Consumer and Other	389	383	124	393	26
Total:
Agriculture and Agricultural Real Estate	$409	$923	$—	$469	$54
Commercial	4,519	5,118	1,316	5,000	308
Commercial Real Estate	36,471	47,825	2,084	40,432	1,842
Construction Real Estate	7,410	10,435	1,820	8,230	412
Residential Real Estate	18,051	19,910	1,994	19,402	786
Consumer and Other	389	383	124	393	26

Notes To Consolidated Financial Statements

(5) Allowance For Loan Losses and Credit Quality of Loans  – (continued)

2011	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Agriculture and Agricultural Real Estate	$425	$974	$—	$527	$43
Commercial	335	602	—	398	27
Commercial Real Estate	8,284	11,811	—	7,760	291
Construction Real Estate	330	569	—	350	18
Residential Real Estate	7,423	9,697	—	8,527	609
Consumer and Other	107	107	—	108	4
With an allowance recorded:
Agriculture and Agricultural Real Estate	653	654	64	655	8
Commercial	2,231	2,942	700	2,272	113
Commercial Real Estate	28,140	36,889	3,906	31,733	1,337
Construction Real Estate	8,259	11,930	1,394	9,046	220
Residential Real Estate	14,506	17,157	2,923	15,413	790
Consumer and Other	110	110	46	149	11
Total:
Agriculture and Agricultural Real Estate	$1,078	$1,628	$64	$1,182	$51
Commercial	2,566	3,544	700	2,670	140
Commercial Real Estate	36,424	48,700	3,906	39,493	1,628
Construction Real Estate	8,589	12,499	1,394	9,396	238
Residential Real Estate	21,929	26,854	2,923	23,940	1,399
Consumer and Other	217	217	46	257	15

2010	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Agriculture and Agricultural Real Estate	$—	$—	$—	$—	$—
Commercial	1,833	2,220	—	1,845	108
Commercial Real Estate	18,689	23,585	—	19,314	819
Construction Real Estate	1,571	2,457	—	1,603	97
Residential Real Estate	9,629	12,175	—	10,033	480
Consumer and Other	—	—	—	—	—
With an allowance recorded:
Agriculture and Agricultural Real Estate	656	656	74	656	7
Commercial	8,242	12,521	2,016	9,154	365
Commercial Real Estate	23,637	29,682	2,958	23,887	1,058
Construction Real Estate	6,827	11,171	876	7,280	190
Residential Real Estate	7,319	9,315	973	7,596	356
Consumer and Other	135	135	49	138	6

Notes To Consolidated Financial Statements

(5) Allowance For Loan Losses and Credit Quality of Loans  – (continued)

2010	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
Total:
Agriculture and Agricultural Real Estate	$656	$656	$74	$656	$7
Commercial	10,075	14,741	2,016	10,999	473
Commercial Real Estate	42,326	53,267	2,958	43,201	1,877
Construction Real Estate	8,398	13,628	876	8,883	287
Residential Real Estate	16,948	21,490	973	17,629	836
Consumer and Other	135	135	49	138	6

The Bank may agree to modify the terms of a loan in order to improve the Bank’s ability to collect amounts due. These modifications may include reduction of the interest rate, extension of the loan term, or in some cases, reduction of the principal balance. Modifications that are performed due to the debtor’s financial difficulties are considered Troubled Debt Restructurings (TDRs).

Loans that were classified as TDRs during the years ended December 31, 2012 and December 31, 2011 are as follows (000s omitted from dollar amounts):

	December 31, 2012			December 31, 2011
	Number of Contracts	Pre- Modification Recorded Principal Balance	Post- Modification Recorded Principal Balance	Number of Contracts	Pre- Modification Recorded Principal Balance	Post- Modification Recorded Principal Balance
Agriculture and Agricultural Real Estate	—	$—	$—	—	$—	$—
Commercial	9	1,000	595	11	1,000	796
Commercial Real Estate	19	8,334	7,352	38	22,938	18,592
Construction Real Estate	7	3,658	3,563	10	4,284	3,958
Residential Real Estate	47	9,524	9,124	40	9,554	7,686
Consumer and Other	6	210	198	6	137	80
Total	88	$22,726	$20,832	105	$37,913	$31,112

The Bank considers TDRs that become past due under the modified terms as defaulted. Loans that became TDRs during the years ended December 31, 2012 and December 31, 2011 that subsequently defaulted during the years ended December 31, 2012 and December 31, 2011, respectively, are as follows (000s omitted from dollar amounts):

	December 31, 2012		December 31, 2011
	Number of Contracts	Recorded Principal Balance	Number of Contracts	Recorded Principal Balance
Agriculture and Agricultural Real Estate	—	$—	—	$—
Commercial	—	—	—	—
Commercial Real Estate	—	—	1	211
Construction Real Estate	—	—	3	420
Residential Real Estate	—	—	1	533
Consumer and Other	—	—	—	—
Total	—	$—	5	$1,164

Notes To Consolidated Financial Statements

(6) Bank Premises and Equipment

Bank premises and equipment as of year-end are as follows (000s omitted):

	2012	2011
Land, buildings and improvements	$44,320	$44,335
Equipment, furniture and fixtures	22,396	22,123
Total Bank premises and equipment	$66,716	$66,458
Less accumulated depreciation	38,666	36,942
Bank premises and equipment, net	$28,050	$29,516

Bank Premises and Equipment includes Construction in Progress of $35,000 as of December 31, 2012 and $81,000 as of December 31, 2011.

The Company has entered into lease commitments for office locations. Rental expense charged to operations was $203,000, $193,000, and $195,000 for the years ended December 31, 2012, 2011, and 2010, respectively. The future minimum lease payments are as follows:

Year	Minimum Payment
2013	$138,000
2014	80,000
2015	7,000
2016	—
Thereafter	—

(7) Deposits

Interest expense on time certificates of deposit of $100,000 or more in the year 2012 amounted to $1,839,000, as compared with $3,009,000 in 2011, and $3,294,000 in 2010. At December 31, 2012, the balance of time certificates of deposit of $100,000 or more was $97,798,000, as compared with $112,343,000 at December 31, 2011. The amount of time deposits with a remaining term of more than 1 year was $136,749,000 at December 31, 2012 and $173,936,000 at December 31, 2011. The following table shows the scheduled maturities of Certificates of Deposit as of December 31, 2012 (000s omitted):

	Under $100,000	$100,000 and over
2013	$97,036	$52,670
2014	47,291	24,455
2015	19,921	7,478
2016	13,632	6,671
2017	10,777	6,524
Thereafter	0	—
Total	$188,657	$97,798

Time certificates of deposit under $100,000 include $16,182,000 of brokered certificates of deposit as of December 31, 2012, and $23,921,000 as of December 31, 2011. The Bank did not have any brokered certificates of deposit over $100,000 as of December 31, 2012 and December 31, 2011.

Notes To Consolidated Financial Statements

(8) Federal Home Loan Bank Advances and Repurchase Agreements

The following is a summary of the Bank’s borrowings from the Federal Home Loan Bank of Indianapolis as of December 31, 2012 and 2011 (000s omitted):

December 31, 2012

	Floating Rate		Fixed Rate
Maturing in	Amount	Rate	Amount	Rate
2013	95,000	2.59%	—	—
2014	12,000	0.47%	—	—
	$107,000	2.35%	$—	0.00%

December 31, 2011

	Floating Rate		Fixed Rate
Maturing in	Amount	Rate	Amount	Rate
2013	95,000	2.76%	—	—
2014	12,000	0.72%	—	—
	$107,000	2.53%	$—	0.00%

The weighted average maturity of the Federal Home Loan Bank advances was 0.5 years and 1.5 years as of December 31, 2012 and 2011, respectively. The interest rates on the floating rate advances reset quarterly based on the three month LIBOR rate plus a spread ranging from 16 to 260 basis points. The advances are subject to prepayment penalties and the provisions and conditions of the credit policy of the Federal Home Loan Bank of Indianapolis.

The following is a summary of the Bank’s borrowings under repurchase agreements as of December 31, 2012 and 2011 (000s omitted):

Securities Sold Under Agreements to Repurchase
December 31, 2012

	Floating Rate		Fixed Rate
Maturing in	Amount	Rate	Amount	Rate
2016	—	—	15,000	4.65%
	$—	—	$15,000	4.65%

Securities Sold Under Agreements to Repurchase
December 31, 2011

	Floating Rate		Fixed Rate
Maturing in	Amount	Rate	Amount	Rate
2012	—	—	5,000	4.12%
2016	—	—	15,000	4.65%
	$—	—	$20,000	4.52%

The average daily balance of Repurchase Agreements was $17,814,000 in 2012 and $23,918,000 in 2011. The weighted average interest rate on Repurchase Agreements was 4.57% in 2012 and 4.54% in 2011. The maximum month end balance of Repurchase Agreements was $20,000,000 in 2012 and $30,000,000 in 2011.

Investment securities issued by U.S. Government agencies with a carrying value of $22.8 million and $27.7 million were pledged to secure the repurchase agreement borrowings at December 31, 2012 and December 31, 2011, respectively.

Notes To Consolidated Financial Statements

(9) Retirement Plans and Postretirement Benefit Plans

In 2000, the Bank implemented a retirement plan that included both a money purchase pension plan, as well as a voluntary profit sharing 401(k) plan for all employees who meet certain age and length of service eligibility requirements. In 2002, the Bank amended its retirement plan to freeze the money purchase plan and retain the 401(k) plan. To ensure that the plan meets the Safe Harbor provisions of the applicable sections of the Internal Revenue Code, the Bank contributes an amount equal to four percent of the employee’s base salary to the 401(k) plan for all eligible employees who contribute at least 5% of their salary. In addition, an employee may contribute from 1 to 75 percent of his or her base salary, up to a maximum of $22,500 in 2012. In 2012 the Bank made a matching contribution of 100% on the first three percent of employee deferrals and 50% on the next two percent of deferrals. The Bank did not match employee’s elective contributions in 2011 or in the last three quarters of 2010. The Bank matched 25% of the first eight percent contributed by the employee in the first quarter of 2010. Depending on the Bank’s profitability, an additional profit sharing contribution may be made by the Bank to the 401(k) plan. There were no profit sharing contributions in 2012, 2011, and 2010. The total retirement plan expense was $474,000, for the year ended December 31, 2012, $582,000 for the year ended December 31, 2011, and $651,000 for the year ended December 31, 2010.

The Bank has a postretirement benefit plan that generally provides for the continuation of medical benefits for all employees hired before January 1, 2007 who retire from the Bank at age 55 or older, upon meeting certain length of service eligibility requirements. The Bank does not fund its postretirement benefit obligation. Rather, payments are made as costs are incurred by covered retirees. The amount of benefits paid under the postretirement benefit plan was $177,000 in 2012, $167,000 in 2011, and $232,000 in 2010. The amount of insurance premium paid by the Bank for retirees is capped at 200% of the cost of the premium as of December 31, 1992.

A reconciliation of the accumulated postretirement benefit obligation (“APBO”) to the amounts recorded in the consolidated balance sheets in Interest Payable and Other Liabilities at December 31 is as follows (000s omitted):

	2012	2011
APBO	$3,074	$2,479
Unrecognized net transition obligation	—	(54)
Unrecognized prior service costs	(6)	(9)
Unrecognized net gain (loss)	(285)	182
Accrued benefit cost at fiscal year end	$2,783	$2,598

The changes recorded in the accumulated postretirement benefit obligation were as follows (000s omitted):

	2012	2011
APBO at beginning of year	$2,479	$2,277
Service cost	109	102
Interest cost	109	111
Actuarial loss (gain)	467	80
Plan participants' contributions	87	76
Benefits paid during year	(177)	(167)
APBO at end of year	$3,074	$2,479

Notes To Consolidated Financial Statements

(9) Retirement Plans and Postretirement Benefit Plans  – (continued)

Components of the Bank’s postretirement benefit expense were as follows:

	2012	2011	2010
Service cost	$109	$102	$98
Interest cost	109	111	111
Amortization of transition obligation	54	54	53
Prior service costs	4	4	4
Amortization of gains	—	(2)	(10)
Net postretirement benefit expense	$276	$269	$256

The APBO as of December 31, 2012 and 2011 was calculated using assumed discount rates of 3.50% and 4.50%, respectively. Based on the provisions of the plan, the Bank’s expense is capped at 200% of the 1992 expense, with all expenses above the cap incurred by the retiree. The expense reached the cap in 2004, and accordingly the impact of an increase in health care costs on the APBO was not calculated.

The Bank Owned Life Insurance policies fund a Death Benefit Only (DBO) obligation that the Bank has with 7 of its active directors, 5 retired directors, 14 active executives, and 8 retired executives. The DBO plan, which replaced previous split dollar agreements, provides a taxable death benefit. The benefit for directors is grossed up to provide a net benefit to each director’s beneficiaries based on that director’s length of service on the board of directors. The directors’ net death benefits are $500,000 for director service of less than 3 years, $600,000 for service up to 5 years, $750,000 for service up to 10 years, and $1,000,000 for director service of 10 years or more. The active directors who participate in the plan have all waived the postretirement benefit. The executives’ beneficiaries will receive a grossed up benefit that will provide a net benefit equal to two times the executive’s base salary if death occurs during employment and a postretirement benefit equal to the executive’s final annual salary rate at the time of retirement if death occurs after retirement.

Information for the postretirement death benefits and health care benefits is as follows as of the December 31 measurement date (000s):

	Postretirement Death Benefit Obligations		Postretirement Health Care Benefits
	2012	2011	2012	2011
Change in benefit obligation
Benefit obligation at beginning of year	$5,372	4,892	$2,479	$2,277
Service cost	18	26	109	102
Interest cost	237	240	109	111
Plan participants' contributions	—	—	87	76
Actuarial loss (gain)	460	214	467	80
Benefits paid	—	—	(177)	(167)
Benefit obligation at end of year	$6,087	$5,372	$3,074	$2,479
Change in accrued benefit cost
Accrued benefit cost at beginning of year	$2,976	$2,395	$2,598	$2,421
Service cost	18	26	109	102
Interest cost	237	240	109	111
Amortization	314	315	57	55
Employer contributions	—	—	(90)	(91)
Net gain	—	—	—	—
Accrued benefit cost at end of year	$3,545	$2,976	$2,783	$2,598

Notes To Consolidated Financial Statements

(9) Retirement Plans and Postretirement Benefit Plans  – (continued)

	Postretirement Death Benefit Obligations		Postretirement Health Care Benefits
	2012	2011	2012	2011
Change in plan assets
Fair value of plan assets at beginning of year	$—	$—	$—	$—
Employer contributions	—	—	90	91
Plan participants' contributions	—	—	87	76
Benefits paid during year	—	—	(177)	(167)
Fair value of plan assets at end of year	$—	$—	$—	$—
Funded status at end of year	$(2,542)	$(2,396)	$(291)	$119

Amounts recognized in other liabilities as of December 31 consist of (000s):

	Postretirement Death Benefit Obligations		Postretirement Health Care Benefits
	2012	2011	2012	2011
Assets	$—	—	$—	$—
Liabilities	6,087	5,372	3,074	2,479
Total	$6,087	$5,372	$3,074	$2,479

Amounts recognized in accumulated other comprehensive income as of December 31 consist of (000s):

	Postretirement Death Benefit Obligations		Postretirement Health Care Benefits
	2012	2011	2012	2011
Net loss (gain)	$558	97	$285	$(182)
Transition obligation (asset)	—	—	—	54
Prior service cost (credit)	1,984	2,299	6	9
Total included in AOCI	$2,542	$2,396	$291	$(119)

(10) Stockholders’ Equity

On September 8, 2010, the Corporation commenced a private placement offering (the “Private Placement”) of up to 2,500,000 shares of the Corporation’s common stock, without par value. The shares of common stock being offered were not registered under the Securities Act of 1933 (the “Act”) in reliance of the exemption from registration provided by Section 4(2) of the Act and Rule 506 of SEC Regulation D. As of December 31, 2010, the Corporation had sold 887,638 shares of common stock pursuant to the Private Placement for the aggregate cash consideration of $1,242,000. The Private Placement terminated on March 31, 2011. No additional shares were issued under the Private Placement in 2011 or 2012.

(11) Disclosures about Fair Value of Financial Instruments

Certain of the Bank’s assets and liabilities are financial instruments that have fair values that differ from their carrying values in the accompanying consolidated balance sheets. These fair values, along with the methods and assumptions used to estimate such fair values, are discussed below. The fair values of all financial instruments not discussed below are estimated to be equal to their carrying amounts as of December 31, 2012 and 2011.

CASH AND CASH EQUIVALENTS

The carrying amounts of cash and cash equivalents approximate fair values.

INVESTMENT SECURITIES

Fair value for the Bank’s investment securities was determined using the market value in active markets, where available. When not available, fair values are estimated using the fair value hierarchy. In the fair value

Notes To Consolidated Financial Statements

(11) Disclosures about Fair Value of Financial Instruments  – (continued)

hierarchy, Level 2 fair values are determined using observable inputs other than Level 1 market prices, such as quoted prices for similar assets. Level 3 values are determined using unobservable inputs, such as discounted cash flow projections. These estimated market values are disclosed in Note 3 and the required fair value disclosures are in Note 19.

LOANS AND LOANS HELD FOR SALE

Loans Held for Sale consists of fixed rate mortgage loans originated by the Bank. The fair value of Loans Held for Sale is the estimated value the Bank will receive upon sale of the loan. The fair value of all other loans is estimated by discounting the future cash flows associated with the loans, using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

OTHER TIME DEPOSITS

The fair value of other time deposits, consisting of fixed maturity certificates of deposit, is estimated by discounting the related cash flows using the rates currently offered for deposits of similar remaining maturities.

FHLB ADVANCES AND SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

The estimated fair value of the Federal Home Loan Bank advances and Securities Sold under Repurchase Agreements is estimated by discounting the related cash flows using the rates currently available for similarly structured borrowings with similar maturities.

ACCRUED INTEREST

The carrying amounts of accrued interest approximate fair value.

OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

The fair values of commitments to extend credit and standby letters of credit and financial guarantees written are estimated using the fees currently charged to engage into similar agreements. The fair values of these instruments are not significant.

FAIR VALUES

The carrying amounts and approximate fair values as of December 31, 2012 and December 31, 2011 are as follows (000s omitted):

December 31, 2012	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
Financial Assets:
Cash and due from banks	$112,507	$112,507	$—	$—	$112,507
Securities – Held to Maturity
Obligations of States and Political Subdivisions	38,286	—	40,130	—	40,130
Corporate Debt Securities	500	—	500	—	500
Securities – Available for Sale
Obligations of U.S. Government Agencies	225,451	—	225,451	—	225,451
MBS issued by U.S. Government Agencies	129,818	—	129,818	—	129,818
Obligations of States and Political Subdivisions	18,370	—	18,370	—	18,370
Trust Preferred CDO Securities	5,406	—	—	5,406	5,406
Corporate Debt Securities	12,077	—	12,077	—	12,077

Notes To Consolidated Financial Statements

(11) Disclosures about Fair Value of Financial Instruments  – (continued)

December 31, 2012	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
Other Securities	2,645	2,213	432	—	2,645
Federal Home Loan Bank Stock	10,605	—	10,605	—	10,605
Loans Held for Sale	1,520	—	—	1,520	1,520
Loans, net	609,950	—	—	627,171	627,171
Accrued Interest Receivable	3,457	—	3,457	—	3,457
Financial Liabilities:
Noninterest Bearing Deposits	183,016	183,016	—	—	183,016
Interest Bearings Deposits	865,814	—	872,070	—	872,070
Borrowed funds
FHLB Advances	107,000	—	107,785	—	107,785
Repurchase Agreements	15,000	—	17,141	—	17,141
Accrued Interest Payable	353	—	353	—	353

December 31, 2011	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
Financial Assets:
Cash and due from banks	$75,995	$75,995			$75,995
Securities – Held to Maturity
Obligations of States and Political Subdivisions	35,364	—	35,812		35,812
Securities – Available for Sale
Obligations of U.S. Government Agencies	165,532	—	165,532	—	165,532
MBS issued by U.S. Government Agencies	160,168	—	160,168	—	160,168
Obligations of States and Political Subdivisions	15,178	—	15,178	—	15,178
Trust Preferred CDO Securities	5,467	—	—	5,467	5,467
Corporate Debt Securities	5,979	—	5,979	—	5,979
Other Securities	2,575	2,183	392	—	2,575
Federal Home Loan Bank Stock	10,605	—	10,605	—	10,605
Loans Held for Sale	1,035	—	—	1,035	1,035
Loans, net	658,610	—	—	684,007	684,007
Accrued Interest Receivable	3,582	—	3,582	—	3,582
Financial Liabilities:
Noninterest Bearing Deposits	164,852	164,852	—	—	164,852
Interest Bearings Deposits	857,458	—	864,496	—	864,496
Borrowed funds
FHLB Advances	107,000	—	109,664	—	109,664
Repurchase Agreements	20,000	—	22,773	—	22,773
Accrued Interest Payable	477	—	477	—	477

Notes To Consolidated Financial Statements

(12) Federal Income Taxes

Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be reversed. The Corporation and the Bank file a consolidated Federal income tax return.

The provision for Federal income taxes consists of the following (000s omitted):

	2012	2011	2010
Federal income taxes currently payable	$1,497	$500	$—
Provision (credit) for deferred taxes on:
Book (over) under tax loan loss provision	1,386	390	670
Accretion of bond discount	(5)	(1)	(74)
Net deferred loan origination fees	(56)	9	40
Accrued postretirement benefits	(296)	(254)	(150)
Tax over (under) book depreciation	180	(83)	(16)
Alternative minimum tax	—	—	(67)
Non-accrual loan interest	(770)	(953)	(243)
Other real estate owned	(253)	(103)	(380)
Other than temporary impairment AFS securities	—	—	3,550
Net operating loss carry forward	(697)	(2,039)	(6,950)
Other, net	(173)	(236)	(274)
Total deferred benefit	(684)	(3,270)	(3,894)
Valuation allowance deferred tax assets	(4,316)	3,270	7,077
Net deferred provision (benefit)	(5,000)	—	3,183
Tax expense (benefit)	$(3,503)	$500	$3,183

The effective tax rate differs from the statutory rate applicable to corporations as a result of permanent differences between accounting and taxable income as follows:

	2012	2011	2010
Statutory rate	34.0%	(34.0)%	(34.0)%
Municipal interest income	(7.9)	(13.4)	(6.9)
Other, net	(10.0)	(37.6)	(3.8)
Valuation allowance	(85.6)	100.3	81.2
Effective tax rate	(69.5)%	15.3%	36.5%

In accordance with ASC 740, the Company is required to establish a valuation allowance for deferred tax assets when it is “more likely than not” that a portion or the entire deferred tax asset will not be realized. The evaluation requires significant judgment and extensive analysis of all available positive and negative evidence, the forecast of future income, applicable tax planning strategies, and assessments of current and future economic and business conditions.

During 2009, the Company established a deferred tax valuation allowance of $13.9 million after evaluating all positive and negative evidence. The Company determined that it was more likely than not that it would be able to utilize its entire deferred tax asset of $17.0 million. The expense for recording the valuation allowance was a non cash item, and the recording of the expense does not imply that the Company owes additional taxes. As business and economic conditions changed, the Company reevaluated the criteria related to the recognition of deferred tax assets, and during 2010, The Company increased its valuation allowance to

Notes To Consolidated Financial Statements

(12) Federal Income Taxes  – (continued)

$20.9 million, which equaled 100% of the deferred tax asset. After its review of the relevant data in 2011, the Company decided to continue to maintain its valuation allowance at 100% of the deferred tax asset of $24.2 million.

In December 2012, the Company again evaluated the positive and negative evidence regarding its expected utilization of its deferred tax asset. Positive evidence includes improving local and regional economic conditions, six consecutive quarterly profits, consistent improvement in asset quality, reduction in credit related expenses, and projections for continued improvements in earnings for the foreseeable future. Negative evidence includes the large amount of net operating loss carry forwards that the Company has accumulated, persistent concern about the strength of the economic recovery, and still elevated problem asset levels at the Company. The Company has determined that, as of December 31, 2012, it is more likely than not that the Company will be able to utilize a portion of its deferred tax asset, but it is not more likely than not that all of the deferred tax asset will be utilized. Based on its projection of the amount of deferred tax asset that it expects to utilize in the future, the Company concluded to reduce the valuation allowance by $5.0 million. The reduction in the valuation allowance was recorded by recognizing a benefit to federal income tax expense.

In the ordinary course of business, the Company enters into certain transactions that have tax consequences. From time to time, the Internal Revenue Service (IRS) questions and/or challenges the tax positions taken by the Company with respect to those transactions. The Company believes that its tax returns were filed based upon applicable statutes, regulations, and case law in effect at the time of the transactions. The IRS, an administrative authority of a court, if presented with the transactions could disagree with the Company’s interpretation of the tax law.

The Company is currently under an audit of its tax returns filed for the 2004, 2005, 2007, 2008, 2009 and 2010 tax years. The Company recorded a tax liability in the second quarter of 2012 to reflect the amount of a settlement offer that the Company proposed to the IRS in an attempt to resolve the audit. Based on current knowledge, the Company believes that the accrued tax liability is adequate to absorb the effect relating to the ultimate resolution of the uncertain tax positions challenged by the IRS.

The components of the net deferred Federal income tax asset (included in Interest Receivable and Other Assets on the accompanying consolidated balance sheets) at December 31 are as follows (000s omitted):

	2012	2011
Deferred Federal income tax assets:
Allowance for loan losses	$6,081	$7,467
Net deferred loan origination fees	253	197
Tax versus book depreciation differences	—	178
Net unrealized losses on securities available for sale	—	—
Accrued postretirement benefits	3,396	2,911
Alternative minimum tax	771	771
Non-accrual loan interest	2,088	1,318
Other real estate owned	2,207	1,954
Other than temporary impairment AFS securities	566	566
Net operating loss	9,686	8,989
Other, net	1,277	977
Gross deferred tax asset	26,325	25,328
Valuation allowance	(19,881)	(24,197)
Total deferred federal tax asset	$6,444	$1,131
Deferred Federal income tax liabilities:
Accretion of bond discount	$(18)	$(23)

Notes To Consolidated Financial Statements

(12) Federal Income Taxes  – (continued)

	2012	2011
Net unrealized gains on securities available for sale	(924)	(1,271)
Tax versus book depreciation differences	(2)	—
Other	(461)	(334)
Total deferred federal tax liabilities	$(1,405)	$(1,628)
Net deferred Federal income tax asset (liability)	$5,039	$(497)

The Corporation has net operating loss carry forwards of approximately $28.5 million that are available to reduce future taxable income through the year ending December 31, 2032.

(13) Regulatory Capital Requirements

The Corporation and the Bank are subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Corporation’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios (set forth in the accompanying tables) of Total and Tier 1 capital to risk weighted assets and of Tier 1 capital to average assets.

As of December 31, 2012 and 2011, the Bank’s capital ratios exceeded the required minimums to be considered well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the tables, as well as meeting other requirements specified by the federal banking regulators, including not being subject to any written agreement or order issued by the FDIC pursuant to section 8 of the Federal Deposit Insurance Act.

Since July 22, 2010, the Bank has been under a Consent Order (the “Consent Order”) with the FDIC and the Michigan OFIR. The Consent Order requires the Bank to, among other things, increase its Tier 1 leverage ratio to 9.0% and its total risk based capital ratio to 12.0%. The Bank is in compliance with all of the other provisions of the Consent Order, which include a requirement to charge off all loans classified as “Loss” in the Report of Examination; a prohibition against extending additional credit to borrowers whose debt has been charged off; a prohibition against extending additional credit to borrowers whose debt is classified as “Substandard” or “Doubtful” without board of directors approval; a requirement to develop a written plan to reduce the Bank’s risk position in each asset in excess of $1,000,000 which is more than 90 days delinquent or classified as “Substandard” or “Doubtful”; a prohibition against declaring or paying dividends without written permission from the FDIC and the Michigan OFIR; a requirement for board approval of the allowance for loan and lease losses prior to filing the Bank’s quarterly Reports of Condition and Income required by the FDIC; adoption of a two year written profit plan; implementation of a plan to monitor compliance with the Consent Order; and a requirement to furnish quarterly progress reports to the FDIC and Michigan OFIR detailing action taken to secure compliance with the Consent Order. If the Bank is unable to timely comply with the Consent Order, there could be material adverse effects on the Bank and the Corporation.

Due to the existence of the Consent Order, the Bank is considered to be “Adequately Capitalized” as of December 31, 2012 and 2011. There are no conditions or events since December 31, 2012 that Management believes have changed the Bank’s category.

Notes To Consolidated Financial Statements

(13) Regulatory Capital Requirements  – (continued)

The Corporation’s and Bank’s actual capital amounts and ratios are also presented in the table (000s omitted in dollar amounts).

	Actual		Minimum to Qualify as Well Capitalized*
	Amount	Ratio	Amount	Ratio
As of December 31, 2012:
Total Capital to Risk-Weighted Assets
Consolidated	$89,615	11.53%	$77,691	10%
Monroe Bank & Trust	88,992	11.46%	77,623	10%
Tier 1 Capital to Risk-Weighted Assets
Consolidated	79,776	10.27%	46,615	6%
Monroe Bank & Trust	79,113	10.19%	46,574	6%
Tier 1 Capital to Average Assets
Consolidated	79,776	6.43%	62,041	5%
Monroe Bank & Trust	79,113	6.38%	62,008	5%

	Actual		Minimum to Qualify as Well Capitalized*
	Amount	Ratio	Amount	Ratio
As of December 31, 2011:
Total Capital to Risk-Weighted Assets
Consolidated	$84,970	10.48%	$81,084	10%
Monroe Bank & Trust	84,441	10.42%	81,033	10%
Tier 1 Capital to Risk-Weighted Assets
Consolidated	74,695	9.21%	48,650	6%
Monroe Bank & Trust	74,106	9.15%	48,620	6%
Tier 1 Capital to Average Assets
Consolidated	74,695	6.07%	61,505	5%
Monroe Bank & Trust	74,106	6.03%	61,481	5%

*	Although the Bank’s capital ratios exceed the “Well Capitalized” minimums, the Bank is categorized as “Adequately Capitalized” as of December 31, 2012 and 2011 due to its Consent Order with the FDIC.

(14) Earnings (Loss) Per Share

The calculation of earnings (loss) per common share for the years ended December 31 is as follows:

	2012	2011	2010
Basic
Net income (loss)	$8,545,000	$(3,762,000)	$(11,899,000)
Less preferred dividends	—	—	—
Net income (loss) applicable to common stock	$8,545,000	$(3,762,000)	$(11,899,000)
Average common shares outstanding	17,332,012	17,270,528	16,498,734
Income (loss) per common share – basic	$0.49	$(0.22)	$(0.72)

Notes To Consolidated Financial Statements

(14) Earnings (Loss) Per Share  – (continued)

	2012	2011	2010
Diluted
Net income (loss)	$8,545,000	$(3,762,000)	$(11,899,000)
Less preferred dividends	—	—	—
Net income (loss) applicable to common stock	$8,545,000	$(3,762,000)	$(11,899,000)
Average common shares outstanding	17,332,012	17,270,528	16,498,734
Stock option adjustment	101,801	—	—
Average common shares outstanding – diluted	17,433,813	17,270,528	16,498,734
Income (loss) per common share – diluted	$0.49	$(0.22)	$(0.72)

(15) Stock-Based Compensation Plan

The Long-Term Incentive Compensation Plan approved by shareholders at the April 6, 2000 Annual Meeting of Shareholders of Monroe Bank & Trust authorized the board of directors to grant nonqualified stock options to key employees and non-employee directors. Such grants could be made until January 2, 2010 for up to 1,000,000 shares of the Corporation’s common stock. The amount that could be awarded to any one individual was limited to 100,000 shares in any one calendar year. The MBT Financial Corp. 2008 Stock Incentive Plan was approved by shareholders at the May 1, 2008 Annual meeting of shareholders of MBT Financial Corp. This plan replaced the Long-Term Incentive Compensation Plan and authorized the board of directors to grant equity incentive awards to key employees and non-employee directors. Such grants may be made until May 1, 2018 for up to 1,000,000 shares of the Corporation’s common stock. The amount that may be awarded to any one individual is limited to 100,000 shares in any one calendar year. As of December 31, 2012, the number of shares available under the plan is 337,131. This includes 110,509 shares that were previously awarded that have been forfeited.

Stock Option Awards — Stock options granted under the plans have exercise prices equal to the fair market value at the date of grant. Options granted under the plan may be exercised for a period of no more than ten years from the date of grant. All options granted are fully vested at December 31, 2012.

Stock Only Stock Appreciation Rights (SOSARs) — On February 23, 2012, Stock Only Stock Appreciation Rights (SOSARs) were awarded to certain executives in accordance with the MBT Financial Corp. 2008 Stock Incentive Plan. The SOSARs have a term of 10 years and vest in three equal annual installments beginning on December 31, 2012. SOSARs granted under the plan are structured as fixed grants with the exercise price equal to the market value of the underlying stock on the date of the grant. Upon exercise, the executive will generally receive common shares equal in value to the excess of the market value of the shares over the exercise price on the exercise date.

The fair value of each option and SOSAR grant is estimated on the date of grant using the Black-Scholes option pricing model with the assumptions disclosed in Note 1 to the consolidated financial statements.

A summary of the status of stock options and SOSARs under the plans is presented in the table below.

	2012		2011		2010
Stock Options	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Options Outstanding, January 1	436,503	$17.34	444,575	$17.28	489,075	$17.35
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Forfeited/Expired	39,668	15.05	8,072	13.90	44,500	18.03
Options Outstanding, December 31	396,835	$17.57	436,503	$17.34	444,575	$17.28
Options Exercisable, December 31	396,835	$17.57	436,503	$17.34	444,575	$17.28

Notes To Consolidated Financial Statements

(15) Stock-Based Compensation Plan  – (continued)

	2012		2011		2010
Stock Only Stock Appreciation Rights (SOSARs)	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
SOSARs Outstanding, January 1	320,000	$4.08	224,000	$5.12	221,500	$5.23
Granted	104,000	1.85	107,000	1.85	16,000	1.52
Exercised	—	—	—	—	—	—
Forfeited/Expired	13,334	3.53	11,000	3.64	13,500	2.58
SOSARs Outstanding, December 31	410,666	$3.53	320,000	$4.08	224,000	$5.12
SOSARs Exercisable, December 31	319,630	$4.01	253,321	$4.67	190,820	$5.49
Weighted Average Fair Value of Options or SOSARs Granted During Year		$1.11		$0.80		$0.45

The options and SOSARs exercisable as of December 31, 2012 are exercisable at prices ranging from $1.52 to $23.40. The number of options and SOSARs and remaining life at each exercise price are as follows:

Outstanding and Exercisable Options
Exercise Price	Shares	Remaining Life (in years)
$13.20	63,335	0.01
$15.33	75,500	4.01
$16.24	64,000	3.01
$16.69	89,500	1.01
$23.40	104,500	2.01
	396,835	2.01

Outstanding SOSARs			Exercisable SOSARs
Exercise Price	Shares	Remaining Life (in years)	Shares	Remaining Life (in years)
$1.52	12,000	7.01	12,000	7.01
$1.85	200,666	8.62	109,630	8.46
$3.03	114,500	6.01	114,500	6.01
$8.53	83,500	5.60	83,500	5.60
	410,666	7.23	319,630	6.78

A summary of the status of the Corporation’s nonvested SOSARs as of December 31, 2012 and changes during the year ended December 31, 2012 is as follows:

Nonvested SOSAR Shares	Shares	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2012	66,679	$0.72
Granted	104,000	1.11
Vested	(76,309)	0.89
Forfeited	(3,334)	0.99
Nonvested at December 31, 2012	91,036	$1.01

As of December 31, 2012, there was $92,000 of total unrecognized compensation cost related to nonvested share based compensation arrangements granted under the Plan. The cost is expected to be recognized over a weighted average period of 1.68 years.

Notes To Consolidated Financial Statements

(15) Stock-Based Compensation Plan  – (continued)

Restricted Stock Awards — On September 23, 2010, 120,000 restricted shares were awarded to certain key executives in accordance with the MBT Financial Corp. 2008 Stock Incentive Plan. As of December 31, 2012, 70,000 of those shares were vested. The remaining restricted shares will vest as follows:

Date	Shares Vesting
September 23, 2013	25,000
September 23, 2014	25,000

A summary of the status of the Corporation’s nonvested restricted stock awards as of December 31, 2010, 2011, and 2012, and changes during the years then ended is as follows:

Restricted Stock Awards	2012	2011	2010
Nonvested at January 1	120,000	135,000	15,000
Granted	10,000	—	120,000
Vested	80,000	15,000	—
Forfeited	—	—	—
Nonvested at December 31	50,000	120,000	135,000

The total expense recorded for the restricted stock awards was $70,000 in 2012, $100,000 in 2011, and $29,000 in 2010. The amount of unrecognized compensation cost related to the nonvested portion of restricted stock awards under the plan was $27,000 as of December 31, 2012, $87,000 as of December 31, 2011, and $187,000 as of December 31, 2010.

Restricted Stock Unit Awards — Restricted stock units granted under the plan result in an award of common shares to key employees based on selected performance metrics during the performance period. Key executives were granted 30,000 Restricted Stock Units (RSUs) on February 23, 2012. The RSUs will vest on December 31, 2014 based on the Bank achieving the performance targets in the following schedule, with up to 50% of the RSUs earned in 2012 and up to 50% of the RSUs earned in 2013.

Performance Metric	Weighting Percentage	Performance Requirement	2012 Performance Threshold	2013 Performance Threshold
Net Income (Loss) before tax	50%	At or greater than	$1,295,000	$6,370,000
Tier 1 leverage ratio	25%	At or greater than	6.42%	7.76%
Texas Ratio	25%	At or less than	75%	50%

The Tier 1 leverage ratio and Texas ratio goals were not achieved in 2012. As a result, 50% of the 15,000 RSUs (7,500) that could be earned in 2012 will be awarded upon completion of the vesting period. The current expectation is that the 15,000 RSUs that may be earned in 2013 will be awarded.

Key executives were granted 35,000 Restricted Stock Units (RSUs) on January 27, 2011. The RSUs will vest on December 31, 2013 based on the Bank achieving the performance targets in the following schedule, with up to 50% of the RSUs earned in 2011 and up to 50% of the RSUs earned in 2012.

Performance Metric	Weighting Percentage	Performance Requirement	2011 Performance Threshold	2012 Performance Threshold
Net Income (Loss) before tax	50%	At or better than	$(4,319,000)	$3,503,000
Tier 1 leverage ratio	25%	At or greater than	6.22%	6.30%
Non accrual loans	25%	At or less than	$55,000,000	$40,000,000

The Tier 1 leverage ratio was not achieved in 2011. As a result, 75% of the 17,500 RSUs (13,125) that could have been earned in 2011 will be awarded upon completion of the vesting period. All three performance goals were achieved in 2012, and as a results, the 17,500 RSUs that could have been earned in 2012 will be awarded upon completion of the vesting period.

Accordingly, the Company recorded expenses of $54,000 in 2012 and $15,000 in 2011 for the RSUs.

Notes To Consolidated Financial Statements

(16) Parent Company

Condensed parent company financial statements, which include transactions with the subsidiary, are as follows (000s omitted):

Balance Sheets

	December 31,
	2012	2011
Assets
Cash and due from banks	$212	$116
Securities	432	392
Investment in subsidiary bank	82,983	75,220
Other assets	220	118
Total assets	$83,847	$75,846
Liabilities
Dividends payable and other liabilities	$273	$135
Total liabilities	273	135
Stockholders' Equity
Total stockholders' equity	83,574	75,711
Total liabilities and stockholders' equity	$83,847	$75,846

Statements of Operations

	Years Ended December 31,
	2012	2011	2010
Income
Dividends from subsidiary bank	$—	$—	$—
Other operating income	—	—	—
Total income	—	—	—
Expense
Interest on borrowed funds	12	11	2
Other expense	272	399	298
Total expense	284	410	300
Loss before tax and equity in undistributed net loss of subsidiary bank	(284)	(410)	(300)
Income tax benefit	—	—	—
Loss before equity in undistributed net loss of subsidiary bank	(284)	(410)	(300)
Equity in undistributed net income (loss) of subsidiary bank	8,829	(3,352)	(11,599)
Net Income (Loss)	$8,545	$(3,762)	$(11,899)

Notes To Consolidated Financial Statements

(16) Parent Company  – (continued)

Statements of Cash Flows

	Years Ended December 31,
	2012	2011	2010
Cash Flows Provided By Operating Activities:
Net income (loss)	$8,545	$(3,762)	$(11,899)
Equity in undistributed net income of subsidiary bank	(8,829)	3,352	11,599
Net decrease in other liabilities	138	—	—
Net (increase) decrease in other assets	(1)	133	92
Net cash used for operating activities	$(147)	$(277)	$(208)
Cash Flows Used For Investing Activities:
Investment in subsidiary	$—	$—	$(1,100)
Net cash used for investing activities	$—	$—	$(1,100)
Cash Flows Used For Financing Activities:
Issuance of common stock	$243	$54	$1,273
Dividends paid	—	—	—
Issuance of long term debt	—	—	135
Net cash provided by financing activities	$243	$54	$1,408
Net Increase (Decrease) In Cash And Cash Equivalents	$96	$(223)	$100
Cash And Cash Equivalents At Beginning Of Year	116	339	239
Cash And Cash Equivalents At End Of Year	$212	$116	$339

Under current regulations, the Bank is limited in the amount it may loan to the Corporation. Loans to the Corporation may not exceed ten percent of the Bank’s capital stock, surplus, and undivided profits plus the allowance for loan losses. Loans from the Bank to the Corporation are required to be collateralized. Accordingly, at December 31, 2012, Bank funds available for loans to the Corporation amounted to $10,029,000. The Bank has not made any loans to the Corporation.

Federal and state banking laws place certain restrictions on the amount of dividends a bank may make to its parent company. Michigan law limits the amount of dividends that the Bank can pay to the Corporation without regulatory approval to the amount of net income then on hand. The Bank entered in to a Consent Order with the FDIC effective July 22, 2010 that prohibits the Bank from declaring dividends payable to the Company without regulatory approval.

(17) Financial Instruments with Off-Balance Sheet Risk

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for its other lending activities.

Notes To Consolidated Financial Statements

(17) Financial Instruments with Off-Balance Sheet Risk  – (continued)

Financial instruments whose contractual amounts represent off-balance sheet credit risk at December 31 were as follows (000s omitted):

	Contractual Amount
	2012	2011
Commitments to extend credit:
Unused portion of commercial lines of credit	$59,826	$65,460
Unused portion of credit card lines of credit	3,048	2,756
Unused portion of home equity lines of credit	16,356	15,026
Standby letters of credit and financial guarantees written	3,730	4,461
All other off-balance sheet assets	—	—

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Most commercial lines of credit are secured by real estate mortgages or other collateral, generally have fixed expiration dates or other termination clauses, and require payment of a fee. Since the lines of credit may expire without being drawn upon, the total committed amounts do not necessarily represent future cash requirements. Credit card lines of credit have various established expiration dates, but are fundable on demand. Home equity lines of credit are secured by real estate mortgages, a majority of which have ten year expiration dates, but are fundable on demand. The Bank evaluates each customer’s creditworthiness on a case by case basis. The amount of the collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on Management’s credit evaluation of the counter party.

Standby letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements and other business transactions. For the letters of credit, $3,655,000 expires in 2013 and $75,000 expires in 2014. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

Various legal claims also arise from time to time in the normal course of business, which, in the opinion of management, will have no material effect on the Company’s consolidated financial statements.

(18) Quarterly Financial Information (Unaudited) (000s omitted):

2012	First	Second	Third	Fourth
Total Interest Income	$11,696	$11,334	$10,987	$10,518
Total Interest Expense	2,768	2,550	2,366	2,202
Net Interest Income	8,928	8,784	8,621	8,316
Provision for Loan Losses	2,250	1,050	1,550	2,500
Other Income	4,677	3,564	4,023	4,173
Other Expenses	10,012	9,622	9,689	9,371
Income (Loss) Before Provision For Income Taxes	1,343	1,676	1,405	618
Provision For (Benefit From) Income Taxes	126	1,423	17	(5,069)
Net Income (Loss)	$1,217	$253	$1,388	$5,687
Basic Earnings (Loss) Per Common Share	$0.07	$0.01	$0.08	$0.33
Diluted Earnings (Loss) Per Common Share	$0.07	$0.01	$0.08	$0.33
Dividends Declared Per Share	$—	$—	$—	$—

Notes To Consolidated Financial Statements

(18) Quarterly Financial Information (Unaudited) (000s omitted):  – (continued)

2011	First	Second	Third	Fourth
Total Interest Income	$12,802	$12,494	$12,466	$11,798
Total Interest Expense	4,033	3,916	3,510	2,974
Net Interest Income	8,769	8,578	8,956	8,824
Provision for Loan Losses	5,750	2,850	2,700	2,500
Other Income	3,663	3,858	4,319	6,390
Other Expenses	10,724	10,369	9,943	11,783
Income (Loss) Before Provision For Income Taxes	(4,042)	(783)	632	931
Provision For Income Taxes	—	—	—	500
Net Income (Loss)	$(4,042)	$(783)	$632	$431
Basic Earnings (Loss) Per Common Share	$(0.23)	$(0.05)	$0.04	$0.02
Diluted Earnings (Loss) Per Common Share	$(0.23)	$(0.05)	$0.04	$0.02
Dividends Declared Per Share	$—	$—	$—	$—

(19) Fair Value Disclosures

The following tables present information about the Corporation’s assets measured at fair value on a recurring basis at December 31, 2012 and 2011, and the valuation techniques used by the Corporation to determine those fair values.

In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets that the Company has the ability to access.

Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset.

In instances where inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset.

Assets measured at fair value on a recurring basis are as follows (000’s omitted):

Investment Securities Available for Sale at December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Obligations of U.S. Government Agencies	$—	$225,451	$—
MBS issued by U.S. Government Agencies		129,818
Obligations of States and Political Subdivisions	—	18,370	—
Trust Preferred CDO Securities	—	—	5,406
Corporate Debt Securities	—	12,077	—
Other Securities	2,213	432	—
Total Securities Available for Sale	$2,213	$386,148	$5,406

Notes To Consolidated Financial Statements

(19) Fair Value Disclosures  – (continued)

Investment Securities Available for Sale at December 31, 2011	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Obligations of U.S. Government Agencies	$—	$165,532	$—
MBS issued by U.S. Government Agencies		160,168
Obligations of States and Political Subdivisions	—	15,178	—
Trust Preferred CDO Securities	—	—	5,467
Corporate Debt Securities	—	5,979	—
Other Securities	2,183	392	—
Total Securities Available for Sale	$2,183	$347,249	$5,467

The changes in Level 3 assets measured at fair value on a recurring basis were (000’s omitted):

Investment Securities – Available for Sale	2012	2011
Balance at January 1	$5,467	$5,188
Total realized and unrealized gains (losses) included in income	—	—
Total unrealized gains (losses) included in other comprehensive income	(44)	300
Net purchases, sales, calls and maturities	(17)	(21)
Net transfers in/out of Level 3	—	—
Balance at December 31	$5,406	$5,467

Of the Level 3 assets that were held by the Corporation at December 31, 2012, the unrealized loss for the year was $44,000. That loss is recognized in other comprehensive income in the consolidated statements of financial condition. The Company did not purchase or sell any Level 3 available for sale securities during 2012 or 2011.

Both observable and unobservable inputs may be used to determine the fair value of positions classified as Level 3 assets. As a result, the unrealized gains and losses for these assets presented in the tables above may include changes in fair value that were attributable to both observable and unobservable inputs.

The Company also has assets that under certain conditions are subject to measurement at fair value on a non-recurring basis. These assets include held to maturity investments and loans. The Company estimated the fair values of these assets using Level 3 inputs, specifically discounted cash flow projections.

Assets measured at fair value on a nonrecurring basis are as follows (000’s omitted):

	Balance at December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$67,249	$—	$—	$67,249
Other Real Estate Owned	$14,262	$—	$—	$14,262

	Balance at December 31, 2011	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$70,803	$—	$—	$70,803
Other Real Estate Owned	$16,650	$—	$—	$16,650

Notes To Consolidated Financial Statements

(19) Fair Value Disclosures  – (continued)

Impaired loans categorized as Level 3 assets consist of non-homogenous loans that are considered impaired. The Corporation estimates the fair value of the loans based on the present value of expected future cash flows using management’s best estimate of key assumptions. These assumptions include future payment ability, timing of payment streams, and estimated realizable values of available collateral (typically based on outside appraisals). Other Real Estate Owned (OREO) consists of property received in full or partial satisfaction of a receivable. The Corporation utilizes outside appraisals to estimate the fair value of OREO properties.

(20) Subsequent Events

On March 15, 2013, the Company completed a private placement of its common stock. The total amount of stock sold was 500,000 shares and the aggregate amount of proceeds was $1,736,000. The proceeds will be used to provide working capital at the Company and invested as additional equity in the Bank.

     Shares of Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The Registrant estimates that the expenses payable by it in connection with this offering, as described in this Registration Statement, will be as follows:

SEC Registration fee	$2,576
Transfer Agent and Subscription Agent Fees	$25,000
Legal fees and expenses	$105,000
NASDAQ Listing Fees	$16,500
Accounting fees and expenses	$27,000
Printing and EDGAR expenses	$25,000
Miscellaneous	$8,924
Total Offering Expenses	$210,000

Item 14. Indemnification of Directors and Officers

Section 561 of the Michigan Business Corporation Act confers authority on Michigan corporations to indemnify their officers, directors, employees and agents and those persons serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another enterprise in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought by reason of the fact that such person serves in such capacity. The statue distinguishes between suits brought by a corporation itself, either directly or derivatively, against corporate officials on the one hand, and all other actions or proceedings against such officials, arising from their performance of their corporate duties. In the case of the latter type of action, §561 authorizes a corporation to indemnify covered individuals against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

Where an action is brought against the potential indemnitee either by the corporation itself or by a shareholder derivatively on its behalf, indemnity is limited by §562 to expenses (including attorneys’ fees), and amounts paid in settlement actually and reasonably incurred by the person in connection with such action or suit if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. No indemnification may be made in connection with any matter as to which the person has been found liable to the corporation, unless a court of competent jurisdiction determines that such person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, in which case the person’s indemnification will be limited to reasonable expenses incurred.

Whether a director, officer, employee, or agent is entitled to indemnification under §561 or §562 is contingent upon a determination in each case that the standard of conduct has been met. Section 564(a) requires that (unless ordered by a court or the person has been successful on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue, or matter in the action, suit or proceeding) such a determination be made in one of the following ways:

•	by a majority vote of a quorum of the board of directors consisting of directors who are not parties or threatened to be made parties to the action, suit or proceeding;
•	if a quorum cannot be obtained, by majority vote of a committee duly designated by the board of directors and consisting solely of 2 or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding;
•	in a written opinion by independent legal counsel selected in one of the manners described above, or if neither a quorum of the board nor a committee can be obtained as described above, then selected by the board of directors;

•	by all independent directors who are not parties or threatened to be made parties to the action, suit or proceeding,;
•	by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted.

Under §564(a), if it is determined that the person met the standard of conduct, then an authorization for payment of indemnification is to be made in one of the following ways:

(a)	by the board of directors in 1 of the following ways:
(i)	if there are 2 or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.
(ii)	by a majority of the members of a committee of 2 or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding.
(iii)	if the corporation has 1 or more independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.
(iv)	if there are no independent directors and less than 2 directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by majority vote or the directors present at a meeting at which a quorum is present, in which authorization all directors may participate.
(b)	by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

Under §563 of the Michigan Business Corporation Act, indemnification is mandated to the extent that a director or officer has been successful on the merits, or otherwise, in defense of any action, suit or proceeding.

Section 564(b) of the Michigan Business Corporation Act also provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of any final disposition of the matter provided that such person undertakes to repay any amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

Our articles of incorporation and bylaws also contain provisions with respect to the indemnification of our directors and officers. Such provisions, found under Article IX of the articles of incorporation and Article X of the bylaws, provide that we shall provide indemnification to persons who serve or have served as our directors, officers, employees or agents, and to persons who serve or have served at our request as directors, officers, employees, partners or agents of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, to the fullest extent permitted by the Michigan Business Corporation Act, as the same now exists or may hereafter be amended.

Article IX of our articles of incorporation provides that our directors shall not be liable to us or our shareholders for money damages for any action taken or any failure to take any action as a director, except liability for: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on us or our shareholders; (iii) a violation of Section 551 of the Michigan Business Corporation Act; or (iv) an intentional criminal act. Consistent with the foregoing and Section 564(a)(5) of the Michigan Business Corporation Act, Article X of our bylaws provides that we shall indemnify each of our directors, without any determination of whether the director has met the standard of conduct set forth in Sections 561 and 562 of the Michigan Business Corporation Act and without an evaluation of the reasonableness of expenses and amounts paid in settlement, to the fullest extent permitted by subsection 564(a)(5) of the Michigan Business Corporation Act or any successor provision of the Act.

Article X of our bylaws provides that we shall maintain insurance to the extent that it is reasonably available and the premium costs are not disproportionate to the amount of coverage provided, at our expense, to protect us and the persons serving as our directors and officers or serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any such expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the Michigan Business Corporation Act. We currently maintain insurance of this type.

Item 15. Recent Sales of Unregistered Securities

On December 23, 2013, we entered into separate securities purchase agreements with the standby purchasers to sell to each of them 1,647,059 shares of our common stock at the price of $4.25 per share, or an aggregate of 3,294,118 shares and $14 million, and as of the date of this prospectus we have completed and closed those sales. The total number of shares sold was equal to 18.38% of our outstanding shares immediately prior to the sales to them. The shares were offered and sold pursuant to a private placement and were not registered under the Securities Act of 1933 (the “Act”) in reliance upon the exemption from registration provided by Section 4(2) thereof and Rule 506 of SEC Regulation D.

During the first quarter of 2013, we completed a private placement of 500,000 shares of our common stock, without par value, for an aggregate purchase price of $1,736,000. The shares were offered and sold pursuant to a private placement and were not registered under the Securities Act of 1933 (the “Act”) in reliance upon the exemption from registration provided by Section 4(2) thereof and Rule 506 of SEC Regulation D.

On January 2, 2013, 6,369 Stock Only Stock Appreciation Rights (SOSARs) were issued to a director in exchange for $10,000 of his 2013 annual retainer, as permitted under the MBT Financial Corp. 2008 Stock Incentive Plan. The SOSARs have a term of ten years and vest on December 31, 2013. The per share purchase price of the SOSARs was determined using the Black-Scholes option pricing model, with the following assumptions: expected option lives of 7 years, expected volatility of 62.09%, a risk free interest rate of 1.25%, and a dividend yield of 0.00%. The closing price on the agreement date is set as the exercise price of the SOSARs. Upon exercise, the director will receive the number of shares of stock equal to the value of the increase in the stock price from the agreement date to the exercise date.

During the third and fourth quarters of 2010, we sold 887,638 shares of our common stock, without par value, for an aggregate cash purchase price of $1,241,732. The shares were offered and sold pursuant to a private placement and were not registered under the Act in reliance upon the exemption from registration provided by Section 4(2) thereof and Rule 506 of SEC Regulation D.

Item 16. Exhibits and Financial Statement Schedules

Financial Statement Schedules

All financial schedules for which provision is made in the applicable accounting regulation of the SEC are either included in the financial information set forth in the prospectus or are inapplicable and therefore have been omitted.

Exhibits

The following exhibits are filed as a part of this registration statement:

1.1	Engagement Letter between MBT Financial Corp. and Donnelly Penman & Partners
3.1	Articles of Incorporation of MBT Financial Corp. Previously filed as Exhibit 3.1 to MBT Financial Corp.’s Form 10-Q for its quarter ended June 30, 2011.
3.2	Amended and Restated Bylaws of MBT Financial Corp. Previously filed as Exhibit 3.2 to MBT Financial Corp.’s Form 10-Q for its quarter ended March 31, 2008.
5.1	Opinion Regarding Legality issued by Shumaker, Loop & Kendrick, LLP.
8.1	Tax Opinion of Shumaker, Loop & Kendrick, LLP.
10.1	MBT Financial Corp. 2008 Stock Incentive Compensation Plan. Previously filed as Exhibit 10 on Form 8-K filed by MBT Financial Corp. on June 5, 2008.
10.2	Monroe Bank & Trust Salary Continuation Agreement with Ronald D. LaBeau. Previously filed as Exhibit 10.2 to MBT Financial Corp.’s Form 10-K for its fiscal year ended December 31, 2000.
10.3	MBT Financial Corp. Amended and Restated Change-in-Control Agreement with H. Douglas Chaffin. Previously filed as Exhibit 10.5 to MBT Financial Corp.’s Form 10-K for its fiscal year ended December 31, 2005.
10.4	Monroe Bank & Trust Group Director Death Benefit Only Plan. Previously filed as Exhibit 10.4 to MBT Financial Corp.’s Form 10-K for its fiscal year ended December 31, 2006.
10.5	Monroe Bank & Trust Group Executive Death Benefit Only Plan. Previously filed as Exhibit 10.5 to MBT Financial Corp.’s Form 10-K for its fiscal year ended December 31, 2006.
10.6	Monroe Bank & Trust Amended and Restated Supplemental Executive Retirement Agreement with H. Douglas Chaffin. Previously filed as Exhibit 10.1 to MBT Financial Corp.’s Form 10-Q for its quarter ended September 30, 2011.
10.7	MBT Financial Corp. Severance Agreements with Donald M. Lieto, Thomas G. Myers, and John L. Skibski. Previously filed as Exhibit 10 on Form 8-K filed by MBT Financial Corp. on January 26, 2006.
10.8	MBT Financial Corp. Severance Agreement with Scott E. McKelvey. Previously filed as Exhibit 10.1 to MBT Financial Corp.’s Form 10-Q for its quarter ended September 30, 2007.
10.9	Stipulation and consent to the issuance of a Consent Order with the FDIC and Michigan DIFS Bank & Trust Division dated July 12, 2010. Previously filed as Exhibit 10 to the Form 8-K filed by MBT Financial Corp. on July 13, 2010.
10.10	Amendment to MBT Financial Corp. Executive Severance Agreements with Donald M. Lieto,
Scott E. McKelvey, Thomas G. Myers, and John L. Skibski. Previously filed as Exhibit 10.10 to MBT Financial Corp.’s Form 10-K for its fiscal year ended December 31, 2012.
10.11	Form of Standby Purchase Agreement.
10.12	Securities Purchase Agreement with Castle Creek Capital Partners dated December 23, 2013, previously filed as Exhibit 10.1 to MBT Financial Corp’s Form 8-K filed December 23, 2013.
10.13	Securities Purchase Agreement with Patriot Financial Partners, dated December 23, 2013 previously filed as Exhibit 10.2 to MBT Financial Corp’s Form 8-K filed December 23, 2013.
21	Subsidiaries of the Registrant. Previously filed as Exhibit 21 to MBT Financial Corp.’s Form 10-K for its fiscal year ended December 31, 2000.
23.1	Consent of Plante & Moran, PLLC
23.2	Consent of Shumaker, Loop & Kendrick, LLP (contained in the opinion at Exhibit 5)
24	Power of Attorney of certain officers and directors (located on the signature page to the Registration Statement)
99.1	Form of rights certificate subscription agreement.

Item 17. Undertakings

1. The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

3. The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the standby purchasers during the subscription period, the amount of unsubscribed securities to be purchased by the standby purchasers, and the terms of any subsequent reoffering thereof. If any public offering by the standby purchasers is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

4. The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus as filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Michigan, on March 3, 2014.

MBT FINANCIAL CORP.

By:	/s/ H. Douglas Chaffin H. Douglas Chaffin President and Chief Executive Officer
By:	/s/ John L. Skibski John L. Skibski Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 3, 2014, by the following persons in the capacities indicated.

/s/ H. Douglas Chaffin H. Douglas Chaffin President, Chief Executive Officer & Director	* Peter H. Carlton Director
* Michael J. Miller Chairman	* Edwin L. Harwood Director
* Joseph S. Daly Director	* Debra J. Shah Director
/s/ John L. Skibski John L. Skibski Director	* Karen Colina Wilson Smithbauer Director
/s/ H. Douglas Chaffin H. Douglas Chaffin *Attorney in Fact

Exhibit Index

Exhibit	Description
1.1	Engagement Letter between MBT Financial Corp. and Donnelly Penman & Partners.
5.1	Opinion Regarding Legality issued by Shumaker, Loop & Kendrick, LLP.
8.1	Tax Opinion of Shumaker, Loop & Kendrick, LLP.
10.11	Form of Standby Purchase Agreement.
23.1	Consent of Plante & Moran, PLLC.
99.1	Form of rights certificate subscription agreement.